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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on June 18, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WideOpenWest Finance, LLC
WideOpenWest Capital Corp.
and the Guarantors listed on Schedule A hereto
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	31-1811298 (I.R.S. Employer Identification Number)

7887 East Belleview Avenue, Suite 1000
Englewood, Colorado 80111
(720) 479-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard E. Fish, Jr.
Chief Financial Officer
Craig Martin
General Counsel and Secretary
WideOpenWest Finance, LLC
7887 East Belleview Avenue, Suite 1000
Englewood, Colorado 80111
(720) 479-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Phillip D. Torrence, Esq.
Jeffrey H. Kuras, Esq.
Honigman Miller Schwartz and Cohn LLP
660 Woodward Avenue, Suite 2290
Detroit, Michigan 48226
(269) 337-7702

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

10.250% Senior Notes due 2019	$100,000,000	100%	$100,000,000	$12,880

Guarantees of 10.250% Senior Notes due 2019(2)	—	—	—	—(3)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2)
Guaranteed by the guarantors named in Schedule A below.

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

TABLE OF ADDITIONAL REGISTRANTS—GUARANTORS

Exact name of registrant as specified in its organizational document*	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
WideOpenWest Networks, LLC	Delaware	4841	04-3493629
WideOpenWest Michigan, LLC	Delaware	4841	04-3561701
WideOpenWest Ohio, LLC	Delaware	4841	04-3561705
WideOpenWest Illinois, LLC	Delaware	4841	04-3561698
WideOpenWest Cleveland LLC	Delaware	4841	31-1799994
Sigecom, LLC.	Indiana	4841	35-2045800
WideOpenWest Mid-Michigan Holdings, LLC	Delaware	4841	45-4040462
WideOpenWest Mid-Michigan, LLC	Delaware	4841	45-2025409
Kite Parent Corp.	Delaware	4841	46-0565618
Knology, Inc	Delaware	4841	58-2424258
Knology of Montgomery, Inc	Alabama	4841	63-1019702
Knology Total Communications, Inc	Alabama	4841	63-0419007
Knology of the Wiregrass, Inc	Alabama	4841	62-1708058
Wiregrass Telcom, Inc	Alabama	4841	63-1231861
Communications One, Inc	Alabama	4841	63-1128299
Valley Telephone Co., LLC	Alabama	4841	63-0418786
Knology Broadband, Inc	Delaware	4841	58-2203141
Knology Data Center Services, Inc	Delaware	4841	45-4291615
Knology of Central Florida, Inc	Delaware	4841	20-0152023
Knology Provider Solutions Group, Inc	Delaware	4841	20-0151928
Knology of Alabama, Inc	Delaware	4841	52-2098258
Knology of Augusta, Inc	Delaware	4841	58-2365415
Knology of Charleston, Inc	Delaware	4841	57-1061698
Knology of Columbus, Inc	Delaware	4841	58-2203143
Knology of Georgia, Inc	Delaware	4841	52-2098259
Knology of Huntsville, Inc	Delaware	4841	52-2120667
Knology of Kentucky, Inc	Delaware	4841	52-2213570
Knology of Knoxville, Inc	Delaware	4841	52-2212337
Knology of Nashville, Inc	Delaware	4841	58-2542606
Knology of South Carolina, Inc	Delaware	4841	52-2098252
Knology of South Dakota, Inc	Delaware	4841	91-1845100
Knology of Tennessee, Inc	Delaware	4841	52-2108001
Knology of Kansas, Inc	Delaware	4841	27-3227006
ITC Globe, Inc	Delaware	4841	52-2222619
Knology of Florida, LLC.	Delaware	4841	52-2098257
BHFC Publishing, LLC	Delaware	4841	74-3097814
Globe Telecommunications, Inc	Georgia	4841	58-1501296
Knology of the Valley, Inc	Georgia	4841	58-0300280
Knology Community Telephone, Inc	South Dakota	4841	46-0447692
Black Hills Fiber Systems, Inc	South Dakota	4841	46-0448307
Knology of the Plains, Inc	South Dakota	4841	46-0374235
Knology of the Black Hills, LLC	South Dakota	4841	46-0451046
WOW Business Services, LLC	Delaware	4841	46-3570814

*
The address, including zip code, and telephone number, including area code, of the principal executive offices of the other registrants is 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111, (720) 479-3500. The name, address and telephone number of the agent of service for each of the additional registrants is Richard E. Fish, Jr., 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111, (720) 479-3500.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 18, 2014

Prospectus

WIDEOPENWEST FINANCE, LLC

WIDEOPENWEST CAPITAL CORP.

Offer to Exchange

$100,000,000 aggregate principal amount of outstanding
10.250% Senior Notes due 2019, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding $100,000,000
10.250% Senior Notes due 2019

         The New Notes

         We are offering to exchange our new 10.250% Senior Notes due 2019, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") ("new senior notes" or "new notes") for our currently outstanding 10.250% Senior Notes due 2019 (the "outstanding senior notes" or "old notes") on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. The new notes will be issued under the same indenture (the "Indenture") governing our $725,000,000 aggregate principal amount existing 10.250% Senior Notes issued on July 17, 2012 (the "existing notes"). The new notes, together with the existing notes, will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, references herein to the "notes" include the new notes and the existing notes.

         The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act and will not have any of the transfer restrictions relating to the old notes. The new notes will represent the same debt as the old notes and will be issued under the same indenture.

         The new notes will not be listed on any exchange, listing authority or quotation system. Currently, there is no public market for the old notes or the new notes.

The Exchange Offer

  •
  The exchange offer expires at                        , New York City time, on                        , 2014, unless extended by us in our sole discretion.

  •
  All old notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

  •
  To exchange your old notes, you are required to make the representations described beginning on page      to us.

  •
  The exchange of the old notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  You should read the section called "The Exchange Offer" for further information on how to exchange your old notes for new notes.

         Current and future holders of the old notes who do not participate in the exchange offer will not be entitled to any future registration rights, and will not be permitted to transfer their old notes absent an available exemption from registration. Upon completion of the exchange offer, we will have no further obligation to register and currently do not anticipate that we will register the old notes under the Securities Act.

         See "Risk Factors" beginning on page 14 to read about the risks you should consider prior to tendering your old notes in the exchange offer.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

         None of the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2014

        Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable laws or regulations.

i

        We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of WideOpenWest Finance, LLC, WideOpenWest Capital Corp. or their respective parents or subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the new notes. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the new notes, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved. We will provide you without charge, upon written or oral request, a copy of any and all of these documents, including the form of new notes and the indenture governing the notes. We must receive your request no later than five days before the expiration date of the exchange offer so you can obtain timely delivery. Requests for copies should be directed to: 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111; Attention: Richard E. Fish, Jr., telephone (720) 479-3500.

        In connection with an earlier registered exchange offer regarding the existing notes, we became subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934 for the existing notes, as amended (the "Exchange Act") on April 22, 2013. You may read and copy any reports or other information filed by us with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings will also be available to the public via the Internet at the SEC's website at www.sec.gov and, as soon as reasonably practicable after the SEC declares our registration effective, under the heading "Investor Relations" on our corporate website at www.wowway.com. By referring to our website and the SEC's website, we do not incorporate such websites or their contents into this prospectus. Our reports and other information that we have filed, or may file in the future, with the SEC are not incorporated by reference into and do not constitute part of this prospectus. Information may also be obtained from us at WideOpenWest Finance, LLC, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111; Attention: Richard E. Fish, Jr., telephone (720) 479-3500.

        Under the indenture under which the new notes will be issued (and the outstanding notes and existing notes were issued), we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we (not including our subsidiaries) will furnish to the holders of the notes copies of all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, and all current reports that would be required to be filed with the SEC on Form 8-K, if we were required to file such reports, in each case within the time periods specified in the indenture. In addition, following the effectiveness of the Registration Statement, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the indenture. As long as any notes remain outstanding, we will make information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act available to holders of the notes, securities analysts and prospective investors upon request. See "Description of New Senior Notes—Certain Covenants—Reports."

 MARKET AND INDUSTRY DATA

        In this prospectus we refer to information regarding market data obtained from internal sources, market research, publicly available information and industry publications. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, while we believe our estimates to be accurate as of the date of this prospectus, they have not been verified by any independent sources and may prove to be inaccurate because of the methods by which we obtained certain data for our estimates and because this information cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. In addition, the provided market data is not a guaranty of future market characteristics, and actual results may differ from the projections and estimates contained in these reports or publications because consumption patterns and consumer preferences can and do change. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus.

NON-GAAP FINANCIAL MEASURES

        We have included certain non-GAAP financial measures in this prospectus, including adjusted earnings before the cumulative effect of accounting change, interest, income taxes, depreciation and amortization, or Adjusted EBITDA. We believe that the presentation of Adjusted EBITDA enhances an investor's understanding of our financial performance. We believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that Adjusted EBITDA will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use Adjusted EBITDA for business planning purposes and in measuring our performance relative to that of our competitors.

        We believe Adjusted EBITDA is a measure commonly used by investors to evaluate our performance and that of our competitors. Adjusted EBITDA is not a presentation made in accordance with GAAP and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as alternatives to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

        Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

  •
  excludes certain tax payments that may represent a reduction in cash available to us;

  •
  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

  •
  does not reflect changes in, or cash requirements for, our working capital needs; and

  •
  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

        In calculating Adjusted EBITDA, we add back certain non-cash charges and expenses (including equity based compensation expense) and other income and expenses, as further defined in our existing credit facilities. We provide a reconciliation of Adjusted EBITDA to our net (loss) income, which is the most directly comparable GAAP financial measure. See the notes to the tables under the headings "Summary—Summary Historical Consolidated Financial Data."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus that are not historical facts are forward-looking statements. Such forward-looking statements, which reflect our current views of future events and financial performance, involve certain risks and uncertainties. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as "may," "intend," "might," "will," "should," "could," "would," "anticipate," "expect," "believe," "estimate," "plan," "project," "predict," "potential," or the negative of these terms. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include:

  •
  the wide range of competition we face in our business;

  •
  conditions in the economy, including economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

  •
  our ability to offset increased direct costs, particularly programming, with price increases;

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  plans to develop future networks and upgrade facilities;

  •
  the current and future markets for our services and products;

  •
  lower demand for our services;

  •
  competitive and technological developments;

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  our exposure to the credit risk of customers, vendors and other third parties;

  •
  possible acquisitions, alliances or dispositions;

  •
  the effects of regulatory changes on our business;

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  a depressed economy or natural disasters in the areas where we operate;

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  our substantial level of indebtedness;

  •
  certain covenants in our debt documents;

  •
  our failure to realize the anticipated benefits of acquisitions in the expected time frame or at all;

  •
  our expectations with respect to the integration and results of operations of Knology, Inc. and the impact of the acquisition;

  •
  other risks referenced in the section of this prospectus entitled "Risk Factors"; and

  •
  our ability to manage the risks involved in the foregoing.

        In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this prospectus may not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

v

PROSPECTUS SUMMARY

        This summary contains basic information about the Company and the exchange offer. This summary highlights only selected information from this prospectus. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to participate in the exchange offer. For a more complete understanding of the Company and the exchange offer, you should read this entire prospectus.

        In this prospectus, unless otherwise stated or unless the context otherwise requires, "the Company," "we," "us" and "our" refer to WideOpenWest Finance, LLC, and its consolidated subsidiaries. With respect to the discussion of the terms of the new notes on the cover page, in the section entitled "Summary—The Exchange Offer" and in the sections entitled "Description of New Senior Notes," "we," "our," and "us" refer only to WideOpenWest Finance, LLC and not any of its subsidiaries. References to Capital Corp refer to WideOpenWest Capital Corp. References to "WOW" refer to WideOpenWest Finance, LLC, and its consolidated subsidiaries.

        The existing notes, consisting of the 10.250% Senior Notes due 2019, which were issued on July 17, 2012, the old notes, consisting of the 10.250% Senior Notes due 2019, which were issued on April 1, 2014, and the new notes, consisting of the 10.250% Senior Notes due 2019 offered pursuant to this prospectus, are sometimes collectively referred to in this prospectus as the "notes."

 Our Business

        We are a leading fully integrated provider of residential and commercial high-speed data, video and telephony services to over 841 thousand customers in 19 Midwestern and Southeastern markets in the United States. We believe our diversified asset portfolio provides an attractive balance of market exposures, competitors and demographics. We began our operations over 12 years ago and have developed what we believe to be a competitively differentiated brand and a strong market position. Since our inception, our strategy has been to provide bundled high-speed data, video and telephony services via our fully upgraded, advanced network with approximately 94% at 750 MHz or greater capacity and high availability. The remaining 6% of our network represents Mid-Michigan, where the upgrade to 750MHz is in process. In addition, we are augmenting the growth of our core residential business through a focused expansion of our commercial business and capital efficient network "edge-out" into communities adjacent to our current footprint.

        We believe our high-value bundled product offering, customer-centric operating philosophy, technically advanced network and experienced management team have driven superior operating and financial performance compared to our peers. Our reputation as an industry leader, particularly with respect to customer experience, has been consistently recognized by independent third parties. For example, we have been recognized by Consumer Reports Magazine (#1 U.S. cable provider for five out of the last six years), PC Magazine and J.D. Power and Associates (highest customer satisfaction 19 times in the last 9 years).

        We believe our July 2012 acquisition of Knology, Inc. ("Knology") has solidified our position as a leading provider of triple-play (high-speed data, video and telephony) and other advanced communication services. The combination increased our geographic and competitive diversification and created a clustered footprint that covers 19 markets in the Midwestern and Southeastern U.S. As of December 31, 2013, we were the ninth largest cable company in the U.S. based on the number of video subscribers. We believe WOW's fully upgraded network was enhanced by the legacy Knology network and we have been able to realize significant cost savings by eliminating duplicative resources and achieving scale efficiencies. Despite the initial customer losses in the legacy Knology footprint during the acquisition integration process, we are now experiencing a return to subscriber growth and believe that there are additional longer- term operational efficiencies that will improve our profitability.

Our Systems

        The WOW systems serve the Midwestern and Southeastern U.S. As of December 31, 2013, these networks passed 2,995 thousand homes and served approximately 841 thousand total customers, reflecting a total customer penetration rate of 28%. Within these markets, we typically have a customer base with income levels above the national average, unemployment rates below the national average, a propensity to purchase higher margin bundled services and a history of low churn rates.

        We believe we have one of the most technically advanced and uniform networks in the industry with approximately 94% of our network 750 MHz or greater capacity and high availability for delivery of a full suite of products including high-speed data, video, telephony, video-on-demand ("VOD") and high definition ("HD"). The remaining 6% of our network represents Mid-Michigan, where the upgrade to 750MHz is in process. Because this network was originally built and designed to offer at least 750 MHz, we believe that our plant is more efficient and flexible than upgraded or rebuilt systems of comparable bandwidth. Given the advanced and uniform nature of our next generation network, we are able to maintain the network relatively inexpensively, launch new services quickly and efficiently and maintain our own telephony infrastructure. Our advanced plant will allow us to continue to roll out competitive HD channel line ups and higher data speeds without major capital requirements.

        Our most significant competitors are other cable television operators, direct broadcast satellite providers and certain telephone companies that offer services that provide features and functions similar to our Video, or High Speed Data ("HSD"), or Telephony services.

Recent Developments

        Changes in management team:    As part of our established succession plan, effective April 1, 2014, former Chief Executive Officer and Chair of the Board Colleen Abdoulah turned CEO responsibilities over to Steven Cochran, who was formerly President and Chief Operating Officer of the Company. Ms. Abdoulah will continue as Chairwoman of the Board. On the same date, former Chief Marketing Officer Cathy Kuo assumed Steven Cochran's operational responsibilities in her new position as Chief Operating Officer.

        Pending sale of South Dakota Systems:    On June 12, 2014, we entered into a definitive asset purchase agreement (the "Asset Purchase Agreement") with Clarity Telecom pursuant to which we will sell our Rapid City and Sioux Falls, South Dakota cable systems (the "South Dakota Systems") for gross proceeds of approximately $262.0 million, subject to certain adjustments. The closing of the Asset Purchase Agreement is not expected to close until the late third quarter or early fourth quarter of 2014, following the satisfaction of certain regulatory requirements and other customary closing conditions. The South Dakota Systems account for less than 10% of our consolidated assets as of December 31, 2013. We expect the sale of the South Dakota systems will enhance our operating efficiencies.

 The Sponsor

        Avista is a leading private equity firm with offices in New York, New York, Houston, Texas and London, England. Founded in 2005 as a spin-out from the DLJ Merchant Banking Partners franchise, Avista's strategy is to make controlling or influential minority investments primarily in growth-oriented healthcare, energy, communications & media, industrial and consumer companies. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses.

 Corporate Structure

        The chart below illustrates our basic corporate and debt structure.

(1)
Includes WideOpenWest Illinois, Inc., WideOpenWest Ohio, Inc., WideOpenWest Cleveland, Inc., WideOpenWest Networks, Inc., WOW Sigecom, Inc. and WideOpenWest Kite, Inc.

(2)
Guarantor of our Senior Secured Credit Facilities, the notes and the senior subordinated notes. The Senior Secured Credit Facilities as of March 31, 2014 consist of (i) the $1,544.8 million Term B Loans, (ii) the $422.9 million of Term B-1 Loans and (iii) the $92.0 million Revolving Facility. For more information, see "Description of Other Indebtedness—Senior Secured Credit Facilities."

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, capitalized debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Year ended December 31,									Three Months ended March 31,
	2013		2012		2011	2010		2009		2014
Ratio of earnings to fixed charges(1)	n/a	(2)	n/a	(3)	1.26	n/a	(4)	n/a	(5)	n/a	(6)

(1)
The ratio of earnings to fixed charges is computed by dividing earnings (loss) from operations plus fixed charges by fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of debt issuance costs and that portion of rental payments under operating leases that we believe to be a reasonable approximation of the interest factor.

(2)
For the fiscal year ended December 31, 2013, earnings were insufficient to cover fixed charges by $155.0 million.

(3)
For the fiscal year ended December 31, 2012, earnings were insufficient to cover fixed charges by $112.2 million.

(4)
For the fiscal year ended December 31, 2010, earnings were insufficient to cover fixed charges by $5.4 million.

(5)
For the fiscal year ended December 31, 2009, earnings were insufficient to cover fixed charges by $27.1 million.

(6)
For the three months ended March 31, 2014, earnings were insufficient to cover fixed charges by $19.2 million.

Corporate Information

        WideOpenWest Finance, LLC was founded in 2001 and is a Delaware limited liability company. WOW's principal executive offices are located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111. WOW's telephone number is (720) 479-3500. WOW's website can be found on the Internet at www.wowway.com.

        WideOpenWest Capital Corp., a Delaware corporation, is our wholly owned subsidiary, formed solely for the purpose of being a corporate co-issuer of the notes offered hereby.

        The information contained on WOW's website or that can be accessed through the website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in the notes.

 The Exchange Offer

        Below is a summary of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. See "The Exchange Offer" for a more detailed description of the terms and conditions of the exchange offer, and see "Description of the New Notes" for information regarding the new notes.

The Existing Notes	On July 17, 2012 we issued $725 million aggregate principal amount of 10.250% senior notes due 2019 and $295 million aggregate principal amount of 13.375% senior subordinated notes due 2019 in each case under indentures among WideOpenWest Finance, LLC, WideOpenWest Capital Corp. and the subsidiary guarantors named therein, as guarantors, and Wilmington Trust, National Association, as trustee. These notes were subsequently registered under the Securities Act.
The Old Notes

On April 1, 2014, we issued $100 million aggregate principal amount of 10.250% Senior Notes due 2019 under the same indenture used to issue the existing Senior Notes. The old notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act.

The Exchange Offer	The new notes are being offered in exchange for a like principal amount of the old notes. The new notes are substantially identical to the old notes, except that:
• the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus; and
• the new notes will not contain a legend restricting their transfer.
As a condition to its participation in the exchange offer, each holder of old notes must furnish, prior to the consummation of the exchange offer, a written representation that:
• it is not our affiliate (as defined in Rule 405 under the Securities Act);
• any new notes to be received by it shall be acquired in the ordinary course of business;

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes; and

•

at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes, and it is not participating in, and does not intend to participate in, the distribution of such new notes.

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.
Expiration Date	The exchange offer will expire at , New York City time, on , 2014, unless it is extended by us in our sole discretion.
Settlement Date	The settlement date of the offer will be promptly following the expiration date.
Conditions to the Exchange Offer

Our obligation to complete the exchange offer is subject to the satisfaction or waiver of customary conditions. See "The Exchange Offer—Conditions to the Exchange Offer." We reserve the right to assert or waive these conditions in our sole discretion. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under "The Exchange Offer—Conditions to the Exchange Offer" are not satisfied or waived.

Withdrawal Rights

You may withdraw the tender of your old notes at any time before                        , 2014, New York City time, on the expiration date. Any old notes not accepted for any reason will be returned to you without expense promptly after the expiration or termination of the exchange offer.

Appraisal Rights	Holders of old notes do not have any rights of appraisal for their old notes if they elect not to tender their old notes for exchange.
Procedures for Tendering Old Notes	See "The Exchange Offer—How to Tender."

Consequences of Failure to Exchange

All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act.

U.S. Federal Income Tax Considerations

Your exchange of old notes for new notes should not result in any income, gain or loss to you for federal income tax purposes. See "U.S. Federal Income Tax Considerations—Exchange Pursuant to the Exchange Offer."

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.
Broker-Dealers

Each broker-dealer that receives new notes in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent in connection with the exchange offer. Its address and telephone numbers are listed in "The Exchange Offer—Exchange Agent."

Summary of the Terms of the New Notes

        The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the transfer restrictions that apply to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the new notes, see "Description of the New Senior Notes." For purposes of the description of the new notes included in this prospectus, references to the "Company," "Issuer," "us," "we" and "our" refer only to WideOpenWest Finance, LLC and WideOpenWest Capital Corp., and do not include our subsidiaries or any other entities.

New Notes

Issuers	WideOpenWest Finance, LLC and WideOpenWest Capital Corp. (the "Issuers").
New Notes Offered	$100 million aggregate principal amount of 10.250% senior notes due 2019. We previously issued the same amount of original notes under the indenture dated July 17, 2012 which govern the notes.
Maturity Date	The new senior notes will mature on July 15, 2019.
Interest

Interest on the new senior notes will accrue at a rate of 10.250% per annum. Interest on the notes will be payable semi-annually in cash in arrears on January 15 and July 15 of each year. Interest will accrue from the issue date of the notes.

Guarantees

The new senior notes will be guaranteed on a senior unsecured basis by each of our existing and future wholly owned domestic restricted subsidiaries (other than Capital Corp, which is a co-issuer of the notes) that is a borrower under or that guarantees obligations under our Senior Secured Credit Facilities or that guarantees certain of our other indebtedness or certain indebtedness of a guarantor. All of our wholly owned subsidiaries are guarantors of the notes.

Ranking	The new senior notes and the new senior note guarantees will be the Issuers' and the guarantors' general senior unsecured obligations and will, respectively:
• rank equally in right of payment to all of the Issuers' and the guarantors' existing and future senior unsecured debt (including the existing notes);

•

rank senior in right of payment to any of the Issuers' and the guarantors' future debt that is expressly subordinated in right of payment to the new senior notes and the new senior note guarantees, including our senior subordinated notes and the related guarantees;

•

be effectively subordinated to the Issuers' and the guarantors' secured indebtedness, including indebtedness under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness; and

• be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries, if any, that do not guarantee the new senior notes.

At March 31, 2014, the Issuers and the guarantors had $2,066.4 million of secured indebtedness outstanding (including capital leases of $6.7 million) and an additional $95.7 million of unused commitments available to be borrowed under our Revolving Facility.

At March 31, 2014, after giving effect to the offering of the old notes and the application of the net proceeds therefrom, the Issuers and the guarantors would have had approximately $3,094.4 million of senior indebtedness, consisting of the notes, our senior subordinated notes, borrowings under our Senior Secured Credit Facilities and capital leases of approximately $6.7 million. The indentures governing the new notes and the senior subordinated notes and the Senior Secured Credit Facilities will permit the incurrence of substantial additional indebtedness by us in the future, including senior indebtedness.

Optional Redemption

On or after July 15, 2015, we may redeem some or all of the notes at any time at the redemption prices described in the section "Description of Notes—Optional Redemption." Prior to such date, we also may redeem some or all of the notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a "make-whole" premium. In addition, we may redeem up to 40% of the aggregate principal amount of notes before July 15, 2015 with the proceeds of certain equity offerings at a redemption price of 110.250% of the principal amount of notes plus accrued and unpaid interest, if any, to the redemption date.

Mandatory Offer to Repurchase Following Certain Asset Sales

If we sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, we must offer to repurchase the notes at 100% of their principal amount plus accrued and unpaid interest, if any, to the repurchase date. For more details, see "Description of Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

Certain Covenants	The Indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:
• incur additional indebtedness;
• declare or pay dividends, redeem stock or make other distributions to stockholders;
• make investments;
• create liens or use assets as security in other transactions;
• create dividend and other payment restrictions affecting their subsidiaries;
• merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;
• enter into transactions with affiliates; and
• sell or transfer certain assets.
These covenants are subject to a number of important qualifications and limitations. See "Description of Notes—Certain Covenants."

Absence of a Public Market for the New Notes

The new notes are a new issue of securities and there is currently no established trading market for the new notes. Although the new notes generally will be freely transferable, we cannot assure you as to the development or liquidity of any market for the new notes, your ability to sell your new notes or the price at which you may sell your new notes.

Risk Factors

You should carefully consider all of the information set forth in this registration statement and, in particular, evaluate the specific factors set forth under "Risk Factors" for risks involved with participating in the exchange offer.

Summary Historical Consolidated Financial Data

        The following tables present the summary of our historical consolidated financial data at the dates and for the periods indicated. We derived the following summary historical consolidated financial data for the years ended December 31, 2011, 2012 and 2013 and as of December 31, 2012 and 2013 from our audited consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of December 31, 2011 is derived from our audited consolidated financial statements for the year ended December 31, 2011 not included in this prospectus. Our historical operating results are not necessarily indicative of future operating results.

        The accompanying unaudited historical financial data for the three months ended March 31, 2014 and 2013 and as of March 31, 2014 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited balance sheet data as of March 31, 2013 has been derived from our unaudited consolidated financial statements not included in this prospectus. The unaudited consolidated financial statements were prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year of any future period.

        You should read this data in conjunction with, and it is qualified by reference to, the sections entitled "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis

of Financial Conditions and Results of Operations" and our audited consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2011	2012	2013	2014	2013
	(in millions)
Statement of Operations Data:
Revenue	$613.9	$910.4	$1,199.7	$312.1	$296.4

Costs and expenses:
Operating (excluding depreciation and amortization)	344.9	515.0	663.9	178.0	165.7
Selling, general and administrative	48.8	104.4	135.8	30.0	34.8
Depreciation and amortization	136.7	203.9	256.4	66.0	64.8
Management fee to related party	1.1	1.4	1.7	0.4	0.4

	531.5	824.7	1,057.8	274.4	265.7

Income from operations	82.4	85.7	141.9	37.7	30.7
Other income (expense):
Interest expense	(75.1)	(180.4)	(242.0)	(57.8)	(66.9)
Realized and unrealized gain (loss) on derivative instruments, net	12.6	(9.4)	3.4	1.0	1.0
Loss on early extinguishment of debt	—	(8.3)	(58.1)	—	—
Other income (expense), net	(0.5)	0.2	(0.2)	(0.1)	0.1

Income (loss) before provision for income tax	19.4	(112.2)	(155.0)	(19.2)	(35.1)
Income tax benefit (expense)	3.2	0.7	(6.2)	(1.1)	—

Net income (loss)	$22.6	$(111.5)	$(161.2)	$(20.3)	$(35.1)

	December 31,			March 31,
	2011	2012	2013	2014	2013
	(in millions)
Balance Sheet Data:
Total assets	$844.7	$2,853.0	$2,794.0	$2,803.7	$2,818.8
Total liabilities	$1,545.3	$3,471.1	$3,573.3	$3,603.3	$3,471.9
Other Financial Data:
Capital expenditures	$150.8	$158.2	$221.9	52.9	30.4
Adjusted EBITDA(1)	$223.0	$317.7	$436.5	109.0	104.6

(1)
We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fee to related parties, the write up or off of any asset, debt modification expenses, loss on extinguishment of debt integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our Senior Secured Credit Facilities. The following table shows a reconciliation of GAAP net income (loss) to Adjusted EBITDA:

	Year Ended December 31,			Three Months Ended March 31,
	2011	2012	2013	2014	2013
	(in millions)
Net income (loss)	$22.6	$(111.5)	$(161.2)	$(20.3)	$(35.1)
Depreciation & amortization	136.7	203.9	256.4	66.0	64.8
Management fee to related party	1.1	1.4	1.7	0.4	0.4
Interest expense	75.1	180.4	242.0	57.8	66.9
Unrealized (gain) loss on derivative instruments	(12.6)	9.4	(3.4)	(1.0)	(1.0)
Loss on early extinguishment of debt	—	8.3	58.1	—	—
Non-recurring professional fees, M&A integration and restructuring expense	2.8	26.7	36.5	4.9	8.7
Other (income) expense, net	0.5	(0.2)	0.2	0.1	(0.1)
Income tax (benefit) expense	(3.2)	(0.7)	6.2	1.1	—

Adjusted EBITDA	$223.0	$317.7	$436.5	$109.0	$104.6

RISK FACTORS

        Participation in this exchange offer involves risk. You should consider carefully the risks and uncertainties described below together with all of the other information included in this prospectus, including our consolidated financial statements and related notes. If any of the risks and uncertainties described below actually occurs, our business, financial condition, operating results or liquidity could be materially harmed. In such a case, we may be unable to meet our obligations under the notes and you may lose all or part of your investment in the notes.

 Risks Related to the Exchange Offer

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will otherwise register the old notes under the Securities Act.

The market for old notes may be significantly limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

        If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

        We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we are not required to accept your old notes for exchange.

There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

        The new notes will be an issue of securities for which there is no established public market. An active trading market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. We do not intend to list the new notes on any national securities exchange. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the notes. If an active trading market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

        Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in, or participate in, a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the New Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our continued growth, including through edge-out and commercial strategies, is expected to require additional capital expenditures and investments, particularly success-based spending. If we are forced to delay such capital expenditures and investments, that could have an adverse effect on our growth and, as a result, our operations, business, financial condition and results of operations. In addition, the borrowings under our Senior Secured Credit Facilities will have an earlier maturity date than that of the notes, and we will be required to repay or refinance such debt prior to when the notes come due. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indentures that will govern the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a downgrade of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our Senior Secured Credit Facilities and the indentures that will govern the notes will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The notes will not be secured by any of our assets and the notes are effectively subordinated to our secured debt to the extent of the assets securing such debt. The Senior Secured Credit Facilities are secured, and, therefore, the related lenders (and any other secured lenders) will have a prior claim, ahead of the notes, on substantially all of our assets and those of our guarantors.

        Our obligations under the notes and our guarantors' obligations under their guarantees of the notes are unsecured. Our Senior Secured Credit Facilities are secured by a security interest in substantially all of our and the guarantors' domestic tangible and intangible assets. If we are declared bankrupt or insolvent, or if we default under our Senior Secured Credit Facilities or any other secured indebtedness, the lenders under our Senior Secured Credit Facilities (or such other secured indebtedness) could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. Lenders under our secured indebtedness will be entitled to be paid in full from our assets securing that secured indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate with holders of our other unsecured indebtedness. If we were unable to repay our secured indebtedness, such secured creditors could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists at such time under the indentures under which the notes will be issued. Furthermore, if such secured creditors foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets (including the equity interests in our subsidiaries), it is possible that there would be no assets remaining from which your claims with respect to the notes could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims with respect to the notes fully. See "Description of Other Indebtedness."

        In addition, the indentures governing the notes and the Senior Secured Credit Facilities will permit the incurrence of substantial additional indebtedness by us in the future, including secured indebtedness.

Despite our current levels of debt, we may still incur substantially more debt ranking senior or equal in right of payment with the notes, including secured debt, which would increase the risks associated with our proposed level of debt.

        The agreements relating to our debt, including the notes and our Senior Secured Credit Facilities, limit but do not prohibit our ability to incur additional debt senior to or equal in right of payment with the notes, and the amount of debt that we could incur could be substantial. Accordingly, we could incur significant additional debt in the future, including additional debt under our Revolving Facility and additional senior notes, which would rank pari passu with the senior notes and senior to the senior subordinated notes, and additional senior subordinated notes which would rank pari passu with the senior subordinated notes. Much of this additional debt could constitute secured debt. In addition, if we form or acquire any subsidiaries in the future, those subsidiaries also could incur debt, which debt would be effectively senior to the notes if those subsidiaries are not required to guarantee the notes. If new debt is added to our current debt levels, the related risks that we now face, including those described above, could intensify.

        In addition, certain types of liabilities are not considered "Indebtedness" under the indentures governing the notes or the Senior Secured Credit Facilities, and the indentures governing the notes and the Senior Secured Credit Facilities do not impose any limitation on the amount of liabilities incurred by the subsidiaries, if any, that might be designated as "unrestricted subsidiaries" (as defined in the indentures governing the notes). See "Description of Senior Notes—Certain Covenants—Limitation on Indebtedness" and "Description of Senior Subordinated Notes—Certain Covenants—Limitations on Indebtedness."

        In addition, certain states in which we operate could require us to obtain approval from such states' public utilities commissions (PUCs) for the guarantees securing debt above our current pre-approved amounts, which cover guarantees of and obligations under the existing notes, the new senior notes being offered hereby, our senior subordinated notes and our Senior Secured Credit Facilities (including giving effect to the contemplated refinancing of our Senior Secured Credit Facilities). If our debt levels were to increase, we may be required to obtain such state approvals for any such increase and until such approvals were obtained, guarantees of debt by any of our subsidiaries subject to such state approval requirements could be deemed invalid by a state PUC to the extent of the amount in excess of the pre-approved amount, which could have an adverse effect on the note guarantees to the extent that the principal amount of notes and other debt guaranteed by a note guarantor exceeded the pre-approved amount.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

        Our subsidiaries own substantially all of our assets and conduct substantially all of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In addition, the earnings of our subsidiaries, covenants contained in our and our subsidiaries' debt agreements (including our Senior Secured Credit Facilities and the notes offered hereby), covenants contained in other agreements to which we or our subsidiaries are or may become subject, business and tax considerations, and applicable law, including laws regarding the payment of dividends and distributions, may further restrict the ability of our subsidiaries to make distributions to us. We cannot assure you that our subsidiaries will be able to provide us with sufficient dividends, distributions or loans to fund the interest, premium (if any) and principal payments on the notes when due. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal, premium (if any) and interest payments on our indebtedness, including the notes.

The indentures governing the notes and the Senior Secured Credit Facilities contain restrictions which may limit our ability to operate our business.

        The indentures governing the notes and the Senior Secured Credit Facilities contain certain restrictions. These restrictions limit our ability to, among other things:

  •
  incur additional indebtedness under certain circumstances;

  •
  declare or pay dividends, redeem stock or make other distributions to stockholders;

  •
  make investments;

  •
  create liens or use assets as security in other transactions;

  •
  create dividend and other payment restrictions affecting their subsidiaries;

  •
  merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

  •
  enter into transactions with affiliates; and

  •
  sell or transfer certain assets.

        These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, the Senior Secured Credit Facilities require us to maintain a specified senior secured leverage ratio test. We may be required to take action to reduce our debt or act in a manner contrary to our business objectives to meet this ratio and satisfy the covenants in our debt agreements. Events beyond our control, including changes in economic and business conditions in the markets in which we operate, may affect our ability to do so. We may not be able to meet the ratios or satisfy the covenants in our debt agreements, and we cannot assure you that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our debt agreements could result in a default under such debt agreements, which could lead to that debt becoming immediately due and payable and, if such debt is secured, foreclosure on our assets that secure that debt which, in the case of the Senior Secured Credit Facilities, could result in foreclosure on substantially all of our assets. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, the Senior Secured Credit Facilities also would prevent us from borrowing additional money under our Revolving Facility. A default under any of our debt agreements could, in turn, result in defaults under other obligations and result in other creditors accelerating the payment of other obligations and foreclosing on assets securing such obligations, if any. Any such defaults could materially impair our financial condition and liquidity. In addition, if the lenders under any of our debt agreements or other obligations accelerate the maturity of those obligations, we cannot assure you that we will have sufficient assets to satisfy our obligations under the notes or our other debt.

Our debt agreements give us flexibility to undertake certain transactions which could be adverse to the interests of holders of the notes, including making restricted payments and incurring additional indebtedness, including secured indebtedness.

        Notwithstanding the restrictive covenants described above in our debt agreements, the terms of our Senior Secured Credit Facilities and the indentures governing the notes will give us flexibility to undertake certain transactions which could be adverse to the interests of holders of the notes. For example, as described above, the provisions contained or to be contained in the agreements relating to our indebtedness, including the notes, limit but do not prohibit our ability to incur additional indebtedness. See "Description of New Senior Notes—Certain Covenants—Limitation on

Indebtedness." In addition, we are permitted to make certain distributions and other payments to our parent companies, including for taxes and other expenses as well as with or in connection with substantially concurrent contributions from our parent companies. Further, most of the restrictive covenants in the indentures governing the notes will cease to apply to such notes to the extent that, and for so long as, such notes have investment grade ratings from each of Moody's Investor Service, Inc. and Standard & Poor's Investors Ratings Services.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our Senior Secured Credit Facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our Senior Secured Credit Facilities and the indentures that will govern the notes), we could be in default under the terms of the agreements governing such indebtedness, including our Senior Secured Credit Facilities and the indentures that will govern the notes. In the event of such default,

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  the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

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  the lenders under our Senior Secured Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

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  we could be forced into bankruptcy or liquidation.

        Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the notes, and the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any "adequate protection" under Title 11 of the United States Code (the "Bankruptcy Code"). Furthermore, if a bankruptcy case were to be commenced under the Bankruptcy Code, we could be subject to claims, with respect to any payments made within 90 days prior to commencement of such a case, that we were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the notes, might be deemed to constitute a preference, under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate. Also, in the event that we were to become a debtor in a bankruptcy case seeking reorganization or other relief under the Bankruptcy Code, a delay and/or substantial reduction in payment under the notes may otherwise occur.

        If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Senior Secured Credit Facilities to avoid being in default. If we breach our covenants under our Senior Secured Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Secured Credit Facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

A court could void our subsidiaries' guarantees of the notes under fraudulent transfer laws.

        Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor.

        The bankruptcy court might take these actions if it found, among other things, that when a subsidiary guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

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  such subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

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  such subsidiary guarantor:

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  was (or was rendered) insolvent by the incurrence of the guarantee;

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  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

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  intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

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  was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

        A bankruptcy court would likely find that a subsidiary guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A bankruptcy court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay, or defraud creditors. Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair saleable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

        We cannot predict what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date, or whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

        If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the subsidiary guarantor. In such case, any payment by the subsidiary guarantor pursuant to its guarantee could be required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary guarantor based on the guarantee and would be creditors only of WOW and any subsidiary guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

We may be unable to purchase the notes upon a change of control.

        Upon the occurrence of a change of control, as defined in the indentures governing the notes, we will be required to offer to purchase the notes in cash at a price equal to 101% of the principal amount of the notes, plus accrued interest and additional interest, if any. A change of control will constitute an event of default under our Senior Secured Credit Facilities that permits the lenders to accelerate the maturity of the borrowings thereunder and may trigger similar rights under our other indebtedness then outstanding. Our Senior Secured Credit Facilities will prohibit us from repurchasing any notes. See "Description of New Senior Notes—Change of Control." The failure to repurchase the notes would result in an event of default under the notes. In the event of a change of control, we may not have sufficient funds to purchase all of the notes and to repay the amounts outstanding under our Senior Secured Credit Facilities or other indebtedness.

The lenders under our Senior Secured Credit Facilities will have the discretion to release any guarantors under our Senior Secured Credit Facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

        While any obligations under our Senior Secured Credit Facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures that will govern the notes, at the discretion of lenders under our Senior Secured Credit Facilities, if the related guarantor is no longer a guarantor of obligations under our Senior Secured Credit Facilities or any other indebtedness. See "Description of Senior Notes." The lenders under our Senior Secured Credit Facilities will have the discretion to release the guarantees under our Senior Secured Credit Facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of the subsidiaries will effectively be senior to claims of noteholders.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.

        Subject to certain limitations, the indentures governing the notes will permit us to form or acquire certain subsidiaries that are not guarantors of the notes and to permit such non-guarantor subsidiaries to acquire assets and incur indebtedness, and noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries or to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the notes and other claims against us or the guarantors. As of the date of this prospectus, all of our wholly owned subsidiaries are guarantors of the notes offered hereby.

Our unrestricted subsidiaries generally will not be subject to any of the covenants in the indentures and will not guarantee the notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Subject to compliance with the restrictive covenants contained in the indentures governing the notes, we will be permitted to designate certain of our subsidiaries as unrestricted subsidiaries. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indentures governing the notes, any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the applicable indenture. As a result, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

        Unrestricted subsidiaries will generally not be subject to the covenants under the indentures governing the notes and will not guarantee the notes. Unrestricted subsidiaries may enter into financing agreements that limit their ability to make loans or other payments to fund in respect of the notes. Accordingly, we may not able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

        As of the date of this prospectus there are no unrestricted subsidiaries.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit rating will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount or at all.

Risks Related to Our Business

We face a wide range of competition, which could negatively affect our business and financial results.

        Our industry is, and will continue to be, highly competitive. Some of our principal residential services competitors, including other cable and local telephone companies, offer services that provide features and functions comparable to the residential high-speed data, video, and/or telephony that we offer, and these competitors offer these services in bundles similar to ours. In most of our markets, cable competitors have invested in their networks and are able to offer a product suite which is comparable to ours. In addition, in some of our operating areas, AT&T, Verizon or other incumbent telephone providers have upgraded their networks to carry two-way video, high-speed data with substantial bandwidth and IP-based telephony services, which they market and sell in bundles, in some cases, along with their wireless services. Consequently, there are more than two providers of "triple-play" services in some of our markets.

        In addition, each of our residential services faces competition from other companies that provide residential services on a stand-alone basis. Our residential video service faces competition from other cable and direct broadcast satellite providers that seek to distinguish their services from ours by offering aggressive promotional pricing, exclusive programming, and/or assertions of superior service or offerings. Increasingly, our residential video service also faces competition from companies that deliver content to consumers over the Internet and on mobile devices, some without charging a fee for access to the content. This trend could negatively impact customer demand for our residential video service, especially premium channels and VOD services, and could encourage content owners to seek higher license fees from us in order to subsidize their free distribution of content. Our residential high-speed data and telephony services also face competition from wireless Internet and voice providers, and our residential voice service faces competition from other cable providers, "over-the-top" phone service and other communication alternatives, including texting, social networking and email. In recent years, a trend known as "wireless substitution" has developed whereby certain customers have chosen to utilize a wireless telephone service as their sole phone provider, which we expect to continue in the future.

        We also compete across each of our commercial high-speed data, networking and telephony services with incumbent local exchange carriers ("ILECs"), competitive local exchange carriers ("CLECs") and other cable companies.

        Any inability to compete effectively or an increase in competition could have an adverse effect on our financial results and return on capital expenditures due to possible increases in the cost of gaining and retaining subscribers and lower per subscriber revenue, could slow or cause a decline in our growth rates and could reduce our revenue. As we expand and introduce new and enhanced services, we may be subject to competition from other providers of those services. We cannot predict the extent to which this competition will affect our future business and financial results or return on capital expenditures.

        In addition, future advances in technology, as well as changes in the marketplace, in the economy and in the regulatory and legislative environments, may also result in changes to the competitive landscape.

Many of our competitors are larger than we are and possess more resources than we do.

        The industry in which we operate is highly competitive and has become more so in recent years. In some instances, we compete against companies with fewer regulatory burdens, better access to financing, greater personnel resources, greater resources for marketing, greater and more favorable brand name recognition, and long-established relationships with regulatory authorities and customers. Increasing consolidation in the cable industry and the repeal of certain ownership rules have provided additional benefits to certain of our competitors, either through access to financing, resources or efficiencies of scale.

        In providing video service, we currently compete with Bright House Networks ("Bright House"), Charter Communications, Inc. ("Charter"), Comcast Corporation ("Comcast"), Mediacom Communications Corporation ("Mediacom"), Midcontinent Communications ("Midcontinent") and Time Warner Cable Inc. ("Time Warner"). We also compete with satellite television providers, including DIRECTV and Echostar Communications Corporation ("Echostar"). Satellite television providers typically offer local broadcast television stations, which further reduces our current advantage over satellite television providers and our ability to attract and maintain customers.

        Telephone companies, including the two major telephone companies, Verizon and AT&T, offer video and other services in competition with cable operators. Each of these companies has significantly greater financial resources than us and continues to build out and market a very robust network with high-capacity bandwidth for video and high-speed Internet. While we currently have limited competition from AT&T U-Verse and Verizon FiOS across our footprint, they remain a competitive threat.

        In providing local and long-distance telephone services and data services, we compete with the incumbent local phone company in each of our markets as well as other cable providers in our markets. AT&T, CenturyLink ("CenturyLink"), Frontier Communications Corporation ("Frontier"), United Telephone Company and Verizon are the primary ILECs in our targeted region. They offer both local and long-distance services in our markets and are particularly strong competitors. We seek to attract customers away from other telephone companies, and cable television service operators offering telephone services with Internet-based telephony. Cable operators offering voice services and data services in our markets increase competition for our bundled services.

We face risks relating to competition for the leisure and entertainment time of audiences, which has intensified in part due to advances in technology.

        Our business is subject to risks relating to increasing competition for the leisure and entertainment time of consumers. Our business competes with all other sources of entertainment and information delivery. Technological advancements, such as new video formats and Internet streaming and downloading, many of which have been beneficial to our business, have nonetheless increased the number of entertainment and information delivery choices available to consumers and have intensified the challenges posed by audience fragmentation. Increasingly, content owners are delivering their content directly to consumers over the Internet, often without charging any fee for access to the content. Furthermore, due to consumer electronics innovations, consumers are more readily able to watch such Internet-delivered content on television sets and mobile devices. The increasing number of choices available to audiences could negatively impact not only consumer demand for our products and services, but also advertisers' willingness to purchase advertising from us. If we do not respond appropriately to the increasing leisure and entertainment choices available to consumers, our competitive position could deteriorate, which could adversely affect our operations, business, financial condition or results of operations.

A prolonged economic downturn, especially a continued downturn in the housing market, may negatively impact our ability to attract new subscribers and generate increased revenues.

        The U.S. economy has experienced a protracted slowdown and the future economic environment may continue to be challenging. In addition, the global financial markets have continued to display uncertainty, and the equity and credit markets have experienced extreme volatility, which could cause already weak economic conditions to worsen. A continuation or further weakening of these economic conditions could lead to further reductions in consumer demand for our services, especially premium video services and enhanced features, such as DVRs, and a continued increase in the number of homes that replace their wireline telephone service with wireless service or "over-the-top" phone service and their video service with Internet-delivered and/or over-air content, which would negatively impact our ability to attract customers, maintain or increase rates and maintain or increase revenue. The expanded availability of free or lower cost competitive services, such as video streaming over the Internet, or substitute services, such as wireless phones, may further reduce consumer demand for our services during periods of weak economic conditions. In addition, providing video services is an established and highly penetrated business. Our ability to gain new video subscribers is partially dependent on growth in occupied housing in our service areas, which is influenced by both national and local economic conditions. If the number of occupied homes in our operating areas declines and/or the number of home foreclosures significantly increases, we may be unable to maintain or increase the number of our video subscribers.

        We are unable to predict the duration of the current economic conditions or their effects on financial markets, our business and results of operations. If current economic conditions continue or further deteriorate, our results of operations, financial condition and cash flow could be materially adversely affected.

Our future growth is partially dependent upon our edge-out strategy, which may or may not be successful.

        We are strategically focused on driving growth by constructing additional cable networks in order to sell our products and services within communities which we do not currently serve. Generally, residents and enterprises within these communities can already purchase a bundled triple-play offering from other providers, or purchase high-speed data, video and telephony services from other operators on an à la carte basis. Therefore, we are expanding into competitive environments. This effort requires considerable financial and management resources, including reducing the near-term cash generation profile of our business. Additionally, we must obtain pole attachment agreements, franchises, construction permits, telephone numbers and other regulatory approvals to commence operations in these communities. Delays in entering into pole attachment agreements, receiving the necessary franchises and construction permits and conducting the construction itself have adversely affected our scheduled construction plans in the past and could do so again in the future. Difficulty in obtaining numbering resources may also adversely affect our ability to expand into new markets. We may face resistance from competitors who are already in markets we wish to enter. If our expectations regarding our ability to attract customers in these communities are not met, the capital requirements to complete the network investment or the time required to attract our expected level of customers are incorrect, our financial performance may suffer.

The demand for our bundled broadband communications services may be lower than we expect.

        The demand for high-speed data, video and telephony services, either alone or as part of a bundle, cannot readily be determined. Our business could be adversely affected if demand for bundled broadband communications services is materially lower than we expect. Our ability to generate revenue will suffer if the markets for the services we offer, including telephony and high-speed data services, fail to develop, grow more slowly than anticipated or become saturated with competitors.

Our future growth is partially dependent upon a commercial services strategy, which may or may not be successful.

        One of the elements of our growth strategy is to execute upon a meaningful expansion in the commercial services market. However, there is significant competition in commercial services including significantly larger and better capitalized competitors. We may not be able to successfully compete with these competitors or be able to make the operational or financial investments necessary to successfully to serve the targeted customer base.

Our business is characterized by rapid technological change, and if we do not respond appropriately to technological changes, our competitive position may be harmed.

        We operate in a highly competitive, consumer-driven, rapidly changing environment and our success is, to a large extent, dependent on our ability to acquire, develop, adopt and exploit new and existing technologies to distinguish our services from those of our competitors. We have invested in advanced technology platforms that support advanced communications services and multiple emerging interactive services, such as VOD, DVR, interactive television, IP Centrex services and pure fiber network services. If we choose technologies or equipment that are less effective, cost-efficient or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, are not available at competitive prices or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer. In addition, we may be required to select one technology over another and may not choose the technology that is the most economic, efficient or attractive to customers. We may also encounter difficulties in implementing new technologies, products and services and may encounter disruptions in service as a result.

        The ability of our competitors to acquire or develop and introduce new technologies, products and services more quickly than us may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies or changes in competitors' product and service offerings also may require us to make additional future research and development expenditures or to offer at no additional charge, or at a lower price, certain products and services that we currently offer to customers separately or at a premium. In addition, the uncertainty of the costs for obtaining intellectual property rights from third parties could impact our ability to respond to technological advances in a timely manner.

Increases in programming and retransmission costs or the inability to obtain popular programming could adversely affect our operations, business, financial condition or results of operations.

        Programming has been our largest single operating expense. In recent years, the cable industry has experienced rapid increases in the cost of cable programming, retransmission consent charges for local commercial television broadcast stations and regional sports programming. We expect these trends to continue. As compared to large national providers, our relatively modest base of subscribers limits our ability to negotiate lower programming costs. In addition, as we increase the channel capacity of our systems and add programming to our expanded basic and digital programming tiers, we may face additional market constraints on our ability to pass programming cost increases on to our customers. Furthermore, providers of desirable content may be unwilling to enter into distribution arrangements on acceptable terms and owners of non-broadcast video programming content may enter into exclusive distribution arrangements with our competitors. Any inability to pass programming cost increases on to our customers would have an adverse impact on our gross profit and a failure to carry programming that is attractive to our subscribers could adversely impact subscription and advertising revenues.

Changes in broadcast carriage regulations could impose significant additional costs on us.

        Federal "must carry" rules require us to carry some local broadcast television signals on our cable systems that we might not otherwise carry. If the Federal Communications Commission (the "FCC") seeks to revise or expand the "must carry" rules, for example by requiring carriage of multicast signals, we would be forced to carry video programming that we would not otherwise carry, potentially drop more popular programming in order to free capacity for the required programming, decrease our ability to manage our bandwidth efficiently and/or increase our costs, which could make us less competitive. As a result, cable operators, including us, could be placed at a disadvantage versus other multichannel video providers. Potential federal legislation regarding programming packaging, bundling or à la carte delivery of programming could fundamentally change the way in which we package and price our services. We cannot predict the outcome of any current or future FCC proceedings or legislation in this area, or the impact of such proceedings on our business at this time.

Programming exclusivity in favor of our competitors could adversely affect the demand for our video services.

        We obtain our programming by entering into contracts or arrangements with programming suppliers. Federal rules restrict cable operators and other multichannel video programming distributors from entering into certain exclusive programming arrangements. A programming supplier, however, could enter into an exclusive arrangement, consistent with these rules, with one of our video competitors that could create a competitive advantage for that competitor by restricting our access to this programming. If our ability to offer popular programming on our cable television systems is restricted by exclusive arrangements between our competitors and programming suppliers, the demand for our video services may be adversely affected and our cost to obtain programming may increase.

We may not be able to obtain necessary hardware, software and operational support.

        We depend on third-party suppliers and licensors to supply some of the hardware, software and operational support necessary to provide our services. Some of these vendors represent our sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. If demand exceeds these vendors' capacity, they experience operating or financial difficulties, they significantly increase the amount we pay for necessary products or services, or they cease production of any necessary product due to lack of demand, our ability to provide some services may be materially adversely affected. Any of these events could materially and adversely affect our ability to retain and attract subscribers, and have a material negative impact on our operations, business, financial condition or results of operations.

Loss of interconnection arrangements could impair our telephone service.

        We rely on other companies to connect the calls made by our local telephone customers to the customers of other local telephone providers. These calls are completed because our network is interconnected with the networks of other telecommunications carriers. These interconnection arrangements are mandated by the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's implementing regulations. It is generally expected that the Communications Act will continue to undergo considerable interpretation and modification, including the FCC's potential forbearance from continuing to enforce carriers' statutory and regulatory interconnection obligations, which could have a negative impact on our interconnection agreements. It is also possible that further amendments to the Communications Act may be enacted, which could have a negative impact on our interconnection agreements. The contractual arrangements for interconnection and access to unbundled network elements with incumbent carriers generally contain provisions for incorporation of changes in governing law. Thus, future FCC, state public service commission ("PSC") and/or court decisions may negatively impact the rates, terms and conditions of the interconnection services that we have obtained and may seek to obtain under these agreements, which could adversely affect our operations, business, financial condition or results of operations. Our ability to compete successfully in the provision of services will depend on the nature and timing of any such legislative changes, regulations and interpretations and whether they are favorable to us or to our competitors.

We receive support from various funds established under federal and state law and the continued receipt of that support is not assured.

        We receive payments from various federal or state universal service support programs. These include interstate common line support and Lifeline and Schools and Libraries programs within the federal Universal Service Fund ("USF") program, as well as similar state universal support programs. The total cost of all of the various USF programs has increased greatly in recent years, putting pressure on regulators to reform those programs, and to limit both eligibility and support flows. In addition, we receive traffic termination payments from other carriers based upon rates established by various regulatory bodies. These rates may be subject to meaningful reductions due to ongoing rate reform efforts being led by the FCC. Our ability to receive state support program funds is also subject to the determination of certain PSCs. Adverse decisions by those PSCs may reduce our ability to access those funds.

        In November 2011, the FCC adopted an order reforming core parts of the USF and that also broadly recast the existing intercarrier compensation ("ICC") scheme. The order, which became effective December 29, 2011, established the Connect America Fund ("CAF") to replace support revenues provided by the current USF and redirects support from voice services to broadband services. The order directed, beginning in 2012, implementation of transition benchmarks that impact the amount of support revenue we receive from USF, CAF and the ICC regulatory framework. Some of these impacts may be greater in the early years of the transition. The order also broadly alters the manner in which affected companies will have to operate their businesses. The order is currently subject to both reconsideration and appeal. In 2012, the FCC initiated a proceeding to reform the manner in which Universal Service Fund contributions are assessed and recovered. In addition, in 2013 the FCC undertook an examination of its E-rate program, which provides support for the communications needs of schools and libraries. Further regulatory actions on these issues may have a material impact on our consolidated financial position and our results of operations in future periods. The impact of these proceedings on our business cannot be fully determined at this time.

Our exposure to the credit risks of our customers, vendors and third parties could adversely affect our operations, business, financial condition and results of operations.

        We are exposed to risks associated with the potential financial instability of our customers, many of whom may be adversely affected by the general economic downturn. Dramatic declines in the housing market in recent years, including falling home prices and increasing foreclosures, together with significant unemployment, have affected consumer confidence and may cause increased delinquencies in payment or cancellations of services by our customers, or lead to unfavorable changes in the mix of products our customers purchase. The general economic downturn also may affect advertising sales as companies seek to reduce expenditures and conserve cash. Any of these events may adversely affect our operations, business, financial condition or results of operations.

        In addition, we are susceptible to risks associated with the potential financial instability of the vendors and third parties on which we rely to provide products and services, or to which we delegate certain functions. The general economic downturn, as well as volatility and disruption in the capital and credit markets, also could adversely affect vendors and third parties and lead to significant increases in prices, reduction in output or the bankruptcy of our vendors or third parties upon which we rely. Any interruption in the services provided by our vendors or by third parties could adversely affect our operations, business, financial condition or results of operations.

Historically, we have made several acquisitions, and we may make more acquisitions in the future as part of our growth strategy. Future acquisitions or joint ventures could strain our business and resources. In addition, we may not be able to identify suitable acquisitions.

        If we acquire existing companies or networks or enter into joint ventures, we may:

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  miscalculate the value of the acquired company or joint venture;

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  divert resources and management time;

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  experience difficulties in integrating the acquired business or joint venture with our operations;

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  experience relationship issues, such as with customers, employees and suppliers as a result of changes in management;

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  incur additional liabilities or obligations as a result of the acquisition or joint venture; and

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  assume additional financial or regulatory burdens in connection with the transaction.

        Additionally, ongoing consolidation in our industry may reduce the number of attractive acquisition targets. Our failure to successfully identify and consummate acquisitions or to manage and integrate the acquisitions we make could adversely affect our operations, business, financial condition or results of operation.

We could be negatively impacted by future interpretation or implementation of regulations or legislation.

        Our video and telephony services are subject to extensive regulation at the federal, state and local levels. In addition, the federal government has extended regulation to high-speed data services. We are also subject to regulation of our video services relating to rates, equipment, technologies, programming, levels and types of services, taxes and other charges. The current telecommunications and cable legislation and regulations are complex and in many areas set forth policy objectives to be implemented by regulation at the federal, state and local levels. It is generally expected that the Communications Act and implementing regulations and decisions, as well as applicable state laws and regulations, will continue to undergo considerable interpretation and modification. From time to time, federal legislation, FCC and PSC decisions, and court decisions interpreting legislation, FCC or PSC decisions, are made that can affect our business. We cannot predict the timing or the future financial impact of legislation or administrative decisions. Our ability to compete successfully will depend on the nature and timing of any such legislative changes, regulations or interpretations, and whether they are favorable to us or to our competitors.

"Net neutrality" legislation or regulation could limit our ability to operate our high-speed data service business profitably and to manage our broadband facilities efficiently.

        On December 21, 2010, the FCC adopted an "Open Internet Order" imposing net neutrality obligations on broadband Internet access providers. The new "Open Internet" rules, which became effective on November 20, 2011, are based on the principles of (1) transparency, (2) no blocking and (3) no unreasonable discrimination, and are applicable to fixed and wireless broadband Internet access providers to different extents. Under the new rules, fixed and wireless broadband Internet access providers are required to make their practices transparent to both consumers and providers of Internet content, services, applications and devices on both their website and at the point-of-sale. In addition, subject to "reasonable network management," fixed broadband Internet access providers are prohibited from blocking lawful content, applications, services and non-harmful devices, and from engaging in unreasonable discrimination in transmitting lawful traffic. Verizon filed an appeal challenging the FCC's authority to issue such rules with the U.S. Court of Appeals for the D.C. Circuit. On January 14, 2014, a D.C. Circuit panel struck down the portions of the FCC's 2010 Open Internet Order rules that had banned blocking or discriminatory treatment of web sites or other online applications by retail broadband Internet access providers such as incumbent telephone companies and cable operators (the "D.C. Circuit Order"). At the same time, the court approved the agency's requirement that broadband providers adequately disclose their policies regarding blocking and "network management" (that is, practices for avoiding network congestion, giving priority to some classes of traffic over others, etc.). The FCC and Verizon both announced that they are not appealing the D.C. Circuit Order further. The FCC announced that it is seeking comment on the effect of the D.C. Circuit Order on broadband access providers, and may implement revised and/or additional rules. The substance, scope and implications of any revised rules are uncertain.

        The continued flexibility to develop and refine business models that respond to changing consumer uses and demands, to manage bandwidth usage efficiently and to invest in our systems enhances our ability to continue to provide quality high-speed data service at attractive prices. It is unclear if and/or how the FCC's net neutrality regulations will be revised and implemented in light of the D.C. Circuit Order. Any new or revised regulations could adversely impact our ability to operate our high-speed data network profitably and to undertake the upgrades and put into operation management practices that may be needed to continue to provide high quality high-speed data services, which could negatively impact our ability to compete effectively.

Regulation may limit our ability to make required investments or adopt business models that are needed to continue to provide robust high-speed data service.

        The rising popularity of bandwidth-intensive Internet-based services increases the demand for, and usage of, our high-speed data service. Examples of such services include the delivery of video via streaming technology and by download, peer-to-peer file sharing services and gaming services. We need flexibility to develop pricing and business models that will allow us to respond to changing consumer uses and demands and, if necessary, to invest more capital than currently expected to increase the bandwidth capacity of our systems. Our ability to do so could be restricted by legislative or regulatory efforts to impose "net neutrality" requirements on cable operators.

Offering telephony service may subject us to additional regulatory burdens, causing us to incur additional costs.

        We offer telephony services over our broadband network and continue to develop and deploy voice over Internet Protocol ("VoIP") services. The FCC has ruled that competitive telephone companies that support VoIP services, such as those we offer our customers, are entitled to interconnect with incumbent providers of traditional telecommunications services, which ensure that our VoIP services can compete in the telephony market. The FCC has also declared that certain VoIP services are not subject to traditional state public utility regulation. The full extent of the FCC preemption of state and local regulation of VoIP services is not yet clear. Expanding our offering of these services may require us to obtain certain additional authorizations. We may not be able to obtain such authorizations in a timely manner, or conditions could be imposed upon such licenses or authorizations that may not be favorable to us. Telecommunications companies generally are subject to other significant regulation which could also be extended to VoIP providers. If additional telecommunications regulations are applied to our VoIP service, it could cause us to incur additional costs. The FCC has already extended certain traditional telecommunications carrier requirements, such as 911 emergency calling, USF collection, Communications Assistance for Law Enforcement Act, privacy, customer proprietary network information, number porting, disability access and discontinuance of service requirements to many VoIP providers such as us. On November 18, 2011, the FCC released an order regarding the rules governing intercarrier compensation payments for the origination and termination of telephone traffic between carriers. These rules may result in a substantial decrease in intercarrier compensation payments over a multi-year period. The decreases over the multi-year transition will affect both the amounts that we pay to other carriers and the amounts that we receive from other carriers. The schedule and magnitude of these decreases, however, will vary depending on the nature of the carriers and the telephone traffic at issue and if the FCC's new ruling initiates further implementation rulemakings. We cannot yet predict with certainty the balance of the impact on our revenues and expenses for telephony services at particular times over this multi-year period.

Rate regulation could materially adversely impact our operations, business, financial results or financial condition.

        Under current FCC rules, rates for basic service tier ("BST") video service and associated equipment may be regulated. In all of the communities we serve, we are not subject to BST video rate regulation, however, either because the local franchising authority has not asked the FCC for permission to regulate rates or because the FCC has found that there is "effective competition." Except for telephony services provided by our operating companies that are ILECs (which are subject to certain rate regulations), there is currently no rate regulation for our other services, including high-speed data and non-ILEC telephony services. It is possible, however, that the FCC or Congress will adopt more extensive rate regulation for our video services or regulate the rates of other services, such as high-speed data and telephony services, which could impede our ability to raise rates, or require rate reductions, and therefore could adversely affect our operations, business, financial condition or results of operation.

We operate our network under franchises that are subject to non-renewal or termination.

        Our network generally operates pursuant to franchises, permits or licenses typically granted by a municipality or state agency with the authority to grant franchises. Additionally, other state or local governmental entities may exercise control over the use of public rights-of-way. Often, franchises are terminable if the franchisee fails to comply with material terms of the franchise order or the local franchise authority's regulations. Although none of our existing franchise or license agreements have been terminated, and we have received no threat of such a termination, one or more local authorities may attempt to take such action. We may not prevail in any judicial or regulatory proceeding to resolve such a dispute.

        Further, franchises generally have fixed terms and must be renewed periodically. Local franchising authorities may resist granting a renewal if they consider either past performance or the prospective operating proposal to be inadequate. In a number of jurisdictions, local authorities have attempted to impose rights-of-way fees on providers that have been challenged as violating federal law. A number of FCC and judicial decisions have addressed the issues posed by the imposition of rights-of-way fees on CLECs and on video distributors. To date, the state of the law is uncertain and may remain so for some time. We may become subject to future obligations to pay local rights-of-way fees that are excessive or discriminatory.

        The local franchising authorities can grant franchises to competitors who may build networks in our market areas. Recent FCC decisions facilitate competitive video entry by limiting the actions that local franchising authorities may take when reviewing applications by new competitors and lessen some of the burdens that can be imposed upon incumbent cable operators with which we ourselves compete. Local franchise authorities have the ability to impose regulatory constraints or requirements on our business, including those that could materially increase our expenses. In the past, local franchise authorities have imposed regulatory constraints on the construction of our network either by local ordinance or as part of the process of granting or renewing a franchise. They have also imposed requirements on the level of customer service that we provide, as well as other requirements. The local franchise authorities in our markets may also impose regulatory constraints or requirements that may be found to be consistent with applicable law, but which could increase the cost of operating our business.

Our business may be adversely affected if we cannot continue to license or enforce the intellectual property rights on which our business depends.

        We rely on patent, copyright, trademark and trade secret laws and licenses that are proprietary to our business, as well as our key vendors, along with other agreements with our employees, customers, suppliers and other parties, to establish and maintain our intellectual property rights in technology and the products and services used in our operations. However, any of our intellectual property rights could be challenged or invalidated, or such intellectual property rights may not be sufficient to permit us to take advantage of current industry trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of certain product or service offerings or other competitive harm. Claims of intellectual property infringement could require us to enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability or be enjoined preliminarily or permanently from further use of the intellectual property in question, which could require us to change our business practices or offerings and limit our ability to compete effectively. Even claims without merit can be time-consuming and costly to defend and may divert management's attention and resources away from our business. Also, because of the rapid pace of technological change, we rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses from these third parties on reasonable terms, if at all.

        In addition, from time to time we may consider dispositions of assets or operations acquired as part of the acquisitions or their use as part of the integration of our acquisitions. Any such dispositions could represent a significant part of our assets or earnings or could change our footprint.

We may encounter substantially increased pole attachment costs.

        Under federal law, we have the right to attach cables carrying video and other services to telephone and similar poles of privately-owned utilities at regulated rates. However, because these cables may carry services other than video services, such as high-speed data services or new forms of telephony services, some utility pole owners have sought to impose additional fees for pole attachment. If these rates were to increase significantly or unexpectedly, it would cause our network to be more expensive to operate. It could also place us at a competitive disadvantage with respect to video and telecommunications service providers who do not require or who are less dependent upon pole attachments, such as satellite providers and wireless telephony service providers.

        On June 8, 2011, the FCC enacted revised pole attachment rules to improve the efficiency and reduce the costs of deploying telecommunications, cable and broadband networks in order to accelerate broadband deployment. The formula for calculating the telecommunications attachment rate was revised, lowering the rate and bringing it in-line to the video rate. Many utilities seek to impose the telecommunications rate on us when they carry our services, other than video services, over their attachments. The order is being challenged before the FCC and federal courts. Moreover, the appropriate method for calculating pole attachment rates for cable operators that provide VoIP services remains unclear, and an August 2009 petition from a coalition of electric utility companies asking the

FCC to declare that the pole attachment rate for cable companies' digital telephone service should be assessed at the telecommunications service rate is still pending.

        Some states in which we operate have assumed jurisdiction over the regulation of pole attachment rates, and so the federal regulations and the protections provided in those regulations may not apply in those states. In addition, some of the poles we use are exempt from federal regulation because they are owned by utility cooperatives and/or municipal entities or are otherwise exempt from the pole attachment regulations.

        Subject to applicable pole attachment access and rate regulations, the entities that own the poles that we attach to and conduits that we access may not renew our existing agreements when they expire, and they may require us to pay substantially increased fees. Some of these pole and conduit owners have recently imposed or are currently seeking to impose substantial rate increases. Any increase in our pole attachment or conduit access rates or inability to secure continued pole attachment and access agreements on commercially reasonable terms could adversely affect our operations, business, financial condition or results of operation.

Our business is subject to numerous federal and state laws and regulations regarding privacy and data protection. Existing laws and regulations are evolving and subject to uncertain interpretation, and new laws and regulations affecting our business have been proposed. These laws and regulations could result in legal claims, changes to our business practices, increased cost of operations, or could otherwise impact our business.

        As a provider of high-speed data, video and telephony services, we are subject to an array of privacy-related laws and regulations that are constantly evolving and can be subject to significant change. In the course of providing service, we collect certain information about our subscribers and their use of our services. Our collection and use of personally identifiable information about our subscribers is subject to a variety of federal and state privacy requirements, including those imposed specifically on cable operators by the Communications Act. The Communications Act generally restricts the nonconsensual collection and disclosure to third parties of cable customers' personally identifiable information by cable operators, subject to certain specified exceptions. Several states and numerous local jurisdictions have enacted privacy laws or franchise privacy provisions that apply to cable services. The Communications Act and FCC regulations also govern our use of customer proprietary network information related to our voice services. As we continue to provide interactive and other advanced services, additional privacy considerations may arise. Congress, the Federal Trade Commission, and the U.S. Department of Commerce are all considering whether to adopt additional laws, regulations or advisory guidelines that would affect our ability to use customer information under various additional circumstances.

        We are also subject to state and federal regulations and laws regarding information security. Most of these regulations and laws apply to customer information that could be used to commit identity theft. Nearly all U.S. states and the District of Columbia have enacted security breach notification laws. These laws generally require that we give notice to customers whose financial account information has been disclosed because of a security breach. Congress is considering legislation to enact security breach notification requirements at the federal level, which may preempt or supplement these state laws and impose additional restrictions on us. In addition, our efforts to protect customer information may be unsuccessful due to the actions of third parties, technical malfunctions, employee error, employee malfeasance or other factors. If any of these events occur, our customers' information could be used, accessed or disclosed improperly.

        Claims resulting from actual or purported violations of these or other federal or state privacy laws could impact our business. For example, litigation related to our now-discontinued use of the NebuAd online advertising service was filed in federal court. Although the litigation was dismissed, adverse rulings in privacy-related litigation or regulatory proceedings could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Moreover, any actual or purported incidents involving unauthorized access to or improper use of the information of our customers could damage our reputation and our brand and diminish our competitive position.

A phase-out of the compulsory copyright license for broadcast programming could adversely affect our ability to carry the programming transmitted by broadcast stations or could increase our programming costs.

        In exchange for filing reports and contributing a percentage of revenue to a federal copyright royalty pool, we obtain a compulsory copyright license allowing us to retransmit copyrighted material contained in broadcast television signals. The U.S. Copyright Office, the U.S. Government Accountability Office and the FCC all issued reports to Congress in 2011 that generally supported an eventual phase-out of the compulsory licenses. Such a change, if made, could adversely affect the ability of our cable television systems to obtain programming carried by broadcast television stations, and could increase the cost of such programming.

Regulation of the set-top box market could materially and adversely impact our operations and impose additional costs on us.

        The FCC has adopted regulations to permit consumers to connect televisions and other consumer electronics equipment through a separate security device directly to digital cable television systems to enable receipt of one-way digital programming without requiring a set-top box. Additional FCC regulations promote the manufacture of plug-and-play TV sets and other equipment that can connect directly to a cable system through these separate security devices. Cable operators must provide a credit to customers who use this plug-and-play equipment and allow them to self-install independent security devices rather than having to arrange for professional installation. Additionally, the FCC is considering further action to promote a retail market for cable service navigation devices, including requirements to facilitate access to non-cable multichannel video provider systems and Internet video distributors, which may entail further mandates in connection with the support and deployment of set-top boxes. These proposals could impose substantial costs on us and impair our ability to innovate.

Since our business is concentrated in specific geographic locations, our business could be adversely impacted by a depressed economy and natural disasters in these areas.

        We provide our services to areas in Alabama, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Ohio, South Carolina, South Dakota and Tennessee, which are in the Southeastern and Midwestern regions of the United States. A stagnant or depressed economy in the United States, and the Southeastern or Midwestern United States in particular, could affect all of our markets and could adversely affect our operations, business, financial condition or results of operation.

        Our success depends on the efficient and uninterrupted operation of our communications services. Our network is attached to poles and other structures in many of our service areas, and our ability to provide service depends on the availability of electric power. A tornado, hurricane, flood, mudslide, earthquake or other natural catastrophe in one of these areas could damage our network, interrupt our service and harm our business in the affected area. In addition, many of our markets are close together, and a single natural catastrophe could damage our network in more than one market.

We rely on network and information systems and other technology, and a disruption or failure of such networks, systems or technology as a result of computer viruses, "cyber attacks," misappropriation of data or other malfeasance, as well as outages, accidental releases of information or similar events, may disrupt our business.

        Because network and information systems and other technologies are critical to our operating activities, network or information system, shutdowns caused by events such as computer hacking, dissemination of computer viruses, worms and other destructive or disruptive software, "cyber attacks," denial of service attacks and other malicious activity pose increasing risks. Our network and information systems are also vulnerable to damage or interruption from power outages, terrorist attacks and other similar events which could have an adverse impact on us and our customers, including degradation of service, service disruption, excessive call volume to call centers and damage to our plant, equipment, data and reputation. The occurrence of such an event also could result in large expenditures necessary to repair or replace such networks or information systems or to protect them from similar events in the future. Significant incidents could result in a disruption of our operations, customer dissatisfaction or a loss of customers or revenues.

        Furthermore, our operating activities could be subject to risks caused by misappropriation, misuse, leakage, falsification and accidental release or loss of information maintained in our information technology systems and networks, including customer, personnel and vendor data. We could be exposed to significant costs if such risks were to materialize, and such events could damage the reputation and credibility of our business and have a negative impact on our revenue. We also could be required to expend significant capital and other resources to remedy any such security breach. As a result of the increasing awareness concerning the importance of safeguarding personal information, the potential misuse of such information and legislation that has been adopted or is being considered regarding the protection, privacy and security of personal information, information-related risks are increasing, particularly for businesses like ours that handle a large amount of personal customer data.

Tax legislation and administrative initiatives or challenges to our tax positions could adversely affect our results of operations and financial condition.

        We operate cable systems in locations throughout the United States and, as a result, we are subject to the tax laws and regulations of federal, state and local governments. From time to time, various legislative and/or administrative initiatives may be proposed that could adversely affect our tax positions. There can be no assurance that our effective tax rate or tax payments will not be adversely affected by these initiatives. As a result of state and local budget shortfalls due primarily to the recession as well as other considerations, certain states and localities have imposed or are considering imposing new or additional taxes or fees on our services or changing the methodologies or base on which certain fees and taxes are computed. Such potential changes include additional taxes or fees on our services which could impact our customers, combined reporting and other changes to general business taxes, central/unit-level assessment of property taxes and other matters that could increase our income, franchise, sales, use and/or property tax liabilities. In addition, federal, state and local tax laws and regulations are extremely complex and subject to varying interpretations. There can be no assurance that our tax positions will not be challenged by relevant tax authorities or that we would be successful in any such challenge.

We depend on the services of key personnel to implement our strategy. Changes in key personnel or loss of services of key personnel may affect our ability to implement our strategy or otherwise adversely affect our operations.

        Our business is currently managed by a small number of key management and operating personnel. The loss of members of our key management and certain other members of our operating personnel could adversely affect our business. Our ability to manage our anticipated growth depends on our ability to identify, hire and retain additional qualified management personnel. While we are able to offer competitive compensation to prospective employees, we may still be unsuccessful in attracting and retaining personnel.

        In addition, as part of our ongoing effort to continue to integrate WOW and Knology and successfully operate the combined company, we will regularly evaluate, on an ongoing basis, our senior management capabilities in light of, among other things, our business strategy, changes to our capital structure in connection with the acquisition, developments in our industry and markets and our ongoing financial performance. Accordingly, we may consider, where appropriate, supplementing, changing or otherwise enhancing our senior management team and operational and financial management capabilities, in order to maximize our performance. Accordingly, our organizational structure and senior management team may change in the future. Changes to our senior management team could result in a material business interruption as a result of losing their services and material costs, including as a result of severance or other termination payments.

        Any of the foregoing could affect our ability to successfully operate the company and implement our strategy and could adversely affect our operations, business, financial condition or results of operation.

We are or from time to time may become subject to litigation and regulatory proceedings, which could materially and adversely affect us.

        We are subject to litigation in the normal course of our business. We are also a party to regulatory proceedings affecting the segments of the communications industry generally in which we engage in business. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact us.

Applicable law is subject to change.

        The exact requirements of applicable law are not always clear, and the rules affecting our businesses are always subject to change. For example, the FCC may interpret its rules and regulations in enforcement proceedings in a manner that is inconsistent with the judgments we have made. Likewise, regulators and legislators at all levels of government may sometimes change existing rules or establish new rules. Congress, for example, considers new legislative requirements for cable operators virtually every year, and there is always a risk that such proposals (if unfavorable to us) will ultimately be enacted. In addition, federal, state or local governments and/or tax authorities may change tax laws, regulations or administrative practices that could adversely affect our operations, business, financial condition or results of operation.

The FCC and local franchising authorities exercise authority over cable television systems and the FCC and state PSCs exercise authority over telecommunications services.

        The FCC has promulgated regulations covering many aspects of cable television operations. Failure to comply with those regulations could lead the FCC to impose on us monetary fines, cease-and-desist orders and/or other administrative sanctions. The cable franchises that our systems operate under, which are issued by states, cities, counties or other political subdivisions, may contain similar enforcement mechanisms in the event of any failure to comply with the terms of those franchises.

        The FCC also has promulgated regulations covering the interstate aspects and the regulated telecommunications earnings of our ILEC and CLEC operations. Our local and intrastate products and services and the regulated earnings are subject to regulation by state PSCs. Failure to comply with these regulations could lead the FCC to impose on us monetary fines, cease-and-desist orders and/or other administrative sanctions.

        These fines, cease-and-desist order and/or other administrative sanctions may adversely affect our operations, business, financial condition or results of operations.

Our principal equity holders own a significant amount of our equity, giving them influence over corporate transactions and other matters.

        Avista and WOW management own approximately 91% and 2% of our Parent's outstanding equity, respectively. As a result, Avista controls the power to elect our directors, to appoint members of management and to approve all actions requiring the approval of the holders of our common stock, including adopting amendments to our certificate of incorporation and approving mergers, acquisitions or sales of all or substantially all of our assets. The interests of Avista could conflict with your interests in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Avista might conflict with your interests as a noteholder. Equity holders may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments even though such transactions might involve risks to you as a noteholder. Furthermore, Avista is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, as well as businesses that represent customers or suppliers of our business. Avista may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. See "Certain Relationships and Related Party Transactions."

We have substantial indebtedness, which will increase our vulnerability to general adverse economic and industry conditions and may limit our ability to pursue strategic alternatives and react to changes in our business and industry.

        We have incurred substantial indebtedness. This amount of indebtedness may:

  •
  subject us to increased sensitivity to increases in prevailing interest rates;

  •
  place us at a competitive disadvantage to competitors with relatively less debt in economic downturns, adverse industry conditions or catastrophic external events;

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  limit our flexibility as a result of our debt service requirements;

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  limit our access to additional capital and our ability to make capital expenditures and other investments in our business;

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  increase our vulnerability to general adverse economic and industry conditions and interest rate increases;

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  result in an event of default if we fail to satisfy our obligations under the notes or our other debt or fail to comply with the financial and other restrictive covenants contained in the indentures governing the notes or our other debt, which event of default could result in the notes and all of our debt becoming immediately due and payable and, in the case of our secured debt, could permit the lenders to foreclose on our assets securing such debt;

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  limit our ability to pursue strategic alternatives, including merger or acquisition transactions;

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  limit our ability to plan for or react to changes in our business and industry; and

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  limit our ability to comply with financial and other restrictive covenants in our indebtedness.

        Additionally, our ability to comply with the financial and other covenants contained in our debt instruments may be affected by changes in economic or business conditions or other events beyond our control. If we do not comply with these covenants and restrictions, we may be required to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of our existing debt, or seeking additional equity capital.

The anticipated benefits of acquisitions may not be realized fully and may take longer to realize than expected and we may experience integration and transition difficulties.

        In order to obtain all of the anticipated benefits of acquisitions, management will be required to devote significant attention and resources to integrating the businesses and assets acquired. Delays in this process could adversely affect the company's business, financial results and financial condition. Even if we are able to integrate our business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that we expect to realize or that these benefits will be achieved within a reasonable period of time.

        As we continue to integrate Knology we will be integrating the billing systems of WOW and Knology during 2014 and into 2015. During this transition, we could experience billing and other technical difficulties, as well as diversion of management's time and resources.

        There is a risk that integration difficulties may cause us not to realize expected benefits from acquisitions and may affect our results, including adversely impacting the carrying value of the acquisition premium or goodwill. The long-term success of the acquisitions will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the two businesses.

        In addition, it is possible that the integration process could result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies, which adversely affect our ability to maintain relationships with customers, providers and employees or to achieve the anticipated benefits of acquisitions. Integration and transition efforts also may divert management attention and resources. These integration and transition matters and our significant amount of indebtedness may hinder our ability to make further acquisitions and could have an adverse effect on us for an undetermined period.

We have experienced net losses and may generate net losses in the future.

        We experienced net losses for fiscal years 2013 and 2012 and may continue to report net losses in the future. In general, these prior net losses have principally resulted from interest expense related to our indebtedness, acquisitions and depreciation and amortization expenses associated with capital expenditures related to expanding and upgrading of our cable systems. If we continue to report net losses in the future, these losses may limit our ability to attract needed financing, and to do so on favorable terms, as such losses may prevent some investors from investing in our securities.

The accounting treatment of goodwill and other identified intangibles could result in future asset impairments, which would be recorded as operating losses.

        Authoritative guidance issued by the Financial Accounting Standards Board ("FASB") requires that goodwill, including the goodwill included in the carrying value of investments accounted for using the equity method of accounting, and other intangible assets deemed to have indefinite useful lives, such as cable franchise rights, cease to be amortized. The guidance requires that goodwill and certain intangible assets be tested annually for impairment or upon the occurrence of a triggering event. If the carrying value of goodwill or a certain intangible asset exceeds its estimated fair value, an impairment charge is recognized in an amount equal to that excess. Any such impairment is required to be recorded as a noncash operating loss.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We will bear the expense of the exchange offer.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014 on an actual basis and an as adjusted basis after giving effect to this offering and the application of the proceeds therefrom. This information should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and related notes thereto included in this prospectus.

	As of March 31, 2014
	Actual	As Adjusted
	(unaudited)
	(in millions)
Cash and cash equivalents	$42.1	$62.5

Debt:
Senior notes(1)	725.0	838.0
Senior subordinated notes (net of $3.7 million original issue discount)	291.3	291.3
Term B Loans(2)	1,544.8	1,544.8
Term B-1 Loans(2)	422.9	422.9
Revolving Facility(2)	92.0	—
Capital lease obligations	6.7	6.7

Total debt	3,082.7	3,103.7
Total members' deficit	(799.6)	(799.6)

Total capitalization	$2,283.1	$2,304.1

(1)
The as adjusted column reflects the receipt of the net proceeds from the $100 million aggregate principal amount of additional senior notes, including $13 million debt issue premium, but excluding the receipt of accrued interest on such notes from January 15, 2014.

(2)
The Senior Secured Credit Facilities consist of (i) the $1,544.8 million Term B Loans, (ii) the $422.9 million of Term B-1 Loans and (iii) the $200 million Revolving Facility of which $92.0 was outstanding at March 31, 2014. For more information, see "Description of Other Indebtedness—Senior Secured Credit Facilities."

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected financial data for the periods presented. The balance sheet data as of December 31, 2013 and 2012, and the statement of operations data for the years ended December 31, 2011, 2012 and 2013 set forth below are derived from our audited consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of December 31, 2009, 2010 and 2011 and the statement of operations data for the years ended December 31, 2009 and 2010 are derived from our audited consolidated financial statements not included in this in this prospectus.

        The selected financial data below should be read in conjunction with the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus. Our historical operating results are not necessarily indicative of future operating results.

	Year Ended December 31,					Three Months Ended March 31,
	2009	2010	2011	2012	2013	2014	2013
	(in millions)
Statement of Operations Data:
Revenue	$568.5	$583.9	$613.9	$910.4	$1,199.7	$312.1	$296.4

Costs and expenses:
Operating (excluding depreciation and amortization)	320.1	327.4	344.9	515.0	663.9	178.0	165.7
Selling, general and administrative	42.4	43.5	48.8	104.4	135.8	30.0	34.8
Depreciation and amortization	161.2	139.7	136.7	203.9	256.4	66.0	64.8
Management fee to related party	1.0	1.1	1.1	1.4	1.7	0.4	0.4

	524.7	511.7	531.5	824.7	1,057.8	274.4	265.7

Income (loss) from operations	43.8	72.2	82.4	85.7	141.9	37.7	30.7
Other income (expense):
Interest expense	(92.6)	(93.0)	(75.1)	(180.4)	(242.0)	(57.8)	(66.9)
Realized and unrealized gain (loss) on derivative instruments, net	21.8	15.6	12.6	(9.4)	3.4	1.0	1.0
Loss on early extinguishment of debt	—	—	—	(8.3)	(58.1)	—	—
Other income (expense), net	(0.1)	(0.2)	(0.5)	0.2	(0.2)	(0.1)	0.1

Income (loss) before provision for income tax	(27.1)	(5.4)	19.4	(112.2)	(155.0)	(19.2)	(35.1)
Income tax benefit (expense)	(4.6)	(1.1)	3.2	0.7	(6.2)	(1.1)	—

Net income (loss)	$(31.7)	$(6.5)	$22.6	$(111.5)	$(161.2)	$(20.3)	$(35.1)

Balance Sheet Data:
Total assets	$842.3	$878.1	$844.7	$2,853.0	$2,794.0	$2,803.7	$2,818.8
Long-term debt, including capital leases	$1,290.5	$1,435.0	$1,441.7	$2,952.0	$3,030.2	$3,082.7	$3,017.1
Total liabilities	$1,417.9	$1,549.4	$1,545.3	$3,471.1	$3,573.3	$3,603.3	$3,471.9
Other Financial Data:
Capital expenditures	$93.4	$107.4	$150.8	$158.2	$221.9	$52.9	$30.4

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, capitalized debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Year ended December 31,									Three Months ended March 31,
	2013		2012		2011	2010		2009		2014
Ratio of earnings to fixed charges(1)	n/a	(2)	n/a	(3)	1.26	n/a	(4)	n/a	(5)	n/a	(6)

(1)
The ratio of earnings to fixed charges is computed by dividing earnings (loss) from operations plus fixed charges by fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of debt issuance costs and that portion of rental payments under operating leases that we believe to be a reasonable approximation of the interest factor.

(2)
For the fiscal year ended December 31, 2013, earnings were insufficient to cover fixed charges by $155.0 million.

(3)
For the fiscal year ended December 31, 2012, earnings were insufficient to cover fixed charges by $112.2 million.

(4)
For the fiscal year ended December 31, 2010, earnings were insufficient to cover fixed charges by $5.4 million.

(5)
For the fiscal year ended December 31, 2009, earnings were insufficient to cover fixed charges by $27.1 million.

(6)
For the three months ended March 31, 2014, earnings were insufficient to cover fixed charges by $19.2 million.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations covers periods prior to our July 17, 2012 acquisition of Knology (the "Knology Merger"), our January 13, 2012 acquisition of certain assets in and around Lansing Michigan (the "Mid-Michigan Assets" acquisition, and together with the Knology Merger, the "2012 Acquisitions") and periods after those mergers. Accordingly, the discussion and analysis of the period before the acquisitions do not reflect the significant impact that the mergers had on us, including, without limitation, increased leverage, the impact of acquisition accounting and debt service requirements. Reference is made to "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements," elsewhere in this prospectus, which describe important factors that could cause actual results to differ from expectations and non- historical information contained herein. In addition, the following discussion should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto of WideOpenWest Finance, LLC and subsidiaries included in the audited consolidated financial statements and related notes included elsewhere in this prospectus.

        As noted above, the comparability of our operating results during 2013 and 2012 is affected by the 2012 Acquisitions. The acquisitions impact represents our estimate of the difference between the operating results of the period under comparison that is attributable to an acquisition. We base our estimate of the acquisition impact from the acquired entity's historical operating results prior to our acquisition and inclusion in our operating results. We exclude the acquisition impact from current period changes in order to reflect operating results that can better be considered as organic changes in periods subsequent to the acquisition. As a result, variances attributable to an acquired entity during the first twelve months following an acquisition date represent differences between the estimated acquisition impact and actual results. As noted in Results of Operations below, the 2012 Acquisitions impact represents the historical operating results of Knology for the period January 1 to July 16, 2012 and our estimate of the Mid-Michigan Assets operating results for the period January 1 to January 12, 2012.

Overview

        We are a fully integrated provider of cable television ("Video"), high-speed data ("HSD") and digital telephony ("Telephony") services. We serve markets in nineteen Midwestern and Southeastern markets in the United States. The Company manages and operates its broadband cable Midwestern systems in Detroit and Lansing, Michigan; Chicago, Illinois; Cleveland and Columbus, Ohio; Evansville, Indiana; Rapid City and Sioux Falls, South Dakota (which are under a definitive agreement to be divested, see "Summary—Recent Developments"); and Lawrence, Kansas. The Southeastern systems are located in Augusta, Columbus and West Point, Georgia; Charleston, South Carolina; Dothan, Huntsville and Montgomery, Alabama; Knoxville, Tennessee; and Panama City and Pinellas County, Florida. Our primary business is the delivery of bundled communication services over our own network. In addition to our bundled package offerings, we sell these services on an unbundled basis. We have built our business through (i) acquisitions of cable systems, (ii) upgrades of acquired networks to introduce expanded broadband services including bundled high-speed data, video and telephony services, (iii) construction and expansion of our broadband network to offer integrated high-speed data, video and telephony services and (iv) organic growth of connections through increased penetration of services to new marketable homes and our existing customer base. At December 31, 2013, our networks passed 2,995 thousand homes and served 841 thousand total customers, reflecting a total customer penetration rate of approximately 28%.

        Our most significant competitors are other cable television operators, direct broadcast satellite providers and certain telephone companies that offer services that provide features and functions similar to our Video, HSD and Telephony services. We believe that our strategy of operating primarily in secondary markets provides better operating and financial stability compared to the more competitive environments in large metropolitan markets. We have a history of successfully competing in chosen markets despite the presence of competing incumbent providers through attractive high value bundling of our services and investments in new service offerings.

        We believe the economic conditions in the U.S., including growth in occupied housing and high unemployment levels, may adversely affect consumer demand for our services. Additional capital and credit market disruptions could cause broader economic downturns, which could also lead to lower demand for our products and lower levels of advertising sales. A slowdown in growth of the housing market can severely affect consumer confidence and may cause increased delinquencies or cancellations by our customers or lead to unfavorable changes in the mix of products purchased.

        In addition, we are susceptible to risks associated with the potential financial instability of our vendors and third parties on which we rely to provide products and services or to which we delegate certain functions. The same economic conditions that may affect our customers, as well as volatility and disruption in the capital and credit markets, also could adversely affect vendors and third parties and lead to significant increases in prices, reduction in output or the bankruptcy of our vendors or third parties upon which we rely. In addition, programming costs are a significant part of our operating expenses and are expected to continue to increase primarily as a result of contractual rate increases and additional service offerings.

Additional Notes Issuance

        April 1, 2014, we issued $100.0 million aggregate principal amount of additional 10.250% Senior Notes, due 2019, (the "Additional Notes") in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act. The Additional Notes were issued at 113.000% plus interest deemed to have accrued from January 15, 2014. The majority of the costs associated with the offering will be capitalized as debt issue costs and will be amortized using the effective interest rate over the term of the Additional Notes. We expect to use the net proceeds of the offering to repay a portion of the borrowings outstanding under our revolving credit facility, for general corporate purposes, and to pay certain fees and expenses relating to the offering.

        The Additional Notes have been issued under the indenture governing our existing $725.0 million Senior Notes. The Additional Notes (and the new notes offered for exchange pursuant to this Prospectus) will be treated as a single series with the existing Senior Notes and will have the same terms as those of the Senior Notes as described in this Prospectus.

Refinancing of Term B-1 Loans

        On November 27, 2013, we entered into a second amendment (the "Second Amendment") to the credit agreement, dated as of July 17, 2012, as amended on April 1, 2013 (the "Credit Agreement") among us, the guarantors thereto, the lenders party thereto, and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement. We recorded a loss on extinguishment of debt of $0.8 million, primarily representing the expensing of prior debt issue costs.

        The Second Amendment provided for the refinancing of the Term B-1 Loans, resulting in $425.0 million in new Term B-1 Loans, which bear interest, at our option, at LIBOR plus 3.00% or adjusted base rate ("ABR") plus 2.00%. The new Term B-1 Loans includes a 0.75% LIBOR floor and a 1.75% FIBR floor. The new Term B-1 Loans replaced $398.0 million in outstanding Term B- 1 Loans which were previously priced, at our option, at LIBOR plus 3.25% or ABR plus 2.25% and which previously included a 1.00% LIBOR floor and a 2.00% LIBOR floor. We utilized the excess proceeds from the new Term B-1 Loans to repay existing, outstanding borrowings under our revolving credit facility and to pay fees and expenses associated with the refinancing.

Refinancing of July 17, 2012 Senior Secured Credit Facilities

        On April 1, 2013, we entered into a first amendment (the "First Amendment") to our July 17, 2012 credit agreement among us, the guarantors thereto, the lenders party thereto, and the other parties thereto (the "Prior Senior Secured Credit Facility").

        The First Amendment provides for a new term loan and revolving credit facility (the "Senior Secured Credit Facilities") consisting of (i) a $200.0 million senior secured revolving facility ("Revolving Facility") with a final maturity of July 17, 2017, (ii) $400.0 million in Term B-1 loans ("Term B-1 Loans") with a final maturity date of July 17, 2017, and (iii) $1,560.4 million in Term B loans ("Term B Loans") with a final maturity of April 1, 2019. The Term B Loans and Term B-1 Loans require quarterly principal payments totaling $4.9 million beginning June 30, 2013. The Revolving Facility, Term B-1 Loans and Term B Loans bear interest, at our option, as follows:

Debt Obligation	Interest Rate
Revolving Facility	LIBOR plus 3.50% or ABR plus 2.50%.
Term B-1 Loans	LIBOR plus 3.25% or ABR plus 2.25%. LIBOR floor of 1.00%.
Term B Loans
If the Senior Secured Leverage Ratio, as defined, is greater than 5.00 to 1.00, LIBOR plus 4.00% or ABR plus 3.00%. If the Senior Secured Leverage Ratio, as defined, is less than or equal to 5.00 to 1.00, LIBOR plus 3.75% or ABR plus 2.75%. LIBOR floor of 1.00%.

        We also pay a commitment fee of between 37.5 to 50.0 basis points, payable quarterly, on the average daily unused amount of the Revolving Facility based on our leverage ratio.

        The First Amendment provided for the refinancing of our then outstanding borrowings under the Prior Senior Secured Credit Facility, which consisted of a $1,920.0 million, six-year senior secured term loan facility (the "Prior Senior Secured Term Loans") and a $200.0 million, five-year senior secured revolving credit facility (the "Prior Revolving Credit Facility").

        The First Amendment replaced $51.0 million in then outstanding Prior Revolving Credit Facility loans and $1,905.6 million in the then outstanding Prior Senior Secured Term Loans, both of which were previously priced, at our option, at LIBOR plus 5.00% or ABR plus 4.00%. The Prior Senior Secured Term Loans included a 1.25% LIBOR floor. We paid approximately $21.0 million for underwriting and other fees and expenses incurred in connection with the First Amendment, including a 1% soft call premium of $19.1 million on the then Prior Senior Secured Term Loans. For accounting purposes, the First Amendment refinancing was treated as a debt modification, resulting in the majority of the fees and expenses being capitalized as debt issue costs. In addition, we recorded a loss on extinguishment of debt of $57.3 million, primarily representing the expensing of debt issue costs related to the Prior Senior Secured Term loans.

        The obligations under the Credit Agreement are guaranteed by wholly-owned domestic subsidiaries of our Parent and by our domestic subsidiaries and are secured on a first priority basis by substantially all of the tangible and intangible assets of us and the guarantors, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on indebtedness, liens, sale of assets, investments, dividends, subordinated debt payments and amendments, sale leasebacks and transactions with us and our affiliates. The Credit Agreement also requires us to comply with a maximum senior secured leverage ratio.

Bluemile Asset Acquisition

        On September 27, 2013, we entered into and closed an asset purchase agreement to acquire certain assets from Bluemile, Inc. ("Bluemile"), an Ohio corporation, for initial cash consideration of approximately $15.0 million, subject to closing and post-closing adjustments, plus up to $5.0 million in consideration contingent upon achieving certain financial metrics during the twelve month period ended December 31, 2014 (the "Bluemile Assets" acquisition). Bluemile owned and operated a national optical and IP network, data center and an enterprise cloud infrastructure. The data center, optical and IP network and cloud services will enable us to enhance our products and services to existing customers and potential customers in all of our regions.

        The Bluemile assets acquisition has been accounted for using the acquisition method of accounting. The effects of the Bluemile assets acquisition are included in our consolidated financial statements beginning September 27, 2013. Including closing adjustments we paid cash consideration of $15.4 million at closing, before direct acquisition costs of $0.2 million. Additionally, pursuant to Accounting Standards Codification ("ASC") 805 "Business Combinations", we have recorded an estimate of the fair value of the contingent consideration liability based upon a discounted analysis of future financial estimates and weighted probability assumptions of outcomes. This analysis resulted in an initial contingent consideration liability of approximately $4.6 million, which will be adjusted periodically as a component of operating expenses based on changes in the fair value of the liability resulting from changes in the assumptions pertaining to the achievement of the defined financial milestone.

Merger Agreement with Knology

        On April 18, 2012, we reached an agreement to acquire Knology pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). Knology provided residential and commercial customers in the Southeastern and Midwestern United States high-speed Internet, cable television and telephony services.

        The Merger Agreement was approved by Knology shareholders during a special shareholders meeting held on June 26, 2012. On July 17, 2012, we completed the merger, pursuant to which Knology became one of our indirectly wholly owned subsidiaries. We paid cash consideration of approximately $749.9 million, net of cash acquired of $57.3 million, before direct acquisition costs, to acquire all of the outstanding shares of Knology for $19.75 per share. Upon closing of the Knology Merger we also repaid $732.5 million of existing Knology debt, excluding capital lease obligations. In addition, on July 17, 2012, we refinanced approximately $1,496.7 million, before related debt issuance costs and fees, of our then existing outstanding credit facilities.

        We believe the acquisition of Knology has solidified our position as a leading provider of triple-play (high-speed data, video and telephony) and other advanced communication services. The combination increased our geographic and competitive diversification and created a clustered footprint that covers nineteen markets in the Midwestern and Southeastern United States. We believe WOW's and Knology's fully upgraded networks are complementary and have begun to realize significant cost savings by eliminating duplicative resources and achieving scale efficiencies. We also believe there is potential for longer-term operational efficiencies that will improve our profitability.

        The merger consideration and debt refinancing was funded through (i) $1,968.0 million borrowed under our Prior Senior Secured Credit Facilities, (ii) issuance of the $725.0 million Senior Notes ("Senior Notes") and issuance of the $295.0 million of our Senior Subordinated Notes ("Senior Subordinated Notes") or together (the "Notes"), (iii) issuance of $200.0 million new equity, primarily to Avista Capital Partners (the majority voting unit holder of our Parent) and (iv) existing cash and cash equivalent balances.

        In connection with the issuance of the Notes, we entered into a registration rights agreement to file an exchange offer for the Notes in a registration statement (the "Exchange Offer") with the SEC under the Securities Act of 1933. We filed the registration statement with the SEC on April 10, 2013 and the registration statement became effective on April 22, 2013. We closed the Exchange Offer on May 23, 2013.

        The effects of the Knology Merger are included in our consolidated financial statements beginning July 17, 2012. The Knology Merger was accounted for using the acquisition method of accounting. The total purchase price was allocated to the acquired identifiable net assets based on assessments of their respective fair values, and the excess of the purchase price over the fair values of such identifiable net assets was allocated to goodwill.

Mid-Michigan Assets Acquisition

        On August 16, 2011, we reached an agreement to acquire certain Michigan assets of Broadstripe, LLC ("Broadstripe"), a broadband communications provider in Michigan, Oregon, Washington and Maryland, for a cash purchase price of approximately $55.0 million, subject to closing and post-closing adjustments (the "Mid-Michigan Assets" acquisition).

        A good faith deposit of $5.8 million was made by us into an escrow account on August 19, 2011. The closing of the transaction occurred on January 13, 2012. The purchase price was financed with available cash, $20.0 million borrowed under an existing revolving credit facility and $40.0 million of proceeds from a new credit facility. We acquired the Mid-Michigan Assets serving approximately 32,000 customers, passing approximately 85,000 homes, in order to expand market presence and to generate operating synergies. The Mid-Michigan Assets acquisition was accounted for using the acquisition method of accounting and its effects are included in our consolidated financial statements beginning January 13, 2012.

Pending Sale of South Dakota Systems

        On June 12, 2014, we entered into a definitive asset purchase agreement (the "Asset Purchase Agreement") with Clarity Telecom pursuant to which we will sell our Rapid City and Sioux Falls, South Dakota cable systems (the "South Dakota Systems") for gross proceeds of approximately $262.0 million, subject to certain adjustments. The closing of the Asset Purchase Agreement is not expected to close until the late third quarter or early fourth quarter of 2014, following the satisfaction of certain regulatory requirements and other customary closing conditions. The South Dakota Systems account for less than 10% of our consolidated assets as of December 31, 2013. We expect the sale of the South Dakota systems will enhance our operating efficiencies.

Critical Accounting Policies and Estimates

        In the preparation of our consolidated financial statements, we are required to make estimates, judgments and assumptions that we believe are reasonable based upon the information available, in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Critical accounting policies are defined as those policies that are reflective of significant judgments, estimates and uncertainties, which would potentially result in materially different results under different assumptions and conditions. We believe the following accounting policies are the most critical in the preparation of our consolidated financial statements because of the judgment necessary to account for these matters and the significant estimates involved, which are susceptible to change.

Valuation of Plant, Property and Equipment and Intangible Assets

        Carrying Value.    The aggregate carrying value of our plant, property and equipment and intangible assets (including franchise operating rights and goodwill) comprised approximately 92% and 90% of our total assets at December 31, 2013 and December 31, 2012, respectively.

        Plant, property and equipment are recorded at cost and include costs associated with the construction of cable transmission and distribution facilities and new service installations at the customer location. Capitalized costs include materials, labor, and certain indirect costs attributable to the capitalization activity. Maintenance and repairs are expensed as incurred. Upon sale or retirement of an asset, the cost and related depreciation are removed from the related accounts and resulting gains or losses are reflected in operating results. We make judgments regarding the installation and construction activities to be capitalized. We capitalize direct labor associated with capitalizable activities and indirect cost using standards developed from operational data, including the proportionate time to perform a new installation relative to the total technical operations activities and an evaluation of the nature of the indirect costs incurred to support capitalizable activities. Judgment is required to determine the extent to which indirect costs incurred related to capitalizable activities, and as a result should be capitalized. Indirect costs include (i) employee benefits and payroll taxes associated with capitalized direct labor, (ii) direct variable cost of installation and construction vehicle costs, (iii) the direct variable costs of support personnel directly involved in assisting with installation activities, such as dispatchers and (iv) indirect costs directly attributable to capitalizable activities.

        Intangible assets consist primarily of acquired franchise operating rights, franchise related customer relationships and goodwill. Franchise operating rights represent the value attributable to agreements with local franchising authorities, which allows access to homes in the public right of way. Our franchise operating rights were acquired through business combinations. We do not amortize cable franchise operating rights as we have determined that they have an indefinite life. Costs incurred in negotiating and renewing cable franchise agreements are expensed as incurred. Franchise related customer relationships represent the value of the benefit to us of acquiring the existing cable subscriber base and are amortized over the estimated life of the subscriber base, generally four years, on a straight-line basis. Goodwill represents the excess purchase price over the fair value of the identifiable net assets we acquired in business combinations.

        Asset Impairments.    Long-lived assets, including plant, property and equipment and intangible assets subject to amortization are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the expected undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

        We evaluate the recoverability of our franchise operating rights at least annually on October 1, or more frequently whenever events or substantive changes in circumstances indicate that the assets might be impaired. Franchise operating rights are evaluated for impairment by comparing the carrying value of the intangible asset to its estimated fair value. We calculate the fair value of franchise operating rights using the multi-period excess earnings method, an income approach, which calculates the value of an intangible asset by discounting its future cash flows. The fair value is determined based on estimated discrete discounted future cash flows attributable to each franchise operating right intangible asset using assumptions consistent with internal forecasts. Assumptions key in estimating fair value under this method include, but are not limited to, revenue and subscriber growth rates (less anticipated customer churn), operating expenditures, capital expenditures (including any build out), market share achieved, contributory asset charge rates, tax rates and discount rate. The discount rate used in the model represents a weighted average cost of capital and the perceived risk associated with an intangible asset such as our franchise operating rights. The estimates and assumptions made in our valuations are inherently subject to significant uncertainties, many of which are beyond our control, and there is no assurance that these results can be achieved. The primary assumptions for which there is a reasonable possibility of the occurrence of a variation that would significantly affect the measurement value include the assumptions regarding revenue growth, programming expense growth rates, the amount and timing of capital expenditures and the discount rate utilized.

        We also at least annually on October 1, evaluate our goodwill for impairment for each reporting unit (which generally are represented by geographical operations of cable systems managed by us). For evaluation of our goodwill, we utilize discounted cash flow analysis to estimate the fair value of each reporting unit and compare such value to the carrying amount of the reporting unit. In the event that the carrying amount exceeds the fair value, we would be required to estimate the fair value of the assets and liabilities of the reporting unit as if the unit was acquired in a business combination, thereby revaluing goodwill. Any excess of the carrying value of goodwill over the revalued goodwill would be expensed as an impairment loss.

Fair Value Measurements

        GAAP provides guidance for a framework for measuring fair value in the form of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Financial assets and liabilities are classified by level in their entirety based upon the lowest level of input that is significant to the fair value measurement. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability due to the fact there is no market activity. We record our interest rate swaps and interest rate caps at fair value on the balance sheet and perform recurring fair value measurements with respect to these derivative financial instruments. The fair value measurements of our interest rate swaps were determined using cash flow valuation models. The inputs to the cash flow models consist of, or are derived from, observable data for substantially the full term of the swaps. This observable data includes interest and swap rates, yield curves and credit ratings, which are retrieved from available market data. The valuations are then adjusted for our own nonperformance risk as well as the counterparty as required by the provisions of the authoritative guidance using a discounted cash flow technique that accounts for the duration of the interest rate swaps and our and the counterparty's risk profile. The fair value of the interest rate caps are calculated using a cash flow valuation model. The main inputs are obtained from quoted market prices, the LIBOR interest rate and the projected three month LIBOR. The observable market quotes are then input into the valuation and discounted to reflect the time value of cash.

        We also have non-recurring valuations primarily associated with (i) the application of acquisition accounting and (ii) impairment assessments, both of which require that we make fair value determinations as of the applicable valuation date. In making these determinations, we are required to make estimates and assumptions that affect the recorded amounts, including, but not limited to, expected future cash flows, market comparables and discount rates, remaining useful lives of long-lived assets, replacement or reproduction costs of property and equipment and the amounts to be recovered in future periods from acquired net operating losses and other deferred tax assets. To assist us in making these fair value determinations, we may engage third- party valuation specialists. Our estimates in this area impact, among other items, the amount of depreciation and amortization, and any impairment charges that we may report. Our estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain. A significant portion of our long-lived assets were initially recorded through the application of acquisition accounting and all of our long-lived assets are subject to periodic or event-driven impairment assessments.

  Legal and other contingencies

        Legal and other contingencies have a high degree of uncertainty. When a loss from a contingency becomes estimable and probable, a reserve is established. The reserve reflects management's best estimate of the probable cost of ultimate resolution of the matter and is revised as facts and circumstances change. A reserve is released when a matter is ultimately brought to closure or the statute of limitations lapses. The actual costs of resolving a claim may be substantially different from the amount of reserve we recorded. In addition, in the normal course of business, we are subject to various other legal and regulatory claims and proceedings directed at or involving us, which in our opinion will not have a material adverse effect on our financial position or results of operations or liquidity.

  Programming Agreements

        We exercise significant judgment in estimating programming expense associated with certain video programming contracts. Our policy is to record video programming costs based on our contractual agreements with our programming vendors, which are generally multi-year agreements that provide for us to make payments to the programming vendors at agreed upon market rates based on the number of customers to which we provide the programming service. If a programming contract expires prior to the parties' entry into a new agreement and we continue to distribute the service, we estimate the programming costs during the period there is no contract in place. In doing so, we consider the previous contractual rates, inflation and the status of the negotiations in determining our estimates. When the programming contract terms are finalized, an adjustment to programming expense is recorded, if necessary, to reflect the terms of the new contract. We also make estimates in the recognition of programming expense related to other items, such as the accounting for free periods, timing of rate increases and credits from service interruptions, as well as the allocation of consideration exchanged between the parties in multiple-element transactions.

        Significant judgment is also involved when we enter into agreements that result in us receiving cash consideration from the programming vendor, usually in the form of advertising sales, channel positioning fees, launch support or marketing support. In these situations, we must determine based upon facts and circumstances if such cash consideration should be recorded as revenue, a reduction in programming expense or a reduction in another expense category (e.g., marketing).

Income Taxes

        From time to time, we engage in transactions in which the tax consequences may be subject to uncertainty. Examples of such transactions include business acquisitions and dispositions, including dispositions designed to be tax free, issues related to consideration paid or received, investments and certain financing transactions. Significant judgment is required in assessing and estimating the tax consequences of these transactions. We prepare and file tax returns based on interpretation of tax laws and regulations. In the normal course of business, our tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax, interest and penalty assessments by these taxing authorities. In determining our income tax provision for financial reporting purposes, we establish a reserve for uncertain income tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. That is, for financial reporting purposes, we only recognize tax benefits taken on the tax return that we believe are more likely than not of being sustained. There is considerable judgment involved in determining whether positions taken on the tax return are more likely than not of being sustained.

        We adjust our tax reserve estimates periodically because of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations. The consolidated income tax provision of any given year includes adjustments to prior year income tax accruals that are considered appropriate and any related estimated interest. Our policy is to recognize, when applicable, interest and penalties on uncertain income tax positions as part of income tax provision.

Homes Passed and Subscribers

        We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units passed by our broadband network and listed in our database. We report Video subscribers as the number of basic cable subscribers, excluding customers who only subscribe to HSD or Telephony services in this total. The following table summarizes homes passed, total customers and subscribers for our services as of each respective date (in thousands):

	Mar. 31 2012	June 30 2012	Sep. 30 2012	Dec. 31 2012	Mar. 31 2013	June 30 2013	Sep. 30, 2013	Dec. 31, 2013	March 31, 2014
Homes passed	1,778	1,794	2,914	2,962	2,968	2,981	2,987	2,995	2,997
Total customers(1)	513	509	821	826	817	815	831	841	853
Video subscribers	468	463	710	705	691	682	691	694	694
HSD subscribers	442	441	707	709	707	709	725	740	757
Telephony subscribers	261	258	450	443	433	430	427	424	419

(1)
Defined as number of customers who receive at least one of our Video, HSD or Telephony services that we count as a subscriber, without regard to which or how many services they subscribe.

        Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies. While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounters across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews. We made adjustments resulting in an increase of approximately 5 thousand and 1 thousand total customers and video subscribers during the quarters ended September 30, 2013 and December 31, 2013, respectively, in certain former Knology markets. These adjustments were made to conform to our reporting methodology related to bulk video customers in multi-dwelling units.

Financial Statement Presentation

Revenue

        Our operating revenue is primarily derived from monthly charges for Video, HSD, Telephony and other services to residential and business customers, in addition to advertising and other revenues.

  •
  Video revenue consists of fixed monthly fees for basic, premium and digital cable television services and rental of video converter equipment, as well as fees from pay-per-view, video-on-demand and other events that involve a charge for each viewing.

  •
  HSD revenue consists primarily of fixed monthly fees for data service and rental of cable modems.

  •
  Telephony revenue consists primarily of fixed monthly fees for local service and enhanced services, such as call waiting, voice mail and measured and flat rate long-distance service.

  •
  Other revenue consists primarily of advertising, franchise and other regulatory fees, broadband carrier services, dark fiber sales and installation services.

        Over 92% of our revenues for the years ended December 31, 2013, 2012 and 2011 are attributable to monthly subscription fees charged to customers for our Video, HSD and Telephony services provided by our cable systems, respectively. Generally, these customer subscriptions may be discontinued by the customer at any time without penalty. The remaining non-subscription revenue is derived primarily from advertising revenues, franchise and other regulatory fee revenues (which are collected by us but then paid to local authorities), installation fees and commissions related to the sale of merchandise by home shopping services.

Cost and Expenses

        Our expenses primarily consist of operating, selling, general and administrative expenses, depreciation and amortization expense, interest expense and realized and unrealized gain (loss) on derivative instruments, net.

        Operating expenses primarily include programming costs, data costs, transport costs and network access fees related to our HSD and Telephony services, cable service related expenses, costs of dark fiber sales, network operations and maintenance services, customer service and call center expenses, bad debt, billing and collection expenses and franchise and other regulatory fees.

        Selling, general and administrative expenses primarily include salaries and benefits of corporate and field management, sales and marketing personnel, human resources and related administrative costs.

        Operating and selling, general and administrative expenses exclude depreciation and amortization expense, which is presented separately in the accompanying consolidated statement of operations.

        Depreciation and amortization expenses include depreciation of our broadband networks and equipment, buildings and leasehold improvements and amortization of other intangible assets with definite lives primarily related to acquisitions.

        Realized and unrealized gain (loss) on derivative instruments, net includes adjustments to fair value for the various interest rate swaps and caps we enter on the required portions of our outstanding variable debt. As we do not use hedge accounting for financial reporting purposes, at the end of each reporting period, the adjustment to fair value of our interest rate swaps and caps are recorded to earnings.

        We control our costs of operations by maintaining strict controls on expenditures. More specifically, we are focused on managing our cost structure by improving workforce productivity, increasing the effectiveness of our purchasing activities and maintaining discipline in customer acquisition. We expect programming expenses to continue to increase due to a variety of factors, including increased demands by owners of some broadcast stations for carriage of other services or payments to those broadcasters for retransmission consent and annual increases imposed by programmers with additional selling power as a result of media consolidation. We have not been able to fully pass these increases on to our customers nor do we expect to be able to do so in the future without a potential loss of customers.

        As noted above, the comparability of our operating results during 2013 and 2012 is affected by our 2012 Acquisitions. The acquisition impact represents our estimate of the difference between the operating results of the period under comparison that is attributable to an acquisition. We base our estimate of the acquisition impact from the acquired entity's historical operating results prior to our acquisition and inclusion in our operating results. We exclude the acquisition impact from current period changes in order to reflect operating results that can better be considered as organic changes in periods subsequent to the acquisition. As a result, variances attributable to an acquired entity during the first twelve months following an acquisition date represent differences between the estimated acquisition impact and actual results. The 2012 Acquisitions impact represents the historical operating results of the Knology Merger for the period January 1 to July 16, 2012 and our estimate of the Mid-Michigan Assets operating results for the period January 1 to January 12, 2012.

Results of operations

Three months ended March 31, 2014 compared to three months ended March 31, 2013

        The following table summarizes our results of operation for the three months ended March 31, 2014 and 2013 (in millions):

	Three months ended March 31,		Change
	2014	2013	$	%
Revenue	$312.1	$296.4	$15.7	5%
Costs and expenses:
Operating (excluding depreciation and amortization)	178.0	165.7	12.3	7%
Selling, general and administrative	30.0	34.8	(4.8)	14%
Depreciation & amortization	66.0	64.8	1.2	2%
Management fee to related party	0.4	0.4	—	*

	274.4	265.7	8.7	3%

Income from operations	37.7	30.7	7.0	23%
Other income (expense):
Interest expense	(57.8)	(66.9)	9.1	14%
Realized and unrealized gain on derivative instruments, net	1.0	1.0	—	*
Other (expense) income, net	(0.1)	0.1	(0.2)	*

Loss before provision of income taxes	(19.2)	(35.1)	15.9	45%
Income tax expense	(1.1)	—	(1.1)	*

Net loss	$(20.3)	$(35.1)	$14.8	42%

*—Not meaningful

  Revenue

        Revenue for the three months ended March 31, 2014 increased $15.7 million or 5% as compared to revenue for the three months ended March 31, 2013 as follows:

			Change
	2014	2013	$	%
		(in millions)
Residential subscription	$258.2	$251.5	$6.7	3%
Commercial subscription	23.5	22.6	0.9	4%

Total subscription	281.7	274.1	7.6	3%
Other commercial services	6.5	4.6	1.9	41%
Other	23.9	17.7	6.2	35%

	$312.1	$296.4	$15.7	5%

        The increase in subscription revenue of $7.6 million or 3% is due to the net effect of $8.5 million increase in customers and $0.9 million decrease in ARPU (which is calculated as the total subscription revenue divided by average monthly customers during the period). The increase in Other commercial services of $1.9 million is primarily due to the inclusion of the results related to our Bluemile Assets acquisition. The increase in Other revenue is primarily due to (i) $3.6 million increase in customer related activity (installation, reactivation, service calls) due to increased customers in the period and

(ii) increased franchise fee and other regulatory fees of $2.0 million as a result of increased video and telephony revenue.

  Operating expenses (excluding depreciation and amortization)

        Operating expenses (excluding depreciation and amortization) increased $12.3 million or 7% in the three months ended March 31, 2014, as compared to the three months ended March 31, 2013. The increase primarily relates to increases of $7.0 million for programming costs for the three months ended March 31, 2014. The increases in programming costs are primarily a result of annual contractual rate adjustments, including increases in amounts paid for retransmission consents and for new programming. Additionally, we have an increase in franchise and other regulatory fees of $4.8 million mainly due to our increase in video and telephony revenue for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013.

  Selling, general and administrative (SG&A) expenses

        SG&A expenses decreased $4.8 million or 14% in the three months ended March 31, 2014, as compared to the three months ended March 31, 2013. The decrease is primarily due to the impact of the synergies and efficiencies realized as a result of the acquisition of Knology in 2012.

  Depreciation and amortization expenses

        Depreciation and amortization expenses increased $1.2 million or 2% in the three months ended March 31, 2014, as compared to the three months ended March 31, 2013, primarily due to more capitalized projects and the associated depreciation during the three months ended March 31, 2014 compared to the same period in 2013.

  Management fee to related party expenses

        We pay a quarterly management fee of $0.4 million per quarter plus any travel and miscellaneous expenses to Avista Capital Partners (the majority voting unit holder of Racecar Holdings, LLC, ultimate parent of WOW).

  Interest expense

        Interest expense decreased $9.1 million or 14% in the three months ended March 31, 2014, as compared to the three months ended March 31, 2013. The decrease is due to lower overall effective interest rates on our Senior Secured Credit Facilities, which have an overall effective interest rate of approximately 6.7% at March 31, 2014 versus an overall effective interest rate of 7.9% of our then existing debt at March 31, 2013. The above decreases are offset by the increased debt outstanding for the quarter ended March 31, 2014 compared to the quarter ended March 31, 2013.

  Realized and unrealized gain (loss) on derivative instruments, net

        Realized and unrealized gain on derivative instruments was $1.0 million for both periods ended March 31, 2014 and 2013. We do not use hedge accounting for financial reporting purpose so the adjustment to fair value of our interest rate swaps and caps are recorded to earnings.

Yearly Comparison

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

	Year ended December 31,		Change		Change excluding 2012 Acquisitions
	2013	2012	$	%	$	%
	(in millions)
Revenue	$1,199.7	$910.4	$289.3	32%	$0.7	*
Costs and expenses:
Operating (excluding depreciation and amortization)	663.9	515.0	148.9	29%	2.3	*
Selling, general and administrative	135.8	104.4	31.4	30%	2.2	2%
Depreciation & amortization	256.4	203.9	52.5	26%	(22.4)	(11)%
Management fee to related party	1.7	1.4	0.3	21%	0.3	21%

	1,057.8	824.7	233.1	28%	(17.6)	(2)%

Income from operations	141.9	85.7	56.2	66%	18.3	21%
Other income (expense):
Interest expense	(242.0)	(180.4)	(61.6)	(34)%
Realized and unrealized gain (loss) on derivative instruments	3.4	(9.4)	12.8	*
Loss on early extinguishment of debt	(58.1)	(8.3)	(49.8)	*
Other income (expense), net	(0.2)	0.2	(0.4)	*

Loss before provision for income tax	(155.0)	(112.2)	(42.8)	(38)%
Income tax (expense) benefit	(6.2)	0.7	(6.9)	*

Net loss	$(161.2)	$(111.5)	$(49.7)	(45)%

*
Not meaningful

Revenue

        Total revenue increased $289.3 million or 32% in the year ended December 31, 2013, as compared to the year ended December 31, 2012. Excluding the impact of the 2012 Acquisitions, total revenue increased $0.7 million in the year ended December 31, 2013 as compared to the year ended December 31, 2012. These increases were primarily due to implemented annual rate increases, increases in equipment rental during the period, and organic growth offset by a decrease in customers. We attribute our revenue growth to our attractive bundled service offerings; focus on local sales and marketing strategies, and industry-leading customer service.

        The following table summarizes the change in subscription and other revenue:

	Subscription revenue	Other revenue	Total
	(in millions)
Year ended December 31, 2012	$850.2	$60.2	$910.4
Impact of 2012 Acquisitions(1)	263.4	25.2	288.6

	1,113.6	85.4	1,199.0
Increase (decrease) due to changes in:
Decrease in customers	(36.2)	—	(36.2)
Increase in ARPU	26.4	—	26.4
Increase non-subscription revenue	—	10.5	10.5

	(9.8)	10.5	0.7
Year ended December 31, 2013	$1,103.8	$95.9	$1,199.7

(1)
Represents revenues attributable to Knology for the period January 1 to July 16, 2012 and Mid-Michigan Assets for the period January 1 to January 12, 2012.

Operating Expenses (Excluding Depreciation and Amortization)

        Operating expenses (excluding depreciation and amortization) increased $148.9 million or 29% in the year ended December 31, 2013, as compared to the year ended December 31, 2012. Excluding the impact of the 2012 Acquisitions, total operating expenses (excluding depreciation and amortization) increased $2.3 million for the year ended December 31, 2013, as compared to year ended December 31, 2012. We experienced increases in video programming expenses primarily due to higher rates charged by programmers. Remaining increases were due to greater bandwidth usage from higher data- speed service as well as increased telephony direct costs.

Selling, General and Administrative Expenses

        SG&A expenses increased $31.4 million or 30% in the year ended December 31, 2013, as compared to the year ended December 31, 2012. Excluding the impact of the 2012 Acquisitions, total SG&A expenses increased $2.2 million or 2% for the year ended December 31, 2013, as compared to the year ended December 31, 2012 primarily due to increase in non- recurring integration costs, including related to our billing system conversion, offset by the impact of synergies and efficiencies realized in 2013.

Depreciation and Amortization Expenses

        Depreciation and amortization expenses increased $52.5 million or 26% in the year ended December 31, 2013, as compared to the year ended December 31, 2012. Excluding the impact of the 2012 Acquisitions, total depreciation and amortization expenses decreased $22.4 million or 11% in the year ended December 31, 2013, as compared to the year ended December 31, 2012, primarily due to retirements and assets being fully depreciated offset by capital expenditures in the period.

Management Fee to Related Party Expenses

        We pay a quarterly management fee plus any travel and miscellaneous expenses to Avista Capital Partners (the majority voting unit holder of our Parent). During July 2012, the quarterly management fee of $250,000 per quarter increased to $375,000 per quarter.

Interest Expense

        Interest expense increased $61.6 million or 34% for the year ended December 31, 2013, as compared to the year ended December 31, 2012. The increase in interest expense is due to the overall increased level of long- term debt on an annual basis due primarily to the July 17, 2012 refinancing of our then existing debt and the financing for the Knology Merger and the associated increase in borrowings in 2013 partially offset by decrease in the overall effective interest rates on our Senior Secured Credit Facilities, primarily due to our April 1 and November 27, 2013 refinancings. The Senior Secured Credit Facilities and Notes have an overall effective interest rate of approximately 7% at December 31, 2013 versus an overall effective interest rate of 8% of our then existing debt at December 31, 2012.

Realized and Unrealized Gain (Loss) on Derivative Instruments, Net

        Realized and unrealized gain (loss) on derivative instruments, net increased $12.8 million to a net gain of $3.4 million for the year ended December 31, 2013, as compared to a net loss of $9.4 million in the year ended December 31, 2012. We do not use hedge accounting for financial reporting purpose so the adjustment to fair value of our interest rate swaps and caps are recorded to earnings.

Loss on Early Extinguishment of Debt

        In connection with our April 1, 2013 First Amendment refinancing of our Prior Senior Secured Credit Facilities, we recorded a loss on extinguishment of debt representing the expensing of prior deferred financing costs of $57.3 million. On November 27, 2013, we entered into the Second Amendment to our Credit Agreement, dated as of July 17, 2012, as amended on April 1, 2013 and as a result recorded a loss on extinguishment of debt of $0.8 million, representing the expense of prior debt issue costs. On July 17, 2012, we refinanced our then existing credit facilities and as a result recorded a loss on extinguishment of debt representing the expensing of prior deferred financing costs of approximately $8.3 million.

Income Tax Benefit (expense)

        We acquired C Corporation subsidiaries in connection with the Knology Merger which are subject to federal income taxes. During the year ended December 31, 2013 we recognized an income tax expense of $6.2 million. We also established a valuation allowance against our deferred tax assets, after considering basis difference on franchise operating rights and tax basis goodwill, due to our current year pre-tax losses and uncertainty regarding the timing of generating taxable income in the future and our assessment that the realization of the deferred tax assets did meet the more likely than not criterion under ASC 740, Income Taxes.

        The Company is a limited liability company ("LLC") that is treated as a partnership for federal income tax purposes. Prior to the Knology Merger, our subsidiaries consisted only of LLCs, which are disregarded as separate entities for federal and state tax purposes.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

	Year ended December 31,		Change		Change excluding acquisitions
	2012	2011	$	%	$	%
	(in millions)
Revenue	$910.4	$613.9	$296.5	48%	$22.3	4%
Costs and expenses:
Operating (excluding depreciation and amortization)	515.0	344.9	170.1	49%	24.3	7%
Selling, general and administrative	104.4	48.8	55.6	114%	19.8	41%
Depreciation & amortization	203.9	136.7	67.2	49%	(4.1)	(3)%
Management fee to related party	1.4	1.1	0.3	27%	0.3	27%

	824.7	531.5	293.2	55%	40.3	8%

Income from operations	85.7	82.4	3.3	4%	(18.0)	(22)%
Other income (expense):
Interest expense	(180.4)	(75.1)	(105.3)	(140)%
Realized and unrealized gain (loss) on derivative instruments	(9.4)	12.6	(22.0)	*
Loss on early extinguishment of debt	(8.3)	—	(8.3)	*
Other income (expense), net	0.2	(0.5)	0.7	*

Income (loss) before provision for income tax	(112.2)	19.4	(131.6)	*
Income tax benefit	0.7	3.2	(2.5)	(78)%

Net income (loss)	$(111.5)	$22.6	$(134.1)	*

  *—Not meaningful

Revenue

        Total revenue increased $296.5 million or 48% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. Excluding the post acquisition impact of the Knology Merger and Mid-Michigan Assets acquisition, total revenue increased $22.3 million or 4% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. These increases were primarily due to implemented annual rate increases, increases in equipment rentals during the period and organic growth. We attribute our continued revenue growth to our attractive bundled service offerings, focus on local sales and marketing strategies and industry-leading customer service. A summary of revenue by service, excluding the post acquisition impact of the Knology Merger and Mid-Michigan Assets acquisition, is as follows:

	% of Total Revenue
			Change (dollar amounts in millions)
	Year ended December 31,
	2012	2011	$	%
Video	47%	46%	$23.8	9%
HSD	27%	26%	6.1	4%
Telephony	19%	21%	(9.9)	(8)%
Other	7%	7%	2.3	15%

Total	100%	100%	$22.3	4%

Operating Expenses (Excluding Depreciation and Amortization)

        Operating expenses (excluding depreciation and amortization) increased $170.1 million or 49% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. Excluding the post acquisition impact of the Knology Merger and Mid-Michigan Assets acquisition, total operating expenses (excluding depreciation and amortization) increased $24.3 million or 7% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. These increases were primarily due to a $16.2 million increase in Video programming expenses primarily due to higher rates charged by programmers. Remaining increases are due to increased bad debt expenses and costs due to greater bandwidth usage from higher data-speed data services. The increases were partially offset by decreases in Telephony direct costs.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses increased $55.6 million or 114% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. Excluding the post acquisition impact of the Knology Merger and Mid-Michigan Assets acquisition, total selling, general and administrative expenses increased $19.8 million or 41% in the year ended December 31, 2012, as compared to the year ended December 31, 2011, primarily due to higher non-recurring legal and professional fees in connection with the July 17, 2012 debt refinancing and our costs associated with the 2012 Acquisitions.

Depreciation and Amortization Expenses

        Depreciation and amortization expenses increased $67.2 million or 49% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. Excluding the post-acquisition impact of the Knology Merger and Mid-Michigan Assets acquisition, total depreciation and amortization expenses decreased $4.1 million or 3% in the year ended December 31, 2012, as compared to the year ended December 31, 2011, primarily due to retirements offset by capital expenditures in the period.

Management Fee to Related Party Expenses

        We pay a quarterly management fee plus any travel and miscellaneous expenses to Avista Capital Partners (the majority voting unit holder of our Parent). During July 2012, the quarterly management fee of $250,000 per quarter increased to $375,000 per quarter.

Interest Expense

        Interest expense increased $105.3 million or 140% in the year ended December 31, 2012, as compared to the year ended December 31, 2011. The increase in interest expense is due to the overall increased level of long- term debt due primarily to the July 17, 2012 refinancing of our then existing debt and the financing for the Knology Merger and the associated increase in overall effective interest rates on the Prior Senior Secured Credit Facilities and Notes in place as of December 31, 2012, which have an overall effective interest rate of approximately 8% at December 31, 2012 versus 4% at December 31, 2011.

Realized and Unrealized Gain (Loss) on Derivative Instruments, Net

        Realized and unrealized gain (loss) on derivative instruments, net is a loss of $9.4 million for the year ended December 31, 2012, as compared to a gain of $12.6 million for the year ended December 31, 2011. The loss in 2012 is primarily due to entering into a new swap in July 2012 and as we do not use hedge accounting for financial reporting purpose the adjustment to fair value of our new interest rate swaps is recorded to earnings.

Loss on Early Extinguishment of Debt

        On July 17, 2012, we refinanced our existing credit facilities and as a result recorded a loss on extinguishment of debt representing the expensing of prior deferred financing costs of $8.3 million.

Income Tax Benefit (expense)

        We acquired C Corporation subsidiaries in connection with the Knology Merger which are subject to federal income taxes. During the year ended December 31, 2012 we recognized an income tax benefit of $0.7 million. We also established a valuation allowance against our net deferred tax assets, after considering permanent tax basis difference on franchise operating rights, due to our current year pre-tax losses and uncertainty regarding the timing of generating taxable income in the future and our assessment that the realization of the deferred tax assets did meet the more likely than not criterion under ASC 740, Income Taxes.

        The Company is a limited liability company that is treated as a partnership for federal income tax purposes. Prior to the Knology Merger, our subsidiaries consisted only of LLCs, which are disregarded as separate entities for federal and state tax purposes. While most states do not separately tax LLCs, the State of Michigan historically imposed entity level income taxes. However, the State of Michigan repealed its former Michigan Business Tax in 2011. As a result of the new legislation, we were not subject to the new corporate income tax regime due to our LLC designation and treated as a partnership for income tax purposes, where our income or loss is taxable or deductible by our Members. As a result, we reversed all previously recognized deferred income tax assets and liabilities to zero in the second quarter of 2011 because we have no filing requirements after 2011 for our LLC subsidiaries.

Liquidity and Capital Resources

        At March 31, 2014, we had $144.8 million in current assets, including $42.1 million in cash and cash equivalents, and $223.3 million in current liabilities. Our outstanding consolidated debt and capital lease obligations aggregated $3,082.7 million, of which $22.4 million is classified as current in our condensed consolidated balance sheet.

        We are required to prepay principal amounts under our Senior Secured Credit Facilities credit agreement if we generate excess cash flow, as defined in the credit agreement. As of March 31, 2014 we had borrowing capacity of $95.7 million under our Revolving Credit Facility and were in compliance with all our debt covenants. Accordingly, we believe that we have sufficient resources to fund our obligations and foreseeable liquidity requirements in the foreseeable future.

Historical Operating, Investing, and Financing Activities

Three months ended March 31, 2014 compared to three months ended March 31, 2013

Yearly Comparison

Operating Activities

        Net cash provided by operating activities increased $10.6 million from $15.6 million for the three months ended March 31, 2013 to $26.2 million for the three months ended March 31, 2014. The increase in net cash provided by operating activities was primarily due to a net loss decrease of $14.8 million for the three months ended March 31, 2014. Offsetting this decrease in net loss was a decrease of $5.0 million in changes in operating assets and liabilities for the three months ended March 31, 2014.

Investing Activities

        Net cash used in investing activities increased $22.7 million from $30.2 million for the three months ended March 31, 2013 to $52.9 million for the three months ended March 31, 2014, primarily due to a $22.5 million net increase in capital expenditures for the three months ended March 31, 2014.

Financing Activities

        Net cash provided by financing activities increased $27.0 million from $24.9 million for the three months ended March 31, 2013 to $51.9 million for the three months ended March 31, 2014. The increase is attributable to an increase in funds received from draws on our revolving credit facility of $27.0 million during the three months ended March 31, 2014.

Capital Expenditures

        Capital expenditures were $52.9 million and $30.4 million for the three months ended March 31, 2014 and 2013, respectively.

        Capital expenditures will continue to be driven primarily by customer demand for our services. In the event we may have higher-than-expected customer demand for our services, while resulting in higher revenue and income from operations, such increased demand may also increase our projected capital expenditures.

Operating Activities

        Net cash provided by operating activities increased $20.6 million from $147.7 million for the year ended December 31, 2012 to $168.3 million for the year ended December 31, 2013. Net loss increased $49.7 million for the year ended December 31, 2013, but was offset by an $103.3 million increase in non-cash charges resulting in a net $53.6 million increase. Offsetting this net increase were decreases in changes in net operating assets and liabilities of $13.9 million and a $19.1 million soft call premium payment made in April 2013. The increase in non-cash charges was primarily comprised of a $49.8 million increase in loss on extinguishment of debt and $52.5 million increase in depreciation and amortization. The decrease in changes in net operating assets and liabilities was primarily comprised of an $8.6 million decrease in change of accrued interest offset by increases in changes in receivables and other operating assets.

        Net cash provided by operating activities decreased $3.9 million from $151.6 million for the year ended December 31, 2011 to $147.7 million for the year ended December 31, 2012. The decrease was primarily attributable to an increase in net loss of $134.1 million, largely offset by an increase in non-cash charges of $119.8 million and an increase in net operating assets of $10.4 million. The increase in net operating assets was primarily comprised of a $34.2 million increase in accrued expenses, due primarily to increase in interest payable, offset by $25.7 million in accounts receivable- trade.

Investing Activities

        Net cash used in investing activities decreased $719.7 million from $956.1 million for the year ended December 31, 2012 to $236.4 million for the year ended December 31, 2013. The decrease is primarily due to the net $783.7 million decrease in acquisition activity from 2012, which included the $799.1 million net cash impact related to the Knology Merger and the Mid-Michigan Asset acquisition in 2012 versus the $15.4 million cash impact of the 2013 Bluemile Assets acquisition. The decrease in acquisition activity is offset by a $63.7 million increase in capital expenditures during the year ended December 31, 2013 versus 2012.

        Net cash used in investing activities increased $799.5 million from $156.6 million for the year ended December 31, 2011 to $956.1 million for the year ended December 31, 2012. The increase was due primarily to the 2012 Knology Merger for $749.9 million, net of cash acquired and the $49.2 million net cash impact of the 2012 Mid-Michigan Assets acquisition.

Financing Activities

        Net cash provided by financing activities decreased $735.9 million to $69.1 million for the year ended December 31, 2013 compared to $805.0 million for the year ended December 31, 2012, primarily due to borrowings and equity to fund the Knology Merger and Mid-Michigan Assets acquisition in 2012, offset by incremental new borrowings as a result of our April 1 and November 27, 2013 refinancings of our Secured Credit Facility.

        Net cash provided by financing activities amounted to $805.0 million for the year ended December 31, 2012 compared to net cash used in financing activities of $45.2 million for the year ended December 31, 2011, primarily due to borrowings and new equity contributions to fund the Knology Merger and Mid-Michigan Assets acquisition and refinance our prior credit facilities during 2012.

Capital Expenditures

        Capital expenditures were $221.9 million, $158.2 million and $150.8 million for the years ended December 31, 2013, 2012 and 2011, respectively.

        Capital expenditures will continue to be driven primarily by customer demand for our services. In the event we may have higher-than-expected customer demand for our services, while resulting in higher revenue and income from operations, such increased demand may also increase our projected capital expenditures.

Contractual Obligations

        We have obligations to make future payments for goods and services under certain contractual arrangements. These contractual obligations secure the future rights to various assets and services to be used in the normal course of our operations. In accordance with applicable accounting rules, the future rights and obligations pertaining to firm commitments, such as operating lease obligations and certain purchase obligations under contracts, are not reflected as assets or liabilities in the accompanying consolidated balance sheet. The long term debt obligations are our principal payments on cash debt service obligations. Capital lease obligations are future lease payments on certain video equipment and vehicles. Operating lease obligations are the future minimum rental payments required under the operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2013.

        The following table summarizes certain of our obligations as of December 31, 2013 and the estimated timing and effect that such obligations are expected to have on our liquidity and cash flows in future periods (in millions):

	Payment due by period
	Total	2014	2015 - 2016	2017 - 2018	Thereafter
Long term debt obligations	$3,022.7	$19.9	$39.8	$476.3	$2,486.7
Fixed-rate interest(1)	692.5	113.8	227.5	227.7	123.5
Programming obligations(2)	16.9	5.3	11.6	—	—
Capital lease obligations	7.9	2.8	4.0	1.1	—
Operating lease obligations(3)	35.3	7.5	13.1	9.7	5.0

Total	$3,775.3	$149.3	$296.0	$714.8	$2,615.2

(1)
The fixed rate interest payments included in the table above assumes that our fixed-rate Notes outstanding as of December 31, 2013 will be held to maturity. Interest payments associated with our variable-rate debt have not been included in the table. Assuming that our $2,006.6 million of variable-rate Senior Secured Credit Facilities as of December 31, 2013 is held to maturity, and utilizing interest rates in effect at December 31, 2013, our annual interest payments (including commitment fees and letter of credit fees) on variable rate Senior Secured Credit Facilities as of December 31, 2013 is anticipated to be approximately $91.6 million for fiscal year 2014, $181.4 million for fiscal years 2015-2016, $153.5 million for fiscal years 2017-2018 and $29.3 million thereafter. The future annual interest obligations noted herein are estimated only in relation to debt outstanding as of December 31, 2013.

(2)
Programming obligations consist of obligations associated with certain of our programming contracts that are enforceable and legally binding on us in that we have agreed to pay minimum fees without regard to the actual number of subscribers to the programming services. The amounts in the table with respect to these contracts are significantly less than the amounts we expect to pay in these periods under these contracts. In the normal course of business, we have also entered into numerous contracts to purchase programming content where our payment obligations are fully contingent on the number of subscribers to whom we provide the content. The terms of our contracts typically have annual rate increases and expire in 2014 through 2016. Our programming expenses will continue to increase, more so to the extent we grow our subscriber base. Programming expenses are included in operating expenses in the accompanying consolidated statements of operations.

(3)
In addition to the above operating lease obligations, we also rent utility poles used in our operations. Generally, pole rentals are cancellable on short notice, but we anticipate that such rentals will recur. Rent expense for pole rental attachments was approximately $7.6 million, $4.6 million and $2.0 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Recently Issued Accounting Standards

        The Financial Accounting Standards Board ("FASB") issued the following Accounting Standards Updates ("ASU") having potential impact to our financial condition, results of operation, or cash flows:

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  FASB Accounting Standards Update 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment

    This ASU states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification Subtopic 350-30, Intangibles—Goodwill and Other, General Intangibles Other than Goodwill.

    Under the guidance in this ASU, an entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period.

    The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company has evaluated the standard and does not anticipate it having any effect on its financial condition, results of operations, or cash flows.

  •
  FASB Accounting Standards Update 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs

    This ASU resulted in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between GAAP and International Financial Reporting Standards. While many of the amendments to GAAP are not expected to have a significant effect on practice, this guidance changes some fair value measurement principles and disclosure requirements.

ASU 2011-04 was required to be applied prospectively. The Company adopted this guidance effective January 1, 2012. The adoption did not have a material impact on its financial condition, results of operations, or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Our exposure to market risk is limited and primarily related to fluctuating interest rates associated with our variable rate indebtedness under our Senior Secured Credit Facility. As of March 31, 2014, borrowings under our Term B Loans and Term B-1 Loans (together, the "Term Facilities") and Revolving Credit Facility bear interest at our option at a rate equal to either an adjusted LIBOR rate (which is subject to a minimum rate of 1.00% for Term B Loans and minimum rate of 0.75% for the Term B-1 loans) or an alternative base rate ("ABR") (which is subject to a minimum rate of 2.00% for Term Facilities). The applicable margins for the Term B Loans may change depending on the Company's leverage ratio, from a minimum of 3.75% up to a maximum of 4.00% for adjusted LIBOR loans or a minimum of 2.75% up to a maximum of 3.00% for ABR loans. The applicable margins for the Term B-1 Loans are 3.00% for adjusted LIBOR loans or 2.00% for ABR loans. The applicable margin for borrowings under the Revolving Credit Facility are 3.50% for adjusted LIBOR loans and 2.50% for ABR loans. We manage the impact of interest rate changes on earnings and operating cash flows by entering into derivative instruments to protect against increases in the interest rates on our variable rate debt. We use interest rate swaps, where we receive variable rate amounts in exchange for fixed rate payments. We also use interest rate cap agreements that lock in a maximum interest rate if variable rates rise. As of March 31, 2014, after considering our interest rate swaps and caps, approximately 77% of our Senior Secured Credit Facility is still variable rate debt. Assuming a hypothetical 100 basis point (1%) change in LIBOR interest rates (based on the interest rates in effect under our Senior Secured Credit Facility as of March 31, 2014) would result in an annual interest expense change of up to approximately $15.8 million on our Senior Secured Credit Facility.

OUR BUSINESS

        We are a leading fully integrated provider of residential and commercial high-speed data, video and telephony services to over 841 thousand customers in 19 Midwestern and Southeastern markets in the United States. We believe our diversified asset portfolio provides an attractive balance of market exposures, competitors and demographics. We began our operations over 12 years ago and have developed what we believe to be a competitively differentiated brand and a strong market position. Since our inception, our strategy has been to provide bundled high-speed data, video and telephony services via our fully upgraded, advanced network with approximately 94% at 750 MHz or greater capacity and high availability. The remaining 6% of our network represents Mid-Michigan, where the upgrade to 750 MHz is underway. In addition, we are augmenting the growth of our core residential business through a focused expansion of our commercial segment and capital efficient network "edge-out" into communities adjacent to our current footprint.

        We believe our high-value bundled product offering, customer-centric operating philosophy, technically advanced network and experienced management team have driven superior operating and financial performance compared to our peers. Our reputation as an industry leader, particularly with respect to customer experience, has been consistently recognized by independent third parties. For example, we have been recognized by Consumer Reports Magazine (#1 U.S. cable provider for five out of the last six years), PC Magazine and J.D. Power and Associates (highest customer satisfaction 19 times in the last 9 years).

        We believe our July 2012 acquisition of Knology has solidified our position as a leading provider of triple-play (high-speed data, video and telephony) and other advanced communication services. The combination increased our geographic and competitive diversification and created a clustered footprint that covers 19 markets in the Midwestern and Southeastern U.S. As of December 31, 2013, we were the ninth largest cable company in the U.S. based on the number of video subscribers. We believe WOW's fully upgraded network was enhanced by the legacy Knology network and the Company has been able to realize significant cost savings by eliminating duplicative resources and achieving scale efficiencies.

Our Systems and Markets

        Our systems serve the Midwestern and Southeastern U.S. As of December 31, 2013, these networks passed approximately 2,995 thousand homes and served approximately 841 thousand total customers, reflecting a total customer penetration rate of 28%. Within these markets, we typically have a customer base with income levels above the national average, unemployment rates below the national average, a propensity to purchase higher-margin bundled services and a history of low churn rates. An overview our markets as of December 31, 2013 is shown below:

Market	Homes Passed	Plant Miles < 750 MHz	Plant Miles 750 to 859 MHz	Plant Miles > 860 MHz	Total Plant Miles
Detroit, MI	645,400	—	5,693	—	5,693
Chicago, IL	464,500	—	2,978	—	2,978
Columbus, OH	399,900	—	3,553	—	3,553
Pinellas, FL	278,500	—	3,365	—	3,365
Cleveland, OH	156,300	—	1,433	—	1,433
Huntsville, AL	115,900	—	1,750	—	1,750
Montgomery, AL	101,800	—	1,248	—	1,248
Evansville, IN	98,300	—	1,218	—	1,218
Augusta, GA	90,300	—	1,266	—	1,266
Charleston, SC	88,900	—	1,184	—	1,184
Lansing, MI (Mid-Michigan)	86,100	2,000	—	—	2,000
Sioux Falls, SD	85,300	—	1,912	—	1,912
Columbus, GA	80,700	—	984	—	984
Panama City, FL	72,200	—	905	—	905
Lawrence, KS	66,200	—	910	—	910
Rapid City, SD	56,800	—	1,108	—	1,108
Knoxville, TN	46,500	—	647	—	647
Dothan, AL	31,100	—	510	—	510
West Point, GA	17,500	—	321	—	321
Auburn, AL	12,700	—	—	160	160

        We believe we have one of the most technically advanced and uniform networks in the industry with approximately 94% of our network 750 MHz or greater capacity and high availability for delivery of a full suite of products including high-speed data, video, telephony, VOD and HD. Because this network was originally built and designed to offer at least 750 MHz, we believe that our plant is more efficient and flexible than upgraded or rebuilt systems of comparable bandwidth. Given the advanced and uniform nature of our next generation network, we are able to maintain the network relatively inexpensively, launch new services quickly and efficiently and maintain our own telephony infrastructure. Our advanced plant will allow us to continue to roll out competitive HD channel line ups and higher data speeds without major capital requirements.

        Our most significant competitors are other cable television operators, direct broadcast satellite providers and certain telephone companies that offer services that provide features and functions similar to our Video, HSD and Telephony services.

Our Operating Philosophy and Commitment to Customer Service

        We believe that our operating philosophy "to deliver an employee and customer experience that lives up to our name" is central to our success. This philosophy influences how we are organized and informs the process we employ to acquire and retain customers. For example, we use a needs-based selling process to recommend packages that best fit customers' service and pricing needs. We also minimize our use of promotional pricing, which we believe is the best long-term strategy to retain satisfied customers. Additionally, we seek to keep our customer response activities closely coordinated with all operational aspects of our business, so that resources are appropriately allocated and operating efficiencies are optimized. We believe in offering customers an experience that is convenient for them by generally providing installation and service appointments within a two hour window, seven days a week.

        We use segmentation modeling to maximize ARPU and minimize risk of non- pay churn. This analysis is performed at the node level in our network so that marketing and sales tactics drive penetration in a highly targeted manner. We also believe that the responsibility for winning new customers extends beyond the sales and marketing department to our entire company.

        We strive to obtain and keep customers, and our track record of customer experience has resulted in low churn levels. Our customer base has also emerged as a key sales channels. We estimate word of mouth drives over 20% of new connections in many of our systems. Our "WOW-A-Friend" program, which provides a credit to both the referring customer and the new customer, now accounts for approximately 5% of new sales.

        We believe our operating philosophy and commitment to customer service have translated into numerous independent awards and significant recognition for our focus on the customer experience. For example, WOW has:

  •
  received the J.D. Power and Associates recognition for highest customer satisfaction a total of 19 times in the last 9 years;

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  been recognized by Consumer Reports Magazine numerous times for our superior service and product offerings, including as the #1 Cable provider in 2007, 2008, 2010, 2011 and 2012; the #1 Internet provider in 2009, 2010, 2011 and 2012; the #1 Bundled provider in 2010 and 2012, and the #1 Phone provider in 2010; and

  •
  been recognized by PC Magazine as the Reader's Choice for Broadband Internet Service Provider in 2006 and 2012.

Our Bundled Service Offering

        We offer a complete solution of high-speed data, video and telephony services in all of our markets. We sell these services through a broad range of service bundles designed to address the varying needs of existing and potential customers. We sell individual services at prices competitive to those of the incumbent providers and attractively price our bundles. The incremental cost of purchasing a second or third service from us is often more economical than purchasing the service from a competitor on an à la carte basis. Bundles also provide customers with an integrated billing and customer service experience for multiple products. Bundling our services enables us to increase penetration, raise average revenue per customer, improve operating efficiency, facilitate customer service, reduce customer acquisition and installation costs, and increase customer retention.

Video Services

        We offer our customers a full array of video services and programming choices. Customers generally pay initial connection charges and fixed monthly fees for video service.

        Our video service offering comprises the following:

  •
  Basic Cable Service: All of our video customers receive a package of limited basic programming, which generally consists of local broadcast television and local community programming, including public, educational and government access channels. The expanded basic level of programming includes approximately 75 channels of satellite-delivered or non-broadcast channels, such as ESPN, MTV, USA, CNN, The Discovery Channel, Nickelodeon and various home shopping networks.

  •
  Digital Cable Service, HD channels, and Premiums: This digital level of service includes over 275 channels of digital programming, including our expanded basic cable service, and over 40 music channels. We have introduced new service offerings to strengthen our competitive position and generate additional revenues, including HD TV, DVR, VOD and subscription VOD. VOD permits customers to order movies and other programming on demand with DVD-like functions, and provides thousands of hours of content available for free, on a pay-per- view basis or with a subscription. Subscription VOD is a similar service that has specific content available to customers who subscribe to the underlying premium channel.

  •
  Ultra TV: We offer an Ultra TV product in select markets. Ultra TV is priced higher than digital cable service and is an all-in-one solution for our customers. Ultra TV's advanced feature set includes whole-home DVR, remote DVR management, the ability to view personal content from a PC on a TV, wireless home networking, caller ID on TV, sharing photos with FlicKr on TV, parental control from anywhere and a smart menu user interface. We intend to develop additional features and enhancements such as a recommendation engine, user customization options and a variety of apps. Since its limited launch in February 2012, Ultra TV has attracted approximately 69 thousand customers as of December 31, 2013.

  •
  Premium Channels: These channels, such as HBO, Showtime, Starz, Encore and Cinemax, provide commercial-free movies, sports and other special event entertainment programming and are available at an additional charge above our expanded basic and digital tiers of service.

        Our platform enables us to provide an attractive service offering of extensive programming as well as interactive services.

Telephony Services

        Our telephony services include local and long-distance telephone services. We offer telephone packages that include different combinations of the following core services:

  •
  local area calling plans;

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  flat-rate local and long-distance plans;

  •
  unlimited local and long-distance plans;

  •
  popular calling features such as caller ID, call waiting and voicemail; and

  •
  measured and fixed rate toll packages based on usage.

Residential Data Services

        We offer tiered data services to residential customers that include always-on high-speed connections to the Internet using cable modems. Our most popular Internet speed tier provides a download speed of 15 megabits per second. In most of our markets, we offer a 50 megabit per second connection for customers with higher bandwidth requirements.

        Our data packages generally include the following:

  •
  specialized technical support 24 hours a day, seven days a week;

  •
  a home portal page with customizable access to local content, weather, news, sports and financial reports;

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  value-added features such as e-mail accounts, on-line storage and spam protection;

  •
  premium services for an incremental fee that include security, music and exclusive online content; and

  •
  a DOCSIS-compliant modem installed by a trained professional.

Business Telephony and Data Services

        Our broadband network also supports services to business customers and we have developed a full suite of products for small, medium and large enterprises. We offer the traditional bundled product offering and have also have developed new products to meet the more complex high-speed data and telephony needs of medium and large enterprises. We offer pure fiber services, which enable our customers to have T-1 telephony services, data speeds of up to 1 gigabit per second on our fiber network, and office-to-office metro Ethernet services that provide a secure and managed connection between customer locations. Fiber-to-the-tower is a particularly important growth opportunity for this product offering. We have also introduced our Matrix product offering, which can replace customers' aging, low functionality private branch exchange ("PBX") products with an IP Centrex telephony and data service that offers more flexible features at a lower cost. In addition, we have a Session Initiated Protocol trunking service. This service is a direct replacement for the traditional telephone service used by large PBX customers and is delivered over our pure fiber services network and terminated via an Ethernet connection at the customer's premise. We have a complete line of collocation infrastructure services, cloud computing, managed backup and recovery services. We serve our business customers from locally based business offices with customer service and network support 24 hours a day, seven days a week.

Pricing for Our Products and Services

        We attractively price our services to promote sales of bundled packages. We offer bundles of two or more services with tiered features and prices to meet the demands of a variety of customers. The bundle approach simplifies our customers' experience, while creating operational efficiencies by reducing the number of plans handled by our sales and call center personnel and by reducing the number of packages supported in our billing system. We also sell individual services at prices competitive to à la carte services sold by our competitors. An installation fee may be charged to new and reconnected customers. We charge monthly fees for customer premise equipment.

Our Interactive Broadband Network

        Our network is critical to the implementation of our operating strategy, allowing us to offer bundled high-speed data, video and telephony services to our customers in an efficient manner and with a high level of quality. In addition to providing high capacity and scalability, our network has been specifically engineered to have increased reliability, including features such as:

  •
  redundant fiber routing which enables the rapid, automatic redirection of network traffic in the event of a fiber cut;

  •
  back-up power supplies in our network which ensure continuity of our service in the event of a power outage; and

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  network monitoring to the customer premise for all digital high- speed data, video and telephony services.

Technical Overview

        Our interactive broadband network consists primarily of fiber-optic cable and coaxial cable. Fiber-optic cable is a communications medium that uses hair- thin glass fibers to transmit signals over long distances with minimum signal loss or distortion. In most of our network, our system's main high capacity fiber-optic cables connect to multiple nodes throughout our network. These nodes are connected to individual homes and buildings by coaxial cable and are shared by a number of customers. We have sufficient fibers in our cables to subdivide our nodes if growth so dictates. Our network has excellent broadband frequency characteristics and physical durability, which is conducive to providing high-speed data, video and telephony transmission.

        As of December 31, 2013, our network consisted of over 33,000 miles of network, passed over 2,995,000 homes and served approximately 841,000 total customers. Our interactive broadband network is designed using redundant fiber- optic cables. Our fiber rings are "self-healing," which means that they provide for the very rapid, automatic redirection of network traffic so that our service will continue even if there is a single point of failure on a fiber ring.

        We distribute our bundled services from locations called hub sites, each of which is equipped with a generator and battery back-up power source to allow service to continue during a power outage. Additionally, individual nodes that are served by hubs are equipped with back-up generators or batteries. Our redundant fiber-optic cables and network powering systems allow us to provide circuit-based telephony services consistent with industry reliability standards for traditional telephone systems.

        We monitor our network 24 hours a day, seven days a week from our network operations centers in Naperville, Illinois. Technicians in each of our service areas schedule and perform installations and repairs and monitor the performance of our interactive broadband network. We actively maintain the quality of our network to minimize service interruptions and extend the network's operational life.

Video

        We offer video services over our network in the same way that other cable companies provide cable TV service. Our network is designed for an analog and digital two-way interactive transmission with fiber-optic cable carrying signals from the headend to hubs and to distribution points (nodes) within our customers' neighborhoods, where the signals are transferred to our coaxial cable network for delivery to our customers.

Telephony

        We offer telephony service over our broadband network in predominantly the same way local phone companies provide service. We install a network interface box outside a customer's home or an Embedded Multimedia Terminal Adapter in the home to provide dial tone service. Our network interconnects with those of other local phone companies. We also operate telephone systems in Valley and Ashford, Alabama; West Point, Georgia; and Lennox, South Dakota (which system may be sold pursuant to a definitive agreement, see "Summary—Recent Developments") where we are the rural incumbent telephone companies. In addition, we serve the majority of our telephony customers using VoIP switching technology. This newer architecture allows for the same enhanced custom calling services as traditional time division multiplexing switching systems, as well as additional advanced business services such as session initiation protocol, hosted PBX services and other services.

High-Speed Data

        We provide Internet access using high-speed cable modems in the same way customers receive Internet services over modems linked to the local telephone network. We provide our customers with a high level of data transfer rates through multiple peering arrangements with tier-one Internet facility providers.

Additional Commercial Services

        We provide the video, data and voice services outlined above to commercial customers as well as residential customers. However, we also utilize our network to provide other commercial services, including session initiated protocol, web hosting, metro Ethernet and wireless backhaul services. We also provide advanced collocation and cloud infrastructure services including; private cage or cabinet with high availability power, virtual and physical compute, high performance storage, dedicated firewall/load balancers, private virtual local area network segmentation, disaster recovery to the cloud and backup and archive as a service.

Programming

        We purchase some of our programming directly from the program networks by entering into affiliation agreements with the programming suppliers. We also benefit from our membership with the National Cable Television Cooperative ("NCTC"), which enables us to take advantage of volume discounts. As of December 31, 2013, approximately 25% of our programming was sourced from the NCTC, which also handles our contracting and billing arrangements for this programming.

Competition

        We have at least one competitor in each market. Our competition comes from a variety of communications companies because of the broad number of high- speed data, video and telephony services we offer to both residential and business customers. Competition is based on service, content, reliability, bundling, value and convenience. We believe our consistent recognition for having a strong commitment to customer service provides meaningful differentiation versus our competitors.

Video Services

        Cable television systems are operated under non-exclusive franchises granted by local authorities, which may result in more than one cable operator providing video services in a particular market. Our cable competitors currently include Bright House, Charter, Comcast, Mediacom, Midcontinent and Time Warner. We also encounter competition from direct broadcast satellite systems, including DIRECTV and Echostar (also known as Dish Networks) that transmit signals to small dish antennas owned by the end-user.

        The Telecommunications Act of 1996 (the "1996 Act") eliminated many restrictions on local telephone companies offering video programming and we face competition from those companies. AT&T, CenturyLink and Verizon currently provide video services to homes in certain of our markets. Given the publicly stated intentions of AT&T and Verizon, we expect modest additional ILEC "fiber to the curb" activity in our footprint. We also compete with systems that provide multichannel program services directly to hotel, motel, apartment, condominium and other multi-unit complexes through a satellite master antenna—a single satellite dish for an entire building or complex.

        Cable television distributors may, in some markets, compete for customers with other video programming distributors and other providers of entertainment, news and information. Alternative methods of distributing video programming offered by cable television systems include "over the top" business models such as NetFlix.

        In addition to other factors, we compete with these companies by delivering a differentiated customer service experience and using programming content, including the number of channels and the availability of local programming.

        Importantly, we also compete against video service providers with a bundled high-speed data, video and telephony product which not all of our competitors can deliver.

Telephony Services

        In providing local and long-distance telephony services, we compete with the incumbent local phone company, various long-distance providers and VoIP telephone providers in each of our markets. AT&T, CenturyLink, Frontier and Verizon are the incumbent local phone companies in our current markets. We also compete with a number of providers of long-distance telephone services, such as AT&T, CenturyLink, Frontier and Verizon. In addition, we compete with a variety of smaller, more regional competitors that may lease network components from AT&T, CenturyLink, Frontier or Verizon and focus on the commercial segment of our markets.

        Following years of development, VoIP has been deployed by a variety of service providers including the other Multiple System Operators ("MSOs") that we compete against and independent service providers such as Vonage Holding Corporation. Unlike circuit switched technology, this technology does not require ownership of the last mile and eliminates the need to rent the last mile from the Regional Bell Operating Companies. VoIP providers have had differing levels of success based on their brand recognition, financial support, technical abilities, and legal and regulatory decisions.

        Wireless telephone service is viewed by some consumers as a replacement for traditional telephone service. Wireless service is priced on a flat-rate or usage-sensitive basis and rates are decreasing quarterly.

        Importantly, we compete against telephony service providers with a bundled high-speed data, video and telephony product which not all of our competitors can deliver.

Data Services

        We primarily compete against other cable television companies, ILECs that provide dial-up and DSL services and other wireless Internet access services to provide consumers in our markets with data services. In portions of our footprint where we compete against other cable television companies, these competitors provide high-speed Internet access services for both residential and business customers as do we. The data offerings from the competitors include a range of services from DSL to gigabit Ethernet.

        Our competitors primarily provide services over traditional telephone networks or broadband data networks. Our services are offered via pure and hybrid fiber network connections. Additional services include spam filtering, email, private web space, online storage, and customizable news and entertainment content.

        Importantly, we compete against data service providers with a bundled high-speed data, video and telephony product which not all of our competitors can deliver.

Bundled Services

        Most of our competitors have deployed their own versions of the triple-play bundle in our markets. Bright House, Charter, Comcast, Mediacom, Midcontinent and other MSOs have launched VoIP and thereby enabled their own versions of a triple play bundle in our markets.

        AT&T, CenturyLink and Verizon initiated agreements or partnerships with satellite providers enabling video, which became their third service offering. AT&T U-verse, CenturyLink and Verizon

FiOS have begun to provide video via their broadband networks in certain markets. Thus far, Verizon FiOS has deployed broadband video in a portion of Pinellas and AT&T U-verse has deployed video in all of our markets other than Evansville, Lawrence, Knoxville, Huntsville and Charleston markets.

        We believe that our emphasis on customer service will continue to be a strategic initiative and that an additional focus on technology and deploying broadband data applications is the best way to retain and attract customers.

Employees

        As of December 31, 2013, we had approximately 3,300 full-time employees. We consider our relationship with our employees to be good, and we structure our compensation and benefit plans in order to attract and retain high-caliber personnel. We will need to recruit additional employees in order to implement our expansion plan. We recruit from several major industries for employees with skills in high-speed data, video and telephony technologies. None of our employees are subject to collective bargaining agreements.

Legislation and Regulation

        We operate in highly regulated industries and both our cable television and telecommunications services are subject to broad regulation at the federal, state and local levels. Our Internet services are subject to more limited regulation. The following is a summary of laws and regulations affecting the cable television and telecommunications industries. It does not purport to be a complete summary of all present and proposed legislation and regulations pertaining to our operations.

Regulation of Cable Services

        The FCC, the principal federal regulatory agency with jurisdiction over cable television operators and services, has promulgated regulations covering many aspects of cable television operations. The FCC enforces its regulations through the imposition of monetary fines, the issuance of cease-and-desist orders and/or the imposition of other administrative sanctions. Cable franchises, the principal instrument of governmental authority for our cable television operations, are not issued by the FCC but by states, cities, counties or political subdivisions. A brief summary of certain key federal regulations follows.

Rate Regulation

        The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") authorized rate regulation for certain cable services and equipment in certain markets. It also eliminated direct oversight by the FCC and local franchising authorities of all but the basic service tier of cable service. Rate regulation of the basic tier does not apply, however, when a cable operator demonstrates to the FCC that it is subject to effective competition in the relevant community. Moreover, some local franchising authorities that could otherwise regulate basic rates under this authority choose not to do so. We are not currently subject to rate regulation in any of our markets.

Program Access

        To promote competition between incumbent cable operators and independent cable programmers, the 1992 Cable Act placed restrictions on dealings between certain cable programmers and cable operators. Satellite video programmers affiliated with cable operators are prohibited in most cases from favoring those cable operators over competing distributors of multi-channel video programming, such as satellite television operators and unaffiliated competitive cable operators such as us. Specifically, the program access regulations generally prohibit exclusive contracts for satellite cable programming or satellite broadcast programming between any cable operator and any cable-affiliated programming vendor. On October 5, 2012, the FCC adopted and released a Further Notice of Proposed Rulemaking in the Matter of Revision of the Commission's Program Access Rules (the "Program Access FNPRM"). The FCC declined to extend the exclusive contract prohibition section of the program access rules beyond its October 5, 2012 sunset date. The prohibition applies only to programming that is delivered via satellite; it does not apply to programming delivered via terrestrial facilities. The FCC determined that a preemptive prohibition on exclusive contracts is no longer "necessary to preserve and protect competition and diversity in the distribution of video programming" considering that a case-by-case process will remain in place after the prohibition expires to assess the impact of individual exclusive contracts. In the Program Access FNPRM, the FCC also seeks comment on revisions to the program access rules pertaining to buying groups and rebuttable presumptions in program access complaint proceedings challenging certain exclusive contracts. The Program Access FNPRM is still pending.

Commercial Leased Access

        The Communications Act requires that cable systems with 36 or more channels must make available a portion of their channel capacity for commercial leased access by third parties to facilitate competitive programming efforts. We have not been subject to many requests for carriage under the leased access rules. However, in 2007, the FCC proposed to modify the way that cable operators must calculate their rates for such access. An appeal has been pending before the U.S. Court of Appeals for the Sixth Circuit since 2008 and is currently held in abeyance pending Office of Management and Budget approval of certain information collection requirements. It is possible that, unless this modification is ultimately reversed on appeal, there may be more carriage requests in the future. It is not clear that we would be able to recover our costs under the new methodology or that the use of our network capacity for such carriage would not materially impact our ability to compete effectively in our markets.

Carriage of Broadcast Television Signals

        The 1992 Cable Act established broadcast signal carriage (so-called "must carry") requirements that allow local commercial television broadcast stations to elect every three years whether to require the cable systems in the relevant area to carry the station's signal or whether to require the cable system to negotiate for consent to carry the station. The most recent election by broadcasters became effective on January 1, 2012. For local, non- commercial stations, cable systems are also subject to must-carry obligations but are not required to negotiate for retransmission consent. We now carry most commercial stations pursuant to retransmission consent agreements and pay fees for such consents or have agreed to carry additional services in lieu of making cash payments to a broadcaster.

Franchise Authority

        Cable television systems operate pursuant to non-exclusive franchises issued by franchising authorities, which depending on the specific jurisdiction, can be the states, cities, counties or political subdivisions in which a cable operator provides cable service. Franchising authority is premised upon the cable operator crossing and using public rights-of-way to construct and maintain its system. The terms of franchises, while variable, typically include requirements concerning services, franchise fees, construction timelines, mandated service areas, customer service standards, technical requirements, public, educational and government access channels and support, and channel capacity. Franchise authorities may terminate a franchise or assess penalties if the franchised cable operator fails to adhere to the conditions of the franchise. Although largely discretionary, the exercise of state and local franchise authority is limited by federal statutes and regulations adopted pursuant thereto. We believe that the requirements imposed by our franchise agreements are fairly typical for the industry. Although they do vary, our franchises generally provide for the payment of fees to the applicable franchise authority of 5% of our gross cable service revenues, which is the current maximum authorized by federal law. Many of our franchises also require that we pay a percentage of our gross revenue in support of public, educational and governmental ("PEG") channels. These so-called PEG fees vary, but generally do not exceed 2% of our gross cable services revenues.

        On December 20, 2006, the FCC established rules and provided guidance (the "2006 Order") pursuant to the Communications Act that prohibit local franchising authorities from unreasonably refusing to award competitive franchises for the provision of cable services. In order to eliminate the unreasonable barriers to entry into the cable market, and to encourage investment in broadband facilities, the FCC preempted local laws, regulations, and requirements, including local level-playing-field provisions, to the extent they impose greater restrictions on market entry than those adopted under the order. This order has the potential to benefit us by facilitating our ability to obtain and renew cable service franchises.

        Many state legislatures have enacted legislation streamlining the franchising process, including having the state, instead of local governments, issue franchises. Of particular relevance to us, states with new laws streamlining the franchising process or authorizing state-wide or uniform franchises include Florida, Georgia, Indiana, Iowa, Kansas, Illinois, Michigan, Ohio, South Carolina and Tennessee. In some cases, these laws enable us to expand our operations more rapidly by providing for a streamlined franchising process. At the same time, they enable easier entry by additional providers into our service territories.

Franchise Renewal

        Franchise renewal, or approval for the sale, transfer or assignment of a franchise, may involve the imposition of additional requirements not present in the initial franchise agreement. Franchise renewal is not guaranteed, but federal law imposes certain standards to prohibit the arbitrary denial of franchise renewal. Our franchises are typically issued for 10 to 15 year initial terms, but the terms do vary depending upon whether we are operating under a local or state franchise, and many of our existing franchise terms will expire over the course of the next several years. Still, we expect our franchises to be renewed by the relevant franchising authority. The 2006 Order discussed under "—Franchise Authority" above as well, as some state laws that regulate the issuance of state video franchises, reduce the potential for unreasonable conditions being imposed upon renewal.

Pole Attachments

        The Communications Act requires all local telephone companies and electric utilities, except those owned by municipalities and co-operatives, to provide cable operators and telecommunications carriers with nondiscriminatory access to poles, ducts, conduit and rights-of-way at just and reasonable rates, except where states have certified to the FCC that they regulate pole access and pole attachment rates. The right to access poles, ducts, conduits and rights-of-way pursuant to regulated rates and set timeframes is highly beneficial to facilities-based providers such as us. Federal law also establishes principles to govern the pricing and terms of such access. Currently, 20 states and the District of Columbia have made certifications to the FCC, which leaves pole attachment matters to be regulated by those states. Of the states in which we operate, Illinois, Michigan and Ohio have made certifications to the FCC. The FCC has clarified that the provision of Internet services by a cable operator does not affect the agency's jurisdiction over pole attachments by that cable operator, nor does the provision of such non-cable services affect the rate formula otherwise applicable to the cable operator. In April 2011, the FCC adopted an order that examined a number of issues involving access to pole attachments by telecommunications carriers, including the rights of ILECs to demand nondiscriminatory access in certain situations, and which attempted to bring the rates that cable operators and telecommunications carriers charge closer to parity. That decision, which became effective in the summer of 2011, is subject to pending appeals.

Internet service

        To date, the FCC has rejected requests by some Internet service providers to require cable operators to provide unaffiliated Internet service providers with direct access to the operators' broadband facilities. On December 21, 2010, the FCC adopted "net neutrality" rules requiring fixed and mobile providers of broadband Internet access to comply with certain disclosure and other rules designed to maximize consumer access to broadband services. In summary, the rules impose obligations related to ensuring provider transparency and preventing unreasonable blocking and discrimination of content, applications or services. In general, the requirements, which took effect on November 20, 2011, permit reasonable network management practices by broadband providers. Challenges to the "net neutrality" rules, including the FCC's jurisdiction to adopt the rules, were filed in federal appellate court. On January 14, 2014, a D.C. Circuit panel struck down the portions of the FCC's 2010 Open Internet Order rules that had banned blocking or discriminatory treatment of web sites or other online applications by retail broadband Internet access providers such as incumbent telephone companies and cable operators. At the same time, the court approved the agency's requirement that broadband providers adequately disclose their policies regarding blocking and "network management" (that is, practices for avoiding network congestion, giving priority to some classes of traffic over others, etc.). The FCC is now reviewing its Open Internet Order rules and may implement revised and/or additional rules. The substance, scope and implications of any revised rules are uncertain.

Tier Buy-through

        The tier buy-through prohibition contained in the 1992 Cable Act generally prohibits cable operators from requiring subscribers to purchase a particular service tier, other than the basic service tier, in order to obtain access to video programming offered on a per-channel or per-program basis. In general, a cable television operator has the right to select the channels and services that are available on its cable system. With the exception of certain channels that are required to be carried by federal law as part of the basic tier, such as certain local broadcast television channels, the cable operator has broad discretion in choosing the channels that will be available and how those channels will be packaged and marketed to subscribers. In order to maximize the number of subscribers, the cable operator selects channels that are likely to appeal to a broad spectrum of viewers. If Congress or the FCC were to place more stringent requirements on how we package our services, such requirements could have an adverse effect on our profitability.

Potential Regulatory Changes

        The regulation of cable television systems at the federal, state and local levels has substantially changed over the past two decades since enactment of the 1992 Cable Act. Material additional changes in the law and implementing regulatory requirements, both those described above and others, cannot be ascertained with any certainty at this time. Our business could be adversely affected by future changes in regulations.

Regulation of Telecommunication Services

        Our telecommunications services are subject to varying degrees of federal, state and local regulation. Pursuant to the Communications Act, as amended by the 1996 Act, the FCC generally exercises jurisdiction over the facilities of, and the services offered by, telecommunications carriers that provide interstate or international communications services. The FCC has extended many of its regulations that apply to traditional telecommunications service to Internet based, or interconnected VoIP phone services. Barring federal preemption, state regulatory authorities retain jurisdiction over the same facilities to the extent that they are used to provide intrastate communications services, as well as facilities solely used to provide intrastate services. Local regulation is largely limited to the management of the occupation and use of county or municipal public rights-of-way. Various international authorities may also seek to regulate the provision of certain services.

Regulation of Local Exchange Operations

        Our ILEC subsidiaries are regulated by both federal and state agencies. Our interstate products and services and the regulated telecommunications earnings of all of our subsidiaries are subject to federal regulation by the FCC, and our local and intrastate products and services and the regulated earnings are subject to regulation by state PSCs. The FCC has principal jurisdiction over matters including, but not limited to, interstate switched and special access rates. The FCC also has jurisdiction over the rates that ILECs and CLECs may charge for the use of their local networks in originating or terminating interstate and international transmissions. PSCs have jurisdiction over matters including local service rates, intrastate access rates and the quality of service.

        The Communications Act places certain obligations, including those described below, on ILECs to open their networks to competitive providers, as well as heightened interconnection obligations and a duty to make their telecommunications services available to resellers at a wholesale discount rate. The following are certain obligations that the Communications Act and the 1996 Act, as implemented by the FCC, place on ILECs, which potentially gives us important rights in the areas where we operate as competitors, and actual or potential obligations where our ILEC subsidiaries operate:

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  Interconnection. Establishes requirements and standards applicable to ILECs that receive requests from other carriers for network interconnection, unbundling of network elements, collocation of equipment and resale, and requires all LECs to enter into mutual compensation arrangements with other LECs for transport and termination of local calls on each other's networks.

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  Reciprocal Compensation. Requires all ILECs and CLECs to complete calls originated by competing local exchange carriers under reciprocal arrangements at prices set by the FCC, PSCs or at negotiated prices.

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  Collocation of Equipment. Allows CLECs to install and maintain their own network equipment in ILEC premises.

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  Number Portability. Requires all providers of telecommunications services, as well as providers of interconnected VoIP services, to permit users of telecommunications services to retain their existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications provider to another. While number portability generally benefits our CLEC operations, it represents a burden to our ILEC subsidiaries.

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  Access to Rights-of-Way. Requires telecommunications carriers to permit other carriers access to poles, ducts, conduits and rights-of-way at regulated prices and set time frames.

        We have entered into PSC approved local interconnection agreements with a variety of telecom providers for, among other things, the transport and termination of our local telephone traffic. Some of these agreements have expired and we continue to operate on the same rates, terms, and conditions in the interim as we seek to enter into successor agreements. These agreements are subject to changes as a result of changes in laws and regulations, and there is no guarantee that the rates and terms concerning our interconnection agreements with ILECs under which we operate today will be available in the future.

Inter-Carrier Compensation

        Our local exchange carrier subsidiaries currently receive compensation from other telecommunications providers, including long distance companies, for origination and termination of interexchange traffic through network access charges that are established in accordance with state and federal laws. Accordingly, we benefit from the receipt and termination of intrastate and interstate long distance traffic, though we also make payments to other telecommunications carriers when they terminate our telecommunications traffic. On November 18, 2011, the FCC released an order (the "IC Compensation Order") substantially revising the inter-carrier compensation system, including intrastate and interstate access charges. As a result of this lengthy and complex order and the associated rule changes, some of which became effective on December 29, 2011, numerous changes to the inter-carrier compensation regime will be effectuated in the coming years, affecting all local exchange carriers. As of the effective date, all terminating interstate and intrastate access charge rates have been capped for all local exchange carriers, as well as interstate originating access charges. The IC Compensation Order also requires, as a general matter, that intrastate access charges for terminating traffic be brought into parity with interstate access charges by July 1, 2014, after which there will be a multi-year reduction in access rates to bill and keep (i.e., zero compensation) by July 1, 2017, 2018, or 2020, depending upon the specific situation and carrier. This decision and the associated rules are the subject of numerous petitions for reconsideration pending before the FCC and approximately one dozen petitions for review which have been consolidated before the U.S. Court of Appeals for the Tenth Circuit. These petitions could take many months and even years to be resolved. At the same time, the FCC has initiated proceedings to further consider a number of other inter-carrier compensation matters, including whether originating access charges should be reduced or eliminated, how to handle rates for certain transport services, whether transit rates should be regulated (i.e. rates when one local exchange carrier acts in a transiting capacity between two other carriers that exchange traffic but are not directly connected), and whether IP-IP interconnection should be regulated or left to the marketplace. Revenue arising out of inter-carrier compensation when we terminate traffic will decline as the order and the associated rules are implemented, as will the payments that we must make to other carriers.

        Despite the foregoing action by the FCC regarding intrastate access charges, state regulatory commissions may impose additional requirements that require us to reduce our current rates for intrastate access charges or allow us to expend additional funds to develop and file cost studies in order to attempt to secure state approval to maintain higher access charge rates. Such developments could result in a material adverse effect on our business, results of operations and financial condition.

        Several of our subsidiaries are classified by the FCC as non-dominant carriers with respect to both interstate and international long-distance services and competitive local exchange services. As non-dominant carriers, these subsidiaries' rates presently are not generally regulated by the FCC, although the rates are still subject to general statutory requirements applicable to all carriers that the rates be just, reasonable and nondiscriminatory. We may file tariffs for interstate access charges for these carriers on a permissive basis, but otherwise our interstate services are mandatorily detariffed and subject to our ability to enter into relationships with our customers through contracts. Our interstate access services are tariffed and fall within FCC-established benchmarks for such services.

        Certain of our subsidiaries are regulated by the FCC as dominant carriers in the provision of interstate switched access services. These subsidiaries must file tariffs with the FCC and must provide the FCC with notice prior to changing their rates, terms or conditions of interstate access services. Each such subsidiary has filed its own tariff or concurred in the tariffs filed by the National Exchange Carrier Association.

Regulatory Treatment of VoIP Services

        A significant part of our telephony line of business is classified by the FCC as VoIP. At this time, the FCC and state regulators have not classified most IP-enabled services as regulated telecommunications services. The FCC, for example, has found that a provider of "interconnected VoIP" services is providing telecommunications for purposes of some of its rules applicable to traditional circuit switched telephone providers, but has yet to issue a ruling determining whether interconnected VoIP providers are to be regulated as providers of information services or telecommunications services. The FCC initiated a rulemaking proceeding in 2004 to examine issues relating to the appropriate regulatory classification of IP-enabled services, including VoIP services. We cannot predict when or if the FCC will issue a final decision in this proceeding, though it has issued several decisions in the interim applying regulatory requirements to providers of interconnected VoIP services. These requirements include regulations relating to federal universal service contributions, the confidentiality of customer data and communications, taxation of services via federal regulatory fees, cooperation with law enforcement, outage reporting, local number portability, broadband data reporting and 911 emergency access and disability access. Within our VoIP line of business, we currently comply with all applicable regulations that have been issued by the FCC or state regulatory agencies. Decisions and regulations from similar proceedings in the future could lead to an increase in the costs associated with providing VoIP services. At this time, we are unable to predict the impact, if any, that additional regulatory action on these issues will have on our business.

        As an integral part of the IC Compensation Order, the FCC adopted, for the first time, a regulatory framework specifically addressing compensation for traffic that originates or terminates in Internet protocol and also traverses the public switched telephone network ("PSTN"). Specifically, the FCC adopted a rule that provides, as a general matter, that VoIP providers may assess the equivalent of interstate switched access charges for traffic that is exchanged in time division multiplex format and which originates and/or terminates in Internet protocol format, whether the traffic originates or terminates in the same state or in different states. A significant amount of our telephone traffic is considered VoIP under the FCC's definition. The new FCC framework also defines what other carriers may charge our VoIP traffic for access services, and, in general, those rates are largely reciprocal for the majority of our traffic. We have modified our federal and state tariffs to implement the new rules. However, there are petitions for reconsideration on file with the FCC and petitions for review before the U.S. Court of Appeals for the Tenth Circuit which may affect our ability to charge for such traffic and our obligation to pay others for originating or terminating such traffic of our customers.

Universal Service Fund

        The USF is the support mechanism established by the FCC to ensure that high quality, affordable telecommunications service is available to all Americans. Pursuant to the FCC's universal service rules, all telecommunications providers and interconnected VoIP providers, including us, must contribute a percentage of their interstate and international telecommunications revenues to the USF. The FCC establishes an industry-wide quarterly contribution factor, which sets the exact percentage that applies for the given quarter. The contribution factor for the fourth quarter of 2013 was 15.6% of gross assessable interstate and international telecommunications revenues. The contribution rate is reviewed quarterly and may increase or decrease, which would either increase or decrease our contributions to the USF. This is not materially adverse to our business as we currently choose to recover the cost of the contributions from our end user customers. However, climbing USF contributions may negatively impact our end users because they effectively make our products more expensive. The FCC has recently indicated its intent to cap increases on this fund in the context of the ICC order referenced above, but whether or not the contribution factor decreases over time remains to be seen.
Forbearance and Other Relief to Dominant Carriers

        The Communications Act permits the FCC to forbear from requiring telecommunications carriers to comply with certain of its regulations and provisions of the Communications Act if certain conditions are present that make enforcement of the regulations or statutory provisions unnecessary. Future reduction or elimination of federal regulatory and statutory requirements could free us from regulatory burdens, but might also increase the relative flexibility of our major competitors. As a result of grants of forbearance, our costs (and those of our competitors) of purchasing broadband services from carriers could increase significantly, as the rates, terms and conditions offered in non-tariffed "commercial agreements" may become less favorable and we may not be able to purchase services from alternative vendors.

Multiple Tenant Properties

        The FCC has prohibited telecommunications carriers from entering into exclusive access agreements (or enforcing pre-existing exclusive arrangements) with building owners or managers in both commercial and residential multi-tenant environments. The FCC has also adopted rules requiring utilities (including LECs) to provide telecommunications carriers (and cable operators) with reasonable and non-discriminatory access to utility-owned or -controlled conduits and rights-of-way in all multiple tenant environments (e.g., apartment buildings, office buildings and campuses) in those states where the state government has not certified to the FCC that it regulates utility pole attachments and rights-of-way matters. These requirements may facilitate our access (as well as the access of competitors) to customers in multi-tenant environments, at least with regard to our provision of telecommunications services.

        In an Order released November 13, 2007, the FCC found that contractual agreements between multiple dwelling unit ("MDU") owners and cable operators that grant exclusive access to the cable operator are proscribed as "unfair methods of competition." Under the rule, the FCC prohibits the enforcement of existing exclusivity clauses and the execution of new ones by cable operators and others subject to the relevant statutory provisions. MDUs include a multiple dwelling unit building (such as an apartment building, condominium building or cooperative) and any other centrally managed residential real estate development (such as a gated community, mobile home park, or garden apartment). These requirements may facilitate our access (as well as the access of competitors) to customers in MDU environments, at least with regard to our provision of cable services. They also, however, invalidate any of our existing exclusive access agreements covered by the rules.

Customer Proprietary Network Information and Personally Identifiable Information

        We are subject to specific customer privacy obligations with respect to both our telephone and cable services.

        FCC rules protect the privacy of certain information about customers that telecommunications providers, including us, acquire in the course of providing telecommunications services. Such protected information, known as Customer Proprietary Network Information ("CPNI"), includes information related to the quantity, technological configuration, type, destination and the amount of use of a telecommunications offering. Certain states have also adopted state- specific CPNI rules. The FCC's rules require affected providers to implement policies to notify customers of their rights, take reasonable precautions to protect CPNI, notify law enforcement agencies if a breach of CPNI occurs, and file a certification with the FCC stating that its policies and procedures ensure compliance. If a federal or state regulatory body determines that we have breached the applicable regulations or implemented the FCC's requirements incorrectly, we could be subject to fines or penalties. Additionally, the FCC is considering whether supplemental security measures should be adopted to prevent the unauthorized disclosure of sensitive customer information held by telecommunications companies.

        The Communications Act also requires that we protect the privacy of our cable television customers. In general, the Act: (i) requires that cable operators such as us notify customers of our obligations and their privacy rights; and (ii) prohibits cable operators from: (a) disclosing cable customer personally identifiable information (PII) without customer consent, or a court order, except in limited situations; and (b) using the cable system to collect PII without customer consent, unless necessary to provide service or prevent theft of service. The Act specifically provides our customers with the right to bring legal action against us if we fail to comply with the statutory requirements.

Taxes and Regulatory Fees

        We are subject to numerous local, state and federal taxes and regulatory fees, including, but not limited to, local sales taxes, franchise fees and PEG fees, FCC regulatory fees and PSC regulatory fees. We have procedures in place to ensure that we properly collect taxes and fees from our customers and remit such taxes and fees to the appropriate entity pursuant to applicable law and/or regulation. If our collection procedures prove to be insufficient or if a taxing, franchise or regulatory authority determines that our remittances were inadequate, we could be required to make additional payments, which could have a material adverse effect on our business.

Environmental Regulation

        We are subject to a variety of federal, state, and local environmental, safety and health laws, and regulations governing matters such as the generation, storage, handling, use, and transportation of hazardous materials, the emission and discharge of hazardous materials into the atmosphere, the emission of electromagnetic radiation, the protection of wetlands, historic sites and endangered species, and the health and safety of employees. We also may be subject to laws requiring the investigation and cleanup of contamination at sites we own or operate or at third-party waste disposal sites. Such laws often impose liability even if the owner or operator did not know of, or was not responsible for, the contamination. We operate several sites in connection with our operations. Our switch sites and some customer premise locations are equipped with back-up power sources in the event of an electrical failure. Each of our switch site locations has battery and diesel fuel powered backup generators, and we use batteries to back-up some of our customer premise equipment. We believe that we currently are in compliance with the relevant federal, state, and local requirements in all material respects, and we are not aware of any liability or alleged liability at any operated sites or third-party waste disposal sites that would be expected to have a material adverse effect on us.

Franchises

        As described above, cable television systems generally are constructed and operated under the authority of nonexclusive franchises, granted by local and/or state governmental authorities. Cable system franchises typically contain many conditions, such as time limitations on commencement and completion of system construction, customer service standards including number of channels, the provision of free service to schools and certain other public institutions, the maintenance of insurance and indemnity bonds, the payment of franchise fees and the support of PEG channels. We are currently in the process of renegotiating a small number of expired franchises, including the franchise in Huntsville, Alabama. Local regulation of cable television operations and franchising matters is currently subject to federal regulation under the Communications Act and the corresponding regulations of the FCC. The FCC has taken recent steps toward streamlining the franchising process. See "—Legislation and Regulation—Regulation of Cable Services" above.

        Prior to the scheduled expiration of franchises, we may initiate renewal proceedings with the relevant franchising authorities. The Cable Communications Policy Act of 1984 provides for an orderly franchise renewal process in which the franchising authorities may not unreasonably deny renewals. If a renewal is withheld and the franchising authority takes over operation of the affected cable system or awards the franchise to another party, the franchising authority must pay the cable operator the "fair market value" of the system. The Cable Communications Policy Act of 1984 also established comprehensive renewal procedures requiring that the renewal application be evaluated on its own merit and not as part of a comparative process with other proposals.

Properties

        During 2012, we leased our executive corporate offices in Englewood, Colorado. All of our other real or personal property is owned or leased by our subsidiaries.

        Our subsidiaries own or lease the fixed assets necessary for the operation of their respective businesses, including office space, headend facilities, cable television and telecommunications distribution equipment, telecommunications switches and customer premise equipment and other property necessary for our subsidiaries operations. The physical components of our broadband networks require maintenance and periodic upgrades to support the new services and products we introduce. Our management believes that our current facilities are suitable and adequate for our business operations for the foreseeable future.

Legal Proceedings

        The Company is party to various legal proceedings (including individual, class and putative class actions) arising in the normal course of its business covering a wide range of matters and types of claims including, but not limited to, general contracts, billing disputes, rights of access, programming, taxes, fees and surcharges, consumer protection, trademark and patent infringement, employment, regulatory, tort, claims of competitors and disputes with other carriers.

        In accordance with accounting principles generally accepted in the United States of America ("GAAP"), we accrue an expense for pending litigation when we determine that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. Legal defense costs are expensed as incurred. None of the Company's existing accruals for pending matters is material. We are constantly monitoring pending litigation for the purpose of adjusting accruals and revising disclosures accordingly, in accordance with GAAP, when required. Litigation is, however, subject to uncertainty, and the outcome of any particular matter is not predictable. The Company will vigorously defend its interest for pending litigation, and as of this date, we believe that the ultimate resolution of all such matters, after considering insurance coverage or other indemnities to which we are entitled, will not have a material adverse effect on the condensed consolidated financial position, results of operations, or our cash flows.

 MANAGEMENT

Executive Officers, Managers and Key Employees

        The names, ages, and current positions of our Parent's current executive officers, members of our Parent's board of managers and certain key employees are listed in the table below.

Name	Age	Position
Colleen Abdoulah	54	Chairwoman, Manager(1)
Steven Cochran	42	Chief Executive Officer, Manager(2)
Richard E. Fish, Jr.	48	Chief Financial Officer
Cash Hagen	39	Chief Technical Officer
Cathy Kuo	48	Chief Operating Officer(3)
Craig Martin	62	General Counsel and Secretary
David Burgstahler	45	Manager
Phil Seskin	50	Manager
Brendan Scollans	40	Manager
Dudley Slater	56	Manager

(1)
Prior to April 1, 2014, Ms. Abdoulah served as our Chief Executive Officer.

(2)
Prior to April 1, 2014, Mr. Cochran served as our Chief Operating Officer.

(3)
Prior to April 1, 2014, Ms. Kuo served as our Chief Marketing Officer.

        The following is a brief biography of our Parent's executive officers, managers and certain key employees:

        Colleen Abdoulah, Chairwoman of the Board.    Ms. Abdoulah is the Chairwoman of our Board and from May of 2003 through April 1, 2014, served as our Parent's Chief Executive Officer. Prior to becoming our Parent's Chief Executive Officer she was our Parent's President and Chief Operating Officer from August 2002 until May 2003. Before joining WOW, Ms. Abdoulah was Executive Vice President of Wireline Services at AT&T Broadband, the cable operations arm of AT&T, and Assistant to the Chief Operating Officer and Senior Vice President of Cable Operations for TCI Communications, Inc. Ms. Abdoulah began her career as an account executive with public relations and advertising firms in Canada and Cincinnati, Ohio. She received her undergraduate degree in Public Relations and Marketing from Mount Royal College in Calgary and her Master's degree in Business Administration from the University of Denver. She is the current chairperson of the American Cable Association, a past Vice President of the Executive Board of Women in Cable and Telecommunications, and a past Chairperson for the Women in Cable Telecommunications Foundation and the Rocky Mountain Children's Law Center.

        Steven Cochran, Chief Executive Officer and Manager.    Mr. Cochran had been our Chief Financial Officer from October 2002 until July 2012 and our President since 2010. Since April 1, 2014, Mr. Cochran has served as our Parent's Chief Executive Officer. Prior to joining WOW, Mr. Cochran was with Millenium Digital Media from May 1998 to October 2002 where he served as the Senior Vice President and Chief Financial Officer during the last year of his time there. Mr. Cochran also worked in public accounting at Arthur Andersen. Mr. Cochran received his undergraduate degree in Economics and holds a Master's of Accounting Science from the University of Illinois—Urbana Champaign.

        Richard E. Fish, Jr., Chief Financial Officer.    Mr. Fish joined the WOW team in January 2013 as Chief Financial Officer and brings almost 20 years' experience in various financial, operational and business development leadership positions in the telecommunications industry to WOW. Prior to joining WOW, Mr. Fish served as the Executive Vice President & Chief Financial Officer at ITC^DeltaCom

where he was responsible for all finance, accounting and treasury related functions. Prior to ITC^DeltaCom, Mr. Fish was the Chief Financial Officer at ICG Communications and served in various financial and operating leadership positions with AT&T and Teleport Communications Group. Mr. Fish began his career with Arthur Andersen, received his undergraduate degree from the University of Nebraska and is a Certified Public Accountant.

        Cash Hagen, Chief Technical Officer.    Mr. Hagen is our Parent's Chief Technical Officer, a position he has held since January 2008. Prior to joining WOW, Mr. Hagen served in varying technology and business development positions at Nortel Networks from January 2003 to December 2007. He has also held a number of leadership positions at BigBand Networks, ADC Telecommunications, Antec and Cox Communications. He received his undergraduate degree from Lindenwood University and his Masters in Business Administration from Benedictine University.

        Cathy Kuo, Chief Operating Officer.    Ms. Kuo had been our Parent's Chief Marketing Officer, a position she has held since December 2001. Since April 1, 2014, Ms. Kuo has served as our Parent's Chief Operating Officer. Prior to joining WOW, Ms. Kuo served as Vice President of Branding & Partnership Marketing and Vice President of Consumer Offerings for AT&T Broadband from February 1999 to November 2001. Ms. Kuo started working in the cable industry in 1997 when she joined Tele-Communications, Inc. as Director of Marketing. She received her undergraduate degree in Business Economics from Brown University.

        Craig Martin, General Counsel and Secretary.    Mr. Martin is the Company's General Counsel and Secretary, positions he has held since January 2000. Prior to joining WOW, Mr. Martin served as the Chief Operating Officer and Chairperson of the cable and telecommunications practice group of Howard & Howard Attorneys, PC. He received his undergraduate degree from Amherst College, his Master's degree from Trinity College, Dublin and his J.D. from the University of Notre Dame.

        David Burgstahler, Manager.    Mr. Burgstahler is a Manager of our Parent. He was a founding partner of Avista Capital Partners, the majority owner of our Parent, in 2005 and, since 2009, has been President of Avista. Prior to forming Avista, he was a partner of DLJ Merchant Banking. He was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking from 1997 through 2005. Prior to that, he worked at Andersen Consulting (now known as Accenture) and McDonnell Douglas (now known as Boeing). He currently serves as a Director of AngioDynamics, Inc., Armored AutoGroup, ConvaTec, INC Research Holdings, Inc., Lantheus Medical Imaging, Strategic Partners, Inc., Vertical/Trigen Holdings, LLC and Visant Corporation. He previously served as a Director of a number of public and private companies, including Warner Chilcott plc and BioReliance Holdings, Inc. He received a Bachelor of Science in Aerospace Engineering from the University of Kansas and an M.B.A. from Harvard Business School.

        Phil Seskin, Manager.    Prior to joining Avista in 2012 as an Industry Executive, Mr. Seskin spent more than two decades at Verizon Communications, most recently as a Senior Vice President of Corporate Development. At Verizon, Mr. Seskin worked on initiatives that spanned more than 20 countries and involved strategy, acquisitions, operating issues, valuation, cross-border currency, tax and regulatory issues. He also played a significant role in securing board, regulatory, and other necessary approvals in transactions. Prior to his role as Senior Vice President of Corporate Development, he held a number of positions at Verizon, including Vice President, Corporate Development; Managing Director, Mergers and Acquisitions; and Managing Director, Financing Planning and Investment Analysis. He also founded Verizon Strategic Investments, the company's venture capital operation. Mr. Seskin was instrumental in building new companies and creating shareholder value through mergers, acquisitions, joint ventures, organic investment, operating initiatives, and divestitures, totaling over $150 billion in the United States, Europe, Latin America and Asia. Mr. Seskin serves as a Director of DataBank Holdings and Telular Corporation. Mr. Seskin received a B.A. from Adelphi in 1985 and a M.B.A. in 1992 from Hofstra Finance.

        Brendan Scollans, Manager.    Mr. Scollans is a Manager of our Parent and the Chairman of our Audit Committee. He is currently a Partner of Avista and was a founding member of Avista in 2005. Prior to forming Avista, he was an investment professional in the New York and London offices of DLJ Merchant Banking. Prior to joining DLJ Merchant Banking, he was an Associate in the private equity investments group and an analyst in the healthcare investment banking group of JP Morgan, which he joined in 1995. He currently serves as Chairman of the Board of DataBank Holdings and as a Director of InvestorPlace Media, IWCO Direct and Telular Corporation. He holds a Bachelor of Science summa cum laude from Boston College and an M.B.A. with high distinction from Harvard Business School, where he was a Baker Scholar.

        Dudley Slater, Manager.    Mr. Slater is a Manager of our Parent. He currently serves as Vice Chairman on the Board of Integra Telecom, Inc., a company he co-founded in 1996. Mr. Slater also serves on the Board, the Financial Services Committee and the Loan and Investment Committee of Umpqua Bank. Previously, Mr. Slater served as Chief Executive Officer of Integra from 1998 through 2011. Prior to founding Integra, Mr. Slater was the founding principal for Rural Link Communication. Mr. Slater also ran the mergers and acquisitions program for Pacific Telecom, Inc. and served as a geophysicist for Texaco. He received a Bachelor of Science degree in Geophysics from UCLA and an M.B.A. from the Harvard Business School.

Board of Managers

        The Board of Managers is responsible for the management of our business. The Board of Managers is comprised of six directors. Pursuant to the Members Agreement described in "Item 13—Certain Relationships and Related Party Transactions, and Director Independence—Related Party Transactions—Operating Agreement," Avista has the right to determine the number of directors on the Board of Managers and to appoint a majority of the members serving on the Board of Managers. Colleen Abdoulah serves as Chairperson and a member of the Board of Managers pursuant to appointment by Avista. Mr. Cochran was also appointed to the Board of Managers by Avista in connection with his appointment as CEO. Messrs. Burgstahler, Scollans, Seskin and Slater were appointed by Avista pursuant to the Members Agreement.

        Although our securities are not registered or traded on any national securities exchange, we believe that Mr. Slater would be considered independent for either Board of Managers or Audit Committee purposes.

Board Committees

        The Audit Committee is composed of Messrs. Scollans and Seskin. In light of our status as a closely held company and the absence of a public trading market for our membership interests, the Board of Directors has not designated any member of the Audit Committee as an "audit committee financial expert." The Compensation Committee is composed of Messrs. Burgstahler and Scollans.

Code of Ethics

        We have adopted a code of conduct and ethics for all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and each of the non- employee directors on our Board of Managers. The Code of Ethics is available in the "Investor Relations" section of our website at www.woway.com. Waivers of the Code of Ethics, if any, will be made by the Board of Managers and will be publicly disclosed in the "Investor Relations" section of our website.

 EXECUTIVE AND MANAGERS COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") provides information regarding the 2013 fiscal year compensation program for each individual who served as a principal executive officer or principal financial officer during 2013 and the three other executive officers at fiscal year-end who were our most highly compensated executives. Those individuals were (the "named executive officers" or "NEOs"):

  •
  Colleen Abdoulah, Chairperson, former Chief Executive Officer

  •
  Steven Cochran, Chief Executive Officer(1) (the "CEO")

  •
  Richard E. Fish, Jr., Chief Financial Officer

  •
  Craig Martin, General Counsel and Secretary

  •
  Cathy Kuo, Chief Marketing Officer

  •
  Cash Hagen, Chief Technical Officer

        Unless the context requires otherwise, references to the "Compensation Committee" or the "Committee" in this CD&A refer to the Compensation Committee of our Board.

Executive Summary

        The following is a summary of key aspects of our 2013 compensation programs for our named executive officers:

  •
  Multi-faceted compensation program.  Each named executive officer participates in two primary elements of the Company's executive compensation program: a base salary and an annual cash bonus. Base salaries provide a fixed amount of compensation that is required to retain key executives. Annual bonuses are awarded based upon achievement of specified performance targets established in connection with our annual bonus plan, which in 2013 was the 2013 Management Bonus Plan ("2013 MBP"). In addition, from time to time, we have granted long-term incentive awards consisting of unit-based equity members interests of our Parent. When granted, these awards are granted under the Management Equity Plan described below in "Long-Term Equity Incentive Awards".

  •
  Emphasis on pay-for-performance.  Cash bonuses under the 2013 MBP may be earned based on individual performance and the achievement of specified performance measures.

  •
  Employment Agreements.  Each named executive officer is subject to an employment agreement with the Company. Those agreements generally provide for cash severance upon a termination by the Company without cause or by the Company for good reason. The employment agreements do not provide tax gross-ups.

  •
  Merit-Based Increases in Base Salaries.  During 2013, our named executive officers, other than Mr. Fish, who started in 2013, received a 2.0% merit-based increase in their base salaries.

  •
  Performance Bonuses for Achievement of synergy targets.  In July of 2012, we acquired Knology, Inc. (the "Acquisition"), effectively doubling the size of the Company. In order to incentivize our executive officers, the Company established a Synergy Bonus Plan effective during 2012 designed to reward the achievement of certain targeted synergies resulting from the Acquisition.

(1)
Mr. Cochran served as our principal financial officer until January 7, 2013.

        The Compensation Committee is generally charged with the oversight of our executive compensation program and is composed of Messrs. Burgstahler and Scollans. The Compensation Committee considers the proper alignment of executive pay with our values and strategy by overseeing executive compensation policies, measuring and assessing corporate performance and taking into account our CEO's performance assessment of our company coupled with the individual performance of our other named executive officers. While the Compensation Committee has not historically used the services of independent compensation consultants, it may retain such services in the future to assist in the strategic review of programs and arrangements relating to executive compensation and performance.

Compensation Philosophy and Objectives

        The Company's 2013 compensation program for its executive officers was designed to attract, motivate, reward and retain key executives and employees to enhance membership interest value by emphasizing performance-based compensation. The Company believes that its compensation programs link performance to both annual and long-term goals and objectives and provides total compensation that is both fair and competitive.

        Our policy for allocating between currently paid and long-term compensation is to provide adequate base compensation to attract and retain personnel, while offering additional incentives to achieve short-term and long-term financial performance goals and to maximize long-term value for our members. Our compensation policy provides us the flexibility to allocate between short-term and long-term compensation and between cash and equity—based compensation. We provide cash compensation in the form of a base salary to meet competitive salary norms. In addition, we provide annual cash bonuses which reward executive achievement of short-term goals. Finally, in 2012 we granted awards under our long-term equity incentive program developed in 2006 in connection with the operating agreement of Parent, to align executive pay with long term gains in membership interest value and long-term financial performance results. Long-term equity incentive programs are not customarily granted on an annual basis, and only one such award issued in connection with the hiring of a new Chief Financial Officer, was made in fiscal year 2013.

        The primary objectives of our 2013 compensation program are to:

  •
  Attract and retain the best possible executive talent;

  •
  Achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and

  •
  Align our named executive officers' incentives with increases in ownership value and the achievement of Company objectives.

Compensation Determination Process

  Compensation Differences Among Named Executive Officers

        The Company does not have a fixed internal pay equity scale but rather determines the compensation for each position based upon individual responsibilities and market dynamics. The job responsibilities of our named executive officers in 2013 were as follows: Colleen Abdoulah, Chairperson and Chief Executive Officer; Richard E. Fish, Jr., Chief Financial Officer; Steven Cochran, President and Chief Operating Officer (and principal financial officer until January 7, 2013); Craig Martin, General Counsel and Secretary; Cathy Kuo, Chief Marketing Officer; and Cash Hagen, Chief Technical Officer. Since April 1, 2014, Steven Cochran has served as the Chief Executive Officer and Ms. Kuo has served as the Chief Operating Officer.

        Peer group analysis plays a significant factor in establishing total compensation for our named executive officer. The total compensation among our named executive officers varies as a result of each executive's individual performance and overall duties and responsibilities.

  Role of the Board and Chief Executive Officer

        All executive compensation decisions are made by our Compensation Committee. The Committee takes significant direction from the recommendations of our CEO, with input from our Chief Human Resources Officer, regarding the design and implementation of the executive compensation program, because Ms. Abdoulah has significant involvement in, and knowledge of, the Company's business goals, strategies and performance, the overall effectiveness of the executive officers and each person's individual contribution to the Company's performance. Ms. Abdoulah and our Chief Human Resources Officer develop and recommend appropriate performance measures and targets for individual compensation levels and compile the competitive benchmark data. Ms. Abdoulah does not make recommendations with respect to her own compensation. In addition, when making its decisions, the Compensation Committee, considers the following factors:

  •
  The requirements of any applicable employment agreements;

  •
  The executive's individual performance during the year;

  •
  Projected role and responsibilities for the coming year;

  •
  Actual and potential impact on the successful execution of our Company strategy;

  •
  The executive's prior compensation, experience and professional status;

  •
  Internal pay considerations; and

  •
  Employment market conditions and compensation practices within our peer group.

        Because the Company is not required to conduct a say-on-pay vote, it did not consider such a vote in its compensation-setting practices.

        In making annual compensation determinations for the named executive officers, the Committee primarily focuses on target annual compensation, which consists of base salary and a target bonus. The Committee also reviews subjective factors for each named executive officer, although subjective factors generally have not resulted in material changes to the target annual compensation.

  Use of Peer Group Based on Compensation Surveys and Competitive Market Data

        We have historically used comparative information acquired through industry surveys and comparative company analysis in formulating recommendations for annual base salary adjustments and bonus payments.

        Our Compensation Committee generally targets the compensation level that allows us to recruit highly qualified and experienced executive talent from comparable or larger-sized organizations in the cable and telecommunications industry.

Elements of Executive Compensation

        Our compensation program is weighted towards performance-based compensation, reflecting our philosophy of increasing our long-term value and supporting strategic imperatives, as discussed above. Total compensation and other benefits consist of the following elements:

  •
  Base salary; and

  •
  Annual cash incentive (bonus) compensation.

        We do not offer a defined benefit pension plan. The Compensation Committee supports a competitive employee benefit package, but does not support executive perquisites or other supplemental programs targeted to executives.

Base Salary

        Each named executive officer received a base salary paid in cash. The employment agreements for each named executive officer established a base salary, subject to annual increases at the Company's discretion. Annual merit increases are generally effective January of the applicable year. The Committee and the CEO rely primarily on peer group analyses in determining annual salary increases while also considering the Company's overall performance, and the individual's experience, current performance and potential for advancement. In 2013, each of our named executive officers received a merit increase to their annual base salaries of 2.0%. For 2013, those salary increases were effective as of May 3, 2013.

        The following table sets forth the approximate base salaries approved for the named executive officers in 2012 and 2013, reflecting the 2013 merit increases effective May 3, 2013:

Name	2012 Base Salary(1)	2013 Base Salary
Colleen Abdoulah	$700,000	$714,000
Steven Cochran	$475,000	$484,500
Craig Martin	$335,000	$341,700
Richard Fish, Jr.	$—	$300,000
Cathy Kuo	$288,180	$293,943
Cash Hagen	$288,180	$293,943

(1)
2012 Base Salaries reflect a salary increase for each named executive officer which became effective July 16, 2012 in connection with the Acquisition. The amounts in this column reflect the annualized based salary rate, not the actual amount of base salary received by such named executive officer during fiscal year 2012.

2013 Management Bonus Plan Compensation

        Each year, our Compensation Committee, in consultation with the company's CEO and SVP for Human Resources, establishes an annual incentive bonus plan. In 2013, that plan was the 2013 Management Bonus Plan, or 2013 MBP, which established incentive cash bonuses for each of our named executive officers based upon the achievement of certain business and individual or department objectives. The primary business objective used to determine bonus awards under the 2013 MBP was consolidated earnings before interest, tax, depreciation and amortization ("EBITDA").

        Bonus levels are set as a percentage of base salary and are established based upon the individual's job-related responsibilities and corresponding impact on overall company performance (the "Target"). Assuming achievement of the company's designated financial targets (i.e., EBITDA) and satisfactory performance of the named executive officer (as determined by the Compensation Committee and/or the CEO), either the Compensation Committee or the CEO makes the final determination of participant bonus awards for the named executive officers other than the CEO. The Compensation Committee makes the final determination of a bonus award as it relates to the CEO.

        The following table sets forth the specific target bonus (specified as a percentage of base salary, as in place when the targets were set), after adjustment for the merit increase described above for each of the named executive officers:

Name	Target Bonus (% of Base Salary)	Target Bonus Amount ($)
Colleen Abdoulah	100%	$714,000
Steven Cochran	75%	$363,375
Craig Martin	40%	$136,680
Richard Fish, Jr.	40%	$120,000
Cathy Kuo	40%	$117,577
Cash Hagen	40%	$117,577

        In general, bonuses were only to be paid out under the 2013 MBP if the Company's EBITDA met or exceeded the EBITDA achieved in the prior year. If the Company's 2013 EBITDA had exceeded at least 6 1/2% of the Company's 2012 EBITDA, our named executive officers would have been eligible to receive at least 100% of the Target. If the Company's 2013 EBITDA had exceeded the Company's 2012 EBITDA, but, by less than 6 1/2%, the Compensation Committee (or the CEO) could have in its discretion awarded a bonus to our named executive officers equal to less than 100% of Target. If the Company's 2013 EBITDA had exceeded the Company's 2012 EBITDA by more than 6 1/2%, the Compensation Committee (or the CEO) could have awarded bonuses to our named executive officers ranging from 100-150% of Target. In all cases, the Compensation Committee and the CEO was permitted to use negative discretion and determine not to award any bonuses under the 2013 MBP.

        The Company did not achieve its EBITDA goals in fiscal year 2013. Thus, no bonuses were paid to any of our NEOs under the 2013 MBP.

Synergy Bonus Plan

        In July of 2012, the Company established the WOW Synergy Bonus Plan (the "SBP"). The SBP was designed to incentivize our employees to achieve certain cost saving targets resulting from the Acquisition. The SBP covered the period beginning July 17, 2012 through June 30, 2013 (the "SBP Plan Term"). Individuals eligible to participate in the SBP (which includes our NEOs) were selected by our senior management. Eligible participants must have been an active employee through the end of the SBP Plan Term to receive an award under the SBP. Pro-rated awards were available to employees who were transferred, promoted, or demoted into, or out of an eligible assignment, or who were hired after the beginning of the SBP Plan Term.

        The SBP set the overall target cost reduction as of June 30, 2013 on a monthly run rate annualized EBITDA basis at $27.8 million. Individual participants and teams of participants were also given individual goals that corresponded to SBP objectives. Payouts of SBP awards were determined by our CEO, President and Chief Financial Officer. SBP awards paid out to our NEOs are reflected in the "All Other Compensation" column and the notes to the Summary Compensation Table below.

Management Equity Plan

        From time to time, our named executive officers are granted management incentive units ("Incentive Units") pursuant to a Management Incentive Unit Equity Plan (the "Management Equity Plan") under the Fourth Amended and Restated Operating Agreement of Parent, effective as of July 17, 2012 (the "Operating Agreement"). See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the Management Equity Plan. Grants under the Management Equity Plan are not made on an annual basis. Since joining the Company as our Chief Financial Officer in 2013, Mr. Fish was granted 7,500 Incentive Units. No other such grants were made in fiscal year 2013 to any other named executive officers.

Retirement Plans

        In order to attract, retain and pay market levels of compensation, we aim to provide benefits to our named executive officers that are consistent with market practices. We offer a 401(k) qualified defined contribution retirement plan for our employees, including named executive officers, with an employer discretionary match, up to 4% of employee base salary.

Health and Welfare Benefits

        Our named executive officers are eligible to participate in all of our employee and health and welfare benefit arrangements on the same basis as our other employees (subject to, and in accordance with, applicable laws). This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

Perquisites or Other Benefits

        Other than the benefits described in this CD&A, we do not currently provide any perquisites or other benefits to our named executive officers.

Equity Ownership Guidelines

        All grants of equity incentive units are subject to the provisions of the Members Agreement dated May 1, 2006 and Registration Rights Agreement dated May 1, 2006 which, among other things, restricts the transferability of such units in order to ensure alignment with our equity investors. We do not maintain formal equity ownership guidelines.

Severance and Change in Control Benefits

        We have entered into employment agreements with each of our named executive officers. These employment agreements provide for base salary, annual discretionary bonuses and employee benefits over specified terms of employment. Each of these agreements provides for certain payments and other benefits if the executive's employment is terminated by us without cause or by the executive for good reason. In each case, severance payments are subject to signing a release and our executives are subject to non-competition, non-solicitation and confidentiality restrictions. See the subsection "Potential Payments upon Termination or Change in Control" for a description of these employment agreements, including the applicable severance and change in control benefits.

Nonqualified Deferred Compensation Plan

        In July 2007, we implemented a non-qualified deferred compensation plan. Under this plan, certain members of management and other highly compensated employees may elect to defer a portion of their annual compensation, subject to certain percentage limitations. The assets and liabilities of the plan are consolidated within the Company's financial statements. The assets of the plan are specifically designated as available to the Company solely for the purpose of paying benefits under the Company's deferred compensation plan. However, in the event the Company became insolvent, the investments would be available to all unsecured general creditors.

Tax and Accounting Implications

        In 2013, we were not subject to Section 162(m) of the Internal Revenue Code (the "Code"), as amended. In the event we become subject to Section 162(m) of the Code, the Compensation Committee will consider the impact of Section 162(m) in the design of its compensation strategies annually.

        The Compensation Committee operates its compensation programs with the intention of either complying with, or being exempt from, the requirements of Section 409A of the Code. We account for stock-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of Financial Accounting Standard Board ("FASB") ASC 718—Stock Compensation ("ASC 718").

Compensation Committee Report

        Our compensation committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this annual report with our management. Based upon this review and discussion, the compensation committee recommended to the Board of Managers that the "Compensation Discussion and Analysis" section be included in this annual report.

        Respectfully submitted by the Compensation Committee of the Board of Managers.

David Burgstahler, Chairman
Brendan Scollans

        The information contained in the foregoing report shall not be deemed to be "filed" or to be "soliciting material" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to, or earned by, the named executive officers in 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Incentive Units ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Colleen Abdoulah	2013	709,692	—	—	—	—	419,149	(2)	1,128,841
Chairman, President and	2012	617,370	—	—	—	—	155,367	(3)	772,737
Chief Executive Officer	2011	534,808	—	—	—	218,101	—		752,909
Steven Cochran(4)	2013	482,057	—	—	—	—	489,842	(5)	971,899
President and Chief	2012	401,249	—	—	—	—	156,428	(6)	557,677
Operating Officer	2011	330,774	—	—	—	101,170	—		431,944
Craig Martin	2013	340,118	—	—	—	—	169,156	(7)	509,274
General Counsel and	2012	305,988	—	—	—	—	48,158	(8)	354,146
Secretary	2011	276,272	—	—	—	33,655	—		309,927
Richard E. Fish, Jr.(9)	2013	288,462	—	—	—	—	109,957	(10)	398,419
Chief Financial Officer	2012	—	—	—	—	—	—		—
	2011	—	—	—	—	—	—		—
Cash Hagen	2013	292,170	—	—	—	—	251,140	(11)	543,310
Chief Technical Officer	2012	258,930	—	—	—	—	87,250	(12)	346,180
	2011	229,824	—	—	—	27,997	—		257,821
Cathy Kuo	2013	292,170	—	—	—	—	244,620	(13)	536,790
Chief Marketing Officer	2012	258,987	—	—	—	—	87,366	(14)	346,353
	2011	229,929	—	—	—	28,009	—		257,938

(1)
This column reports information with respect to the Incentive Units that were granted to our named executive officers in 2012 and 2013. In 2012, the Company engaged a valuation expert, Fair Value Advisors, to assist in determining the grant date value of the Incentive Units awards in accordance FASB ASC 718. A binomial fair value model was used and resulted in an immaterial amount for all incentive Units granted in 2012, less than $2,000. The Company using a similar binomial fair value model for its 2013 awards determined that the grant date value of the Incentive Units was immaterial. As such, no grant date fair value is included in this column for these awards. This does not necessarily reflect the actual value a named executive office may receive upon vesting or subsequent distribution.

(2)
For 2013, includes a synergy bonus in connection with post-Acquisition goals of $416,721 and employer contributions to the Company's 401(k) plan of $2,428.

(3)
For 2012, includes special one-time bonus in connection with various transactions that were pursued in 2012 of $50,000, a synergy bonus in connection with post-Acquisition goals of $103,063 and employer contributions to the Company's 401(k) plan of $2,304.

(4)
In addition to his normal duties as President and Chief Operating Officer, Mr. Cochran also served as our principal financial officer during the interim period between November 30, 2012 and January 7, 2013.

(5)
For 2013, includes a synergy bonus in connection with post-Acquisition goals of $416,721 and employer contributions to the Company's 401(k) plan of $4,375 and the remaining amounts are attributable to earnings from the nonqualified deferred compensation plan.

(6)
For 2012, includes special one-time bonus in connection with various transactions that were pursued in 2012 of $50,000, a synergy bonus in connection with post-Acquisition goals of $103,063 and employer contributions to the Company's 401(k) plan of $3,365.

(7)
For 2013, includes a synergy bonus in connection with post-Acquisition goals of $166,510 and employer contributions to the Company's 401(k) plan of $2,608 and the remaining amounts are attributable to earnings from the nonqualified deferred compensation plan.

(8)
For 2012, includes special one-time bonus in connection with various transactions that were pursued in 2012 of $25,000, a synergy bonus in connection with post-Acquisition goals of $20,613 and employer contributions to the Company's 401(k) plan of $2,545.

(9)
Richard E. Fish, Jr. was hired as our Chief Financial Officer effective January 7, 2013.

(10)
For 2013, includes a synergy bonus in connection with post-Acquisition goals of $109,957 and the remaining amounts are attributable to earnings from the nonqualified deferred compensation plan.

(11)
For 2013, includes a synergy bonus in connection with post-Acquisition goals of $241,698 and employer contributions to the Company's 401(k) plan of $2,523 the remaining amounts are attributable to earnings from the nonqualified deferred compensation plan.

(12)
For 2012, includes special one-time bonus in connection with various transactions that were pursued in 2012 of $25,000, a synergy bonus in connection with the post-Acquisition goals of $59,776 and employer contributions to the Company's 401(k) plan of $2,590.

(13)
For 2013, includes a synergy bonus in connection with post-Acquisition goals of $241,698 and employer contributions to the Company's 401(k) plan of $2,922.

(14)
For 2012, includes special one-time bonus in connection with various transactions that were pursued in 2012 of $25,000, a synergy bonus in connection with the post-Acquisition goals of $59,776 and employer contributions to the Company's 401(k) plan of $2,474.

GRANTS OF PLAN-BASED AWARDS IN 2013

        The following table provides information about plan-based awards granted to the named executive officers in 2013.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)
									Grant Date Fair Value of Stock Awards ($)(3)
Name	Performance Period/Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Richard E. Fish, Jr.	6/25/2013	—			—	3,750		3,750	—

(1)
Amounts in this column relate to the Performance Vest Units granted under the Management Equity Plan. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards—Management Equity Plan" for a description of those Incentive Units.

(2)
Amounts in this column relate to the Time Vest Units granted under the Management Equity Plan. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards—Management Equity Plan."

(3)
No grant date fair value is attributed to these awards under FASB ASC Topic 718. See Footnote 1 to the Summary Compensation Table for a description of how this determination was made.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards

Management Equity Plan

        The maximum number of Incentive Units (including issued and outstanding Incentive Units) available for issuance under the Management Equity Plan is 416,052 units, or approximately 15% of the total outstanding units of Parent excluding Incentive Units, which may be either authorized and unissued units or units held in or acquired for our treasury. In general, if Incentive Units under the Management Equity Plan for any reason are cancelled, forfeited, expired or terminated, such Incentive Units will be available for the further grant of awards under the Management Equity Plan.

        Incentive Units granted under the Management Equity Plan are intended to constitute a "profits interest" in the Parent for tax purposes. Generally, our named executive officers are required to purchase these Incentive Units at a nominal price (for example, $.90 per Incentive Unit), and then those Incentive Units are subject to a combination of time and performance-based vesting conditions. Upon vesting, the named executive officer receives a Class C unit in the Parent. Such Class C units represent a right to a fractional portion of the profits and distributions of Parent in excess of a "participation threshold" determined in accordance with the Operating Agreement. The Class C units are in a secondary position to the other outstanding classes of units in the Parent, in that in any event in which the equity is valued and paid out, holders of the Class C units are only paid if an amount at least equal to the applicable participation threshold is first allocated to all of the outstanding classes of units under the Operating Agreement.

        The Compensation Committee has full authority to administer and interpret the Management Equity Plan, including the power to determine the form, amount and other terms and conditions of awards. Awards granted under the Management Equity Plan will be evidenced by award agreements (which need not be identical) that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award. Except as otherwise provided in the applicable award agreement, a participant has no rights as a member with respect to Incentive Units covered by any award until the participant becomes the record holder of such Incentive Units. The Compensation Committee, in its sole discretion, may provide in an award agreement that such award is subject to cancellation, in whole or in part, due to violation of covenants relating to non-competition, non-solicitation, non-disclosure and certain other activities that conflict with, or are adverse to, our interests. Notwithstanding any other provision of the Management Equity Plan, the Board of Managers may at any time amend any or all of the provisions of the Management Equity Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to certain limitations. Awards granted under the Management Equity Plan are generally non-transferable (other than by will or the laws of descent and distribution) except that the Compensation Committee may provide for the transferability of awards to certain family members and related trusts, partnerships and limited liability companies.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

        The following table provides information on the holdings of stock awards by our named executive officers as of December 31, 2013.

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Colleen Abdoulah	6/1/2009	1,667	(3)	—	—		—
		—		—	2,501	(4)	—
	9/17/2012	3,800	(5)	—	—		—
		—		—	4,275	(6)	—
Steve Cochran	6/2/2009	1,667	(3)	—	—		—
		—		—	2,501	(4)	—
	9/17/2012	3,200	(5)	—	—		—
		—		—	3,600	(6)	—
Craig Martin	9/17/2012	1,400	(5)	—	—		—
		—		—	1,575	(6)	—
Richard E. Fish, Jr.	6/25/2013	3,000	(7)	—	—		—
		—		—	3,375	(4)	—
Cathy Kuo	9/17/2012	1,400	(5)	—	—		—
		—		—	1,575	(6)	—
Cash Hagen	3/31/2008	—		—	—		—
		—		—	378	(8)	—
	9/17/2012	1,400	(5)	—	—		—
		—		—	1,575	(6)	—

(1)
Represents Incentive Units granted to our named executive officers under the Management Equity Plan.

(2)
The Incentive Units represent a profits interest in the Parent. No value is realized as a result of vesting of those units. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Management Equity Plan" for a description of the Incentive Units.

(3)
Vests pro rata on May 1, 2014.

(4)
Vests pro rata on December 31, 2014, subject to the achievement of certain Company performance goals. In the event performance goals are not met in any given year vesting can still be achieved if subsequent year performance goals are exceeded. In any event, any remaining unvested units will vest on December 31 of the ninth anniversary year from grant date.

(5)
Vests pro rata over 5 years on July 1st of each such year.

(6)
Vests pro rata over 5 years on December 31st of each such year, subject to the achievement of certain Company performance goals. In the event performance goals are not met in any given year vesting can still be achieved if subsequent year performance goals are exceeded. In any event, any remaining unvested units will vest on December 31 of the ninth anniversary year from grant date.

(7)
Vests pro rata over 5 years on December 31st of each such year.

(8)
Vests subject to the achievement of certain Company performance goals on December 31. In the event performance goals are not met in any given year vesting can still be achieved if subsequent year performance goals are exceeded. In any event, any remaining unvested units will vest on December 31 of the ninth anniversary year from grant date.

 OPTION EXERCISES AND EQUITY UNITS VESTED IN 2013

        None of our named executive officers exercised options during 2013. The following table provides information on Incentive Units held by our named executive officers that vested in 2013.

	Incentive Units
Name	Number of Incentive Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Colleen Abdoulah	3,924	—
Steven Cochran	3,699	—
Craig Martin	525	—
Richard E. Fish, Jr.	1,125	—
Cathy Kuo	525	—
Cash Hagen	1,657	—

(1)
The Incentive Units represent a profits interest in the Parent. No value is realized as a result of vesting of those units. See "Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Management Equity Plan" for a description of the Incentive Units.

Pension Benefits in 2013

        We do not offer our executives or others a pension plan. Retirement benefits are limited to participation in our 401(k) plan with an employer discretionary match for employee deferrals of up to 4% of base salary, subject to applicable IRC contribution limitations.

Nonqualified Deferred Compensation in 2013

        The following table shows certain information concerning non-qualified deferred compensation activity in 2013 for our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION IN 2013

Name(1)	Executive Contributions in 2013 ($)	Company Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at 12/31/2013 ($)
Steven Cochran	—	—	68,746	40,034	486,258
Craig Martin	—	—	38	—	38,761
Cash Hagen	—	—	6,919	—	34,050

(1)
Amounts in this column are included in the "All Other Compensation" column in the Summary Compensation Table.

(2)
Amounts in this column are not included in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following section describes potential payments and benefits to the named executive officers under the Company's compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company.

        As described above, each of our named executive officers have an employment agreement with the Company. Additionally, certain of the Company's benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events; see "—Equity-Based Plans" below. In addition, the Company may authorize discretionary severance payments to its named executive officers upon termination.

Equity-Based Plans

        Management Equity Plan.    The Management Equity Plan provides for accelerated vesting of both Time Vested Units and Performance Vested Units upon a change of control with (i) 100% vesting of all outstanding unvested time vested units, and (ii) the degree of attainment of targeted cash multiples based upon a ratio of (y) the extent cash proceeds and the fair market value of any marketable securities realized by Avista from its investment in the Company, divided by (z) the total equity capital invested in the Company by Avista. If such a change in control occurred on December 31, 2013, each named executive officer's unvested Time Vested Units would immediately vest. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Management Equity Plan" for a description of the Plan.

Description of Severance or Change in Control Provisions in Employment Agreements

        Ms. Abdoulah's Employment Agreement.    During fiscal year 2012 the Company had an employment agreement with Ms. Abdoulah, the Company's Chairperson, Chief Executive Officer and Board member which was recently superseded by the Chairwoman Agreement described below. The term of the agreement was for three years unless earlier terminated. Ms. Abdoulah received an annual base salary, subject to annual increases as determined by the Compensation Committee and an annual bonus award with a target bonus of 100% of her annual base salary (based upon achievement of objective performance goals established by the Compensation Committee, which may include company performance relative to budgeted EBITDA, numbers of subscribers, capital expenditures, and customer satisfaction).

        Upon termination of Ms. Abdoulah's employment by the Company without cause or by Ms. Abdoulah for good reason, Ms. Abdoulah was entitled to receive severance in the form of continued annual salary payments through the 2nd anniversary of the date of her termination of employment (subject to her execution of a release in favor of the Company and continued compliance with the restrictive covenants previously agreed to by Ms. Abdoulah and the Company). Ms. Abdoulah was not entitled to severance payments upon any other termination.

        Pursuant to a chairwoman agreement dated February 3, 2014 (the "Chairwoman Agreement") among Ms. Abdoulah, Parent, and Wideopenwest Networks, LLC, a subsidiary of Parent, Ms. Abdoulah continued to serve as Chief Executive Officer of the Company until April 1, 2014 and will continue to serve as Chairwoman of the Board pursuant to the terms and conditions of the Chairwoman Agreement. The term of the Chairwoman Agreement ends December 31, 2015, unless earlier terminated pursuant to its terms, and supersedes Ms. Abdoulah's prior employment agreement in all respects.

        Under the Chairwoman Agreement, Ms. Abdoulah receives an annual fee and a one-time incentive payment payable in the second quarter of 2015, contingent on her continued service through such date. The Chairwoman Agreement also affects certain Incentive Units held by Ms. Abdoulah.

        Upon termination of Ms. Abdoulah's engagement by the Company without cause or by Ms. Abdoulah for good reason, Ms. Abdoulah will receive severance in the form of continued annual fees through December 31, 2015 (subject to her execution of a release in favor of the Company and its subsidiaries and continued compliance with the restrictive covenants set forth in the Chairwoman Agreement) and immediate vesting of at least 40% of certain Incentive Units. Ms. Abdoulah will not be entitled to severance payments upon termination for any other reason.

        Other Named Executive Officers' Employment Agreements.    The Company entered into letter agreements relating to employment with each Messrs. Cochran (which agreement has been superseded as described below), Martin, Fish, Hagen and Ms. Kuo. Each such letter agreement was executed using the same form of agreement. None of those letter agreements specify a minimum term. The letter agreements provide for an annual base salary (subject to annual review for increase only) and an annual bonus award (based upon formulas to be established in its sole discretion, such as annual budgeted EBITDA, achievement of budgeted customer retention, and acquisition of customer satisfaction ratings). Each of those agreements also permit the named executive officers to participate in the Company's employee benefit plans as are generally made available to our senior executives, including insurance programs and other fringe employee benefits.

        Upon termination of the employment of Messrs. Cochran, Martin, Fish, Hagen or Ms. Kuo by the Company without cause or by the employee for good reason, such employee shall receive severance equal to 1 year's salary to be paid in 12 equal monthly installments (subject to the employee's execution of a release in favor of the Company and continued compliance with the restrictive covenants set forth in the letter agreement). The letter agreements do not provide for severance payments upon any other termination.

        In connection with Mr. Cochran's appointment as Chief Executive Officer and member of the Board effective April 1, 2014, on February 3, 2014, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Cochran. The term of the Employment Agreement is for five years unless earlier terminated pursuant to its terms, and the Employment Agreement supersedes Mr. Cochran's prior employment agreement in all respects.

        Under the Employment Agreement, Mr. Cochran receives an annual base salary, subject to annual increases as determined by Parent's compensation committee, and an annual bonus award with a target bonus of 100% of his annual base salary (based upon achievement of objective performance goals established by the compensation committee, which may include Mr. Cochran and the Company's performance relative to budgeted EBITDA, numbers of subscribers, capital expenditures, and customer satisfaction and other goals established by the compensation committee). The compensation committee will establish additional performance thresholds above and below the target ranging from 50% to a percentage in excess of 100% of Mr. Cochran's annual base salary as permitted by the then existing management bonus plan. Mr. Cochran may participate in the Company's employee benefit plans as are generally made available to the Company's senior executives, including insurance programs and other fringe employee benefits.

        Upon termination of Mr. Cochran's employment without cause or by Mr. Cochran for good reason, Mr. Cochran will receive severance in the form of (i) continued annual salary payments through the second anniversary of the date of his termination of employment (subject to his execution of a release in favor of Parent and its subsidiaries and continued compliance with the restrictive covenants set forth in the Employment Agreement), and (ii) the right, but not the obligation, to sell a number of vested Units equal to the lesser of (x) vested Units representing 20% of the outstanding vested Incentive Units held by Mr. Cochran (valued at fair market value as of Mr. Cochran's termination date, as determined in good faith by the Board consistent with the most recent valuation of Parent determined by Avista) or (y) vested Incentive Units with a fair market value of $2,000,000 (valued at fair market value as of Mr. Cochran's termination date, as determined in good faith by the Board, consistent with Avista's most recent valuation of Parent). Mr. Cochran will not be entitled to severance payments or sale rights upon termination for any other reason.

Change of Control/Severance Payment Table as of December 31, 2013

        The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change of control, assuming such event occurs on December 31,

2013. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

        Items Not Reflected in Table.    The following items are not reflected in the table set forth below:

  •
  Accrued salary, bonus (except to the extent specifically noted in an employment agreement) and vacation.

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees.

  •
  Welfare benefits provided to all salaried employees having substantially the same value.

  •
  Amounts outstanding under the Trust's 401(k) plan.

  •
  Although the Incentive Units become fully vested upon a change in control, they are not included in the table below. This is because the Incentive Units represent a profits interest in the Parent. As such, no value is received as a result of the vesting of those units. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Management Equity Plan" for a description of the Incentive Units.

CHANGE IN CONTROL AND SEVERANCE PAYMENTS AS OF DECEMBER 31, 2013

	Cash Severance ($)	Total ($)
Colleen Abdoulah(1)	1,428,000	1,428,000
Termination without cause or for good reason
Steven Cochran(2)	484,500	484,500
Termination without cause or for good reason
Craig Martin(2)	341,700	341,700
Termination without cause or for good reason
Richard E. Fish, Jr.	300,000	300,000
Termination without cause of for good reason
Cathy Kuo(2)	293,943	293,943
Termination without cause or for good reason
Cash Hagen(2)	293,943	293,943
Termination without cause or for good reason

(1)
Calculated as 2 times Ms. Abdoulah's salary in effect as of December 31, 2013. Ms. Abdoulah's employment agreement that was the basis for this calculation has been superseded by the Chairwoman's Agreement effective February 3, 2013, as described above under "Description of Severance or Change in Control Provisions in Employment Agreements."

(2)
Calculated as 1 times the named executive officer's base salary in effect as of December 31, 2013. Mr. Cochran's employment agreement that formed the basis for this calculation has been superseded effective February 3, 2014 as described above under "Description of Severance or Change in Control Provisions in Employment Agreements."

Director Compensation

        Messrs. Burgstahler and Scollans are Partners of Avista and do not receive any direct compensation for their service as Directors. We pay Avista a management fee of $1,500,000 annually pursuant to the Amended and Restated Financial Advisory Agreement, dated as of July 17, 2012. See

"Certain Relationships and Related-Party Transactions—Transactions with Related Persons—Advisory Services and Monitoring Agreement."

        Effective June 30, 2012 we engaged Mr. Slater, and effective October 20, 2012, we engaged Mr. Seskin, respectively, Directors of the Company, to provide services associated with corporate development and other strategic initiatives on a consulting basis with each receiving an annual fee of $50,000. Effective January 1, 2014, the annual fee for each was increased to $75,000.

        We do not compensate our board members with per meeting fees. Our directors are reimbursed for any expenses incurred in connection with their service.

Compensation Committee Interlocks and Insider Participation

        During 2013, the members of our compensation committee were Messrs. Burgstahler and Scollans. Ms. Abdoulah will join the compensation committee in 2014. Mr. Burgstahler is the President of Avista while Mr. Scollans is a Partner. Avista provides us with advisory services pursuant to a Financial Advisory Agreement. See "Certain Relationships and Related Party Transactions, and Director Independence—Financial Advisory Agreement."

SECURITY OWNERSHIP

        As of March 31, 2014, our Parent indirectly owns all of our issued and outstanding capital stock through its direct subsidiary and our direct parent, Racecar Acquisition, LLC. Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., Avista Capital Partners III, L.P., Avista Capital Partners (Offshore) III, L.P. and ACP Racecar Co-Invest, LLC, (together, the "Avista Entities") collectively own approximately 91% of Parent's issued and outstanding equity units. Avista Capital Partners III GP, LLC ultimately exercises voting and dispositive power over the shares held by the Avista Entities. Voting and disposition decisions at Avista Capital Partners III GP, LLC with respect to such shares are made by an investment committee, the members of which are Thompson Dean, Steven Webster, David Burgstahler, Sriram Venkataraman, Brendan Scollans and David Durkin. Certain members of management and the Board of Managers purchased membership interests of Parent's Class A and Class B units equaling approximately 2% of Parent's issued and outstanding equity units (excluding incentive units). None of these individuals hold more than 1% of Parent's issued and outstanding voting units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Review, Approval or Ratification of Related Person Transactions

        The Company asks its directors to complete a questionnaire each year that is designed to determine, among other things, whether the director is involved in any related person transactions with the Company. In addition, as part of its overall controls process the Company requires each officer of the Company to complete a questionnaire each quarter which specifically asks the officers if they are aware of any related person transactions.

Operating Agreement

        In July 2012, Avista (or fund or vehicles affiliated with Avista (the "Avista Funds")), Avista's co-investors and management entered into an amendment to the Operating Agreement of Parent. This agreement contains agreements among the parties with respect to, among other things, restrictions on the issuance or transfer of interests, other special corporate governance provisions, the election of the boards of managers, registration rights and customary indemnification provisions.

Services Agreement

        Avista has entered into a financial advisory agreement (the "Financial Advisory Agreement") pursuant to which Parent retained Avista to provide certain advisory and consulting services, including, without limitation, general advisory services in relation to the Parent and its subsidiaries (including WOW), management and business; identification, analysis, support and negotiation of acquisitions and dispositions; analysis, support and negotiation of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness; finance functions, including assistance in the preparation of financial projections; and strategic planning functions, including evaluating major strategic alternatives. In addition, the Financial Advisory Agreement provides that Parent shall pay Avista a quarterly management fee (the "Management Fee") equal to $375,000, plus reasonable out-of-pocket expenses incurred in connection with services provided under the Financial Advisory Agreement. Further, upon any transaction entered into by the Parent or its affiliates in which Avista has provided advice and assistance to the Parent under the Financial Advisory Agreement (other than a transaction constituting a Change of Control (as defined in Parent's credit agreement)), the Financial Advisory Agreement provides that Parent shall pay Avista reasonable and customary advisory fees for the advice and services provided by Avista (in addition to the Management Fee). The Financial Advisory Agreement terminates upon the earlier of the ten-year anniversary of the closing of the Transactions and the date upon which Parent pays to Avista all amounts that would otherwise be payable pursuant to the Financial Advisory Agreement through July 17, 2022.

Registration Agreement

        Parent, the Avista Funds, Avista's co-investors and certain members of management have entered into a registration agreement (the "Registration Agreement") pursuant to which the Avista Funds may require Parent to register the sale of its common units of Parent. From and after the date that is one year following the consummation of an initial public offering, certain co-investors of Avista, may also require Parent to register the sale of its common units of Parent. In addition, all holders of common units have the right to exercise certain piggyback registration rights with respect to their own common units if Parent elects to register any of its own securities. The Registration Agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following is a summary of certain provisions of the instruments evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Senior Secured Credit Facilities

        We have a term loan and credit facility with Credit Suisse AG as sole administrative agent (the "Senior Secured Credit Facilities") consisting of (i) a $200.0 million senior secured revolving facility ("Revolving Facility") with a final maturity of July 17, 2017, (ii) $425.0 million Term B-1 loans ("Term B-1 Loans") with a final maturity date of July 17, 2017, and (iii) $1,560.4 million in Term B loans ("Term B Loans") with a final maturity of April 1, 2019. The Term B and Term B-1 Loans require quarterly principal payments totaling $4.9 million.

Prepayments

        We are required to repay the Senior Secured Credit Facilities with the proceeds of certain asset sales and condemnation events (subject to reinvestment rights) and issuances of indebtedness. A percentage (based upon the senior secured leverage ratio as of the most recent fiscal quarter) of our excess cash flow must also be applied to repay the Senior Secured Credit Facilities.

Security; guarantees

        Our obligations under the Senior Secured Credit Facilities are guaranteed by Racecar Acquisition, LLC and all of its wholly-owned domestic subsidiaries and each of its existing and subsequently acquired wholly-owned domestic subsidiaries (other than WOW), subject to certain exceptions set forth therein. The Senior Secured Credit Facilities is secured on a first priority basis by substantially all of our and each guarantor's tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property, inventory, equipment, investment property, intercompany notes, fee-owned real property in excess of certain amounts and the equity interest of each restricted subsidiary (limited, in the case of foreign subsidiaries, to 65% of the voting equity interests of first-tier foreign restricted subsidiaries).

Interest

        The Revolving Facility, Term B-1 Loans and Term B Loans bear interest, at our option, as follows:

Debt Obligation	Interest Rate
The Revolving Facility	LIBOR plus 3.50% or ABR plus 2.50%.
Term B-1 Loans	LIBOR plus 3.00% or ABR plus 2.00%. LIBOR floor of .75%.
Term B Loans
If the Senior Secured Leverage Ratio, as defined, is greater than 5.00 to 1.00, LIBOR plus 4.00% or ABR plus 3.00%. If the Senior Secured Leverage Ratio, as defined, is less than or equal to 5.00 to 1.00, LIBOR plus 3.75% or ABR plus 2.75%. LIBOR floor of 1.00%.

Fees

        We pay certain recurring fees with respect to the, Senior Secured Credit Facilities including (i) fees on the unused commitments of the lenders under the Revolving Facility, (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit plus a fronting fee to the issuing bank and (iii) administration fees.

Covenants

        The Senior Secured Credit Facilities contains a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of WOW and its restricted subsidiaries to:

  •
  incur additional indebtedness (including guarantee obligations);

  •
  incur liens;

  •
  engage in certain fundamental changes, including changes in the nature of the business;

  •
  sell assets;

  •
  pay dividends and make other payments in respect of capital stock;

  •
  make acquisitions, investments, loans and advances;

  •
  pay and modify the terms of certain indebtedness;

  •
  engage in certain transactions with affiliates; and

  •
  enter into negative pledge clauses and clauses restricting subsidiary distributions.

        In addition, WOW is required to comply with a senior secured leverage ratio test as of the last day of each fiscal quarter.

Events of default

        The Senior Secured Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document or subordination provisions; non-perfection of security interest; and a change of control. Failure to comply with the above-described financial ratio or the other provisions of the Senior Secured Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolving Facility and permit the acceleration of all outstanding borrowings under the Senior Secured Credit Facilities.

13.375% Senior Subordinated Notes due 2019

        On July 17, 2012, we issued $295.0 million aggregate principal amount of our senior subordinated notes due 2019 pursuant to an indenture, among the Company, the guarantors party thereto and Wilmington Trust, National Association. The senior subordinated notes are senior subordinated unsecured obligations of the Company and are guaranteed on a senior subordinated basis by each of our U.S. subsidiaries to the extent such guarantor is a guarantor of our obligations under our Senior Secured Credit Facilities.

        The senior subordinated notes will mature on October 15, 2019. Interest on the senior subordinated notes accrues at a rate of 13.375% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year. Prior to July 15, 2015, we may redeem some or all of the senior subordinated notes at a price equal to 100% of the principal amount of the senior subordinated notes redeemed plus accrued and unpaid interest, if any, plus a "make-whole" premium. We may also redeem up to 40% of the senior subordinated notes prior to July 15, 2015 with the net cash proceeds from certain equity offerings. On or after July 15, 2015, we may redeem all or a part of the senior subordinated notes at our option, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, if any, on the senior subordinated notes to be redeemed to the applicable redemption date if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Period	Redemption
2015	110.031%
2016	106.688%
2017	103.344%
2018 and thereafter	100.000%

        The indenture governing the senior subordinated notes contains covenants that, among other things, restrict the ability of the Company and certain of our subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the senior subordinated notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On April 1, 2014, we issued $100 million aggregate principal amount of 10.250% senior notes due 2019 in a transaction exempt from registration under the Securities Act under Section 4(2) of the Securities Act. The old notes were issued under Section 4(2) of the Securities Act may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the exchange offer, we are offering to exchange new 10.250% senior notes which have been registered under the Securities Act for our currently outstanding 10.250% senior notes, on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

The Exchange Offer

        Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange outstanding old notes in denominations of $2,000 and integral multiples of $1,000 for an equal principal amount of new notes. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged in the exchange offer, except that:

  •
  the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus; and

  •
  the new notes will not contain any legend restricting their transfer.

        The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. The new notes will be treated as a single class under the indenture with any old notes that remain outstanding.

        The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

        Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from WOW), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        As a condition to its participation in the exchange offer, each holder of old notes must furnish, prior to the consummation of the exchange offer, a written representation, which is contained in the letter of transmittal accompanying this prospectus, that: (1) it is not our "affiliate" (as defined in Rule 405 of the Securities Act); (2) any new notes to be received by it shall be acquired in the ordinary course of business; and (3) at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes, and it is not participating in, and does not intend to participate in, the distribution of such new notes.

        Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Expiration Date; Extensions; Termination; Amendments

        The expiration date of the exchange offer is 5:00 p.m., New York City time, on                        , 2014, unless the Company, in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. We expressly reserve the right to extend the exchange offer at any time and from time to time before the expiration date by giving oral or written notice to Wilmington Trust, National Association, the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to a national newswire service. During any extension of the exchange offer, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the offer.

        The settlement date of the offer will be promptly following the expiration date.

        We expressly reserve the right to:

  •
  terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events described below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  •
  amend the terms of the exchange offer in any manner.

        If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the old notes promptly. Unless we terminate the exchange offer prior to        , New York City time, on the expiration date, we will exchange the new notes for the old notes on the settlement date.

        If we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and at the time that notice of waiver or amendment is first published, sent or given to holders of old notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

        This prospectus and the letter of transmittal will be mailed or transmitted to holders of the old notes.

 How to Tender

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution (as defined herein).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and it is not participating in, and does not intend to participate in, the distribution of such new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of the old notes. If you are our "affiliate," as defined under Rule 405 under the Securities Act, or have an arrangement or understanding with any person to participate in a distribution of such new notes, or are participating in, or intend to participate in, the distribution of such new notes, to be acquired pursuant to the exchange offer, you or any such other person:

  •
  cannot rely on the applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering old notes for exchange, or the transferor, exchanges, assigns and transfers the old notes to the Company and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

  •
  it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of the tendered old notes; and

  •
  when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

        The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered old notes. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

        By tendering old notes, the transferor certifies that:

  •
  it is not our affiliate (as defined in Rule 405 under the Securities Act);

  •
  any new notes to be received by it shall be acquired in the ordinary course of business;

  •
  if it is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of the new notes; and

  •
  at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes, and it is not participating in, and does not intend to participate in, the distribution of such new notes.

        Each broker-dealer that receives new notes for its own account in the exchange offer acknowledges that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

        Old notes tendered in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn;

  •
  the old notes to be withdrawn (including the principal amount of such old notes); and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes promptly after the expiration date). Properly withdrawn old notes may be retendered by following one of the procedures described under "—How to Tender" above at any time on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after the expiration date. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer).

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date.

Conditions to the Exchange Offer

        The exchange offer will not be subject to any conditions, other than:

  •
  that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC;

  •
  that each holder of old notes exchanged in the exchange offer shall have represented that (A) it is not our affiliate (as defined in Rule 405 under the Securities Act), (B) any new notes to be received by it shall be acquired in the ordinary course of business; (C) if it is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of the new notes, and (D) at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes, and it is not participating in, and does not intend to participate in, the distribution of such new notes, and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of this prospectus under the Securities Act available; and

  •
  that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the exchange offer.

        The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any old notes tendered and no new notes will be issued in exchange for any old notes, if at that time any stop order is threatened or in effect relating to:

  •
  the registration statement of which this prospectus constitutes a part; or

  •
  the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

        Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:
 By Regular Mail, Registered Certified Mail,
Overnight Courier or Hand Delivery:
Wilmington Trust, National Association
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Workflow Management, 5th Floor

By Facsimile Transmission
(eligible institutions only):
(302) 636-4139, Attention: Exchanges

For Information or Confirmation:
DTC Desk (DTC2@wilmingtontrust.com)

Solicitation of Tenders; Expenses

        We have not retained a dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable, out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable, out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.3 million.

Appraisal Rights

        Holders of old notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        We will record the new notes at the same carrying value of the old notes reflected in our accounting records on the date that the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for old notes. We will recognize the expenses related to the issuance of the new notes as incurred.

Other

        Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        Holders of the old notes who do not tender their notes in the exchange offer will continue to hold those notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture.

        All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. The old notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available.

        In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes could be adversely affected.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NEW SENIOR NOTES

        The New Senior Notes (the "Senior Notes") will be issued by WideOpenWest Finance, LLC (the "Company") and WideOpenWest Capital Corp. ("Finance" and, together with the Company, the "Issuers," "we," "us" and "our"). In this Description of New Senior Notes, the term "Issuers" refers only to the Company and Finance, as co-issuers, and any successor obligor to the Company and Finance on the New Senior Notes, and not to any of their Subsidiaries, and the "Company" refers only to the Company and any successor obligor to the Company on the New Senior Notes, and not to any of its Subsidiaries.

        The Issuers issued the original Senior Notes under an indenture dated as of July 17, 2012 (the "Senior Notes Indenture") among the Issuers, the Guarantors and Wilmington Trust, National Association, as Trustee. The original Senior Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Senior Notes include those stated in the Senior Notes Indenture and those made part of the Senior Notes Indenture by reference to the Trust Indenture Act of 1939, as amended the ("TIA"). The Senior Notes are subject to all such terms pursuant to the provisions of the Senior Notes Indenture, and Holders of the Senior Notes are referred to the Senior Notes Indenture and the TIA for a statement thereof.

        The following is a summary of the material provisions of the Senior Notes Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Senior Notes Indenture in its entirety. Copies of the proposed form of the Senior Notes Indenture are available as described under "Where You Can Find More Information." You can find the definitions of certain terms used in this description under "—Certain Definitions."

        Finance is a Wholly Owned Domestic Subsidiary of the Company, and will serve as a corporate co-issuer of the Senior Notes. We believe that certain prospective investors in the Senior Notes may be restricted in their ability to purchase debt securities of limited liability companies, such as the Company, unless the debt securities are jointly issued by a corporation. Finance does not, and will not, have any operations, material assets or revenues, engage in any business activities or have any Subsidiaries. As a result, prospective investors in the Senior Notes should not expect Finance to participate in servicing principal, interest or other amounts required to be paid on the Senior Notes.

Brief Description of the Senior Notes and the Senior Note Guarantees

        The Senior Notes will be:

  •
  general unsecured senior obligations of the Issuers;

  •
  pari passu in right of payment with any existing and future senior Indebtedness (including the Credit Agreement) of the Issuers, without giving effect to collateral arrangements;

  •
  effectively subordinated to all Secured Indebtedness of the Issuers (including Indebtedness under the Credit Agreement) to the extent of the value of the assets securing such Indebtedness;

  •
  senior in right of payment to all existing and any future Subordinated Indebtedness, including the Senior Subordinated Notes, of the Issuers;

  •
  initially guaranteed on a senior unsecured basis by each Guarantor; and

  •
  structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of Non-Guarantors.

        The Senior Notes and the Senior Notes Indenture will be, jointly and severally, guaranteed on a senior unsecured basis by all of the Guarantors. See the section entitled "—Guarantees."

        Each Senior Note Guarantee (as defined below) will be:

  •
  a general unsecured senior obligation of the Guarantor;

  •
  pari passu in right of payment with any existing and future senior Indebtedness (including guarantees of Indebtedness under the Credit Agreement) of the Guarantor, without giving effect to collateral arrangements;

  •
  effectively subordinated to all Secured Indebtedness of the Guarantor (including the Credit Agreement) to the extent of the value of the assets securing such Indebtedness;

  •
  senior in right of payment to all existing and any future Subordinated Indebtedness of the Guarantor, including the Guarantor's guarantee of the Senior Subordinated Notes; and

  •
  structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of any non-Guarantor subsidiaries of the Guarantor.

Principal, Maturity and Interest

        The Senior Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Senior Notes to receive the payments on such Senior Notes are subject to applicable procedures of The Depository Trust Company ("DTC"). If the due date for any payment in respect of any Senior Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

        The Senior Notes will be issued in an aggregate principal amount of $100.0 million on the Issue Date. The Senior Notes will mature on July 15, 2019. Interest on the Senior Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on January 15 and July 15 of each year, to Holders of record on the immediately preceding January 1 and July 1, respectively. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional Senior Notes

        The Senior Notes Indenture provides for the issuance of additional senior notes having identical terms and conditions to the Senior Notes offered hereby, subject to compliance with the covenants contained in the Senior Notes Indenture ("Additional Senior Notes"). Additional Senior Notes will be part of the same issue as the Senior Notes offered hereby under the Senior Notes Indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any Additional Senior Notes that the Issuers issue in the future will be identical in all respects to the Senior Notes offered in this offering, except that Additional Senior Notes issued in the future will have different issuance prices and issuance dates and may have different CUSIP numbers and, as a result, may not be fungible with or treated as the same issue as the Senior Notes offered hereby for United States federal income tax purposes. Unless the context requires otherwise, references to "Senior Notes" for all purposes of the Senior Notes Indenture and this "Description of Senior Notes" include any Additional Senior Notes that are actually issued.

Payments

        Principal of, and premium, if any, and interest, if any, on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the paying agent, payment of interest, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, and interest, if any, with respect to Senior Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

        The obligations of the Issuers under the Senior Notes and the Senior Notes Indenture will initially be, jointly and severally, guaranteed on a senior unsecured basis (the "Senior Note Guarantees") by each existing and future Wholly Owned Domestic Subsidiary that guarantees the Credit Agreement and excluding Finance (which is a co-issuer of the Senior Notes) (each, together with any Subsidiary required to become a Guarantor under the provisions of "—Certain Covenants—Limitation on Guarantees" below, a "Guarantor"). As of the Issue Date, all of our Wholly Owned Domestic Subsidiaries are Guarantors.

        In addition, if the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Subsidiary after the Issue Date, which Subsidiary guarantees the Credit Agreement or other Indebtedness of the Company or any Guarantor as provided under "—Certain Covenants—Limitation on Guarantees" below, the Company will cause such new Subsidiary to provide a Senior Note Guarantee.

        Each Senior Note Guarantee will be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor's obligation under its Senior Note Guarantee could be significantly less than amounts payable with respect to the Senior Notes, or a Guarantor may have effectively no obligation under its Senior Note Guarantee. See "Risk Factors—Risks Related to the Notes."

        The Senior Note Guarantee of a Guarantor will terminate upon:

  (1)
  (a) a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or (b) the sale or disposition of all or substantially all the assets of the Guarantor, in the case of each of clauses (a) and (b) to a Person other than to the Company or a Restricted Subsidiary (and in the case of clause (b) provided that such Guarantor would not be required to continue to provide a Senior Note Guarantee as a result of being an Immaterial Subsidiary) and as otherwise permitted by the Senior Notes Indenture, in the case of each of clauses (a) and (b), other than in a Permitted Distribution,

  (2)
  the designation in accordance with the Senior Notes Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary,

  (3)
  defeasance or discharge of the Senior Notes, as provided in "—Defeasance" and "—Satisfaction and Discharge,"

  (4)
  to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of "Immaterial Subsidiary," upon the release of the guarantee referred to in such clause,

  (5)
  to the extent such Guarantor is also a guarantor or borrower under the Credit Agreement as in effect on the Issue Date and, at the time of release of its Senior Note Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Credit Agreement (except a release by or as a result of a payment thereon), (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (3) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness") and (z) does not guarantee any Indebtedness of the Company or any of the other Guarantors, or

  (6)
  upon the achievement of Investment Grade Status by the Senior Notes; provided that such Senior Note Guarantee shall be reinstated upon the Reversion Date.

        As of the date of the Senior Notes Indenture, all of the Restricted Subsidiaries of the Company are Guarantors, other than Finance (which is a co-issuer of the Senior Notes). Claims of creditors of Non-Guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Issuers, including Holders of the Senior Notes. The Senior Notes and each Senior Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Issuers (other than the Guarantors) and joint ventures. Although the Senior Notes Indenture limits the incurrence of Indebtedness of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Senior Notes Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness under the Senior Notes Indenture. See "—Certain Covenants—Limitation on Indebtedness."

Optional Redemption

        Except as set forth in the next three paragraphs, the Senior Notes are not redeemable at the option of the Issuers.

        At any time prior to July 15, 2015, the Issuers may redeem the Senior Notes in whole or in part, at their option, upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to 100% of the principal amount of such Senior Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date.

        At any time and from time to time on or after July 15, 2015, the Issuers may redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Senior Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of the year indicated below:

12-month period commencing in Year	Percentage
2015	107.688%
2016	105.125%
2017	102.563%
2018 and thereafter	100.000%

        At any time and from time to time prior to July 15, 2015, the Issuers may redeem Senior Notes with the net cash proceeds received by the Issuers from any Equity Offering at a redemption price equal to 110.250% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Senior Notes (including Additional Senior Notes), provided that

  (1)
  in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

  (2)
  not less than 50% of the original aggregate principal amount of the Senior Notes issued under the Senior Notes Indenture (including any Additional Senior Notes) remains outstanding immediately thereafter (excluding Senior Notes held by the Company or any of its Restricted Subsidiaries).

        Notice of redemption will be provided as set forth under "—Selection and Notice" below.

        Any redemption and notice of redemption may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Senior Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Senior Notes will be subject to redemption by the Issuers.

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption on the applicable redemption date.

Sinking Fund

        The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Company may be required to offer to purchase Senior Notes as described under the captions "Change of Control," and "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock." The Company may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Selection and Notice

        If less than all of the Senior Notes are to be redeemed at any time, the Trustee will select the Senior Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Senior Notes are listed, as certified to the Trustee by the Company, and in compliance with the requirements of DTC, or if the Senior Notes are not so listed or such exchange prescribes no method of selection and the Senior Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Senior Note in an unauthorized denomination shall be redeemed in part.

        Notices of redemption will be delivered electronically in the case of global Senior Notes or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Senior Notes Indenture.

        If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Senior Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. In the case of a global Senior Note, an appropriate notation will be made on such Senior Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Change of Control

        The Senior Notes Indenture provides that upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Senior Notes as described under "—Optional Redemption," the Company will make an offer to purchase all of the Senior Notes (the "Change of Control Offer") at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Senior Notes Indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Notes Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Notes Indenture by virtue thereof.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any provisions of the Senior Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Senior

Notes Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

        The Credit Agreement provides, and future credit agreements or other agreements to which the Company becomes a party may, provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Senior Notes Indenture) and prohibits or limits the Company from purchasing any Senior Notes pursuant to this covenant. In the event the Company is prohibited from purchasing the Senior Notes, the Company could seek the consent of its lenders to the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Senior Notes. In such case, the Company's failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Notes Indenture.

        Our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control after the Issue Date, although it is possible that we could decide to do so in the future.

        Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Indebtedness" and "Certain Covenants—Limitation on Liens." Such restrictions in the Senior Notes Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Notes Indenture does not contain any covenants or provisions that may afford Holders of the Senior Notes protection in the event of a highly leveraged transaction.

        The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        If Holders of not less than 90% in aggregate principal amount of the outstanding Senior Notes validly tender and do not withdraw such Senior Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Senior Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Senior Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Notes may require the Company to make an offer to repurchase the Senior Notes as described above.

        The provisions under the Senior Notes Indenture relative to the Company's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes then outstanding.

Certain Covenants

        Set forth below are summaries of certain covenants that are contained in the Senior Notes Indenture.

Suspension of Covenants on Achievement of Investment Grade Status

        Following the first day:

  (a)
  the Senior Notes have achieved Investment Grade Status; and

  (b)
  no Default or Event of Default has occurred and is continuing under the Senior Notes Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Senior Notes Indenture summarized under the following headings (collectively, the "Suspended Covenants"):

  •
  "—Limitation on Restricted Payments,"

  •
  "—Limitation on Indebtedness,"

  •
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

  •
  "—Limitation on Affiliate Transactions,"

  •
  "—Limitation on Sales of Assets and Subsidiary Stock,"

  •
  "—Limitation on Guarantees," and

  •
  The provisions of clause (3) of the first paragraph of "—Merger and Consolidation."

        If at any time the Senior Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reversion Date") and be applicable pursuant to the terms of the Senior Notes Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Senior Notes Indenture), unless and until the Senior Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Senior Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Senior Notes Indenture, the Senior Notes or the Senior Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuers or any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the "Suspension Period."

        On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of "—Limitation on Indebtedness" or one of the clauses set forth in the second paragraph of "—Limitation on Indebtedness" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of "—Limitation on Indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(b) of the second paragraph of "—Limitation on Indebtedness." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenants described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments." In addition, any future obligation to grant further Senior Note Guarantees shall be released. All such further obligations to grant Senior Note Guarantees shall be reinstated upon the Reversion Date.

        There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Leverage Ratio for the Company and its Restricted Subsidiaries is less than 6.75 to 1.00; provided, further, that Restricted Subsidiaries that are not Guarantors may not Incur Indebtedness if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $75.0 million of Indebtedness of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph at such time.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers' acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) $2,350 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

  (2)
  Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Guarantor so long as the Incurrence of such Indebtedness is permitted under the terms of the Senior Notes Indenture;

  (3)
  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

  (a)
  (i)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (ii)
  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; and

    (b)
    if the Company or Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Senior Notes, in the case of the Company, or the Senior Note Guarantee, in the case of a Guarantor;

  (4)
  Indebtedness represented by (a)(i) the Senior Notes issued on the Issue Date, including any Guarantee thereof (and any Exchange Senior Notes issued in exchange for such Senior Notes, including any Guarantee thereof) and (ii) the Senior Subordinated Notes issued on the Issue Date, including any Guarantee thereof (and any Exchange Senior Subordinated Notes (as defined in "Description of Senior Subordinated Notes") issued in exchange for such Senior Subordinated Notes, including any Guarantee thereof), (b) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1), (2) and (4)(a)) outstanding on the Issue Date, (c) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) (other than subclause (d) of this clause (4)) or clauses (5), (7), (10) or (14) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (d) Management Advances;

  (5)
  Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Senior Notes Indenture; provided that after giving effect to such acquisition, merger or consolidation, either

  (a)
  the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of this covenant;

  (b)
  the Leverage Ratio would not be greater than immediately prior to such acquisition, merger or consolidation; or

  (c)
  such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary); provided that the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger or consolidation;

  (6)
  Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

  (7)
  Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, does not exceed the greater of (a) $45.0 million and (b) 2.00% of Total Assets at the time of Incurrence and any Refinancing Indebtedness in respect thereof;

  (8)
  Indebtedness in respect of (a) workers' compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers' acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

  (9)
  Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (10)
  Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Company, in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent the Company or any of its Restricted Subsidiaries make a Restricted Payment;

  (11)
  Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $50.0 million and (b) 2.00% of Total Assets of Non-Guarantors at any time outstanding and any Refinancing Indebtedness in respect thereof;

  (12)
  Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any of its Parents that is permitted by the covenant described below under "—Limitation on Restricted Payments," provided that such promissory notes must be expressly subordinated in right of payment to the prior payment in full in cash of all obligations then due with respect to the Senior Notes, in the case of the Issuers, or the Senior Note Guarantees, in the case of a Guarantor;

  (13)
  Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

  (14)
  Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $75.0 million and (b) 2.50% of Total Assets at the time of Incurrence; and

  (15)
  the incurrence by Finance, as co-obligor or guarantor, of any Indebtedness which the Company is permitted to incur pursuant to the foregoing provisions.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness (other than Indebtedness incurred on the Issue Date under the Credit Agreement) meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

  (2)
  additionally, all or any portion of any item of Indebtedness (other than Indebtedness incurred on the Issue Date under the Credit Agreement) may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

  (3)
  all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and shall not be reclassified;

  (4)
  Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (5)
  if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (7), (10), (11) or (14) of the second paragraph above or the first paragraph above and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

  (6)
  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof at the time of determination;

  (7)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (8)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness when Incurred but thereafter treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this "—Limitation on Indebtedness." The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

        If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this "—Limitation on Indebtedness," the Company shall be in default of this covenant).

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

        The Senior Notes Indenture provides that the Issuers will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of such Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of such Issuer or such Guarantor, as the case may be.

        The Senior Notes Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

    (b)
    dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Parent of the Company held by Persons other than the Company or a Restricted Subsidiary;

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under "—Limitation on Indebtedness"); or

  (4)
  make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

    (a)
    a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

    (b)
    the Leverage Ratio for the Company and its Restricted Subsidiaries is greater than 6.50 to 1.00 after giving effect, on a pro forma basis, to such Restricted Payment; or

    (c)
    the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments permitted below by clauses (1) (without duplication of the Restricted Payment represented by the declaration of a dividend), (6), (10) and (11) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

    (i)
    100% of Consolidated EBITDA for the period (treated as one accounting period) from July 1, 2012 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated EBITDA for such period is a deficit, minus 100% of such deficit) less 1.4 times Consolidated Interest Expense for the same period;

    (ii)
    100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary,

        (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph and (z) Excluded Contributions);

      (iii)
      100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities (excluding, for the avoidance of doubt, the securities converted or exchanged), received by the Company or any Restricted Subsidiary upon such conversion or exchange;

      (iv)
      100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company or any Restricted Subsidiary by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (12) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; and

      (v)
      in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (12) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment;

    provided that no Restricted Payments may be made pursuant to this first paragraph of this "Limitation on Restricted Payments" covenant prior to the second anniversary of the Issue Date.

        The foregoing provisions will not prohibit any of the following, subject to the immediately following paragraph (collectively, "Permitted Payments"):

  (1)
  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Notes Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Senior Notes Indenture;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) ("Refunding Capital Stock") or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" above;

  (4)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" above;

  (5)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

  (a)
  from Net Available Cash to the extent permitted under "—Limitation on Sales of Assets and Subsidiary Stock" below, but only if the Company shall have first complied with the terms described under "—Limitation on Sales of Assets and Subsidiary Stock" and purchased all Senior Notes tendered pursuant to any offer to repurchase all the Senior Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

  (b)
  to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have first complied with the terms described under "—Change of Control" and purchased all Senior Notes tendered pursuant to the offer to repurchase all the Senior Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

  (c)
  consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

  (6)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or any of its Parents held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant's employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $20.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $40.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company and, to the extent contributed to the capital of the Company (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any of the Company's Parents, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its Parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

  (b)
  the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

  (c)
  the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

    and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company or any of its Parents or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any of its Parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Notes Indenture;

  (7)
  the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under "—Limitation on Indebtedness" above;

  (8)
  purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

  (9)
  dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

  (a)
  the amounts required for any Parent to pay any Parent Expenses or any Related Taxes; or

  (b)
  amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3), (5) and (11) of the second paragraph under "—Limitation on Affiliate Transactions";

  (10)
  the declaration and payment by the Company of, dividends on the common stock or common equity interests of the Company or any Parent following a public offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to the Company in or from any public offering in any fiscal year;

  (11)
  payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

  (12)
  Restricted Payments that are made with Excluded Contributions;

  (13)
  (i) the declaration and payment of dividends on Designated Preferred Stock of the Company issued after the Issue Date; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, that, in the case of clause (i), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Company or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Company), from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (i), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under "—Limitation on Indebtedness";

  (14)
  dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary's principal asset is cash and Cash Equivalents);

  (15)
  any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any Parent of the Company to permit payment by such Parent of such amounts);

  (16)
  so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $50 million; and

  (17)
  so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment.

        Notwithstanding the immediately preceding paragraph, no payment, dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or other Restricted Payment shall be made pursuant to the immediately preceding paragraph:

    (a)
    prior to the second anniversary of the Issue Date pursuant to clause (10) or (14) of the immediately preceding paragraph, or

    (b)
    on or after the second anniversary of the Issue Date pursuant to clause (10) or (14) of the immediately preceding paragraph unless, for purposes of this clause (b), at the time of, and after giving pro forma effect to, such payment, dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or other Restricted Payment, the Leverage Ratio would be no greater than 6.50 to 1.00.

        For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (17) above, or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness (such Lien, the "Initial Lien"), without effectively providing that the Senior Notes and the Senior Note Guarantees, as applicable, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Any Lien created for the benefit of the Holders of the Senior Notes and the Senior Note Guarantees, as applicable, pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (A)
  pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

  (B)
  make any loans or advances to the Company or any Restricted Subsidiary; or

  (C)
  sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any encumbrance or restriction pursuant to (a) the Credit Agreement or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date (as in effect on the Issue Date);

  (2)
  (a) the Senior Notes Indenture, the Senior Notes and the Senior Note Guarantees or (b) the Senior Subordinated Notes Indenture (as defined in "Description of Senior Subordinated Notes"), the Senior Subordinated Notes and the Senior Subordinated Note Guarantees;

  (3)
  any encumbrance or restriction pursuant to applicable law, rule, regulation or order or required by any regulatory authority;

  (4)
  any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

  (5)
  any encumbrance or restriction:

  (a)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

  (b)
  contained in mortgages, pledges, charges or other security agreements or Liens permitted under the Senior Notes Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under the Senior Notes Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements or Liens; or

  (c)
  pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

  (6)
  any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Senior Notes Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

  (7)
  any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (8)
  customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments;

  (9)
  any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

  (10)
  any encumbrance or restriction pursuant to Hedging Obligations;

  (11)
  other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

  (12)
  any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date or (ii) in comparable financings (as determined in good faith by the Company) and where, in the case of clause (ii), either (a) the Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company's ability to make principal, premium or interest payments on the Senior Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

  (13)
  any encumbrance or restriction existing by reason of any lien permitted under "—Limitation on Liens"; or

  (14)
  any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (13) of this paragraph or this clause (an "Initial Agreement") or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (13) of this paragraph or this clause (14); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Limitation on Sales of Assets and Subsidiary Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

  (2)
  in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such

    Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

  (a)
  to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or that is secured by a Lien (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary) or Indebtedness under the Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment or purchase; provided further that, to the extent the Company or such Restricted Subsidiary redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (ii), the Company shall equally and ratably reduce Obligations under the Senior Notes as provided under "—Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Senior Notes that would otherwise be prepaid; or

  (b)
  to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 270 days of such 365th day;

provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Senior Notes Indenture.

        Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds" under the Senior Notes Indenture. On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds under the Senior Notes Indenture exceeds $50.0 million, the Company will within 10 Business Days be required to make an offer ("Asset Disposition Offer") to all Holders of Senior Notes issued under such Senior Notes Indenture and, to the extent the Company elect, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Senior Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Senior

Notes in an amount equal to 100% of the principal amount of the Senior Notes and Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Senior Notes Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and, with respect to the Senior Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Senior Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Senior Notes Indenture and described in such notice.

        To the extent that the aggregate amount of Senior Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Senior Notes Indenture. If the aggregate principal amount of the Senior Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Senior Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Senior Notes and Pari Passu Indebtedness, provided that no Senior Notes or other Pari Passu Indebtedness will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        To the extent that any portion of Net Available Cash payable in respect of the Senior Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Senior Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

        For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

  (2)
  securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

  (3)
  Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

  (4)
  consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

  (5)
  any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $75.0 million and 2.50% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Notes Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Notes Indenture by virtue thereof.

        The Credit Agreement prohibits or limits, and future credit agreements or other agreements to which the Company becomes a party may prohibit or limit, the Company from purchasing any Senior Notes pursuant to this covenant. In the event the Company is prohibited from purchasing the Senior Notes, the Company could seek the consent of its lenders to the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Senior Notes. In such case, the Company's failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Notes Indenture.

Limitation on Affiliate Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") involving aggregate value in excess of $5.0 million unless:

  (1)
  the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm's length dealings with a Person who is not such an Affiliate; and

  (2)
  in the event such Affiliate Transaction involves an aggregate value in excess of $15.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

        The provisions of the preceding paragraph will not apply to:

  (1)
  any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments," or any Permitted Investment;

  (2)
  any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants' plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

  (3)
  any Management Advances and any waiver or transaction with respect thereto;

  (4)
  any transaction between or among the Company and any Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

  (5)
  the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

  (6)
  the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

  (7)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

  (8)
  any transaction between or among the Company or any Restricted Subsidiary, on the one hand, and any Affiliate of the Company (other than a Restricted Subsidiary), on the other hand, that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate;

  (9)
  issuances or sales of Capital Stock of the Company or options (in each case, other than Disqualified Stock or Designated Preferred Stock), warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

  (10)
  without duplication in respect of payments made pursuant to clause (11) hereof, (a) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly) of annual customary management, consulting, monitoring or advisory fees and related expenses in accordance with the Financial Advisory Agreement between the Company and Avista as in effect on the Issue Date (or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the Board of Directors of the Company, to the Holders when taken as a whole as compared to such Financial Advisory Agreement in effect on the Issue Date) and (b) customary payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith;

  (11)
  payment to any Permitted Holder of all reasonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries;

  (12)
  the Transactions and the payment of all fees and expenses related to the Transactions;

  (13)
  transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (14)
  the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders' agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

  (15)
  any purchases by the Company's Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company's Affiliates; provided that such purchases by the Company's Affiliates are on the same terms as such purchases by such Persons who are not the Company's Affiliates; and

  (16)
  transactions in connection with a Permitted Distribution.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary (other than Finance) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Boards of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Senior Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Limitation on Indebtedness," the Company will be in default of such covenant.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Limitation on Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the preceding conditions.

Reports

        Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Senior Notes Indenture requires the Issuers to file with the SEC within 15 days after the dates set forth below:

  (1)
  within 90 days after the end of each fiscal year, annual reports of the Company containing substantially all of the financial information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in this prospectus), including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations," and (B) audited financial statements prepared in accordance with GAAP;

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the financial information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is provided in this prospectus), including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations," and (B) unaudited quarterly financial statements prepared in accordance with GAAP; and

  (3)
  within the time periods specified for filing Current Reports on Form 8-K after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act.

        Notwithstanding the foregoing, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company makes available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case, at the Company's expense and by the applicable date the Company would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the

Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under "Events of Default" if Holders of at least 30% in principal amount of the then total outstanding Senior Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

        At any time that any of the Subsidiaries of the Company are Unrestricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" or other comparable section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, to the extent not satisfied by the reports referred to in the first paragraph above, the Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Senior Notes are not freely transferable under the Securities Act.

        The Company will also hold quarterly conference calls for the Senior Note Holders of the Senior Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Company and within 10 Business Days of the time that the Company distributes the financial information as set forth in the first paragraph above. No fewer than two days prior to the conference call, the Company will issue a press release announcing the time and date of such conference call and providing instructions for Senior Note Holders, securities analysts and prospective investors to obtain access to such call.

        In the event that any Parent of the Company becomes a guarantor of the Senior Note, the Senior Note Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Limitation on Guarantees

        The Company will not permit any of its Wholly-Owned Domestic Subsidiaries that are Restricted Subsidiaries (and any other Restricted Subsidiary if such Subsidiary guarantees obligations under the Credit Agreement, any syndicated loan facility or capital markets debt of the Issuers or any of the Guarantors), other than a Guarantor, to Guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

  (1)
  such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Notes Indenture providing for a senior Guarantee by such Restricted Subsidiary, provided that

  (a)
  if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Senior Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee with respect to the Senior Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Notes or such Guarantor's Senior Note Guarantee; and

    (b)
    if the Senior Notes or such Guarantor's Senior Note Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Notes or the Guarantor's Senior Note Guarantee are subordinated to such Indebtedness; and

  (2)
  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of obligations under the Senior Note Indenture; and

  (3)
  such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

  (a)
  such Guarantee has been duly executed and authorized; and

  (b)
  such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable (i) to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the Guarantee of the Issuers' obligations under the Senior Notes or the Senior Notes Indenture by such Subsidiary could not be permitted under applicable law through use of commercially reasonable efforts by the Issuers or such Subsidiary.

        The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

        If any Guarantor becomes an Immaterial Subsidiary, the Company shall have the right, by execution and delivery of a supplemental Indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture).

Restrictions on Activities of Finance

        Finance will not hold any material assets, hold any Capital Stock, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries. However, Finance may incur Indebtedness to the extent that it is a co-obligor or guarantor with respect to Indebtedness which the Company is permitted to incur under the Senior Notes Indenture, but may not receive the Net Cash Proceeds of such Indebtedness.

Merger and Consolidation

  Issuers

        Neither Issuer will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not an Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Issuer under the Senior Notes and the Senior Notes Indenture and if such Successor Company is not a corporation, a co-obligor of the Senior Notes is a corporation organized or existing under such laws;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, either (a) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Indebtedness" or (b) the Leverage Ratio would not be greater than it was immediately prior to giving effect to such transaction; and

  (4)
  the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Notes Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company provided that in giving an Opinion of Counsel, counsel may rely on an Officer's Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Notes Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under such Senior Notes Indenture or the Senior Notes.

        Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

        There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        The foregoing provisions (other than the requirements of clause (2) of the first paragraph of this covenant) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company.

  Guarantors

        No Guarantor may

  (1)
  consolidate with or merge with or into any Person, or

  (2)
  sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

  (3)
  permit any Person to merge with or into the Guarantor,

    unless

    (A)
    the other Person is the Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or

    (B)
    (1)    either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Senior Note Guarantee; and

      (2)    immediately after giving effect to the transaction, no Default has occurred and is continuing; or

    (C)
    the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Senior Notes Indenture.

        There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Events of Default

        Each of the following is an Event of Default under the Senior Notes Indenture:

  (1)
  default in any payment of interest, if any, on any Senior Note when due and payable, continued for 30 days;

  (2)
  default in the payment of the principal amount of or premium, if any, on any Senior Note issued under the Senior Notes Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure to comply with the Company's agreements or obligations contained in the Senior Notes Indenture (other than those set forth in (1) or (2) above) for 60 days (30 days in the case of a Permitted Distribution pursuant to "—Certain Covenants—Limitation on Restricted Payments") after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in principal amount of the outstanding Senior Notes;

  (4)
  default under any mortgage, Senior Notes Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

  (a)
  is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its stated final maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

  (5)
  certain events of bankruptcy, insolvency or court protection of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (6)
  failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal period end provided as required under "—Certain Covenants—Reports") would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $75.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy issuers, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the "judgment default provision");

  (7)
  any Guarantee of the Senior Notes ceases to be in full force and effect, other than in accordance with the terms of the Senior Notes Indenture or a Guarantor denies or disaffirms its obligations under its Guarantee of the Senior Notes, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with the Senior Notes Indenture; and

  (8)
  if the Company ever fails to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of Finance.

        However, a default under clauses (3), (4) or (6) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Senior Notes notify the Company of the default and, with respect to clauses (3) and (6) the Company does not cure such default within the time specified in clauses (3) or (6), as applicable, of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (5) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 30% in principal amount of the outstanding Senior Notes by written notice to the Company and the Trustee, may, and the Trustee (subject to certain conditions) at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Senior Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Senior Notes because an Event of Default described in clause (4) under "—Events of Default" has occurred and is continuing, the declaration of acceleration of the Senior Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, if any, on the Senior Notes that became due solely because of the acceleration of the Senior Notes, have been cured or waived.

        If an Event of Default described in clause (5) above with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Senior Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

        The Holders of a majority in principal amount of the outstanding Senior Notes under the Senior Notes Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, if any) and rescind any such acceleration with respect to such Senior Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any fee, loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Senior Notes Indenture or the Senior Notes unless:

  (1)
  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

  (2)
  Holders of at least 30% in principal amount of the outstanding Senior Notes have requested in writing the Trustee to pursue the remedy;

  (3)
  such Holders have offered in writing the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

  (5)
  the Holders of a majority in principal amount of the outstanding Senior Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Senior Notes Indenture provides that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Senior Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it against all liabilities, losses and expenses that may be caused by taking or not taking such action.

        The Senior Notes Indenture provides that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Company, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Company. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Senior Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which they are aware which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

        The Senior Notes provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction.

Amendments and Waivers

        Subject to certain exceptions, the Senior Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Senior Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Senior Notes). However an amendment or waiver may not, with respect to any such Senior Notes held by a non-consenting Holder:

  (1)
  reduce the principal amount of such Senior Notes whose Holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any such Senior Note (other than provisions relating to Change of Control and Asset Dispositions);

  (3)
  reduce the principal of or extend the Stated Maturity of any such Senior Note;

  (4)
  reduce the premium payable upon the redemption of any such Senior Note or change the time at which any such Senior Note may be redeemed, in each case as described above under "—Optional Redemption";

  (5)
  make any such Senior Note payable in money other than that stated in such Senior Note;

  (6)
  impair the right of any Holder to receive payment of principal of and interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder's Senior Notes;

  (7)
  waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of such Senior Notes and a waiver of the payment default that resulted from such acceleration);

  (8)
  release any Guarantor from any of its obligations under its Senior Note Guarantee or the Senior Notes Indenture, except in accordance with the terms of the Senior Notes Indenture; or

  (9)
  make any change in the amendment or waiver provisions which require the Holders' consent described in this sentence.

        Notwithstanding the foregoing, without the consent of any Holder, the Company, the Trustee and the other parties thereto, as applicable, may amend or supplement any Senior Note Documents to:

  (1)
  cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this "Description of Senior Notes" or reduce the minimum denomination of the Senior Notes;

  (2)
  provide for the assumption by a successor Person of the obligations of the Company under any Senior Note Document in accordance with the Senior Notes Indenture;

  (3)
  provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

  (4)
  add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

  (5)
  make any change that does not adversely affect the rights of any Holder in any material respect;

  (6)
  make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Senior Notes in accordance with the limitations set forth in the Senior Notes Indenture on the Issue Date;

  (7)
  to provide for any Restricted Subsidiary to provide a Guarantee in accordance with the Covenant described under "—Certain Covenants—Limitation on Indebtedness," to add Guarantees with respect to the Senior Notes, to add security to or for the benefit of the Senior Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Senior Notes when such release, termination, discharge or retaking is provided for under the Senior Notes Indenture;

  (8)
  to evidence and provide for the acceptance and appointment under the Senior Notes Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Senior Note Document;

  (9)
  to comply with any requirement of the SEC in connection with the qualification of the Senior Notes Indenture under the TIA; or

  (10)
  to make any amendment to the provisions of the Senior Notes Indenture relating to the transfer and legending of Senior Notes as permitted by the Senior Notes Indenture, including, without limitation, to facilitate the issuance and administration of the Senior Notes and any Exchange Senior Notes; provided, however, that (i) compliance with the Senior Notes Indenture as so amended would not result in Senior Notes and any Exchange Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes and any Exchange Senior Notes.

        The consent of the Holders is not necessary under the Senior Notes Indenture to approve the particular form of any proposed amendment of any Senior Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Senior Notes Indenture by any Holder of Senior Notes given in connection with a tender of such Holder's Senior Notes will not be rendered invalid by such tender.

Defeasance

        The Issuers at any time may terminate all obligations of the Issuers under the Senior Notes and the Senior Notes Indenture ("legal defeasance") and cure all then existing Defaults and Events of

Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuers in connection therewith and obligations concerning issuing temporary Senior Notes, registrations of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

        The Issuers at any time may terminate their obligations under the covenants described under "—Certain Covenants" (other than clauses (1) and (2) of "—Merger and Consolidation") and "—Change of Control" and the default provisions relating to such covenants described under "—Events of Default" above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Significant Subsidiaries, the judgment default provision and the guarantee provision described under "—Events of Default" above ("covenant defeasance").

        The Issuers at their option at any time may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect to the Senior Notes. If the Issuers exercise their covenant defeasance option with respect to the Senior Notes, payment of the Senior Notes may not be accelerated because of an Event of Default specified in clause (3) (other than clauses (1) and (2) of "—Merger and Consolidation"), (4), (5) (with respect only to the Significant Subsidiaries), (6) or (7) under "—Events of Default" above.

        In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Senior Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

  (1)
  an Opinion of Counsel in the United States stating that Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Senior Notes);

  (2)
  an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended;

  (3)
  an Officer's Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

  (4)
  an Officer's Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Notes Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Senior Notes, as expressly provided for in the Senior Notes Indenture) as to all outstanding Senior Notes when (1) either (a) all the Senior Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Senior Notes and certain Senior Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all Senior Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Senior Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under the Senior Notes Indenture; and (4) the Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "—Satisfaction and Discharge" section of the Senior Notes Indenture relating to the satisfaction and discharge of the Senior Notes Indenture have been complied with; provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator or shareholder (other than another Issuer) of the Issuers or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuers under the Senior Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee and Certain Agents

        Wilmington Trust, National Association is appointed as Trustee under the Senior Notes Indenture. The Senior Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Senior Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Senior Notes Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Senior Notes Indenture will not be construed as an obligation or duty.

        The Senior Notes Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuers and their respective Affiliates and Subsidiaries.

        The Senior Notes Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of then outstanding Senior Notes, or may resign at any time by giving written notice to the Issuers and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuers may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

        Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

        The Senior Notes Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the Senior Notes Indenture.

Notices

        All notices to Holders of Senior Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of the Senior Notes, if any, maintained by the Registrar. For so long as any Senior Notes are represented by Global Senior Notes, all notices to Holders of the Senior Notes will be delivered to DTC in accordance with its requirements, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of Book-Entry Interests.

        Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Governing Law

        The Senior Notes Indenture and the Senior Notes, including any Senior Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

        "Additional Assets" means:

  (1)
  any property or assets (other than Capital Stock) used or to be used by the Company or a Restricted Subsidiary in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

  (2)
  the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means the greater of (A) 1.0% of the principal amount of such Senior Note and (B) on any redemption date, the excess (to the extent positive) of:

  (a)
  the present value at such redemption date of (i) the redemption price of such Senior Note at July 15, 2015 (such redemption price (expressed in percentage of principal amount) being set forth in the table under "—Optional Redemption" (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Senior Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

  (b)
  the outstanding principal amount of such Senior Note;

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

        "Asset Disposition" means:

  (a)
  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

  (b)
  the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness" or directors' qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  a disposition of cash or Cash Equivalents;

  (3)
  a disposition of inventory or other assets in the ordinary course of business;

  (4)
  a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

  (5)
  transactions permitted under "—Certain Covenants—Merger and Consolidation—The Company" or a transaction that constitutes a Change of Control;

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

  (7)
  any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $25.0 million;

  (8)
  any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments" and the making of any Permitted Payment or Permitted Investment;

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

  (11)
  the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

  (12)
  foreclosure, condemnation or any similar action with respect to any property or other assets;

  (13)
  the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

  (14)
  any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

  (15)
  any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

  (16)
  to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

  (17)
  any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Senior Notes Indenture; and

  (18)
  any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

        "Avista" means, collectively, Avista Capital Partners and funds or partnerships related to, or managed or advised by any of them or any Affiliate of any of them.

        "Board of Directors" means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting).

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or the place of payment on the Senior Notes in the United States are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  (a) United States dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

  (2)
  securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (a) whose commercial paper is rated at least "A-2" or the equivalent thereof by S&P or at least "P-2" or the equivalent thereof by Moody's (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

  (6)
  readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

  (7)
  Indebtedness or Preferred Stock issued by Persons with a rating of "BBB-" or higher from S&P or "Baa3" or higher from Moody's (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

  (8)
  bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

  (9)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above; and

  (10)
  for purposes of clause (2) of the definition of "Asset Disposition," the marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

        "Cash Management Services" means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

        "Change of Control" means:

  (1)
  the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

  (2)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated EBITDA" for any period means the Consolidated Net Income for such period:

  (1)
  increased (without duplication) by:

  (a)
  provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

  (b)
  Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (w), (x) and (y) in clause (1) thereof), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

    (c)
    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

    (d)
    any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Notes Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes, the Senior Subordinated Notes and the Credit Agreement, and (ii) any amendment or other modification of the Senior Notes, the Senior Subordinated Notes or the Credit Agreement, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

    (e)
    the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

    (f)
    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

    (g)
    the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to Avista to the extent otherwise permitted under "Certain Covenants—Limitation on Affiliate Transactions"; plus

    (h)
    the amount of net run-rate cost savings projected by the Company in good faith to be realized in connection with any Investment, acquisition, disposition, merger, consolidation, reorganization, optimization or restructuring (each, a "Specified Transaction"), taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been taken or will be taken within 12 months of the date of such Specified Transaction, and (z) the aggregate amount of such cost savings that are included in this clause (h) shall not exceed 15% of Consolidated EBITDA in any four quarter period; plus

    (i)
    any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments;" plus

    (j)
    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

    (k)
    any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 "Non-controlling Interests in Consolidated Financial Statements" ("FAS 160"); plus

    (l)
    realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; and

    (m)
    net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

  (2)
  decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, plus (d) any net income included in the consolidated financial statements due to the application of FAS 160 and

  (3)
  increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (1)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including, but not limited to, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, and (z) interest with respect to Indebtedness of any Parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP); plus

  (2)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

  (3)
  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment or could have been distributed, as reasonably determined by an Officer of the Company (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

  (2)
  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Senior Notes or the Senior Notes Indenture, and (c) restrictions specified in clause (12)(i) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries"), except that the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

  (3)
  any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale/ leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Company);

  (4)
  any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

  (5)
  the cumulative effect of a change in accounting principles;

  (6)
  any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

  (7)
  all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

  (8)
  any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

  (9)
  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

  (10)
  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

  (11)
  any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

  (12)
  any goodwill or other intangible asset impairment charge or write-off;

  (13)
  any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

  (14)
  accruals and reserves that are established within twelve months after the Issue Date or the date of any acquisition, investment or disposition that are so required to be established as a result of the Transactions or any such other transaction in accordance with GAAP, shall be excluded;

  (15)
  any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded; and

  (16)
  the amount of any expense to the extent a corresponding amount is received in cash by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

        "Consolidated Secured Leverage" means the sum of the aggregate outstanding Secured Indebtedness for borrowed money of the Company and its Restricted Subsidiaries less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries.

        "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of "Leverage Ratio;" provided that, for the purpose of determining Consolidated Secured Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP; provided that Indebtedness of the Company and its Restricted Subsidiaries under any revolving credit facility or line of credit as at any date of determination shall be determined using the Average Quarterly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the "Reference Period"). For purposes hereof, (a) the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Notes Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company, (b) "Average Quarterly Balance" means, with respect to any Indebtedness incurred by the Company or its Restricted Subsidiaries under a revolving facility or line of credit, the quotient of (x) the sum of each Individual Quarterly Balance for each fiscal quarter ended on or prior to such date of determination and included in the Reference Period divided by (y) 4, and (c) "Individual Quarterly Balance" means, with respect to any Indebtedness incurred by the Company or its Restricted Subsidiaries under a revolving credit facility or line of credit during any fiscal quarter of the Company, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such quarter divided by (y) the number of days in such fiscal quarter.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor"), including any obligation of such Person, whether or not contingent:

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor;

  (2)
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation; or

  (b)
  to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means the Credit Agreement entered into by and among the Company, Racecar Acquisition, LLC, certain of the Company's Subsidiaries identified therein as guarantors, the senior lenders (as named therein), and Credit Suisse AG, as administrative agent and collateral agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing (if otherwise permitted by the Senior Notes Indenture) or adding or removing any Person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

        "Credit Facility" means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased (if otherwise permitted by the Senior Notes Indenture) or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder (if otherwise permitted by the Senior Notes Indenture) or (4) otherwise altering the terms and conditions thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

        "Designated Non-Cash Consideration" means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Designated Preferred Stock" means, with respect to the Company, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as "Designated Preferred Stock" pursuant to an Officer's Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c)(ii) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member's holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

  (2)
  is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part.

in each case on or prior to the earlier of (a) the Stated Maturity of the Senior Notes or (b) the date on which there are no Senior Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under "—Certain Covenants—Limitation on Restricted Payments;" provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

        "DTC" means The Depository Trust Company or any successor securities clearing agency.

        "Equity Offering" means (x) a sale of Capital Stock of the Company (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company or any of its Restricted Subsidiaries, in the case of (x) and (y) other than to the Company or a Restricted Subsidiary.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

        "Excluded Contribution" means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company. In the event of a Permitted Distribution, the Restricted Payment that is the distribution referred to in clause (i) of the definition thereof may be made under clause (12) of the second paragraph under "—Limitation on Restricted Payments" above with the Excluded Contribution referred to in clause (iii) of the definition thereof made on the same business day as such Restricted Payment.

        "fair market value" may be conclusively established by means of an Officer's Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

  (1)
  Consolidated Interest Expense of such Person for such period;

  (2)
  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

  (3)
  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.

        "Foreign Subsidiary" means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Restricted Subsidiary of the Company substantially all of the assets of which are "controlled foreign corporations" as defined in Section 957 of the Code.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Senior Notes Indenture, all ratios and calculations based on GAAP contained in the Senior Notes Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Senior Notes Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Senior Notes Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under "Reports," in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

        "Governmental Authority" means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

  (2)
  entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Restricted Subsidiary that Guarantees the Senior Notes.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

        "Holder" means each Person in whose name the Senior Notes are registered on the Registrar's books, which shall initially be the respective nominee of DTC.

        "Immaterial Subsidiary" means any Restricted Subsidiary that (i) has not guaranteed any other Indebtedness of the Company and (ii) has Total Assets together with all other Immaterial Subsidiaries (as determined in accordance with GAAP) and Consolidated EBITDA of less than 5.0% of the Company's Total Assets and Consolidated EBITDA (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary).

        "Incur" means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be "Incurred" at the time any funds are borrowed thereunder.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of indebtedness of such Person for borrowed money;

  (2)
  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables) , which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

  (5)
  Capitalized Lease Obligations of such Person;

  (6)
  the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

  (8)
  Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

        The term "Indebtedness" shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

        The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Senior Notes Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in any of clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

        Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

  (i)
  Contingent Obligations Incurred in the ordinary course of business;

  (ii)
  Cash Management Services;

  (iii)
  in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

  (iv)
  for the avoidance of doubt, any obligations in respect of workers' compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

        "Independent Financial Advisor" means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

        For purposes of "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries:"

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Investment Grade" means (i) BBB- or higher by S&P; (ii) Baa3 or higher by Moody's, or (iii) the equivalent of such ratings by S&P or Moody's, or of another Nationally Recognized Statistical Ratings Organization.

        "Investment Grade Status" shall occur when the Senior Notes receive both of the following:

  (1)
  a rating of "BBB-" or higher from S&P; and

  (2)
  a rating of "Baa3" or higher from Moody's;

or the equivalent of such rating by either such rating organization or, if no rating of both Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

        "Issue Date" means July 17, 2012.

        "Knology" means Knology, Inc., a Delaware corporation (and its successors).

        "Knology Holding Corporation" means WideOpenWest Kite, Inc., a Delaware corporation (and its successors) and a direct owner of Capital Stock of the Company.

        "Knology Parent Corporation" means Kite Parent Corp., a Delaware corporation (and its successors) and a wholly owned subsidiary of the Company prior to a Permitted Distribution and the 100% parent company of Knology, which has no assets other than shares of Capital Stock of Knology.

        "Leverage Ratio" as of any date of determination, means the ratio of:

  (1)
  Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries at the time of determination, to

  (2)
  the Company's Consolidated EBITDA for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur;

        provided, however, that:

    (a)
    if the Company or any Restricted Subsidiary has Incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves an Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness as if such Indebtedness had been Incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period; provided, however, that for purposes of the calculation of the Leverage Ratio under the first paragraph under "—Certain Covenants—Limitation on Indebtedness," the pro forma calculation shall not give effect to any Indebtedness Incurred on such date of determination pursuant to the provisions described in the second paragraph under "—Certain Covenants—Limitation on Indebtedness"; provided that for purposes of the calculation of the Leverage Ratio in clause (5) of such second paragraph, the Indebtedness proposed to be incurred under such clause (5) that is giving rise to the need to calculate the Leverage Ratio shall be given effect;

    (b)
    if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Sale, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Asset Sale, disposition or discontinuation occurred on the first day of such period;

    (c)
    if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

    (d)
    if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

        The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness).

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Advances" means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

  (1)
  (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such Person's purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent with (in the case of this sub-clause (b)) the approval of the Board of Directors;

  (2)
  in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

  (3)
  not exceeding $10.0 million in the aggregate outstanding at any time.

        "Moody's" means Moody's Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

        "Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes and Related Taxes, paid or reasonably estimated to be required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions of the Issuers (or any of their Subsidiaries)

    that are actually and currently available and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders (other than any Parent, the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any tax credit or deductions that are actually and currently available and any tax sharing arrangements).

        "Non-Guarantor" means any Restricted Subsidiary that is not a Guarantor.

        "Offering" means the offering of the Senior Notes and the application of the proceeds thereof.

        "Officer" means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an "Officer" for the purposes of the Senior Notes Indenture by the Board of Directors of such Person.

        "Officer's Certificate" means, with respect to any Person, a certificate signed by one Officer of such Person, however, if no particular Person is referenced, an Officer's Certificate shall be deemed to be an Officer's Certificate of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

        "Parent" means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date and any holding company established by any Permitted Holder for purposes of holding its investment in any Parent.

        "Parent Expenses" means:

  (1)
  costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Senior Notes Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

  (2)
  customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

  (3)
  obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

  (4)
  general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries; and

  (5)
  expenses Incurred by any Parent in connection with any public offering or other sale of Capital Stock or Indebtedness:

  (x)
  where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

  (y)
  in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

  (z)
  otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

        "Pari Passu Indebtedness" means Indebtedness of the Company which ranks equally in right of payment to the Senior Notes or any Guarantor if such Guarantee ranks equally in right of payment to the Guarantees of the Senior Notes.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Permitted Distribution" means the occurrence on the same calendar day of (i) the distribution by the Company to Knology Holding Corporation of 100% of the shares of Capital Stock of Knology Parent Corporation, (ii) the contribution by Knology Holding Corporation of all of its assets and liabilities (including its Capital Stock in the Company) to Knology Parent Corporation, and (iii) the contribution by Knology Parent Corporation to the Company of 100% of the Capital Stock of Knology (which contribution shall be deemed to be an Excluded Contribution).

        In the event of a Permitted Distribution, in no event shall the Senior Note Guarantee of Knology or any Subsidiary of Knology be released as a result of that Permitted Distribution. During the period from the distribution referred to in clause (i) of the first sentence of this definition until the completion of the contribution referred to in clause (iii) of the first sentence of this definition, (a) Knology and its Subsidiaries shall remain Guarantors, (b) for purposes of all covenants and other provisions of the Senior Notes Indenture, Knology and each Subsidiary of Knology shall be deemed to be a "Restricted Subsidiary," subject to the covenants and other provisions of the Senior Notes Indenture; and (c) Knology and its Subsidiaries shall not merge or consolidate, transfer, assign, sell or otherwise dispose of any assets or properties, incur any Indebtedness or make any dividends or distributions or issue any Capital Stock. Upon completion of the contribution referred to in clause (iii) of the first sentence of this definition, the Senior Note Guarantee of Knology Parent Corporation (if Knology Parent Corporation is not then a Restricted Subsidiary of the Company) shall be automatically released.

        "Permitted Holders" means, collectively, (1) Avista, (2) any one or more Persons, together with such Persons' Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Notes Indenture, (3) members of management of the Company (or its direct or indirect Parents), (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Avista and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its Parents held by such group.

        "Permitted Investment" means (in each case, by the Company or any of its Restricted Subsidiaries):

  (1)
  Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

  (2)
  Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

  (3)
  Investments in cash and Cash Equivalents;

  (4)
  Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

  (5)
  Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  Management Advances;

  (7)
  Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

  (9)
  Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Senior Notes Indenture;

  (10)
  Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Certain Covenants—Limitation on Indebtedness";

  (11)
  pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "—Certain Covenants—Limitation on Liens";

  (12)
  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent as consideration;

  (13)
  any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Affiliate Transactions" (except those described in clauses (1), (3), (6), (7), (8), (11) and (13) of that paragraph);

  (14)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with the Senior Notes Indenture;

  (15)
  (i) Guarantees not prohibited by the covenant described under "—Certain Covenants—Limitation on Indebtedness" and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by the Senior Notes Indenture;

  (16)
  Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Senior Notes Indenture;

  (17)
  Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (18)
  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

  (19)
  contributions to a "rabbi" trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

  (20)
  Investments in joint ventures and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $50.0 million and 2.00% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

  (21)
  Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed $50.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled "—Certain Covenants—Limitation on Restricted Payments" of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21).

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

  (2)
  pledges, deposits or Liens under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder and pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's and repairmen's or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

  (4)
  Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

  (6)
  Liens (a) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Senior Notes Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers' Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness" with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

  (7)
  leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

  (8)
  Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (9)
  (i) Liens on assets or property of the Company or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Senior Notes Indenture and (b) any such Lien may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (10)
  Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (11)
  Liens existing on the Issue Date, excluding Liens securing the Credit Agreement;

  (12)
  Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

  (13)
  Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

  (14)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Senior Notes Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

  (15)
  (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

  (16)
  any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (17)
  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

  (18)
  Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (19)
  Liens securing Indebtedness permitted to be Incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Senior Notes Indenture to be Incurred pursuant to clause (1) of the second paragraph under "—Certain Covenants—Limitation on Indebtedness";

  (20)
  Liens Incurred to secure obligations in respect of any Indebtedness permitted by clause (7) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (21)
  Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (11) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness" covering only the assets of such Foreign Subsidiary;

  (22)
  Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

  (23)
  any security granted over the marketable securities portfolio described in clause (10) of the definition of "Cash Equivalents" in connection with the disposal thereof to a third party;

  (24)
  Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (25)
  Liens on equipment of the Company or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

  (26)
  Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Senior Notes Indenture;

  (27)
  Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

  (28)
  Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock," in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

  (29)
  Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of $50.0 million and 2.00% of Total Assets at the time of Incurrence of such Lien at any one time outstanding; and

  (30)
  Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under "—Certain Covenants—Limitation on

    Indebtedness"; provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 4.50 to 1.0.

        For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement by the Company or its Restricted Subsidiaries of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Senior Notes for reasons outside of the Company's control, a Nationally Recognized Statistical Rating Organization selected by the Company or any parent of the Company as a replacement agency for Moody's or S&P, as the case may be.

        "Refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the Senior Notes Indenture shall have a correlative meaning.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Senior Notes Indenture or Incurred in compliance with the Senior Notes Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

  (1)
  if the Indebtedness being refinanced constitutes Subordinated Indebtedness,

  (a)
  the Refinancing Indebtedness has a final Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the final Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Senior Notes and

  (b)
  such Refinancing Indebtedness is subordinated to the Senior Notes and the Senior Note Guarantees, as applicable, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

  (2)
  the Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith);

        provided, however, that Refinancing Indebtedness shall not include:

  (i)
  Indebtedness, Disqualified Stock or Preferred Stock a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor; or

  (ii)
  Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

        Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

        "Related Taxes" means, to the extent not directly paid by the Company or its Subsidiaries, without duplication:

  (1)
  any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

  (a)
  being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company's Subsidiaries);

  (b)
  being a holding company parent, directly or indirectly, of the Company or any of the Company's Subsidiaries;

  (c)
  receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of the Company's Subsidiaries; or

  (d)
  having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to "—Certain Covenants—Limitation on Restricted Payments;"

  (2)
  if and for so long as an Issuer is a member of a group filing a consolidated, unitary or combined tax return with any Parent, any Taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that such Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if such Issuer and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of such Issuer and its Subsidiaries; and

  (3)
  for any taxable period (or portion thereof corresponding to a period used for computing estimated tax of a calendar year corporation) ending after the Issue Date for which an Issuer is a partnership or disregarded entity for U.S. federal income tax purposes, tax distributions in amounts sufficient so that each Parent of the Issuer may pay its income or similar taxes attributable to the operation and business of the Issuer and its Subsidiaries; provided that (i) income tax distributions made with respect to any taxable period (or portion thereof) to any Parent shall be made based on the items of income, gain, loss and deduction that are (or are reasonably estimated to be) allocable to such Parent for such period (taking into account any loss or credit carryovers or other tax attributes that are available, assuming that such

    Parent's only asset is its direct or indirect investment in such Issuer, to offset the income of such Parent in such period) and (ii) each Parent shall promptly pay over any such tax distributions to the appropriate taxing authority.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

        "Sale and Leaseback Transaction" means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission or any successor thereto.

        "Secured Indebtedness" means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

        "Senior Note Documents" means the Senior Notes (including Additional Senior Notes), the Senior Note Guarantees and the Senior Notes Indenture.

        "Senior Subordinated Notes" means the 13.375% Senior Subordinated Notes due 2019 issued by the Issuers.

        "Senior Subordinated Note Guarantees" means the guarantees of the Senior Subordinated Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means, with respect to any Person, (1) the Senior Subordinated Notes and the Senior Subordinated Note Guarantees and (2) any other Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Senior Notes or the Senior Note Guarantees, as applicable, pursuant to a written agreement.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

  (2)
  any partnership, joint venture, limited liability company or similar entity of which:

  (a)
  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

  (b)
  such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Taxes" means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

        "Total Assets" mean, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Leverage Ratio.

        "Transactions" means the acquisition of Knology, Inc., the entry into the Credit Agreement and the application of the proceeds thereof, the offering of the Senior Subordinated Notes and the application of the proceeds thereof, and the Offering and the other transactions defined as such in this prospectus.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to July 15, 2015; provided, however, that if the period from the redemption date to July 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below); and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (other than Finance) (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

  (3)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

  (4)
  such designation and the Investment of the Company in such Subsidiary complies with "—Certain Covenants—Limitation on Restricted Payments."

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

  (1)
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

  (2)
  the sum of all such payments.

        "Wholly Owned Domestic Subsidiary" means a Domestic Subsidiary of the Company, all of the Capital Stock of which is owned by the Company or a Guarantor.

BOOK-ENTRY SYSTEM

        The new notes will be initially issued in the form of one or more global securities registered in the name of The Depository Trust Company ("DTC") or its nominee.

        Upon the issuance of a global security, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the new notes represented by such global security held by such persons. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        Payment of principal of and interest on new notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the new notes represented thereby for all purposes under the Indenture. We have been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated new notes only if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

  •
  we, in our discretion at any time, determine not to have all the new notes represented by such global security; or

  •
  there shall have occurred and be continuing a default or an event of default with respect to the new notes represented by such global security.

        Any global security that is exchangeable for certificated new notes pursuant to the preceding sentence will be exchanged for certificated new notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated new notes,

  •
  certificated new notes will be issued only in fully registered form in denominations of $1.00 and integral multiples of $1.00;

  •
  payment of principal of, and premium, if any, and interest on, the certificated new notes will be payable, and the transfer of the certificated new notes will be registerable, at our office or agency maintained for such purposes; and

  •
  no service charge will be made for any registration of transfer or exchange of the certificated new notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such global security for all purposes under the Indenture and the new notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the new notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated new notes in definitive form and will not be considered to be the owners or holders of any new notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations relating to the exchange of Old Notes for New Notes in the exchange offer. It is general in nature and does not contain a complete analysis of all the potential United States federal income tax considerations relating to the exchange. Moreover, this summary does not address the effect of any applicable United States federal laws other than income tax laws, or the effect of any United States state or local or non-United States tax laws. This summary is limited to holders of Old Notes who hold the Old Notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  •
  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  •
  tax consequences to holders whose "functional currency" is not the United States dollar; or

  •
  tax consequences to persons who hold notes through a partnership or similar pass-through entity.

        The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

        The exchange of your Old Notes for New Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for New Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your New Notes should be the same as those applicable to your Old Notes.

        The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for New Notes, including the applicability and effect of any United States state or local or non-United States tax laws, and of any proposed changes in applicable laws.

 CERTAIN ERISA CONSIDERATIONS

General

        The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the plan.

        Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan or of a plan, such as an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code (together with ERISA Plans, "Plans"). Such a transaction could be prohibited if the transaction involves certain parties related to the Plan (referred to as "parties in interest" or "disqualified persons") or if the Plan fiduciary causing the use of plan assets in the transaction has a prohibited conflict of interest related to the transaction. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and a fiduciary that causes a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary that proposes to cause a Plan to purchase the notes or exchange notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

        Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and or Section 4975 of the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing the notes or exchange notes to determine the need for and the availability of, if necessary, any exemptive relief under any Similar Law.

Prohibited Transaction Exemptions

        Any Plan fiduciary that proposes to purchase and hold any notes or exchange notes with the assets of such Plan should consider, among other things, whether such purchase and holding may constitute or result in a direct or indirect prohibited transaction with a party in interest or disqualified person with respect to such Plan and, if so, whether exemptive relief may be available for the transaction. Such parties in interest or disqualified persons could include, without limitation, the Issuers, the initial purchasers, the guarantors or any of their respective affiliates.

        The U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes or exchange notes. These exemptions include, without limitation, PTCE 84-14 (relating to transactions effected by an independent "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions involving certain non-fiduciary service providers or their affiliates. One of these exemptions could provide an exemption for the purchase and holding of the notes or exchange notes from the prohibited transaction provisions of ERISA and Section 4975 of the Code if its conditions are satisfied. However, there can be no assurance that all of the conditions of any of these exemptions or of any other exemption will be available with respect to any particular transaction involving the notes or exchange notes.

Representation

        By acceptance of a note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or the exchange notes constitutes assets of any Plan or other plan subject to Similar Law or (ii) the acquisition, holding, and disposition of the notes or exchange notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes and guarantees offered hereby will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

EXPERTS

        The consolidated financial statements of WideOpenWest Finance, LLC and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 and the consolidated financial statements of Knology, Inc. as of December 31, 2011 and 2010 and for each of the two years in the period ended December 31, 2011, included in this Prospectus and Registration Statement, have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of WideOpenWest Finance, LLC and subsidiaries for the year ended December 31, 2011 in this Prospectus and Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2014	December 31, 2013
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$42.1	$16.9
Accounts receivable—trade, net of allowance for doubtful accounts of $13.8 and $12.3, respectively	82.7	81.2
Accounts receivable—other	4.6	4.9
Prepaid expenses and other	15.4	13.3

Total current assets	144.8	116.3
Plant, property and equipment, net (note 4)	884.2	890.9
Franchise operating rights	1,098.4	1,098.4
Goodwill	496.5	496.5
Intangible assets subject to amortization, net	74.9	84.4
Debt issuance costs, net (note 6)	84.6	89.1
Investments	16.7	16.7
Other noncurrent assets	3.6	1.7

Total assets	$2,803.7	$2,794.0

Liabilities and Members' Deficit
Current liabilities:
Accounts payable—trade	$29.0	$31.0
Accrued interest	33.4	62.1
Accrued liabilities and other (note 5)	91.8	85.6
Current portion of debt and capital lease obligations (note 6)	22.4	22.4
Unearned service revenue	46.7	44.8

Total current liabilities	223.3	245.9
Long-term debt and capital lease obligations—less current portion (note 6)	3,060.3	3,007.8
Deferred income taxes	307.7	306.6
Fair value of derivative instruments (note 8)	11.0	12.0
Other noncurrent liabilities	1.0	1.0

Total liabilities	3,603.3	3,573.3

Commitments and contingencies (note 9)
Members' deficit	(176.9)	(176.9)
Accumulated deficit	(622.7)	(602.4)

Total members' deficit	(799.6)	(779.3)

Total liabilities and members' deficit	$2,803.7	$2,794.0

The accompanying notes are an integral part of these condensed consolidated financial statements.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2014	2013
	(in millions)
Revenue	$312.1	$296.4
Costs and expenses:
Operating (excluding depreciation and amortization)	178.0	165.7
Selling, general and administrative	30.0	34.8
Depreciation & amortization	66.0	64.8
Management fee to related party	0.4	0.4

	274.4	265.7

Income from operations	37.7	30.7
Other income (expense):
Interest expense	(57.8)	(66.9)
Realized and unrealized gain on derivative instruments	1.0	1.0
Other (expense) income, net	(0.1)	0.1

Loss before provision for income taxes	(19.2)	(35.1)
Income tax expense	(1.1)	—

Net loss	$(20.3)	$(35.1)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(unaudited)

	Member Common Units
	Class A	Class B	Class C series(1)	Members' Deficit	Accumulated Deficit	Total Members' Deficit
	(in millions, except Unit amounts)
Balances at January 1, 2014	2,172,212	676,972	403,342	$(176.9)	$(602.4)	$(779.3)
Management Unit grants, net	—	—	(1,275)	—	—	—
Net loss	—	—	—	—	(20.3)	(20.3)

Balances at March 31, 2014	2,172,212	676,972	402,067	$(176.9)	$(622.7)	$(799.6)

(1)
Includes Class C and C-1 through C-7 Units

The accompanying notes are an integral part of these condensed consolidated financial statements.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
	2014	2013
	(in millions)
Cash flows from operating activities:
Net loss	$(20.3)	$(35.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	66.0	64.8
Realized and unrealized gain on derivative instruments	(1.0)	(1.0)
Provision for doubtful accounts	4.9	4.4
Deferred income taxes	1.1	—
Amortization of debt issuance costs	4.6	6.7
Other non-cash items	0.1	—
Changes in operating assets and liabilities:
Receivables and other operating assets	(10.0)	(4.5)
Payables and accruals	(19.2)	(19.7)

Net cash flows provided by operating activities	26.2	15.6

Cash flows from investing activities:
Capital expenditures	(52.9)	(30.4)
Other investing activities	—	0.2

Net cash flows used in investing activities	(52.9)	(30.2)

Cash flows from financing activities:
Proceeds from issuance of debt	58.0	31.0
Payments on debt and capital lease obligations	(6.1)	(6.1)

Net cash flows provided by financing activities	51.9	24.9

Increase in cash and cash equivalents	25.2	10.3
Cash and cash equivalents, beginning of period	16.9	15.9

Cash and cash equivalents, end of period	$42.1	$26.2

Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$81.9	$87.3

Cash paid during the periods for income taxes	$—	$—

Non-cash financing activities:
Changes in non-cash capital expenditure accruals	$(3.5)	$8.6

Assets acquired under capital lease obligations	$0.5	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1. General Information

        WideOpenWest Finance, LLC ("WOW") was legally formed in Delaware on November 13, 2001, and is wholly owned by WideOpenWest Illinois, Inc., WideOpenWest Ohio, Inc., WideOpenWest Cleveland, Inc., WideOpenWest Networks, Inc., WOW Sigecom, Inc. and WideOpenWest Kite, Inc. (collectively, the "Members"). The Members are wholly owned subsidiaries of Racecar Acquisition, LLC, which is a wholly owned subsidiary of Racecar Holdings, LLC (the "Parent"). In the following context, the terms WOW or the "Company" may refer, as the context requires, to WOW or collectively WOW and its subsidiaries.

        The Company is a fully integrated provider of residential and commercial high-speed data, video and telephony services to nineteen Midwestern and Southeastern markets in the United States. The Company manages and operates its Midwestern broadband cable systems in Detroit and Lansing, Michigan; Chicago, Illinois; Cleveland and Columbus, Ohio; Evansville, Indiana; Rapid City and Sioux Falls, South Dakota; and Lawrence, Kansas. The Southeastern systems are located in Augusta, Columbus and West Point, Georgia; Charleston, South Carolina; Dothan, Huntsville and Montgomery, Alabama; Knoxville, Tennessee; and Panama City and Pinellas County, Florida.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

        The financial statements presented herein include the consolidated accounts of WideOpenWest Finance, LLC and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates as one operating segment.

        Pursuant to the operating agreement of Racecar Holdings, LLC, as amended (the "Operating Agreement"), the Parent has issued various classes of common units. Because the Parent's primary asset is its investment in the Company, the Parent's ownership structure has been "pushed down" to the Company. All of the Company's ownership units and unit holders discussed herein are legally the Parent's.

        The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, they do not include all of the information required by GAAP or Securities and Exchange Commission ("SEC") rules and regulations for complete financial statements. The year-end condensed consolidated balance sheet was derived from audited financial statements. In the opinion of management, all normally recurring adjustments considered necessary for the fair presentation of the financial statements have been included, and the financial statements present fairly the financial position and results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results expected for the full year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the 2013 consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations included in the Company's annual report on Form 10-K filed with the SEC on March 17, 2014.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 2. Summary of Significant Accounting Policies (Continued)

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, derivative financial instruments and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, due to the inherent uncertainties in making estimates, actual results could differ from those estimates.

Recently Issued Accounting Standards

        The Financial Accounting Standards Board ("FASB") issued the following Accounting Standards Updates ("ASU") having potential impact to our financial condition, results of operation, or cash flows:

  •
  FASB Accounting Standard Updates 2013-11, Income Taxes (Topic 740); Presentation of an Unrecognized Tax Benefit When a Net Operation Loss Carryforward, a Similar Tax Loss, or Tax credit Carryforward Exists.

        This guidance clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company has evaluated the standard and does not anticipate it having any material effect on its financial condition, results of operations or cash flows.

Note 3. Acquisition

Bluemile Assets Acquisition

        On September 27, 2013, the Company entered into and closed an asset purchase agreement to acquire certain assets from Bluemile, Inc. ("Bluemile"), an Ohio Corporation, for initial cash consideration of approximately $15.0 million, subject to closing and post-closing adjustments, plus up to $5.0 million in consideration contingent upon achieving certain financial metrics during the twelve month period ended December 31, 2014 (the "Bluemile Assets" acquisition). Bluemile owned and operated a national optical and IP network, a data center and an enterprise cloud infrastructure. The datacenter, optical and IP network and cloud services will enable the Company to enhance its products and services to existing customers and potential customers in all of its regions. The Bluemile Assets acquisition has been accounted for using the acquisition method of accounting. The effects of the Bluemile Assets acquisition are included in the Company's condensed consolidated financial statements beginning September 27, 2013.

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 3. Acquisition (Continued)

        Including closing adjustments, the Company paid cash consideration of $15.4 million at closing, before direct acquisition costs of $0.2 million. Additionally, pursuant to Accounting Standards Codification 805 "Business Combinations", the Company has recorded an estimate of the fair value of the contingent consideration liability based upon a discounted analysis of future financial estimates and weighted probability assumptions of outcomes. This analysis resulted in an initial contingent consideration liability of approximately $4.6 million, which will be adjusted periodically as a component of operating expenses based on changes in the fair value of the liability resulting from changes in the assumptions pertaining to the achievement of the defined financial milestone. The preliminary purchase price consideration is as follows (in millions):

Cash	$15.4
Contingent consideration	4.6

Total purchase price	$20.0

        The opening balance sheet presented below reflects the Company's preliminary purchase price allocation and is subject to adjustment. The goodwill recognized in connection with the Bluemile Assets acquisition is primarily due to the enhanced products and services that are immediately available for the Company in all of its regions. The Company is still in process of finalizing the valuation of certain intangible assets and deferred income taxes (in millions):

Working capital acquired	$0.5
Plant, property and equipment	10.8
Goodwill	4.5
Intangible assets subject to amortization	5.0
Unearned service revenue	(0.8)

Fair value of assets acquired, net of liabilities assumed	$20.0

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 4. Plant, Property and Equipment

        Plant, property and equipment consisted of the following:

	March 31, 2014	December 31, 2013
	(in millions)
Distribution facilities	$1,035.0	$1,005.8
Customer premise equipment	367.4	354.2
Head-end equipment	218.8	211.1
Telephony infrastructure	96.4	91.7
Computer equipment and software	59.8	56.5
Vehicles	25.4	25.2
Buildings and leasehold improvements	54.5	54.2
Office and technical equipment	30.3	29.9
Land	7.7	7.7
Construction in progress (including material inventory and other)	38.4	49.4

Total plant, property and equipment	1,933.7	1,885.7
Less accumulated depreciation	(1,049.5)	(994.8)

	$884.2	$890.9

        Depreciation expense for the three months ended three months ended March 31, 2014 and 2013 was $57.0 million and $54.2 million, respectively. Included in depreciation expense were (gains) losses on write-offs or sales of customer premises equipment of $(0.4) million and $0.1 million for the three months ended March 31, 2014 and 2013, respectively.

Note 5. Accrued Liabilities and Other

        Accrued liabilities and other consist of the following:

	March 31, 2014	December 31, 2013
	(in millions)
Programming costs	$36.2	$33.2
Franchise, copyright and revenue sharing fees	9.7	10.5
Payroll and employee benefits	15.6	10.7
Property, income, sales and use taxes	8.2	8.6
Utility pole rentals	3.1	3.2
Legal and professional fees	0.6	1.3
Other accrued liabilities	18.4	18.1

	$91.8	$85.6

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 6. Long-Term Debt and Capital Leases

        The following table summarizes the Company's long-term debt and capital leases:

	March 31, 2014			December 31, 2013
		Weighted average interest rate(2)
	Available borrowing capacity		Outstanding balance	Outstanding balance
	(in millions)
Long-term debt:
Term B Loans	$—	4.82%	$1,544.8	$1,548.7
Term B-1 Loans	—	3.80%	422.9	423.9
Revolving Credit Facility(1)	95.7	3.71%	92.0	34.0
Senior Notes	—	10.25%	725.0	725.0
Senior Subordinated Notes, net of discount(3)	—	13.38%	291.3	291.1

Total long-term debt	$95.7	6.74%	3,076.0	3,022.7

Capital lease obligations			6.7	7.5

Total long-term debt and capital lease obligations			3,082.7	3,030.2
Less current portion			(22.4)	(22.4)

Long-term portion			$3,060.3	$3,007.8

(1)
Available borrowing capacity at March 31, 2014 represents $200.0 million of total availability less outstanding borrowings of $92.0 million and letters of credit of $12.3 million. Letters of credit are used in the ordinary course of business. The letters of credit are released when the respective contractual obligations have been fulfilled by the Company.

(2)
Represents the weighted average effective interest rate in effect at March 31, 2014 for all borrowings outstanding pursuant to each debt instrument including the applicable margin. The interest rates presented do not include the impact of interest rate swaps or caps.

(3)
At March 31, 2014, the carrying value of the net original issue discount was $3.7 million.

Refinancing of Term B-1 Loans

        On November 27, 2013, the Company entered into a second amendment (the "Second Amendment") to the Credit Agreement, dated as of July 17, 2012, as amended on April 1, 2013 (the "Credit Agreement") among the Company, the guarantors thereto, the lenders party thereto, and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

        The Second Amendment provided for the refinancing of the Credit Agreement, resulting in $425.0 million in new Term B-1 Loans, which bear interest, at the Company's option, at LIBOR plus 3.00% or adjusted base rate ("ABR") plus 2.00%. The new Term B-1 Loans includes a 0.75% LIBOR floor. The new Term B-1 Loans replaced $398.0 million in outstanding Term B-1 Loans which were previously priced, at the Company's option, at LIBOR plus 3.25% or ABR plus 2.25% and which previously included a 1.00% LIBOR floor. The Company utilized the excess proceeds from the new

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 6. Long-Term Debt and Capital Leases (Continued)

Term B-1 Loans to repay existing, outstanding borrowings on its revolving credit facility and to pay fees and expenses associated with the refinancing. The Company recorded a loss on extinguishment of debt of $0.8 million, primarily representing the expensing of debt issue costs related to the former Term B-1 Loans.

Refinancing of July 17, 2012 Senior Secured Credit Facilities

        On April 1, 2013, the Company entered into a first amendment (the "First Amendment") to its July 17, 2012 credit agreement among the Company, the guarantors thereto, the lenders party thereto, and the other parties thereto (the "Prior Senior Secured Credit Facility").

        The First Amendment provided for a new term loan and credit facility (the "Senior Secured Credit Facility") consisting of (i) a $200.0 million senior secured revolving facility ("Revolving Credit Facility") with a final maturity of July 17, 2017, (ii) $400.0 million Term B-1 loans ("Term B-1 Loans") with a final maturity date of July 17, 2017, and (iii) $1,560.4 million in Term B loans ("Term B Loans") with a final maturity of April 1, 2019. The Term B and Term B-1 Loans require quarterly principal payments totaling $4.9 million which commenced June 30, 2013. The Revolving Credit Facility, Term B-1 Loans and Term B Loans bore interest (prior to the Second Amendment discussed above), at our option, as follows:

Debt Obligation	Interest Rate
Revolving Credit Facility	LIBOR plus 3.50% or ABR plus 2.50%.
Term B-1 Loans	LIBOR plus 3.25% or ABR plus 2.25%. LIBOR floor of 1.00%.
Term B Loans	If the Senior Secured Leverage Ratio, as defined, is greater than 5.00 to 1.00, LIBOR plus 4.00% or ABR plus 3.00%. If the Senior Secured Leverage Ratio, as defined, is less than or equal to 5.00 to 1.00, LIBOR plus 3.75% or ABR plus 2.75%. LIBOR floor of 1.00%.

        The Company also pays a commitment fee of between 37.5 to 50.0 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company's leverage ratio.

        The First Amendment provided for the refinancing of the Company's then outstanding borrowings under the Prior Senior Secured Credit Facility, which consisted of a $1,920.0 million, six-year senior secured term loan facility (the "Prior Senior Secured Term Loans") and a $200.0 million, five-year senior secured revolving credit facility (the "Prior Revolving Credit Facility").

        The First Amendment replaced $51.0 million in then outstanding Prior Revolving Credit Facility loans and $1,905.6 million in the then outstanding Prior Senior Secured Term Loans, both of which were previously priced, at the Company's option, at LIBOR plus 5.00% or ABR plus 4.00%. The Prior Senior Secured Term Loans included a 1.25% Libor floor. The Company paid approximately $21.0 million for underwriting and other fees and expenses incurred in connection with the First

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 6. Long-Term Debt and Capital Leases (Continued)

Amendment, including a 1% soft call premium of $19.1 million on the then Prior Senior Secured Term Loans.

        The obligations of the Company under the Credit Agreement are guaranteed by the Members and its subsidiaries and are secured on a first priority basis by substantially all of the tangible and intangible assets of the Company and the guarantors, subject to certain exceptions. The Credit Amendment contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on indebtedness, liens, sale of assets, investments, dividends, subordinated debt payments and amendments, sale leasebacks and transactions with the Company's affiliates. The Credit Amendment also requires the Company to comply with a maximum senior secured leverage ratio. The Company was in compliance with all covenants at March 31, 2014.

Senior Notes and Senior Subordinated Notes

        On July 17, 2012, the Company, and its wholly- owned subsidiary, WideOpenWest Capital Corp. as co-issuer, issued $725.0 million Senior Notes ("Senior Notes") and the $295.0 million Senior Subordinated Notes, including original issuance discount of $4.9 million ("Senior Subordinated Notes") (together, the "Notes"). The Senior Notes and the Senior Subordinated Notes were issued at par and 98.337%, respectively. The Notes represent general unsecured obligations of the Company and WideOpenWest Capital Corp. and bear interest at 10.25% and 13.375%, respectively. The Senior Notes will mature on July 15, 2019 and the Senior Subordinated Notes will mature on October 15, 2019. Interest on the Notes are due semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2013. On or after July 15, 2015, the Company may redeem some or all of either series of Notes at reducing redemption prices gradually reducing to par value in 2018. Prior to such date, the Company also may redeem some or all of either series of Notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. In addition, the Company may redeem up to 40% of the aggregate principal amount of either series of Notes before July 15, 2015 with the proceeds of certain equity offerings at a redemption price of 110.250% of the principal amount of the Senior Notes and 113.375% of the principal amount of the Senior Subordinated Notes, in each case plus accrued and unpaid interest to the redemption date. See Note 11.

        The indenture governing the Notes contains covenants that, among other things, limit WOW's ability, and the ability of WOW's restricted subsidiaries, to incur additional indebtedness, create liens, pay dividends on, redeem or repurchase WOW's capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create restrictions on dividends and other payments to WOW from its subsidiaries, issue or sell stock of subsidiaries, and engage in mergers and consolidations. All of the covenants are subject to a number of important qualifications and exceptions under the indenture.

Note 7. Financial Information for Subsidiary Guarantors

        The subsidiary guarantors of the Notes are wholly owned, directly or indirectly, by WOW and have, jointly and severally, fully and unconditionally guaranteed, to each holder of the Notes, the full and prompt performance of WOW's and the co-issuer's obligations under the Notes and the indenture

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 7. Financial Information for Subsidiary Guarantors (Continued)

governing the Notes, including the payment of principal and interest on the Notes. WOW has no independent assets or operations, and there are no significant restrictions on the ability of its consolidated subsidiaries to transfer funds to WOW in the form of cash dividends, loans or advances. Based on these facts, and in accordance with SEC Regulation S-X Rule 3-10, "Financial statements of guarantors and issuers of guaranteed securities registered or being registered," WOW is not required to provide condensed consolidating financial information for the subsidiary guarantors.

Note 8. Fair Value Measurements

        The fair values of cash and cash equivalents, receivables, trade payable, short-term borrowings and the current portions of long-term debt approximate carrying values due to the short-term nature of these instruments. For assets and liabilities with a long-term nature, the Company determines fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. The Company applies the following hierarchy in determining fair value:

  •
  Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

  •
  Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

  •
  Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

        A summary of the Company's liabilities measured at fair values that are included in our condensed consolidated balance sheets are as follows (by respective level of fair value hierarchy):

	Fair Value at March 31, 2014 (in millions)
	Total	Level 1	Level 2	Level 3
Liabilities:
Derivatives instruments(1)(2)	$11.0	$—	$11.0	$—

	$11.0	$—	$11.0	$—

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 8. Fair Value Measurements (Continued)

	Fair Value at December 31, 2013 (in millions)
	Total	Level 1	Level 2	Level 3
Liabilities:
Derivatives instruments(1)(2)	$12.0	$—	$12.0	$—

	$12.0	$—	$12.0	$—

(1)
The fair value measurements of our interest rate swaps were determined using cash flow valuation models. The inputs to the cash flow models consist of, or are derived from, observable data for substantially the full term of the swaps. This observable data includes interest and swap rates, yield curves and credit ratings, which are retrieved from available market data. The valuations are then adjusted for the Company's own nonperformance risk as well as the counterparty's as required by the provisions of the authoritative guidance using a discounted cash flow technique that accounts for the duration of the interest rate swaps and the Company's as well as the counterparty's risk profile.

(2)
The fair value of the interest rate caps were calculated using a cash flow valuation model. The main inputs were obtained from quoted market prices, the LIBOR interest rate and the projected three months LIBOR. The observable market quotes were then input into the valuation and discounted to reflect the time value of cash.

        Accordingly, the valuations of assets and liabilities related to the derivative instruments fall under Level 2 of the authoritative guidance fair value hierarchy. There were no transfers into or out of Level 1, 2 or 3 during the three months ended March 31, 2014.

        The Company's outstanding Senior Secured Credit Facility balances bear interest at variable rates, which, if left unmanaged, could expose the Company to potentially adverse changes in interest rates. The Company has historically entered into various interest rate swaps that effectively convert the variable interest rate component (excluding margin) to a fixed rate (excluding margin) on the required portion of the Company's outstanding debt. As of March 31, 2014, WOW has an interest rate swap covering $190.0 million of notational debt with a pay fixed rate of 3.62% and a receive rate of the greater of the three month LIBOR or 1.00%. The interest rate swap effectively fixes the notational amount of the floating rate debt at 2.62%. The interest rate swap expires in July 2016.

        The Company has entered into four interest rate cap transactions with three financial institutions. The aggregate notional amount of debt covered by the caps is $289.0 million. Two of the caps have a strike price rate of 1.25% based on LIBOR and expire in January of 2015. The other two caps have a strike price rate of 1.0% based on LIBOR and expire in January 2015 and 2019, respectively. The Company paid an aggregate of $0.2 million for these interest rate caps. The Company adjusts its interest rate swaps and caps to estimated fair value at the end of each reporting period with the related change in fair value recorded in realized and unrealized gain (loss) on derivative instruments.

        The estimated fair value at March 31, 2014 of the Company's long- term debt (note 6), which includes debt subject to the effects of interest rate risk, was based on dealer quotes considering current

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 8. Fair Value Measurements (Continued)

market rates and was approximately $3,245.7 million, compared to a gross carrying value of $3,076.0 million and therefore, is categorized as a Level 1 within the fair value hierarchy.

Note 9. Commitments and Contingencies

        The Company is party to various legal proceedings (including individual, class and putative class actions) arising in the normal course of its business covering a wide range of matters and types of claims including, but not limited to, general contracts, billing disputes, rights of access, programming, taxes, fees and surcharges, consumer protection, trademark and patent infringement, employment, regulatory, tort, claims of competitors and disputes with other carriers.

        In accordance with GAAP, WOW accrues an expense for pending litigation when it determines that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. Legal defense costs are expensed as incurred. None of the Company's existing accruals for pending matters is material. WOW is constantly monitoring its pending litigation for the purpose of adjusting its accruals and revising its disclosures accordingly, in accordance with GAAP, when required. Litigation is, however, subject to uncertainty, and the outcome of any particular matter is not predictable. The Company will vigorously defend its interests in pending litigation, and as of this date, WOW believes that the ultimate resolution of all such matters, after considering insurance coverage or other indemnities to which it is entitled, will not have a material adverse effect on the condensed consolidated financial position, results of operations, or its cash flows.

Note 10. Related Party Transactions

        The Company pays a quarterly management fee plus travel and miscellaneous expenses, if any, to Avista Capital Partners (the majority unit holder of the Parent). Such management fee is $0.4 million per quarter. The Company paid $0.4 million and $0.4 million for the three months ended March 31, 2014 and 2013, respectively.

        From time to time, the Company makes payments, primarily relating to income taxes, on behalf of the Parent and its Subsidiaries. As of March 31, 2014 and December 31, 2013, the receivable from the Parent and its Subsidiaries amounted to $0.3 million and $0.3 million, respectively.

Note 11. Subsequent Events

        On April 1, 2014, the Company issued $100.0 million aggregate principal amount of additional 10.250% Senior Notes, due 2019, (the "Additional Notes") in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Additional Notes were issued at 113.000% plus interest deemed to have accrued from January 15, 2014. The majority of the costs associated with the offering will be capitalized as debt issue costs and will be amortized using the effective interest rate over the term of the Additional Notes. The Company expects to use the net proceeds of the offering to repay a portion of the borrowings outstanding under its Revolving Credit Facility, for general corporate purposes, and to pay certain fees and expenses relating to the offering.

        The Additional Notes have been issued under the indenture governing the Company's existing $725.0 million Senior Notes, due 2019, issued on July 17, 2012. The Additional Notes will be treated as

WIDEOPENWEST FINANCE, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(unaudited)

Note 11. Subsequent Events (Continued)

a single series with the existing Senior Notes and will have the same terms as those of the Senior Notes, except that the Additional Notes will be subject to a registration rights agreement and until such time as they are registered and exchanged, the Additional Notes will be subject to transfer on restrictions and will not be fungible with the Senior Notes.

        In connection with the issuance of the Additional Notes, the Company entered into a registration rights agreement, pursuant to which it will use its commercially reasonable efforts to file an exchange offer for the Additional Notes in a registration statement ("Exchange Offer") with the SEC. No later than 270 days from April 11, 2014, the Exchange Offer for the Additional Notes must be declared effective by the SEC and such exchange be consummated or the Company will incur additional interest expense on the Additional Notes up to a maximum 0.5% per annum.

Report of Independent Registered Public Accounting Firm

Board of Directors and Members
WideOpenWest Finance, LLC
Englewood, Colorado

        We have audited the accompanying consolidated balance sheets of WideOpenWest Finance, LLC and its subsidiaries as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in members' deficit, and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WideOpenWest Finance, LLC at December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

BDO USA, LLP
Atlanta, Georgia
March 17, 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of WideOpenWest Finance, LLC:

        In our opinion, the consolidated statements of operations, changes in members' equity (deficit) and cash flows for the year ended December 31, 2011 present fairly, in all material respects, the operations and cash flows of WideOpenWest Finance, LLC and its subsidiaries for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 3, 2012

WideOpenWest Finance, LLC and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2013	2012
	(in millions)
Assets
Current assets
Cash and cash equivalents	$16.9	$15.9
Accounts receivable—trade, net of allowance for doubtful accounts of $12.3 and $9.2, respectively	81.2	85.0
Accounts receivable—other	4.9	7.0
Prepaid expenses and other (note 15)	13.3	11.7

Total current assets	116.3	119.6
Plant, property and equipment, net (note 4)	890.9	860.9
Franchise operating rights (note 5)	1,098.4	1,098.4
Goodwill (note 5)	496.5	492.0
Intangible assets subject to amortization, net (note 6)	84.4	115.9
Debt issuance costs, net (notes 7 and 10)	89.1	145.7
Investments (note 8)	16.7	17.9
Other noncurrent assets	1.7	2.6

Total assets	2,794.0	2,853.0

Liabilities and Members' Deficit
Current liabilities
Accounts payable—trade	31.0	28.9
Accrued interest	62.1	53.5
Accrued liabilities and other (note 9)	85.6	78.9
Current portion of debt and capital lease obligations (note 10)	22.4	22.6
Unearned service revenue	44.8	42.4

Total current liabilities	245.9	226.3

Long term debt and capital lease obligations—less current portion (note 10)	3,007.8	2,929.4
Deferred income taxes (note 15)	306.6	298.7
Fair value of derivative instruments (notes 13 and 14)	12.0	15.6
Other noncurrent liabilities	1.0	1.1

Total liabilities	3,573.3	3,471.1

Commitments and contingencies (note 18)
Members' deficit (note 16)	(176.9)	(176.9)
Accumulated deficit	(602.4)	(441.2)

Total members' deficit	(779.3)	(618.1)

Total liabilities and members' deficit	$2,794.0	$2,853.0

The accompanying notes are an integral part of these consolidated financial statements.

WideOpenWest Finance, LLC and Subsidiaries

Consolidated Statements of Operations

	Year ended December 31,
	2013	2012	2011
	(in millions)
Revenue	$1,199.7	$910.4	$613.9

Costs and expenses:
Operating (excluding depreciation and amortization)	663.9	515.0	344.9
Selling, general and administrative	135.8	104.4	48.8
Depreciation & amortization	256.4	203.9	136.7
Management fee to related party	1.7	1.4	1.1

	1,057.8	824.7	531.5

Income from operations	141.9	85.7	82.4
Other income (expense):
Interest expense	(242.0)	(180.4)	(75.1)
Realized and unrealized gain (loss) on derivative instruments	3.4	(9.4)	12.6
Loss on early extinguishment of debt	(58.1)	(8.3)	—
Other income (expense), net	(0.2)	0.2	(0.5)

Income (loss) before provision for income tax	(155.0)	(112.2)	19.4
Income tax (expense) benefit	(6.2)	0.7	3.2
Net income (loss)	$(161.2)	$(111.5)	$22.6

The accompanying notes are an integral part of these consolidated financial statements.

WideOpenWest Finance, LLC and Subsidiaries

Consolidated Statements of Changes in Members' Equity (Deficit)

	Member Common Units
						Total Members' Equity (Deficit)
	Class A	Class B	Class C series(1)	Members' Equity (Deficit)	Accumulated Deficit
	(in millions, except Unit amounts)
Balances at January 1, 2011	1,230,731	600,000	263,852	$(319.0)	$(352.3)	$(671.3)
Management Unit grants, net	—	—	14,855	—	—	—
Member capital distributions	—	—	—	(52.0)	—	(52.0)
Net income	—	—	—	—	22.6	22.6

Balances at December 31, 2011	1,230,731	600,000	278,707	$(371.0)	$(329.7)	$(700.7)
Management Unit grants, net	—	—	96,995	0.1	—	0.1
Member capital contributions, net	941,481	76,972	—	194.0	—	194.0
Net loss	—	—	—	—	(111.5)	(111.5)

Balances at December 31, 2012	2,172,212	676,972	375,702	(176.9)	(441.2)	(618.1)
Management Unit grants, net	—	—	27,640	—	—	—
Net loss	—	—	—	—	(161.2)	(161.2)

Balances at December 31, 2013	2,172,212	676,972	403,342	$(176.9)	$(602.4)	$(779.3)

(1)
Includes Class C and Class C-1 through Class C-7 Units. See note 16.

The accompanying notes are an integral part of these consolidated financial statements.

WideOpenWest Finance, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in millions)
Cash flows from operating activities:
Net income (loss)	$(161.2)	$(111.5)	$22.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	256.4	203.9	136.7
Realized and unrealized (gain) loss on derivative instruments	(3.4)	9.4	(12.6)
Deferred income taxes	6.1	(0.7)	(3.3)
Provision for doubtful accounts	19.2	18.9	11.6
Amortization of debt issuance costs	20.6	14.3	3.5
Other non-cash items	1.2	0.8	(0.8)
Loss on early extinguishment of debt (note 10)	58.1	8.3	—
Soft call premium payment	(19.1)	—	—
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Receivables and other operating assets	(11.3)	(26.8)	(13.7)
Payables and accruals	1.7	31.1	7.6

Net cash provided by operating activities	$168.3	$147.7	$151.6

Cash flows from investing activities:
Capital expenditures	$(221.9)	$(158.2)	$(150.8)
Acquisition of Knology, Inc., net of cash acquired (note 3)	—	(749.9)	—
Acquisition of Mid-Michigan Assets, net of cash acquired (note 3)	—	(55.0)	—
Change in deposit placed in escrow due to Mid-Michigan Assets acquisition (note 3)	—	5.8	(5.8)
Bluemile Asset acquisition (note 3)	(15.4)	—	—
Other investing activities	0.9	1.2	—

Net cash used in investing activities	$(236.4)	$(956.1)	$(156.6)

Cash flows from financing activities:
Proceeds from issuance of debt (note 10)	2,385.4	2,975.1	—
Proceeds from revolving credit facilities	105.0	68.0	29.0
Payments on debt and capital lease obligations	(2,419.0)	(2,274.2)	(22.2)
Payment of debt issuance costs	(2.3)	(158.0)	—
Member cash contributions, net (note 16)	—	194.1	—
Member cash distributions	—	—	(52.0)

Net cash provided by (used in) financing activities	$69.1	$805.0	$(45.2)

Increase (decrease) in cash and cash equivalents	1.0	(3.4)	(50.2)
Cash and cash equivalents, beginning of period	15.9	19.3	69.5
Cash and cash equivalents, end of period	$16.9	$15.9	$19.3

Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$212.7	$117.9	$74.3

Cash paid during the periods for income taxes	$—	$—	$1.1

Non-cash financing activities:
Changes in non-cash capital expenditure accruals	$10.6	$5.0	$8.2

Assets acquired under capital lease obligations	$6.2	$2.5	$—

The accompanying notes are an integral part of these consolidated financial statements

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

1. Organization

        WideOpenWest Finance, LLC ("WOW") was legally formed in Delaware on November 13, 2001, and is wholly owned by WideOpenWest Illinois, Inc., WideOpenWest Ohio, Inc., WideOpenWest Cleveland, Inc., WideOpenWest Networks, Inc., WOW Sigecom, Inc. and WideOpenWest Kite, Inc. (collectively, the "Members"). The Members are wholly owned subsidiaries of Racecar Acquisition, LLC, which is a wholly owned subsidiary of Racecar Holdings, LLC (the "Parent"). In the following context, the terms WOW or the "Company" may refer, as the context requires, to WOW or collectively WOW and its subsidiaries.

        The Company is a fully integrated provider of residential and commercial video, high-speed data, and telephony services to nineteen Midwestern and Southeastern markets in the United States. The Company manages and operates its Midwestern broadband cable systems in Detroit and Lansing, Michigan; Chicago, Illinois; Cleveland and Columbus, Ohio; Evansville, Indiana; Rapid City and Sioux Falls, South Dakota; and Lawrence, Kansas. The Southeastern systems are located in Augusta, Columbus and West Point, Georgia; Charleston, South Carolina; Dothan, Huntsville and Montgomery, Alabama; Knoxville, Tennessee; and Panama City and Pinellas County, Florida.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

        The financial statements presented herein include the consolidated accounts of WideOpenWest Finance, LLC and its Subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates as one operating segment.

        Pursuant to the operating agreement of Racecar Holdings, LLC, as amended (the "Operating Agreement"), the Parent has issued various classes of common units. Because the Parent's primary asset is its investment in the Company, the Parent's ownership structure has been "pushed down" to the Company. All of the Company's ownership units and unit holders discussed herein are legally the Parent's.

        During the quarter ended December 31, 2013, the Company recorded an immaterial correction of an error related to the understatement of the net deferred tax liability recorded in connection with the purchase price accounting for Knology, Inc. and its subsidiaries ("Knology") that was outside of the measurement period. The Company recognized a $13.6 million increase in net deferred tax liability and $13.6 million increase to goodwill to the consolidated balance sheet as of December 31, 2012. The correction of this error did not have an effect on the Company's consolidated statements of operations, consolidated statement of changes in members' equity or the consolidated statements of cash flows for the periods ended December 31, 2013 and 2012.

Use of Estimates

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These accounting principles require management to make assumptions and estimates that affect the reported amounts and disclosures of assets and liabilities, derivative financial instruments and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts and disclosures of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        However, due to the inherent uncertainties in making estimates, actual results could differ from those estimates.

Cash and Cash Equivalents

        Cash equivalents represent short-term investments consisting of money market funds that are carried at cost, which approximates fair value. The Company considers all short-term investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Bad Debt

        Bad debt expense and the allowance for doubtful accounts are based on historical trends. The Company's policy to reserve for potential bad debts is based on the aging of the individual receivables. The Company manages credit risk by disconnecting services to customers who are delinquent, generally after sixty days of delinquency. The individual receivables are written-off after all reasonable efforts to collect the funds have been made. Actual write-offs may differ from the amounts reserved.

        The change in the allowance for doubtful accounts consists of the following for the years ended December 31 (in millions):

	2013	2012
Balance at beginning of year	$9.2	$3.3
Provision charged to expense	19.2	18.9
Accounts written off	(21.3)	(14.8)
Other	5.2	1.8

Balance at end of year	$12.3	$9.2

Plant, Property and Equipment

        Plant, property and equipment are recorded at cost and include costs associated with the construction of cable transmission and distribution facilities and new service installations at the customer location. Capitalized costs include materials, labor, and certain indirect costs attributable to the capitalization activity. Maintenance and repairs are expensed as incurred. Upon sale or retirement of an asset, the cost and related depreciation are removed from the related accounts and resulting gains or losses are reflected in operating results. We make judgments regarding the installation and construction activities to be capitalized. We capitalize direct labor associated with capitalizable activities and indirect cost using standards developed from operational data, including the proportionate time to perform a new installation relative to the total installation activities and an evaluation of the nature of the indirect costs incurred to support capitalizable activities. Judgment is required to determine the extent to which indirect costs incurred related to capitalizable activities. Indirect costs include (i) employee benefits and payroll taxes associated with capitalized direct labor, (ii) direct variable cost of installation and construction vehicle costs, (iii) the direct variable costs of support personnel directly involved in assisting with installation activities, such as dispatchers and (iv) other indirect costs directly attributable to capitalizable activities.

        The Company has evaluated certain of its lease agreements relating to fleet vehicles and determined the leases qualify as capital leases.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Plant, property and equipment are depreciated over the estimated useful life upon being placed into service. Depreciation of plant, property and equipment is provided on a straight-line method, over the following estimated useful lives:

Estimated Useful Lives (Years)
Office and technical equipment	3 - 10
Computer equipment and software	3
Customer premise equipment	5
Vehicles	5
Headend equipment	7
Distribution facilities	10
Building and leasehold improvements	5 - 20

Leasehold improvements are depreciated over the shorter of the estimated useful lives or lease terms.

Intangible Assets and Goodwill

        Intangible assets consist primarily of acquired franchise operating rights, franchise related customer relationships and goodwill. Franchise operating rights represent the value attributable to agreements with local franchising authorities, which allow access to homes in the public right of way. The Company's franchise operating rights were acquired through business combinations. The Company does not amortize franchise operating rights as it has determined that they have an indefinite life. Costs incurred in negotiating and renewing franchise operating agreements are expensed as incurred. Franchise related customer relationships represent the value to the Company of the benefit of acquiring the existing cable subscriber base and are amortized over the estimated life of the subscriber base (four years) on a straight-line basis, which is shorter than the economic useful life which approximates an accelerated method. Goodwill represents the excess purchase price over the fair value of the identifiable net assets acquired in business combinations.

Asset Impairments

Long-lived Assets

        The Company evaluates the recoverability of its long-lived assets whenever events or substantive changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation is based on the cash flows generated by the underlying asset groups, including estimated future operating results, trends or other determinants of fair value. If the total of the expected future undiscounted cash flows were less than the carrying amount of the asset group, the Company would recognize an impairment charge to the extent the carrying amount of the asset group exceeds its estimated fair value. We had no triggering events or impairment of our long-lived assets in any of the periods presented.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Franchise Operating Rights

        The Company evaluates the recoverability of its franchise operating rights at least annually on October 1, or more frequently whenever events or substantive changes in circumstances indicate that the assets might be impaired. The Company evaluates the franchise operating rights for impairment by comparing the carrying value of the intangible asset to its estimated fair value. Any excess of the carrying value over the fair value would be expensed as an impairment loss.

        The Company calculates the fair value of franchise operating rights using the multi-period excess earnings method, an income approach, which calculates the value of an intangible asset by discounting its future cash flows. The fair value is determined based on estimated discrete discounted future cash flows attributable to each franchise operating right intangible asset using assumptions consistent with internal forecasts. Assumptions key in estimating fair value under this method include, but are not limited to, revenue and subscriber growth rates (less anticipated customer churn), operating expenditures, capital expenditures (including any build out), market share achieved, contributory asset charge rates, tax rates and discount rate. The discount rate used in the model represents a weighted average cost of capital and the perceived risk associated with an intangible asset such as our franchise operating rights.

        There were no impairment of franchise operating rights in any of the periods presented as the fair value of indefinite lived intangible assets computed using the methodology described above was in excess of its carrying value.

Goodwill

        The Company assesses the recoverability of its goodwill at least annually on October 1, or more frequently whenever events or substantive changes in circumstances indicate that the asset might be impaired. The Company may first choose to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the first and second steps of the goodwill impairment test are unnecessary. The Company may also choose to by-pass this assessment and proceed directly to the first step of the goodwill impairment test.

        In the first step of assessing goodwill for impairment, the Company assesses the recoverability for each reporting unit, which are represented by geographical operations of cable systems managed by the Company. The Company utilizes a discounted cash flow analysis to estimate the fair value of each reporting unit and compares such value to the carrying amount of the reporting unit. In the event that the carrying amount exceeds the fair value, the Company would be required to estimate the fair value of the assets and liabilities of the reporting unit as if the unit was acquired in a business combination, thereby revaluing goodwill. Any excess of the carrying value of goodwill over the revalued goodwill would be expensed as an impairment loss.

        Significant judgment by management is required to determine estimates and assumptions used in the valuation of plant, property and equipment, intangible assets and goodwill. Through December 31, 2013, the Company has not recognized an impairment of these items.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Debt Issuance Costs

        Debt issuance costs incurred by the Company are capitalized and are amortized over the life of the related debt using the effective interest rate.

Other Noncurrent Assets

        Other noncurrent assets are comprised primarily of long-term prepaid franchise fees and prepaid site leases. The franchise fees and site leases are recognized as operating expense over the period of usage.

Fair Value of Financial Instruments

        The carrying amounts reported in the balance sheet for cash and cash equivalents as well as derivative instruments are carried at fair value. The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate fair value due to their short term maturities. The fair value of long-term debt is based on the debt's variable rate of interest and the Company's own credit risk and risk of nonperformance, as required by the authoritative guidance.

        Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of trade receivables and cash and cash equivalents. The Company places its cash and cash equivalents with high credit quality financial institutions. The counterparties to derivative transactions are major financial institutions. The Company does not enter into master netting arrangements. The Company periodically assesses the creditworthiness of the institutions with which it invests and counterparties to derivative transactions. The Company does, however, maintain invested balances in excess of federally insured limits.

Programming Costs and Deferred Credits

        Programming is acquired for distribution to subscribers, generally pursuant to multi-year license agreements, with rates typically based on the number of subscribers that receive the programming. These programming costs are included in operating expenses in the month the programming is distributed.

        Deferred credits consist primarily of incentives received or receivable from cable networks for license of their programming. These incentive payments are deferred and recognized over the term of the related programming agreements as a reduction to programming costs in operating expenses.

Asset Retirement Obligations

        The Company accounts for its asset retirement obligations in accordance with the authoritative guidance which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the fair value of the liability can be reasonably estimated.

        Certain of the Company's franchise agreements and leases contain provisions requiring the Company to restore facilities or remove equipment in the event that the franchise or lease agreement is not renewed. The Company expects to continually renew its franchise agreements. Accordingly, the possibility is remote that the Company would be required to incur significant restoration or removal costs related to these franchise agreements in the foreseeable future. An estimated liability, which

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

could be significant, would be recorded in the unlikely event a franchise agreement containing such a provision were no longer expected to be renewed.

        An estimate of the obligations related to the removal provisions contained in the Company's lease agreements has been made and recorded in the consolidated financial statements; however, the amount is not material.

Revenue Recognition

        Charges to customers for video, Internet access services and broadband telephony services are billed in advance. Revenue for subscriber fees, equipment rental, advertising and pay-per-view programming is recognized as the service is provided based upon monthly service charges or fees per event in the period that the services are provided. Amounts billed in excess of recognized revenue are recorded as unearned service revenue. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amounts are deferred and recognized over the estimated average period that the subscribers are expected to remain connected to the cable system.

        Under the terms of the Company's non-exclusive franchise agreements, the Company is generally required to pay up to 5% of its gross revenues derived from providing cable service (but not high speed Internet or broadband telephony services) to the local franchise authority. The Company normally passes these fees through to its cable subscribers. Franchise fees collected and paid are reported as revenues and operating expenses, respectively. Revenue from advertising sales is recognized when the commercial announcements are broadcast.

        The Company's trade receivables are subject to credit risk, as customer deposits are generally not required. The Company's credit risk is limited due to the large number of customers, individually small balances and short payment terms. We manage credit risk by screening applicants through the use of internal customer information, identification verification tools and credit bureau data. If a customer account is delinquent, various measures are used to collect amounts owed, including termination of the customer's service.

Advertising Costs

        The cost of advertising is expensed as incurred and is included in selling, general and administrative expenses. Advertising expense during the years ended December 31, 2013, 2012 and 2011 was $20.6 million, $15.1 million and $12.0 million, respectively.

Income Taxes

        The Company is a limited liability company ("LLC") that is treated as a partnership for federal income tax purposes. Prior to the Knology Merger (note 3), the Company's subsidiaries were LLCs that are disregarded as separate entities for federal and state tax purposes. No provision for federal income taxes is required by the Company for its LLC subsidiaries, as its income or loss is taxable to or deductible by its Members. On May 25, 2011, the State of Michigan enacted legislation that repealed the Michigan Business Tax and replaced it with a six percent corporate income tax effective January 1, 2012. The new corporate income tax is limited to C corporations and LLCs are not subject to the new corporate income tax regime. Effective January 1, 2012, no provision for state income taxes is required

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

for the Company's LLC subsidiaries because its income or loss is taxable to or deductible by its Members.

        For the Company's C corporation subsidiaries acquired in connection with the Knology Merger, it utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and income tax basis of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards, using enacted tax rates in effect for each taxing jurisdiction in which the Company operates for the year in which those temporary differences are expected to be recovered or settled. The financial statement effects of a tax position are recognized when it is more-likely-than-not, based on technical merits, that the position will be sustained upon examination. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it more-likely-than-not such net deferred tax assets will not be realized. Certain of the Company's valuation allowances and tax uncertainties are associated with entities that it acquired in business combinations. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Interest and penalties related to income tax liabilities are included in income tax expense.

Derivative Financial Instruments

        The Company uses derivative financial instruments to manage its exposure to fluctuations in interest rates by entering into interest rate exchange agreements ("interest rate swaps and interest rate caps"). All derivatives, whether designated as a hedge or not, are required to be recorded on the balance sheet at fair value. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. None of the derivative instruments in effect during the period were designated as hedges for financial reporting purposes.

Share-based Compensation

        The Company's share-based compensation consists of awards of management incentive units. Compensation costs associated with these awards are based on the estimated fair value at the date of grant and are recognized over the period in which any related services are provided or when it is probable any related performance condition will be met and distributions are declared. Such amounts were not significant for the three years ended December 31, 2013.

Segments

        The Company's operations are managed on the basis of geographic operating segments. The Company has evaluated the criteria for aggregation of the operating segments and believes it meets each of the respective criteria set forth. The Company delivers similar products and services within each of its operations. Each geographic service area utilizes similar means for delivering the programming of the Company's services; have similarity in the type or class of customer receiving the products and services; distributes the Company's services over a unified network; and operates within a consistent regulatory environment. In addition, each of the operating segment results have similar economic characteristics. In light of the Company's similar services, means for delivery, similarity in type of customers, the use of a unified network and other considerations across its geographic

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

operating structure, management has determined that the Company has one reportable segment, broadband services.

Recent Accounting Pronouncements

        The Financial Accounting Standards Board ("FASB") issued the following Accounting Standards Updates ("ASU") having potential impact to our financial condition, results of operation, or cash flows:

  •
  FASB Accounting Standard Updates 2013-11, Income Taxes (Topic 740); Presentation of an Unrecognized Tax Benefit When a Net Operation Loss Carryforward, a Similar Tax Loss, or Tax credit Carryforward Exists.

        This guidance clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company is currently evaluating the impact of the adoption of this new guidance on its condensed consolidated financial statements.

3. Acquisitions

Bluemile Assets Acquisition

        On September 27, 2013, the Company entered into and closed an asset purchase agreement to acquire certain assets from Bluemile, Inc. ("Bluemile"), an Ohio Corporation, for initial cash consideration of approximately $15.0 million, subject to closing and post-closing adjustments, plus up to $5.0 million in consideration contingent upon achieving certain financial metrics during the twelve month period ended December 31, 2014 (the "Bluemile Assets" acquisition). Bluemile owned and operated a national optical and IP network, a data center and an enterprise cloud infrastructure. The data center, optical and IP network and cloud services will enable the Company to enhance its products and services to existing customers and potential customers in all of its regions. The Bluemile Assets acquisition has been accounted for using the acquisition method of accounting. The effects of the Bluemile Assets acquisition are included in the Company's consolidated financial statements beginning September 27, 2013.

        Including closing adjustments, the Company paid cash consideration of $15.4 million, before direct acquisition costs of $0.2 million. Additionally, pursuant to Accounting Standards Codification 805 "Business Combinations", the Company has recorded an estimate of the fair value of the contingent consideration liability based upon a discounted analysis of future financial estimates and weighted probability assumptions of outcomes. This analysis resulted in an initial contingent consideration liability of approximately $4.6 million, which will be adjusted periodically as a component of operating expenses based on changes in the fair value of the liability resulting from changes in the assumptions

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

3. Acquisitions (Continued)

pertaining to the achievement of the defined financial milestone. The preliminary purchase price consideration is as follows (in millions):

Cash	$15.4
Contingent consideration	4.6

Total purchase price	$20.0

        The opening balance sheet presented below reflects the Company's preliminary purchase price allocation and is subject to adjustment. The goodwill recognized in connection with the Bluemile Assets acquisition is primarily due to the enhanced products and services that are immediately available for the Company in all of its regions. The Company is still in process of finalizing the valuation of certain intangible assets and deferred income taxes (in millions):

Working capital acquired	$0.5
Plant, property and equipment	10.8
Goodwill	4.5
Intangible assets subject to amortization	5.0
Unearned service revenue	(0.8)

Fair value of assets acquired, net of liabilities assumed	$20.0

Merger with Knology, Inc.

        On April 18, 2012, the Company reached an agreement to acquire Knology, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). Knology provided residential and commercial customers video, high-speed data, and telephony services in the Southeastern and Midwestern United States. The Merger Agreement was approved by Knology shareholders during a special shareholders meeting held on June 26, 2012. On July 17, 2012, the Company completed the merger in order to expand its market presence in the Midwestern and Southeastern U.S. and further generate operating synergies. The effects of the Knology Merger are included in the Company's consolidated financial statements beginning July 17, 2012.

        The Company paid cash consideration of $749.9 million, net of cash acquired of $57.3 million before direct acquisition costs, to acquire all of the outstanding shares of Knology for $19.75 per share as follows (in millions):

Cash paid to Knology shareholders	$807.2
Knology cash acquired	(57.3)

$749.9

        The Company also repaid the existing Knology debt of $732.5 million, including accrued interest and an outstanding swap, but excluding capital lease obligations, upon completion of the Knology Merger on July 17, 2012.

        The merger consideration and debt refinancing was funded through (i) $1,968.0 million borrowed under new Senior Secured Credit Facilities, (ii) issuance of the $725.0 million Senior Notes,

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

3. Acquisitions (Continued)

(iii) issuance of the $295.0 million Senior Subordinated Notes, (iv) issuance of $200.0 million new equity, primarily to Avista Capital Partners (the majority voting unit holder of the Parent) and (v) existing cash and cash equivalent balances (notes 10 and 16).

        The Knology Merger has been accounted for using the acquisition method of accounting. Total merger-related transaction costs, including advisory, legal, regulatory, and valuation costs of $8.2 million have been recorded in selling, general and administrative expenses in the consolidated statements of operations.

        The summary of the preliminary purchase price and fair value of assets acquired and liabilities assumed for the Knology Merger at the July 17, 2012 acquisition date is presented is as follows. The opening balance sheet presented below reflects our final purchase price allocation (in millions):

Cash and cash equivalents	$57.3
Working capital acquired	(14.8)
Investments	17.9
Plant, property and equipment	443.8
Goodwill(1) (see note 2)	457.8
Intangible assets subject to amortization(2)	129.8
Franchise operating rights(3)	770.6
Other assets	1.1
Long-term debt, accrued interest and outstanding swap	(732.4)
Deferred tax liability (see note 2)	(299.5)
Unearned service revenue	(18.3)
Capital lease obligations	(6.1)

Fair value of assets acquired, net of liabilities assumed	807.2
Cash and cash equivalents acquired	(57.3)

Fair value of consideration transferred	$749.9

(1)
The goodwill recognized in connection with the Knology Merger is primarily attributable to (i) the ability to take advantage of the existing broadband cable systems of Knology and to gain immediate access to potential customers in the Southeastern markets of the United States and (ii) substantial synergies that are expected to be achieved through the integration of Knology with the Company's existing operations. The goodwill is not deductible for tax purposes by the Company.

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Notes to the Consolidated Financial Statements (Continued)

3. Acquisitions (Continued)

(2)
The amounts reflected as intangible assets subject to amortization are amortized over their estimated useful lives as follows:

	Amortization Method	Estimated Useful Life in Years
Subscriber relationships	Straight line	4.0
Corporate trademark	Straight line	2.6
Advertising contracts	Straight line	0.3
Corporate software	Straight line	3.0
Weighted average useful life		3.4
(3)
Franchise operating rights represent assets with an indefinite life. The Company performs an annual assessment of impairment.

Mid-Michigan Assets Acquisition

        On August 16, 2011, the Company reached an agreement to acquire certain Michigan assets of Broadstripe, LLC ("Broadstripe"), a broadband communications provider in Michigan, Oregon, Washington and Maryland, for a cash purchase price of $55.0 million (the "Mid-Michigan Assets" acquisition). Broadstripe had been in bankruptcy protection since January 2009, when it filed a voluntary petition for relief under Chapter 11 of the United States bankruptcy code.

        A good faith deposit of $5.8 million was made by the Company into an escrow account on August 19, 2011. The closing of the transaction occurred on January 13, 2012. The purchase price was financed with available cash, $20.0 million borrowed under an existing revolving credit facility and $40.0 million of proceeds from a new credit facility (note 10). The Company acquired the Mid-Michigan Assets serving approximately 32,000 customers, passing approximately 85,000 homes, in order to expand market presence and to generate operating synergies. The effects of the Mid- Michigan Assets acquisition are included in the Company's consolidated financial statements beginning January 13, 2012.

        The summary of the purchase price and fair value of assets acquired and liabilities assumed for the Mid-Michigan Assets acquisition at the January 13, 2012 acquisition date is presented in the following

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

3. Acquisitions (Continued)

table. The opening balance sheet presented below reflects our final purchase price allocation (in millions):

Cash and cash equivalents	$10.3
Working capital acquired	2.0
Plant, property and equipment	15.0
Franchise operating rights(1)	16.9
Goodwill(2)	21.3
Intangible assets subject to amortization(3)	1.9
Unearned service revenue	(2.1)

Fair value of assets acquired, net of liabilities assumed	65.3
Less cash and cash equivalents	(10.3)

Fair value of consideration transferred	$55.0

(1)
Franchise operating rights represent assets with an indefinite life. The Company performs an annual assessment of impairment.

(2)
The goodwill recognized in connection with the Mid-Michigan Assets acquisition is primarily attributable to the ability to gain immediate access to potential customers in the Lansing, Michigan area. The goodwill is not deductible for tax purposes by the Company.

(3)
The amounts reflected as intangible assets subject to amortization relate to the Company's assessment of franchise related customer relationships, which are amortized on a straight-line basis over their estimated useful lives of four years.

Pro Forma Information

        The following unaudited pro forma financial information presents the combined results of operations of WOW, Knology and Mid-Michigan Assets as if the Knology Merger and related July 17, 2012 financing and Mid-Michigan Asset acquisition had occurred as of January 1, 2011. The pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisitions had occurred on such date. The unaudited pro forma results for all periods presented include amortization charges for acquired intangible assets. The unaudited pro forma results are as follows (in millions):

	Year ended December 31,
	2012	2011
Revenue	$1,199.0	$1,132.5
Net loss	$(155.6)	$(138.8)

        The consolidated statement of operations for the year ended December 31, 2012 include aggregate revenue and net income of $274.3 million and $20.4 million, respectively, attributable to the Mid-Michigan Assets and Knology.

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Notes to the Consolidated Financial Statements (Continued)

4. Plant, Property and Equipment

        Plant, property and equipment consist of the following:

	December 31, 2013	December 31, 2012
	(in millions)
Distribution facilities	$1,005.8	$886.8
Customer premise equipment	354.2	323.5
Head-end equipment	211.1	180.1
Telephony infrastructure	91.7	89.9
Computer equipment and software	56.5	33.6
Vehicles	25.2	29.9
Buildings and leasehold improvements	54.2	50.9
Office and technical equipment	29.9	18.8
Land	7.7	7.7
Construction in progress (including material inventory and other)	49.4	22.0

Total plant, property and equipment	1,885.7	1,643.2
Less accumulated depreciation	(994.8)	(782.3)

	$890.9	$860.9

        Depreciation expense for the years ended December 31, 2013, 2012 and 2011 were $217.8 million, $184.5 million, and $134.2 million, respectively. Included in depreciation expense were losses of write-offs and sales of customer premises equipment of $0.4 million, nil and $2.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

5. Franchise Operating Rights & Goodwill

        Changes in the carrying amount of our franchise operating rights and goodwill during 2013 and 2012 are set forth below:

	January 1, 2013	Acquisitions	December 31, 2013
	(in millions)
Franchise operating rights	$1,098.4	$—	$1,098.4
Goodwill	492.0	4.5	496.5

	$1,590.4	$4.5	$1,594.9

	January 1, 2013	Acquisitions	December 31, 2013
	(in millions)
Franchise operating rights	$310.9	$787.5	$1,098.4
Goodwill	12.9	479.1	492.0

	$323.8	$1,266.6	$1,590.4

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Notes to the Consolidated Financial Statements (Continued)

6. Intangible Assets Subject to Amortization

        Intangible assets subject to amortization consist primarily of customer relationships and changes in the carrying amount during 2013 and 2012 are set forth below:

	January 1, 2013	Acquisitions	Amortization and other activity	December 31, 2013
	(in millions)
Customer relationships	$88.3	$1.7	$(25.1)	$64.9
Other	27.6	3.3	(11.4)	19.5

	$115.9	$5.0	$(36.5)	$84.4

	January 1, 2013	Acquisitions	Amortization and other activity	December 31, 2013
	(in millions)
Customer relationships	$—	$100.0	$(11.7)	$88.3
Other	—	31.7	(4.1)	27.6

	$—	$131.7	$(15.8)	$115.9

        Amortization expense is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Amortization expense for years ended December 31, 2013, 2012 and 2011 were $38.2 million, $19.4 million and nil, respectively.

        Scheduled amortization of the Company's intangible assets as of December 31, 2013 for the next five years is as follows (in millions):

2014	$37.4
2015	28.7
2016	15.3
2017	1.1
2018	1.1
Thereafter	0.8

$84.4

7. Debt Issuance Costs, Net

        Debt issuance costs, net, which relate to the Company's debt and credit facilities in place, consist of the following:

	December 31, 2013	December 31, 2012
	(in millions)
Debt issuance costs	$103.9	$157.5
Less accumulated amortization	(14.8)	(11.8)

	$89.1	$145.7

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

7. Debt Issuance Costs, Net (Continued)

        As discussed in note 10, during 2013 and 2012, the Company entered into certain debt agreements resulting in the following debt issuance costs being capitalized.

	December 31, 2013	December 31, 2012
	(in millions)
Senior Secured Credit Facility	$21.4	$130.1
Senior Notes	—	19.4
Senior Subordinated Notes	—	7.9
CoBank	—	0.6

	$21.4	$158.0

        In connection with the refinancings the Company recorded $58.1 million and $8.3 million of losses on debt extinguishments for the twelve months ended December 31, 2013 and 2012, respectively. The majority of the losses related to the write-off of prior capitalized debt issue costs related to the extinguished debt. Amortization of debt issuance costs is included in interest expense in the consolidated statements of operations.

8. Investments

        In conjunction with the acquisition of Knology, the Company acquired investments and equity ownership in its associated companies which consisted of the following:

	December 31, 2013	December 31, 2012
	(in millions)
Rio Holdings, Inc	$0.9	$0.9
Knology Condominium Association	0.1	1.3
Tower Cloud, Inc	15.7	15.7

Total investments	$16.7	$17.9

        Rio Holdings, Inc. ("Rio Holdings") owns 24.7% class A general partnership units in Grande Investment, L.P., which through a holding company owns 100% of Grande Communications Networks, LLC. The Company's investment in Rio Holdings is accounted for under the cost method of accounting adjusted for impairment write-downs because the Company owns less than 20% interest in Rio Holdings.

        In 2003, PraireWave Holdings, Inc. (a company subsequently acquired by Knology) formed the Knology Condominium Associated ("KCA"), formerly known as the PraireWave Condo Association, by contributing land and other assets. In June 2003, PraireWave Holdings, Inc. ("PraireWave") and a real estate developer entered into a Condominium Unit Purchase Agreement, whereby the developer committed to construct a building connected to the PraireWave's offices in Sioux Falls, South Dakota. The Company continues to utilize these offices for its Sioux Falls operations. The real estate developer paid PraireWave one dollar and granted it an option to acquire the developer's condominium interest in KCA and the building to be constructed for approximately $5.2 million. The option was exercisable from June 1, 2012 to May 31, 2013. In May 2013, the Company sold the option right to a third party and impaired the investment to its fair value, which was the price paid for the option in the amount of

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Notes to the Consolidated Financial Statements (Continued)

8. Investments (Continued)

$0.1 million. The Company's investments in KCA is accounted for under the equity method of accounting.

        As of December 31, 2013, the Company, through its wholly owned subsidiaries, owned approximately 33,620,177 shares, or 9.6%, of the series A and B preferred stock of Tower Cloud, Inc. ("Tower Cloud"). The Company's investment in Tower Cloud is accounted for under the cost method of accounting adjusted for impairment write-downs. The Company did not estimate the fair value of the investment in Tower Cloud since there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value of the investment.

9. Accrued Liabilities and Other

        Accrued liabilities and other consist of the following:

	December 31, 2013	December 31, 2012
	(in millions)
Programming costs	$33.2	$30.2
Franchise, copyright and revenue sharing fees	10.5	11.0
Payroll and employee benefits	10.7	11.8
Property, income, sales and use taxes	8.6	8.6
Utility pole rentals	3.2	3.0
Legal and professional fees	1.3	2.7
Other accrued liabilities	18.1	11.6

	$85.6	$78.9

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

10. Long-Term Debt and Capital Lease Obligations

        The following table summarizes the Company's debt and capital lease obligations:

	December 31, 2013			December 31, 2012
	Available borrowing capacity	Weighted average interest rate(2)	Outstanding balance	Outstanding balance
	(in millions)
Long-term debt:
Term B Loans	$—	4.82%	$1,548.7	$—
Term B-1 Loans	—	3.80%	423.9	—
Senior Secured Term Loans	—	—	—	1,910.4
Revolving Credit facility(1)	155.3	3.72%	34.0	20.0
Senior Notes	—	10.25%	725.0	725.0
Senior Subordinated Notes, net of discounts(3)	—	13.37%	291.1	290.5

Total long-term debt	$155.3	6.80%	3,022.7	2,945.9

Capital lease obligations			7.5	6.1

Total long-term debt and capital lease obligations			3,030.2	2,952.0
Less current portion			(22.4)	(22.6)

Long-term portion			$3,007.8	$2,929.4

(1)
Available borrowing capacity at December 31, 2013 represents $200.0 million of total availability less outstanding borrowings of $34.0 million and letters of credit of $10.7 million. Letters of credit are used in the ordinary course of business. The letters of credit are released when the respective contractual obligations have been fulfilled by the Company.

(2)
Represents the weighted average interest rate in effect at December 31, 2013 for all borrowings outstanding pursuant to each debt instrument including the applicable margin. The interest rates presented do not include the impact of interest rate swaps or caps (note 13).

(3)
At December 31, 2013, the carrying value of the net original issue discount was $3.9 million.

Refinancing of Term B-1 Loans

        On November 27, 2013, the Company entered into a second amendment (the "Second Amendment") to the Credit Agreement, dated as of July 17, 2012, as amended on April 1, 2013 (the "Credit Agreement") among the Company, the guarantors thereto, the lenders party thereto, and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

        The Second Amendment provided for the refinancing of the Credit Agreement, resulting in $425.0 million in new Term B-1 Loans, which bear interest, at the Company's option, at LIBOR plus 3.00% or ABR plus 2.00%. The new Term B-1 Loans includes a 0.75% LIBOR floor. The new Term B-1 Loans replaced $398.0 million in outstanding Term B-1 Loans which were previously priced, at the Company's option, at LIBOR plus 3.25% or adjusted base rate ("ABR") plus 2.25% and which previously included a 1.00% LIBOR floor. The Company utilized the excess proceeds from the new

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

10. Long-Term Debt and Capital Lease Obligations (Continued)

Term B-1 Loans to repay existing, outstanding borrowings on its revolving credit facility and to pay fees and expenses associated with the refinancing. The Company recorded a loss on extinguishment of debt of $0.8 million, primarily representing the expensing of debt issue costs related to the Term B-1 Loans.

Refinancing of July 17, 2012 Senior Secured Credit Facilities

        On April 1, 2013, the Company entered into a first amendment (the "First Amendment") to its July 17, 2012 credit agreement among the Company, the guarantors thereto, the lenders party thereto, and the other parties thereto (the "Prior Senior Secured Credit Facility").

        The First Amendment provides for a new term loan and credit facility (the "Senior Secured Credit Facility") consisting of (i) a $200.0 million senior secured revolving facility ("Revolving Credit Facility") with a final maturity of July 17, 2017, (ii) $400.0 million Term B-1 loans ("Term B-1 Loans") with a final maturity date of July 17, 2017, and (iii) $1,560.4 million in Term B loans ("Term B Loans") with a final maturity of April 1, 2019. The Term B and Term B-1 Loans require quarterly principal payments totaling $4.9 million beginning June 30, 2013. The Revolving Credit Facility, Term B-1 Loans and Term B Loans bear interest, at our option, as follows:

Debt Obligation	Interest Rate
Revolving Credit Facility	LIBOR plus 3.50% or ABR plus 2.50%.
Term B-1 Loans	LIBOR plus 3.25% or ABR plus 2.25%. LIBOR floor of 1.00%.
Term B Loans	If the Senior Secured Leverage Ratio, as defined, is greater than 5.00 to 1.00, LIBOR plus 4.00% or ABR plus 3.00%. If the Senior Secured Leverage Ratio, as defined, is less than or equal to 5.00 to 1.00, LIBOR plus 3.75% or ABR plus 2.75%. LIBOR floor of 1.00%.

        The Company also pays a commitment fee of between 37.5 to 50.0 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company's leverage ratio.

        The First Amendment provided for the refinancing of the Company's then outstanding borrowings under the Prior Senior Secured Credit Facility, which consisted of a $1,920.0 million, six-year senior secured term loan facility (the "Prior Senior Secured Term Loans") and a $200.0 million, five-year senior secured revolving credit facility (the "Prior Revolving Credit Facility").

        The First Amendment replaced $51.0 million in then outstanding Prior Revolving Credit Facility loans and $1,905.6 million in the then outstanding Prior Senior Secured Term Loans, both of which were previously priced, at the Company's option, at LIBOR plus 5.00% or ABR plus 4.00%. The Prior Senior Secured Term Loans included a 1.25% Libor floor. The Company paid approximately $21.0 million for underwriting and other fees and expenses incurred in connection with the First Amendment, including a 1% soft call premium of $19.1 million on the then Prior Senior Secured Term Loans. For accounting purposes, the First Amendment refinancing was treated as a debt modification, resulting in the majority of the fees and expenses being capitalized as debt issue costs. In addition, the Company recorded a loss on extinguishment of debt of $57.3 million, primarily representing the expensing of debt issue costs related to the Prior Senior Secured Term loans.

        The obligations of the Company under the Credit Agreement are guaranteed by the Members and its subsidiaries and are secured on a first priority basis by substantially all of the tangible and intangible

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

10. Long-Term Debt and Capital Lease Obligations (Continued)

assets of the Company and the guarantors, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on indebtedness, liens, sale of assets, investments, dividends, subordinated debt payments and amendments, sale leasebacks and transactions with the Company's affiliates. The Credit Agreement also requires the Company to comply with a maximum senior secured leverage ratio. The Company was in compliance with all covenants at December 31, 2013.

Senior Notes and Senior Subordinated Notes

        In conjunction with the Knology Merger (note 3), the Company, and its wholly- owned subsidiary, WideOpenWest Capital Corp. as co-issuer, issued $725.0 million Senior Notes ("Senior Notes") and the $295.0 million Senior Subordinated Notes, including original issuance discount of $4.9 million ("Senior Subordinated Notes") (together, the "Notes") and paid fees and expenses totaling approximately $30.0 million, a majority of which were capitalized as debt issue costs. The Senior Notes and the Senior Subordinated Notes were issued at par and 98.337%, respectively. The Notes represent general unsecured obligations of the Company and WideOpenWest Capital Corp. and bear interest at 10.25% and 13.375%, respectively. The Senior Notes will mature on July 15, 2019 and the Senior Subordinated Notes will mature on October 15, 2019. Interest on the Notes will be due semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2013. On or after July 15, 2015, the Company may redeem some or all of either series of Notes at reducing redemption prices gradually reducing to par value in 2018. Prior to such date, the Company also may redeem some or all of either series of Notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. In addition, the Company may redeem up to 40% of the aggregate principal amount of either series of Notes before July 15, 2015 with the proceeds of certain equity offerings at a redemption price of 110.250% of the principal amount of the Senior Notes and 113.375% of the principal amount of the Senior Subordinated Notes, in each case plus accrued and unpaid interest to the redemption date.

        The Company's and WideOpenWest Capital Corp.'s obligations under the Notes are guaranteed by substantially all of its existing and recently acquired subsidiaries. The Notes represent unsecured obligations of the Company and WideOpenWest Capital Corp. and are effectively subordinated to all secured lenders of the Company. The Notes contain a number of customary covenants.

        In connection with the issuance of the Notes, the Company entered into a registration rights agreement to file an exchange offer for the Notes in a registration statement (the "Exchange Offer") with the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933. The Company filed the registration statement with the SEC on April 10, 2013 and the registration statement became effective on April 22, 2013. The Company closed the Exchange Offer on May 23, 2013.

Senior Secured Credit Facilities

        On July 17, 2012, the Company entered into a $1,920.0 million Prior Senior Secured Term Loan and a $200.0 million Prior Revolving Credit Facility and together referred to as the "Prior Senior Secured Credit Facilities", the terms of which are set forth in a credit agreement dated as of July 17, 2012 among the Company, the guarantors party thereto, the lenders named therein and Credit Suisse AG, as administrative agent and as collateral agent (the "Prior Credit Agreement"). The

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

10. Long-Term Debt and Capital Lease Obligations (Continued)

Company borrowed the full amount of the Prior Senior Secured Term Loan and $48.0 million of its Prior Revolving Credit Facility to fund its cash tender offer to purchase all of its $975.0 million term loan ("First Term loan"), $250.0 million Incremental Senior Secured First Lien Term Loan ("Incremental First Term Loan"), $235.0 million term loan ("Second Term Loan"), first lien $100.0 million revolving facility ("Revolver"), CoBank Term Loan and CoBank revolver. All of which were refinanced as discussed above under "Refinancing of July 17, 2012 Senior Secured Credit Facilities."

        The Company used net cash proceeds from the Prior Senior Secured Credit Facilities for the repayment of outstanding principal of $943.3 million on the First Term Loan, $244.4 million on the Incremental First Term Loan, $234.0 million on the Second Term Loan, $35.0 million for the Revolver and $40.0 million for the CoBank Term Loan. In addition, the Company paid approximately $135.4 million for underwriting and other fees and expenses incurred in connection with the Credit Agreement, a majority of which were capitalized as debt issue costs. The Company also paid $15.3 million in fees related to a bridge loan commitment fee, which was fully amortized in interest expense in the accompanying statements of operations. The Company used the remaining cash proceeds in conjunction with the Knology Merger (note 3).

        Borrowings under the Prior Senior Secured Term Loan bear interest, at the Company's option, at a rate equal to either an adjusted LIBOR rate (which will be subject to a minimum rate of 1.25%) or an alternative base rate (which will be subject to a minimum rate of 2.25%), and in each case plus the applicable margin. The applicable margin for borrowings under the Prior Credit Agreement is 5.00% for adjusted LIBOR loans or 4.00% for alternative base rate loans. The applicable margin for borrowings under the Prior Revolving Credit Facility may change depending on the Company's leverage ratio, from a minimum of 3.75% up to a maximum of 5.00%. The Prior Senior Secured Term Loan bears interest based upon the LIBOR-based rate. The Company also paid a commitment fee of between 37.5 to 50.0 basis points, payable quarterly, on the average daily unused amount of the Prior Revolving Credit Facility based on the Company's leverage ratio.

CoBank Credit Agreement

        On January 13, 2012, in connection with the Mid-Michigan Assets acquisition, our newly created wholly owned subsidiary, WideOpenWest Mid- Michigan, LLC, entered into a new credit agreement with CoBank (the "CoBank Credit Agreement") which included a nine-year, amortizing first lien $40.0 million term loan (the "CoBank Term Loan") and a nine-year, bullet-payment first lien $8.5 million revolving facility (the "CoBank Revolver"). WOW paid $0.6 million to the lenders and other third parties to secure the CoBank Credit Agreement. These costs were capitalized and amortized over the life of the CoBank Credit Agreement, which is nine years. The CoBank Credit Agreement was cancelled in connection with our debt restructure on July 17, 2012. Principal payments would have commenced on March 31, 2014.

Long-Term Debt Extinguishment

        As noted above, on November 27, 2013, the Company paid the full obligation of its Term B-1 loans and recorded a loss on extinguishment of debt of $0.8 million representing the expense of the related deferred financing cost of the debt.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

10. Long-Term Debt and Capital Lease Obligations (Continued)

        Again as noted above, on April 1, 2013, the Company paid the full obligations under the Prior Senior Secured Credit Facility and recorded a loss on extinguishment of debt of $57.3 million representing the expensing of the related deferred financing costs of the debt.

        Furthermore, on July 17, 2012, the Company paid the full obligations under the First Term Loan, Incremental First Term Loan, Second Term Loan, Revolver, CoBank Term Loan and the CoBank Revolver and recorded a loss on extinguishment of debt of approximately $8.3 million representing the expensing of the related deferred financing costs of the debt.

        Amortization of debt issue costs and accretion of debt discount, which are both included in interest expense in the accompanying statements of operations, for the three years ended December 31, 2013, 2012 and 2011 are as follows (in millions):

	Three years ended December 31,
	2013	2012	2011
Amortization of deferred financing fees	$19.9	$14.0	$3.5
Accretion of debt discount	$0.7	$0.3	$—

        Maturities of long-term debt, excluding capital lease obligations, as of December 31, 2013 are as follows (in millions):

Long-term Debt
Year ended December 31, 2014	$19.9
Year ended December 31, 2015	19.9
Year ended December 31, 2016	19.9
Year ended December 31, 2017	460.7
Year ended December 31, 2018	15.6
Thereafter	2,490.6
Unamortized discount	(3.9)

$3,022.7

11. Operating and Capital Leases

        The Company leases office and warehouse space under both cancelable and non-cancelable operating leases. Rental expense under operating lease agreements during the years ended December 31, 2013, 2012 and 2011 was $7.2 million, $5.1 million and $3.2 million, respectively. It is expected that in the normal course of business, operating leases that expire generally will be renewed or replaced by similar leases.

        At December 31, 2013 and 2012, the amount of property and equipment, net, recorded under capital leases was $7.4 million and $8.7 million, respectively (note 4). This amount primarily relates to certain video equipment and vehicles. Depreciation of assets under capital lease is included in depreciation and amortization in our consolidated statements of operations.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

11. Operating and Capital Leases (Continued)

        As of December 31, 2013, future capital and operating lease commitments are as follows (in millions):

	Capital Leases	Operating Leases
Year ended December 31, 2014	$2.8	$7.5
Year ended December 31, 2015	2.4	6.9
Year ended December 31, 2016	1.6	6.2
Year ended December 31, 2017	1.0	5.3
Year ended December 31, 2018	0.1	4.4
Thereafter	—	5.0

Total minimum lease payments	$7.9	35.3

Less imputed interest	(0.4)
Present value of minimum capital lease payments	7.5
Less current portion	2.6

Long-term capital lease obligations	$4.9

        The Company also rents utility poles used in its operations. Generally, pole rentals are cancellable on short notice, but the Company anticipates that such rentals will recur. Rent expense for pole rental attachments was $7.6 million, $4.6 million and $2.0 million for the years ended December 31, 2013, 2012 and 2011, respectively.

12. Financial Information for Subsidiary Guarantors

        The subsidiary guarantors of the Notes are wholly owned, directly or indirectly, by WOW and have, jointly and severally, fully and unconditionally guaranteed, to each holder of the Notes, the full and prompt performance of WOW's and the co-issuer's obligations under the Notes and the indenture governing the Notes, including the payment of principal and interest on the Notes. WOW has no independent assets or operations, and there are no significant restrictions on the ability of its consolidated subsidiaries to transfer funds to WOW in the form of cash dividends, loans or advances. Based on these facts, and in accordance with SEC Regulation S-X Rule 3-10, "Financial statements of guarantors and issuers of guaranteed securities registered or being registered," WOW is not required to provide condensed consolidating financial information for the subsidiary guarantors.

        The indenture governing the Notes contains covenants that, among other things, limit WOW's ability, and the ability of WOW's restricted subsidiaries, to incur additional indebtedness, create liens, pay dividends on, redeem or repurchase WOW's capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create restrictions on dividends and other payments to WOW from its subsidiaries, issue or sell stock of subsidiaries, and engage in mergers and consolidations. All of the covenants are subject to a number of important qualifications and exceptions under the indenture.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

13. Derivative Instruments

        The Company's outstanding Senior Secured Credit Facility balances bear interest at variable rates, which, if left unmanaged, could expose the Company to potentially adverse changes in interest rates. The Company has historically entered into various interest rate swaps that effectively convert the variable interest rate component (excluding margin) to a fixed rate (excluding margin) on the required portion of the Company's outstanding debt. As of December 31, 2013, WOW has an interest rate swap covering $190.0 million of notational debt with a pay fixed rate of 3.62% and a receive rate of the greater of the three month LIBOR or 1.00%. The interest rate swap effectively fixes the notational amount of the floating rate debt at 2.62%. The interest rate swap expires in July 2016.

        In January and April of 2013, WOW entered into three interest rate cap transactions with three financial institutions. The aggregate notional amount of debt covered by the caps is $278.0 million. Two of the caps have a strike price rate of 1.25% based on LIBOR and expire in January of 2015. The third cap has a strike price rate of 1.0% based on LIBOR and expires in January 2015. The Company paid an aggregate of $0.2 million for these interest rate caps. The Company adjusts its interest rate swaps and caps to estimated fair value at the end of each reporting period with the related change in fair value recorded in realized and unrealized gain (loss) on derivative instruments.

14. Fair Value Measurements

        As of December 31, 2013 and 2012, the fair values of cash and cash equivalents, receivables, trade payable, short-term borrowings and the current installments of long-term debt approximate carrying values due to the short-term nature of these instruments. For assets and liabilities with a long-term nature, we determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. We apply the following hierarchy in determining fair value:

  •
  Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

  •
  Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

  •
  Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

14. Fair Value Measurements (Continued)

        A summary of our liabilities measured at fair value that are included in our consolidated balance sheets are as follows (by respective level of fair value hierarchy):

	Fair Value at December 31, 2013
	Total	Level 1	Level 2	Level 3
	(in millions)
Liabilities:
Derivatives instruments(1)(2)	$12.0	—	12.0	—

	$12.0	$—	$12.0	$—

	Fair Value at December 31, 2012
	Total	Level 1	Level 2	Level 3
	(in millions)
Liabilities:
Derivatives instruments(1)	$15.6	—	15.6	—

	$15.6	$—	$15.6	$—

(1)
The fair value measurements of our interest rate swaps were determined using cash flow valuation models. The inputs to the cash flow models consist of, or are derived from, observable data for substantially the full term of the swaps. This observable data includes interest and swap rates, yield curves and credit ratings, which are retrieved from available market data. The valuations are then adjusted for the Company's own nonperformance risk as well as the counterparty's as required by the provisions of the authoritative guidance using a discounted cash flow technique that accounts for the duration of the interest rate swaps and the Company's as well as the counterparty's risk profile. Accordingly, the valuations of assets and liabilities related to the derivative instruments fall under Level 2 of the authoritative guidance fair value hierarchy.

(2)
The fair value of the interest rate caps were calculated using a cash flow valuation model. The main inputs were obtained from quoted market prices, the LIBOR interest rate and the projected three months LIBOR. The observable market quotes were then input into the valuation and discounted to reflect the time value of cash.

        Accordingly, the valuations of assets and liabilities related to the derivative instruments fall under Level 2 of the authoritative guidance fair value hierarchy. There were no transfers into or out of Level 1, 2 or 3 during the years ended December 31, 2013 and 2012.

        The estimated fair value of the Company's long-term debt (note 10), which includes debt subject to the effects of interest rate risk, was based on dealer quotes considering current market rates and was approximately $3,155.3 million compared to carrying value of $3,022.7 million for the year ended December 31, 2013 and approximately $3,025.6 million, compared to a carrying value of $2,945.9 million for the year ended December 31, 2012, and therefore, is categorized as a Level 1 within the fair value hierarchy.

        The sensitivity to changes in the unobservable inputs and their impact on the fair value measurement of long-term debt can be significant. The significant unobservable inputs for the senior

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

14. Fair Value Measurements (Continued)

unsecured notes are risk-free interest rates and credit spread assumptions. The risk-free interest rate is negatively correlated to the fair value measure. An increase (decrease) in risk-free interest rates will decrease (increase) the fair value measure. The credit spread is negatively correlated to the fair value measure. An increase (decrease) in the credit spread will decrease (increase) the fair value measure.

15. Income Taxes

        The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse. Additionally, the impact of changes in the tax rates and laws on deferred taxes, if any, is reflected in the financial statements in the period of enactment.

        The components of our deferred tax assets and deferred tax liabilities as of December 31, 2013 and December 31, 2012 are presented in the table below. Total current deferred income taxes are included in prepaid expense and other in the accompanying consolidated balance sheets:

	Year Ended December 31,
	2013	2012
	(in millions)
Current deferred income tax assets (liabilities):
Allowance for doubtful accounts	$2.0	$0.9
Other	0.7	0.7
Valuation allowance	(0.8)	(1.6)

Total current deferred income tax assets	$1.9	$—

Non-current deferred income tax assets (liabilities):
Net operating loss carryforwards	147.4	137.5
Deferred revenue	(0.5)	0.3
Depreciation and amortization	(117.7)	(131.7)
Franchise operating rights	(298.7)	(298.7)
Investment marked to market	5.4	5.3
Other	—	0.3
Valuation allowance	(42.5)	(11.7)

Total noncurrent deferred income tax liabilities	$(306.6)	$(298.7)
Total net deferred tax liabilities	(304.7)	(298.7)

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

15. Income Taxes (Continued)

        The income tax expense (benefit) from continuing operations consisted of the following for the years ended December 31, 2013, 2012 and 2011:

	Year ended December 31,
	2013	2012	2011
	(in millions)
Current tax expense
Federal	$—	$—	$—
State	0.1	—	0.1

Total Current	0.1	—	0.1

Deferred tax provision (benefit)
Federal	5.8	(0.6)	—
State	0.3	(0.1)	(3.3)

Total Deferred	6.1	(0.7)	(3.3)

Income tax expense (benefit), net	$6.2	$(0.7)	$(3.2)

        A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the years ended December 31, 2013, 2012 and 2011 are as follows:

	Year ended December 31,
	2013	2012	2011
	(in millions)
Statutory Federal income taxes	$(54.3)	$(39.3)	$6.8
State income taxes	4.5	(1.9)	(3.1)
Loss generated by partnership not subject to federal income tax	27.5	26.9	(6.9)
Other	(1.4)	0.2	—
Change in valuation allowance	29.9	13.4	—

Income tax expense (benefit), net	$6.2	$(0.7)	$(3.2)

        The Company's C corporation subsidiaries file income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. For federal tax purposes, the Company's C corporation subsidiaries' 2010 through 2013 tax years remain open for examination by the tax authorities under the normal three year statute of limitations. Generally, for state tax purposes, the Company's C corporation subsidiaries' 2010 through 2013 tax years remain open for examination by the tax authorities under a three year statute of limitations. Should the Company's C corporation subsidiaries utilize any of their U.S. or state loss carryforwards, their carryforward losses, which date back to 1995, would be subject to examination.

        At December 31, 2013, the Company had available federal net operating loss carryforwards related to its C corporation subsidiaries of approximately $395.6 million that expire from 2014 to 2033. Approximately $320.9 million, of this carryforward is subject to annual limitations due to a change in ownership of the Company as defined in the Internal Revenue Code. The Company also had various state net operating loss carryforwards related to its C corporation subsidiaries totaling approximately $811.9 million. Of this amount, approximately $724.3 million is subject to an annual limitation due to

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

15. Income Taxes (Continued)

an ownership change of the Company. Unless utilized, the state carryforwards expire from 2014 to 2033. For 2013, the Company has recorded a total valuation allowance of $43.3 million against its deferred tax assets including the operating loss carryforwards.

        Unrecognized tax benefits of $0.5 million at December 31, 2013, if recognized, would reduce our annual effective tax rate offset by deferred tax assets recorded for uncertain tax positions.

        Interest and penalties related to income tax liabilities are included in income tax expense in the consolidated statement of operations. As of December 31, 2013, 2012 and 2011, we have not recorded any penalties and interest and do not have any accrued balance of penalties and interest.

        Unrecognized tax benefits consist primarily of tax positions related to issues associated with the acquisition of Knology. We do not believe that it is reasonably possible that a significant decrease in unrecognized tax benefits will occur in the next twelve months.

16. Members' Equity (Deficit)

        As of December 31, 2013, the Parent was authorized to issue common units as follows:

Class A	2,172,212
Class B	676,972
Class C series:	416,052

        Only holders of Class A common units are entitled to vote. Each holder of Class B common units may be entitled to convert their Class B common units into Class A common units under certain conditions described in the Operating Agreement. Class C series common units have no voting rights. All series of Class C units have the same rights, except for Class C units that were issued in 2006 which have no Floor Amount (as defined below), whereas Class C-1 and subsequent units were issued in 2007 or later and have Floor Amounts ranging from $112.19 to $374.68.

        The Parent may issue Class C series common units in the form of Management Incentive Units (the "Management Units") to certain Management Incentive Members (the "Management Members"). The Management Units are subject to Time Vesting (50%) and Performance Vesting (50%), as each term is defined in the Operating Agreement. The Management Units that are subject to Time Vesting vest 20% annually (except for Class C-5 Units), assuming the participants are still employed by the Company at each vesting date. The Management Units that are subject to Performance Vesting vest 20% annually (except for Class C- 5 Units), based on the Company's achievement of certain financial performance targets. Most Class C-5 Units that are subject to Time Vesting vest 33.33% annually starting May 1, 2012, assuming the participants are still employed by the Company at each vesting date. Class C-5 Units that are subject to Performance Vesting vest 33.33% annually starting December 31, 2011, based on the Company's achievement of certain financial performance targets. In the event performance goals are not met in any given year vesting can still be achieved if subsequent year performance goals are exceeded. In any event, any remaining unvested units will vest on December 31 of the ninth anniversary year from grant date. The Management Units are subject to acceleration of vesting on change of control of the Company as to (a) 100% of previously unvested time units and (b) certain performance units based on a cash proceeds multiple. The Management Units may be subject to redemption at fair value or cost, depending on the circumstances, (i) at the option of the

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

16. Members' Equity (Deficit) (Continued)

Parent, if the Member is no longer employed by the Company, or (ii) at the option of the Parent and the Member, if the Member's employment is terminated due to incapacitation of such Member.

        For Class C-1 through Class C-7 grants, no distribution shall be made with respect to a Management Unit until the aggregate amount of distributions to Class A, Class B and Class C Members is equal to the initial capital contributions made by such Members plus the floor amount ("Floor Amount") applicable to such Management Unit. The Floor Amount shall be determined at the time of each Management Unit grant as if the Company were to (a) liquidate the assets of the Company for an amount equal to their fair market value as of such time and (b) distribute the proceeds in liquidation in accordance with the terms described in the Operating Agreement. Amounts distributable to a Management Member in respect of any Management Units that have not yet vested shall be placed into an escrow account and distributed to such Management Member upon vesting.

        The Company distributed $400.0 million in June 2007 to the Parent and its unit holders in connection with the refinancing of its debt. In May 2010, and November 2010, the Company distributed $72.0 million and $17.3 million, respectively, to the Parent and its unit holders. In July 2011, the Company distributed $52.0 million to the Parent and its unit holders. There were no distributions to the Parent or unit holders during 2012 and 2013. In accordance with the Parent's operating agreement, unvested amounts distributable to management members have been placed into an escrow account at the Parent level, and are being distributed to such members as the underlying units vest. At December 31, 2013 and 2012, $0.3 million and $0.4 million, respectively, relating to unvested Management Units was held in the escrow account at the Parent level.

        As of December 31, 2012, Class A, B, C, C-1 and C-2 unit holders had their capital contributions returned in connection with the aforementioned distributions. As of December 31, 2012, Class A, B and C unit holders had also received distributions representing return on capital totaling $178.30 per unit, while Class C-1 and C-2 unit holders had received distributions representing return on capital totaling $74.58 and $73.45 per unit, respectively. As of December 31, 2013, none of the other class unit holders had participated in the aforementioned distributions pursuant to the Floor Amount provisions noted above.

        On July 17, 2012, in conjunction with the acquisition of Knology (note 3), affiliates of Avista Capital Partners (the majority voting unit holder of the Parent) and Company management contributed $200.0 million, net of $6.0 million of commitment fees paid to Avista Capital Partners. Avista Capital Partners and Company management received additional Class A Common Units and Class B Common Units.

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

16. Members' Equity (Deficit) (Continued)

        At December 31, 2013, total compensation cost not yet recognized related to unvested Management Units was not material. The following table summarizes the activity in the Management Units during the three years ended December 31, 2013:

	Class C No Floor Amount	Class C-1 112.19 Floor Amount	Class C-2 113.32 Floor Amount	Class C-3 208.88 Floor Amount	Class C-4 342.00 Floor Amount	Class C-5 342.00 Floor Amount	Class C-6 373.41 Floor Amount	Class C-7 374.68 Floor Amount	Total
	Number of Management Units
Outstanding at January 1, 2011	151,147	37,255	17,815	7,560	29,475	20,600	—	—	263,852
Granted	—	—	—	—	2,950	—	12,725	—	15,675
Forfeited	(70)	—	(200)	—	(450)	—	(100)	—	(820)

Outstanding at December 31, 2011	151,077	37,255	17,615	7,560	31,975	20,600	12,625	—	278,707
Granted	—	—	—	—	—	—	6,900	103,350	110,250
Forfeited	—	—	(395)	(80)	(180)	—	(100)	(12,500)	(13,255)

Outstanding at December 31, 2012	151,077	37,255	17,220	7,480	31,795	20,600	19,425	90,850	375,702
Granted	—	—	—	—	—	—	—	34,970	34,970
Forfeited	—	(20)	(40)	—	—	—	(770)	(6,500)	(7,330)

Outstanding at December 31, 2013	151,077	37,235	17,180	7,480	31,795	20,600	18,655	119,320	403,342
Vested at December 31, 2013	151,077	37,060	16,173	6,695	22,119	12,262	5,789	14,604	265,779
Unvested at December 31, 2013	—	175	1,007	785	9,676	8,338	12,866	104,716	137,563
Total	151,077	37,235	17,180	7,480	31,795	20,600	18,655	119,320	403,342

17. Employee Benefits

401(k) Savings Plan

        The Company has adopted a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. For the years ended December 2011 through 2013, the Company matched 25% of each participant's voluntary contributions subject to a limit of the first 4% of the participant's compensation.

        Company matching contributions vest 25% annually over a four-year period. During the years ended December 31, 2013, 2012 and 2011, the Company recorded $0.8 million, $1.1 million and $0.2 million, respectively, of expense related to the Company's matching contributions to the 401(k) plan.

Deferred Compensation Plan

        In July 2007, the Company implemented a deferred compensation plan. Under this plan, certain members of management and other highly compensated employees may elect to defer a portion of

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

17. Employee Benefits (Continued)

their annual compensation, subject to certain percentage limitations. The assets and liabilities of the plan are consolidated within the Company's financial statements. The assets of the plan are specifically designated as available to the Company solely for the purpose of paying benefits under the Company's deferred compensation plan. However, in the event the Company became insolvent, the investments would be available to all unsecured general creditors. The deferred compensation liability relates to obligations due to participants under the plan.

        The assets from the participant deferrals are invested by the Company, through a life insurance investment vehicle, in mutual funds and money market funds. The deferred compensation liability represents accumulated net participant deferrals and earnings thereon based on participant investment elections. The assets and liabilities are recorded at fair value, and any adjustments to the fair value are recorded in the consolidated statements of operations. The assets and liabilities of the plan are included in the accompanying consolidated balance sheets as follows:

	December 31,
	2013	2012
	(in millions)
Prepaid expenses and other (current assets)	$3.8	$3.1

Accrued liabilities and other (current liabilities)	$3.8	$3.1

18. Commitments and Contingencies

Programming Contracts

        In the normal course of business, WOW enters into numerous contracts to purchase programming content where the payment obligations are fully contingent on the number of subscribers to whom it provides the content. The terms of our contracts typically have annual rate increases and expire in 2014 through 2016. The Company's programming expenses will continue to increase, more so to the extent we grow our subscriber base. Programming expenses are included in operating expenses in the accompanying consolidated statements of operations.

Legal and Other Contingencies

        The Company is party to various legal proceedings (including individual, class and putative class actions) arising in the normal course of its business covering a wide range of matters and types of claims including, but not limited to, general contracts, billing disputes, rights of access, programming, taxes, fees and surcharges, consumer protection, trademark and patent infringement, employment, regulatory, tort, claims of competitors and disputes with other carriers.

        In accordance with GAAP, WOW accrues an expense for pending litigation when it determines that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. Legal defense costs are expensed as incurred. None of the Company's existing accruals for pending matters is material. WOW is constantly monitoring its pending litigation for the purpose of adjusting its accruals and revising its disclosures accordingly, in accordance with GAAP, when required. Litigation is, however, subject to uncertainty, and the outcome of any particular matter is not predictable. The Company will vigorously defend its interest for pending litigation, and as of this date, WOW believes that the ultimate resolution of all such matters, after considering insurance coverage or other

WideOpenWest Finance, LLC and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

18. Commitments and Contingencies (Continued)

indemnities to which it is entitled, will not have a material adverse effect on the consolidated financial position, results of operations, or our cash flows.

19. Related Party Transactions

        The Company pays a quarterly management fee plus travel and miscellaneous expenses, if any to Avista Capital Partners (the majority unit holder of the Parent). Such management fee was $0.3 million per quarter prior to July 2012, when the management fee increased to $0.4 million per quarter. Such fee paid by the Company for the years ended December 31, 2013, 2012 and 2011 amounted to $1.7 million, $1.4 million and $1.1 million, respectively.

        From time to time, the Company makes payments, primarily relating to income taxes, on behalf of the Parent and Members. As of December 31, 2013 and 2012, the receivable from the Parent and Members amounted to $0.3 million and $0.1 million, respectively.

        In conjunction with the capital contribution on July 17, 2012 (note 16) by affiliates of Avista Capital Partners, the Company paid $6.0 million of commitment fees to Avista Capital Partners.

20. Quarterly Financial Information (Unaudited)

        The following is a summary of the Company's selected quarterly financial information for the years ended December 31, 2013 and 2012:

	Year ended December 31,2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in millions)
Revenue	$296.4	$301.4	$297.4	$304.5
Income from operations	$30.7	$35.4	$39.0	$36.8
Net loss	$(35.1)	$(78.9)	$(18.8)	$(28.4)

	Year ended December 31, 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in millions)
Revenue	$164.8	$169.4	$277.2	$299.0
Income from operations	$19.0	$10.2	$17.3	$39.2
Net income (loss)	$3.6	$(4.9)	$(85.7)	$(24.5)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Knology, Inc.
West Point, Georgia

        We have audited the accompanying consolidated balance sheets of Knology, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Knology, Inc. at December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Knology, Inc.'s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 15, 2012 expressed an unqualified opinion thereon.

/s/ BDO USA, LLP

Atlanta, Georgia
March 15, 2012

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010 AND 2011

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	DECEMBER 31,
	2010	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,120	$84,866
Restricted cash	1,401	2,164
Certificates of deposit	6,105	1,220
Accounts receivable, net of allowance for doubtful accounts of $1,439 and $1,923 as of December 31, 2010 and 2011, respectively	37,504	37,678
Prepaid expenses and other	3,373	2,950

Total current assets	95,503	128,878
PROPERTY, PLANT AND EQUIPMENT, NET:
System and installation equipment	982,715	1,066,727
Test and office equipment	73,215	75,098
Automobiles and trucks	7,089	6,832
Production equipment	864	864
Land	6,567	6,673
Buildings	40,461	41,241
Construction and premise inventory	13,484	12,612
Leasehold improvements	3,553	3,882

	1,127,948	1,213,929
Less accumulated depreciation and amortization	(727,601)	(799,330)

Property, plant, and equipment, net	400,347	414,599

OTHER LONG-TERM ASSETS:
Goodwill	253,933	267,685
Customer base, net	19,250	17,443
Deferred debt issuance and debt modification costs, net	8,167	10,834
Investments	4,011	11,894
Other intangibles and other assets, net	6,467	5,413

Total assets	$787,678	$856,746

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long term debt	$9,561	$17,375
Accounts payable	28,217	30,888
Accrued liabilities	20,360	21,584
Unearned revenue	16,949	17,076
Interest rate swap	0	1,297

Total current liabilities	75,087	88,220
NONCURRENT LIABILITIES:
Long term debt, net of current portion	721,751	727,233
Interest rate swaps	6,699	21,027

Total noncurrent liabilities	728,450	748,260

Total liabilities	803,537	836,480

COMMITMENTS AND CONTINGENCIES (NOTE 6) STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.01 par value per share; 199,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2010 and 2011, respectively	0	0
Non-voting common stock, $.01 par value per share; 25,000,000 shares authorized, none outstanding	0	0
Common stock, $.01 par value per share; 200,000,000 shares authorized, 37,160,283 and 37,767,626 shares issued and outstanding at December 31, 2010 and 2011, respectively	372	378
Additional paid-in capital	610,492	619,354
Accumulated other comprehensive loss	0	(21,027)
Accumulated deficit	(626,723)	(578,439)

Total stockholders' equity (deficit)	(15,859)	20,266

Total liabilities and stockholders' equity (deficit)	$787,678	$856,746

See notes to consolidated financial statements.

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	YEAR ENDED DECEMBER 31,
	2010	2011
OPERATING REVENUES:
Video	$206,840	$234,811
Voice	127,913	134,790
Data	107,587	128,879
Other	17,206	20,102

Total operating revenues	459,546	518,582

OPERATING EXPENSES:
Direct costs (excluding depreciation and amortization)	148,108	165,759
Selling, general and administrative	161,819	173,881
Depreciation and amortization	87,594	96,242

Total operating expenses	397,521	435,882

OPERATING INCOME	62,025	82,700

OTHER INCOME (EXPENSE):
Interest income	322	68
Interest expense	(42,504)	(38,963)
Debt modification expense	0	(225)
Loss on debt extinguishment	(19,788)	0
Gain on interest rate swaps	4,646	5,402
Amortization of deferred loss on interest rate swaps	(9,450)	0
Other than temporary impairment of investments	0	0
Other income (expense), net	161	(368)

Total other expense	(66,613)	(34,086)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(4,588)	$48,614
LOSS FROM DISCONTINUED OPERATIONS	0	(330)

NET INCOME (LOSS)	$(4,588)	$48,284

INCOME (LOSS) FROM CONTINUING OPERATIONS PER SHARE	$(0.12)	$1.30
LOSS FROM DISCONTINUED OPERATIONS PER SHARE	0.00	(0.01)

BASIC NET INCOME (LOSS) PER SHARE	$(0.12)	$1.29

DILUTED NET INCOME (LOSS) PER SHARE	$(0.12)	$1.24

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	36,896,346	37,463,062

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	36,896,346	38,994,575

See notes to consolidated financial statements.

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011

(DOLLARS IN THOUSANDS)

	COMMON STOCK
			ADDITIONAL PAID-IN CAPITAL	ACCUMULATED COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL STOCKHOLDERS' EQUITY (DEFICIT)
	SHARES	AMOUNT
BALANCE, December 31, 2009	36,561,405	$366	$602,508	$(9,450)	$(622,135)	$(28,711)
Net loss					(4,588)	(4,588)
Amortization of deferred loss on interest rate swaps				9,450		9,450
Exercise of stock options and stock awards	598,878	6	1,575			1,581
Non-cash stock compensation			6,409			6,409

BALANCE, December 31, 2010	37,160,283	$372	$610,492	0	$(626,723)	$(15,859)
Net income					48,284	48,284
Change in fair value of interest rate swaps				(21,027)		(21,027)
Exercise of stock options and stock awards	607,343	6	2,210			2,216
Non-cash stock compensation			6,652			6,652

BALANCE, December 31, 2011	37,767,626	$378	$619,354	$(21,027)	$(578,439)	$20,266

See notes to consolidated financial statements.

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011

(DOLLARS IN THOUSANDS)

	YEAR ENDED DECEMBER 31,
	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4,588)	$48,284
Loss on discontinued operations	0	(330)

Income (loss) from continuing operations	(4,588)	48,614
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	87,594	96,242
Non-cash loss on debt extinguishment	5,251	0
Non-cash stock compensation	6,409	6,652
Non-cash bank loan interest expense	2,730	2,203
Non-cash gain on interest rate swaps	(4,646)	(5,402)
Non-cash amortization of deferred loss on interest rate swaps	9,450	0
Non-cash loss on investments	0	0
Provision for bad debt	6,917	8,191
Non-cash interest income	(41)	0
Gain on disposition of assets	(50)	(4)
Gain on sale of short term investments	(15)	0
Changes in operating assets and liabilities:
Accounts receivable	(9,591)	(8,348)
Prepaid expenses and other assets	948	799
Accounts payable	(641)	1,562
Accrued liabilities	(2,660)	1,126
Unearned revenue	1,244	(120)

Total adjustments	102,899	102,901

Net cash provided by operating activities	98,311	151,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(76,078)	(98,104)
Acquisition of businesses, net of cash acquired	(164,795)	(29,622)
Sale of discontinued operations	0	10,749
Maturities of certificates of deposit	35,050	6,105
Proceeds from sale of short term investments	23,975	0
Investment in certificates of deposit and other short term investments	(30,024)	(1,220)
Investment in Tower Cloud, Inc.	(328)	(7,883)
MDU signing bonuses and other intangible expenditures	(768)	(768)
Proceeds from sale of property	122	75
Change in restricted cash	(676)	(763)

Net cash used in investing activities	(213,522)	(121,431)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long term debt	720,000	20,000
Principal payments on debt and short-term borrowings	(594,662)	(9,684)
Expenditures related to issuance and modification of long term debt	(8,604)	(4,870)
Stock options exercised	1,581	2,216

Net cash provided by (used in) financing activities	118,315	7,662

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,104	37,746
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	44,016	47,120

CASH AND CASH EQUIVALENTS AT END OF YEAR	$47,120	$84,866

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$44,040	$34,167

Non-cash financing activities: Debt acquired in capital lease transactions	$4,129	$2,980

See notes to consolidated financial statements.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share)

1. Organization, Nature of Business, and Basis of Presentation

Organization and Nature of Business

        Knology, Inc. and its subsidiaries ("Knology" or the "Company") is a publicly traded company incorporated under the laws of the State of Delaware in September 1998.

        Knology owns and operates an advanced interactive broadband network and provides residential and business customers broadband communications services, including analog and digital cable television, local and long-distance telephone, high-speed Internet access, and broadband carrier services to various markets in the Southeastern and Midwestern United States. Certain subsidiaries are subject to regulation by state public service commissions of applicable states for intrastate telecommunications services. For applicable interstate matters related to telephone service, certain subsidiaries are subject to regulation by the Federal Communications Commission.

Basis of Presentation

        The consolidated financial statements of Knology have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The statements include the accounts of the Company's wholly owned subsidiaries. All intercompany transactions and balances have been eliminated. Investments in which the Company does not exercise significant influence are accounted for using the cost method of accounting.

        The Company operates as one operating segment.

        On October 15, 2010, the Company completed its acquisition of Sunflower Broadband ("Sunflower"), a provider of video, voice and data services to residential and business customers in Douglas County, Lawrence, Kansas and the surrounding area. The financial position and results of operations for Sunflower are included in the Company's consolidated financial statements since the date of acquisition.

        On June 15, 2011, the Company completed its acquisition from CoBridge Broadband, LLC of certain cable and broadband operations in Fort Gordon, Georgia and Troy, Alabama. Subsequently, on July 22, 2011, the Company sold those same assets of the Troy, Alabama operations. The financial position and results of operations for these properties are included in the Company's consolidated financial statements since the date of acquisition and prior to the date of sale.

2. Summary of Significant Accounting Policies

Accounting Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including those related to collectibility of accounts receivable, valuation of investments, valuation of stock based compensation, useful lives of property, plant and equipment, installation cost capitalization, recoverability of goodwill and intangible assets, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. These changes in estimates are recognized in the period they are realized.

Cash and Cash Equivalents

        Cash and cash equivalents are highly liquid investments with an original maturity of three months or less at the date of purchase and consist of time deposits and investment in money market funds with commercial banks and financial institutions. At times throughout the year and at year-end, cash balances held at financial institutions were in excess of federally insured limits.

Restricted Cash

        Restricted cash is presented as a current asset since the associated maturity dates expire within one year of the balance sheet date.

        As of December 31, 2010 and 2011, the Company had $1,401 and $2,164, respectively, of cash that was restricted in use, all of which was pledged as collateral related to certain insurance, franchise and surety bond agreements.

Allowance for Doubtful Accounts

        The allowance for doubtful accounts represents the Company's best estimate of probable losses in the accounts receivable balance. The allowance is based on known troubled accounts, historical experience and other currently available evidence. The Company writes off and sends to collections any accounts receivable approximately 110 days past due. Activity in the allowance for doubtful accounts is as follows:

Year ended December 31	Balance at beginning of period	Charged to operating expenses	Write-offs	Recoveries	Balance at end of period
2010	$1,218	$6,917	$7,943	$1,247	$1,439
2011	$1,439	$8,191	$9,285	$1,578	$1,923

Property, Plant, and Equipment

        Property, plant, and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, commencing when the asset is installed or placed in service. Maintenance, repairs, and renewals are charged to expense as incurred. The cost and accumulated depreciation of property and equipment disposed of are removed from the

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

related accounts, and any gain or loss is included in or deducted from income. Depreciation and amortization are provided over the estimated useful lives as follows:

Years
Buildings	25
System and installation equipment	3 - 10
Production equipment	9
Test and office equipment	3 - 7
Automobiles and trucks	5
Leasehold improvements	5 - 25

        Depreciation expense for the years ended December 31, 2010 and 2011 was $84,500 and $91,494, respectively. Inventories are valued at the lower of cost (determined on a weighted average basis) or market and include customer premise equipment and certain plant construction materials. These items are transferred to system and installation equipment when installed.

Goodwill and Intangible Assets

        Summarized below are the carrying values and accumulated amortization of intangible assets that will continue to be amortized under the Financial Accounting Standards Board ("FASB")'s accounting guidance, as well as the carrying value of goodwill as of December 31, 2010 and 2011.

	2010	2011	Weighted average amortization period (years)
Customer base	$27,103	$28,572	9.2
Other	7,107	9,101	6.9

Gross carrying value of intangible assets subject to amortization	34,210	37,673
Less: Accumulated amortization
Accumulated amortization, customer base	7,853	11,129
Accumulated amortization, other	1,880	4,578

Total accumulated amortization	9,733	15,707

Net carrying value	24,477	21,966
Goodwill	253,933	267,685

Total goodwill and intangibles	$278,410	$289,651

        The Company assesses the impairment of identifiable long-lived assets and related goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable in accordance with the appropriate FASB guidance. Factors considered important and that could trigger an impairment review include the following:

  •
  significant underperformance of assets relative to historical or projected future operating results;

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

  •
  significant changes in the manner in which we use our assets or significant changes in our overall business strategy; and

  •
  significant negative industry economic trends.

        Goodwill represents the excess of the cost of businesses acquired over fair value of net identifiable assets at the date of acquisition. Goodwill is subject to a periodic impairment assessment. In accordance with FASB guidance, each separate geographic operating unit is identified for goodwill impairment testing purposes. These geographic operating units meet the requirements to be reporting units as they are businesses (and legal entities) in which separate internal financial statements are prepared, including a balance sheet, statement of operations and a statement of cash flows. Also, the Company evaluates the business and measures operating performance on a geographic operating unit basis.

        The Company follows the appropriate FASB guidance, which gives an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. Management must decide, on the basis of qualitative information, whether it is more than 50% likely that the fair value of a reporting unit is less than its carrying amount. If so, management will continue applying a fair value test based upon a two-step method. The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill. The Company utilizes a discounted cash flow valuation methodology to determine the fair value of the reporting unit. If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary. If the carrying amount exceeds fair value, we perform the second step to measure the amount of impairment loss. Any impairment loss is measured by comparing the implied fair value of goodwill, calculated per FASB guidance, with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss. But, if management concludes that fair value exceeds the carrying amount, neither of the two steps in the goodwill test is required. The Company has adopted January 1 as the evaluation date and have performed a qualitative analysis as of January 1, 2012, and no impairment was identified. Based on the results of the analysis, management believes it is more than 50% likely the fair value of each reporting units exceeds its carrying value. The Company recorded no impairment loss to goodwill as of January 1, 2010, 2011 and 2012.

        The qualitative factors considered, but were not limited to, changes in macroeconomic conditions; changes in industry and market conditions; changes in operating expense; changes in financial performance including earnings and cash flows; and changes in the company's market capitalization.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

        A summary of changes in the Company's goodwill and other intangibles related to continuing operations during the years ended December 31, 2011 and 2010 is as follows:

	December 31, 2010	Acquisitions	Amortization and other activity	December 31, 2011
Goodwill	$255,227	$15,838	$(2,086)	$268,979
Accumulated Impairment	(1,294)	0	0	(1,294)
Customer Base	19,250	2,100	(3,907)	17,443
Other	5,227	0	(704)	4,523

Total goodwill and intangibles	$278,410			$289,651

	December 31, 2009	Acquisitions	Amortization and other activity	December 31, 2010
Goodwill	$151,035	$104,192	$0	$255,227
Accumulated Impairment	(1,294)	0	0	(1,294)
Customer Base	8,661	13,000	(2,411)	19,250
Other	2,148	2,995	84	5,227

Total goodwill and intangibles	$160,550			$278,410

        Amortization expense related to intangible assets was $3,094 and $4,748 for the years ended December 31, 2010 and 2011, respectively. If incurred, the company capitalizes the costs incurred to renew or extend the costs of a recognized intangible asset.

        Scheduled amortization of intangible assets for the next five years as of December 31, 2011 is as follows:

2012	$3,221
2013	3,171
2014	2,962
2015	2,962
2016	1,820
Thereafter	7,830

$21,966

Deferred Debt Issuance and Debt Modification Costs

        Deferred debt issuance and debt modification costs include costs associated with the issuance, refinancing and modification of debt and credit facilities (see Note 4). Deferred debt issuance and debt modification costs are amortized to interest expense over the contractual term of the debt using the

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

effective interest method. Deferred debt issuance and debt modification costs and the related useful lives and accumulated amortization as of December 31, 2010 and 2011 are as follows:

	2010	2011	Amortization Period (Years)
Previous deferred debt issuance costs	$7,544	$8,167	5 - 7
Expenditures related to bank loans	8,604	4,870	5 - 7
Costs amortized to interest expense	(2,730)	(2,203)
Writeoff of costs due to debt extinguishment	(5,251)	0

Deferred debt issuance costs, net	$8,167	$10,834	5 - 7

Derivative Financial Instruments

        The Company uses interest rate swap contracts to manage the impact of interest rate changes on earnings and operating cash flows. Interest rate swaps involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. The Company believes these agreements are with counter-parties who are creditworthy financial institutions.

        On April 18, 2007, the Company entered into an interest rate swap contract to mitigate interest rate risk on an initial notional amount of $555,000 in connection with the term loan associated with the acquisition of PrairieWave Holdings, Inc. ("PrairieWave"). The swap agreement became effective May 3, 2007 and ended on July 3, 2010.

        On December 19, 2007, the Company entered into a second interest rate swap contract to mitigate interest rate risk on an initial notional amount of $59,000, amortizing 1% annually, in connection with the incremental term loan associated with the acquisition of Graceba Total Communications Group, Inc. ("Graceba"). The swap agreement became effective January 4, 2008 and ended on September 30, 2010.

        Until December 31, 2008, the Company matched 3-month LIBOR rates on the term loans and the interest rate swaps, creating effective hedges under the FASB's guidance on accounting for derivative instruments and hedging activities. Due to a significant difference between the 1-month and 3-month LIBOR rates, the Company decided to reset the borrowing rate on the debt using 1-month LIBOR.

  •
  On December 31, 2008, the Company reset the borrowing rate on the $59,000 term loan to 1-month LIBOR (although this became an ineffective hedge under the FASB's accounting guidance, there was no material effect on the Company's financial results for the one day in 2008).

  •
  On January 2, 2009, the Company reset the borrowing rate on the $555,000 term loan to 1-month LIBOR.

  •
  The Company will determine LIBOR rates on future reset dates based on prevailing conditions at the time.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

        As a result of the LIBOR rates on the term loans (1-month LIBOR) not matching the LIBOR rate on the interest rate swaps (3-month LIBOR), the Company was no longer eligible for hedge accounting related to the interest rate swaps associated with both of these loans.

        Until the December 31, 2008 reset of the borrowing rate on the $59,000 term loan, changes in the fair value of the Company's swap agreements were recorded as "Accumulated other comprehensive loss" in the equity section of the consolidated balance sheet, and the swap in variable to fixed interest rate was recorded as "Interest expense" on the consolidated statement of operations when the interest was incurred. Starting with the reset of the borrowing rate on December 31, 2008, changes in the fair value of the interest rate swaps are recorded as "Gain (loss) on interest rate swaps" in the "Other income (expense)" section of the consolidated statement of operations as they are incurred. The remaining balance in "Accumulated other comprehensive loss" in the stockholders' equity section of the consolidated balance sheet that was related to the interest rate swaps was amortized as "Amortization of deferred loss on interest rate swaps" on the consolidated statement of operations over the remaining life of the derivative instruments. The Company recorded amortization expense related to the deferred loss on interest rate swaps in the amounts of $9,450 and $0 for the years ended December 31, 2010 and 2011, respectively. As of December 31, 2010, the entire remaining amount in accumulated other comprehensive loss relating to these interest rate swaps had been amortized.

        On November 25, 2009, the Company entered into a third interest rate swap contract to mitigate interest rate risk on an initial notional amount of $400,000. The swap agreement, which became effective July 3, 2010 and ends April 3, 2012, fixes $400,000 of the floating rate debt at 1.98% as of December 31, 2011.

        The notional amount for the next annual period is summarized below:

Start date	End date	Amount
October 3, 2011	January 2, 2012	$379,000
January 3, 2012	April 2, 2012	$362,800

        As with the previous two interest rate swaps, this interest rate instrument is not designated as a hedge and therefore does not utilize hedge accounting. Changes in the fair value of the swap agreement are recorded as "Gain (loss) on interest rate swaps" in the "Other income (expense)" section of the consolidated statement of operations and the swap in variable to fixed interest rate is recorded as "Interest expense" on the consolidated statement of operations when the interest is incurred. The Company recorded a gain on the change in the fair value of all interest rate swaps in the amounts of $4,646 and $5,402 for the years ended December 31, 2010 and 2011, respectively.

        On February 22, 2011, the Company entered into two new interest rate swap contracts to mitigate interest rate risk on an initial notional amount of a combined $377,000. The first of these two swap agreements, which does not become effective until April 2, 2012 and ends July 1, 2016, will fix the scheduled notional amount of the floating rate debt at 3.383%. The second swap agreement, which does not become effective until April 2, 2012 and ends January 1, 2015, will fix the scheduled notional amount of the floating rate debt at 2.705%.

        Unlike the other interest rate swaps, these two new interest rate instruments are designated as hedges under the appropriate FASB guidance. The Company is committed to place the term debt on

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

3-month LIBOR prior to the effective date of the interest rate swaps and to remain on the 3-month LIBOR rate throughout the term of the interest rate swaps. As a result, the LIBOR rates on the term loans (3-month LIBOR) will match the LIBOR rate on the interest rate swaps (3-month LIBOR), and the Company will remain eligible for hedge accounting related to these swap agreements. Changes in the fair value of these swaps are recorded as "Accumulated other comprehensive loss" in the equity section of the consolidated balance sheet and the swap in variable to fixed interest rate is recorded as "Interest expense" on the consolidated statement of operations when the interest is incurred. The Company assesses for ineffectiveness on its derivative instruments on a quarterly basis, and there was no ineffectiveness as of December 31, 2011.

Valuation of Long-lived Assets

        In accordance with FASB accounting guidance, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. The Company evaluated these assets as of December 31, 2011, and no impairment was identified.

Direct Costs

        Cost of services related to video consists primarily of monthly fees to the National Cable Television Cooperative and other programming providers and is generally based on the average number of subscribers to each program. Cost of services related to voice, data and other services consists primarily of transport cost and network access fees specifically associated with each of these revenue streams. Pole attachment rents are paid to utility companies for space on their utility poles to deliver the Company's various services. Other network rental expenses consist primarily of network hub rents.

Stock-based Compensation

        The Company utilizes the recognition provisions of the related FASB accounting guidance for stock-based employee compensation. As a result, the Company recorded $6,409 and $6,652 of non-cash stock compensation expense, which was included in selling, general and administrative expenses on the consolidated statement of operations for the years ended December 31, 2010 and 2011, respectively. See Note 8—Equity Interests for further discussion of the assumptions used in calculating non-cash stock compensation expense.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

Investments

        Investments and equity ownership in associated companies consisted of the following as of December 31, 2010 and 2011:

	2010	2011
Rio Holdings, Inc. ("Rio Holdings")	$890	$890
PrairieWave Condominium Association ("PWCA")	1,293	1,293
Tower Cloud, Inc. ("Tower Cloud")	1,828	9,711

Total investments	$4,011	$11,894

        As of December 31, 2008, the Company, through its wholly owned subsidiaries, owned approximately 10,946,556 shares, or 1.5%, of the common stock of Grande Communications ("Grande"). The Company's investment in Grande was accounted for under the cost method of accounting adjusted for impairment write downs. During 2009, the ownership of Grande was reorganized to form a new operating LLC, called Grande Communications Networks, LLC. Upon reorganization, all existing shareholdings in Grande, including those of Knology, were combined to form the new Rio Holdings, Inc. ("Rio Holdings"). Rio Holdings owns 24.7% class A general partnership units in the newly formed Grande Investment, L.P., which through a holding company owns 100% of Grande Communications Networks, LLC. The Company's investment in Rio Holdings is accounted for under the cost method of accounting adjusted for impairment write downs because the Company owns less than 20% interest in Rio Holdings.

        As part of the PrairieWave acquisition, the Company acquired an investment in PWCA. In 2003, PrairieWave formed PWCA to which it contributed land with a book value of $1,207 and other assets of $86. On June 10, 2003, PrairieWave and a real estate developer entered into a Condominium Unit Purchase Agreement, whereby the developer committed to construct a building connected to PrairieWave's headquarters building. The real estate developer paid PrairieWave one dollar and granted PrairieWave the option to acquire its condominium interest in PWCA and the building to be constructed for approximately $5,200. The option is exercisable from June 1, 2012 to May 31, 2013. PrairieWave appoints two members and the real estate developer appoints one member to PWCA's three-member board. The Company's investment in PWCA is accounted for under the equity method of accounting.

        As of December 31, 2011, the Company, through its wholly owned subsidiaries, owned approximately 30,345,302 shares, or 11.61%, of the series A preferred stock of Tower Cloud. The Company's investment in Tower Cloud is accounted for under the cost method of accounting adjusted for impairment write downs. The Company did not estimate the fair value of the investment in Tower Cloud since there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value of the investment.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

Accrued Liabilities

        Accrued liabilities as of December 31, 2010 and 2011 consisted of the following:

	2010	2011
Accrued trade expenses	$7,136	$7,464
Accrued property and other taxes	1,904	1,208
Accrued compensation	6,430	5,428
Accrued interest	4,890	7,484

Total accrued liabilities	$20,360	$21,584

Fair Value of Financial Instruments

        The Company adopted the required provisions of the FASB's accounting guidance pertaining to the valuation of financial instruments on January 1, 2008. The guidance defines fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The FASB accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

  •
  Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities;

  •
  Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

  •
  Level 3—Unobservable inputs that are supported by little or no market activity, which require management judgment or estimation.

        Assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and 2010 are summarized below:

	December 31, 2011
	Level 1	Level 2	Level 3	Total Assets/Liabilities, at Fair Value
Liabilities
Interest rate swaps	$0	$22,324	$0	$22,324

Total liabilities	$0	$22,324	$0	$22,324

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

	December 31, 2010
	Level 1	Level 2	Level 3	Total Assets/Liabilities, at Fair Value
Liabilities
Interest rate swaps	$0	$6,699	$0	$6,699

Total liabilities	$0	$6,699	$0	$6,699

        The Company used a discounted cash flow analysis applied to the LIBOR forward yield curves to value the interest rate swaps on its balance sheet at December 31, 2011. In addition, the value of the interest rate floor portion of the interest rate swaps is determined with an option pricing model where the value is equal to the value of a series of interest rate options with expirations equal to the payment dates of the interest rate swaps through maturity.

        The carrying values of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable and accrued liabilities are reasonable estimates of their fair values due to the short-term maturity of these financial instruments.

        The estimated fair value of the Company's variable-rate debt is subject to the effects of interest rate risk. On December 31, 2011, the estimated fair value of that debt, based on a dealer quote considering current market rates, was approximately $723,034, compared to a carrying value of $735,913.

Revenue Recognition

        Knology accounts for the revenue, cost and expense related to residential cable services (including video, voice, data and other services) in accordance with the proper FASB accounting guidance relating to financial reporting by cable television companies. These deliverables together constitute "Cable Services" for the Company and are bundled together in various combinations to our customers. All deliverables are billed in advance on a monthly basis and revenue is recognized in the same manner with the passage of time for these deliverables. The revenues are allocated between these deliverables based upon the relative estimated selling price of each component which is the same for all customers in a market taking the particular package sold. The deliverables in the arrangement do not qualify as separate units of accounting since there is no right of return associated with the delivered portion of the services. Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred. Direct selling costs, or commissions, have exceeded installation revenue in all reported periods and are expensed as period costs in accordance with the FASB guidance. Credit risk is managed by disconnecting services to customers who are delinquent.

        All other revenue is accounted for in accordance with the FASB's revenue recognition guidance. In accordance with this guidance, revenue from advertising sales is recognized as the advertising is transmitted over the Company's broadband network. Revenue derived from other sources, including commercial data and other services, is recognized as services are provided, as persuasive evidence of an arrangement exists, the price to the customer is fixed and determinable and collectibility is reasonably assured.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

        The Company generates recurring revenues for its broadband offerings of video, voice and data and other services. Revenues generated from these services primarily consists of a fixed monthly fee for access to cable programming, local phone services and enhanced services and access to the Internet. Additional fees are charged for services including pay-per-view movies, events such as boxing matches and concerts, long distance service and cable modem rental. Revenues are recognized as services are provided, but advance billings or cash payments received in advance of services performed are recorded as unearned revenue.

Advertising Costs

        The Company expenses all advertising costs as incurred. Approximately $7,655 and $8,761 of advertising expenses are recorded in the Company's consolidated statements of operations for the years ended December 31, 2010 and 2011, respectively.

Sources of Supplies

        The Company purchases customer premise equipment and plant materials from outside vendors. Although numerous suppliers market and sell customer premise equipment and plant materials, the Company currently purchases digital set top boxes from the two original equipment manufacturers supplying their proprietary systems. The Company has several suppliers for other customer premise equipment and plant materials. If the suppliers are unable to meet the Company's needs as it continues to operate its business, it could adversely affect operating results.

Credit Risk

        The Company's accounts receivable subject the Company to credit risk, as customer deposits are generally not required. The Company's risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The potential for material credit loss is mitigated by the large number of customers with relatively small receivable balances. The carrying amounts of the Company's receivables approximate their fair values.

Income Taxes

        The Company utilizes the liability method of accounting for income taxes, as set forth in the appropriate FASB accounting guidance. Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax benefit represents the change in the deferred tax asset and liability balances (see Note 7).

        On January 1, 2007, the Company adopted the provisions of the appropriate FASB accounting guidance in accounting for uncertainty in income taxes. The guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Also, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

than fifty percent likelihood of being realized upon ultimate settlement. The accounting literature also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. In accordance with this guidance, any interest and penalties related to unrecognized tax benefits would be recognized in income tax expense. Since the date of adoption, the Company has not recorded a liability for unrecognized tax benefits at any time.

Net Income (Loss) Per Share

        With regards to earnings per share, the Company follows the appropriate FASB accounting guidance, which requires the disclosure of basic net income (loss) per share and diluted net income (loss) per share. Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share gives effect to all potentially dilutive securities. The effect of the Company's warrants (1,000,000 in 2010 and 995,000 in 2011), stock options (3,217,895 and 3,617,522 shares in 2010 and 2011, respectively, using the treasury stock method) and preferred stock (zero shares in 2010 and 2011) were not included in the computation of diluted EPS as their effect was antidilutive. The warrants expire in December 2013, and each warrant is a right to buy one share of common stock at an exercise price of $9.00 per share.

Recently Adopted Accounting Pronouncements

        In September 2011, the FASB issued new accounting guidance simplifying how all entities test goodwill for impairment. The new guidance is effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011, but early adoption was permitted. The Company elected early adoption of this guidance, which did not have a material impact on the Company's results of operations or financial position.

        In December 2010, the FASB issued new accounting guidance concerning when to perform step two of the goodwill impairment test for reporting units with zero or negative carrying amounts. The new guidance is effective for financial statements issued for interim and annual periods beginning after December 15, 2010. The adoption of this guidance did not have a material impact on the Company's results of operations or financial position.

        In December 2010, the FASB issued new accounting guidance updating the pro forma financial reporting and disclosure requirements for material business combinations. The new guidance is effective prospectively for business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this guidance did not have a material impact on the Company's results of operations or financial position.

        In February 2010, the FASB issued new accounting guidance that amends and establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The new guidance is effective for interim and annual financial periods ending after February 24, 2010. The adoption of this guidance did not have a material impact on the Company's results of operations or financial position.

        In January 2010, the FASB issued new accounting guidance that improves fair value measurement disclosures by requiring new disclosures about transfers into and out of levels of the fair value

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

2. Summary of Significant Accounting Policies (Continued)

hierarchy. It also requires separate disclosures about purchases, sales, issuances, and settlements related to the fair value hierarchy. The new guidance is effective for interim and annual financial periods beginning after December 15, 2009. The adoption of this guidance did not have a material impact on the Company's results of operations or financial position.

Recent Accounting Standards Not Yet Adopted

        In June 2011, the FASB issued new accounting guidance updating the presentation requirements of comprehensive income. The new guidance is effective for interim and annual financial periods beginning after December 15, 2011 and should be applied retrospectively. The Company does not expect that the adoption of this guidance will have a material impact on the Company's results of operations or financial position.

        In May 2011, the FASB issued new accounting guidance updating common fair value measurement and disclosure requirements. The new guidance is effective prospectively during interim and annual financial periods beginning after December 15, 2011. The Company does not expect that the adoption of this guidance will have a material impact on the Company's results of operations or financial position.

3. Employee Benefit Plan

        The Company has a 401(k) Profit Sharing Plan (the "Plan") for the benefit of eligible employees and their beneficiaries. All employees are eligible to participate in the Plan on the first day of employment. The Plan provides for a matching contribution at the discretion of the board up to 8% of eligible contributions. The Company contributions for the years ended December 31, 2010 and 2011 were $1,480 and $1,758, respectively.

4. Long-Term Debt

        On March 14, 2007, the Company entered into an Amended and Restated Credit Agreement (the "Original Credit Agreement") that provided for a $580,000 credit facility, consisting of a $555,000 term loan (the "Initial Term Loan") and a $25,000 revolving credit facility. On April 3, 2007, the Company received proceeds of $555,000 to fund the $255,000 PrairieWave acquisition purchase price, refinance the Company's existing first and second term loans, and pay transaction costs associated with the transactions. This term loan bore interest at LIBOR plus 2.25% and was payable quarterly, with a June 30, 2012 maturity date. Prior to Amendment No. 2 discussed below, this term loan originally amortized at a rate of 1% per annum.

        On January 4, 2008, the Company entered into a First Amendment to the Original Credit Agreement which provided for a $59,000 incremental term loan (the "First Amendment Incremental Term Loan") used to fund in part the $75,000 Graceba acquisition purchase price. This term loan bore interest at LIBOR plus 2.75% and was payable quarterly, with a June 30, 2012 maturity date. Prior to Amendment No. 2 discussed below, this term loan originally amortized at a rate of 1% per annum.

        On September 28, 2009, the Company entered into Amendment No. 2 to the Original Credit Agreement ("Amendment No. 2") which extended the maturity date of an aggregate $399,000 of existing term loans under the Credit Agreement by two years (the "Extended Term Loan"). The

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

4. Long-Term Debt (Continued)

Extended Term Loan bore interest at LIBOR plus 3.50% and amortized at a rate of 1% per annum, payable quarterly, with a June 30, 2014 maturity date. Amendment No. 2 also, among other modifications, increased the revolving credit facility to $35,000 from $25,000 and allowed for an annual, cumulative restricted payment allowance of $10,000 for dividends and/or share repurchases utilizing excess cash flow and subject to a maximum leverage test.

        On October 15, 2010, the Company entered into a new credit agreement that provided for a $770,000 second credit facility with proceeds used to partially fund the $165,000 Sunflower acquisition purchase price, refinance the company's existing credit facility, and pay related transaction costs. The new credit agreement includes a $50,000 revolving credit facility, a $175,000 Term Loan A and a $545,000 Term Loan B. The Term Loan A bore interest at LIBOR plus a margin ranging from 3.5% to 4.25% and had a term of five years with annual amortization of $8,750, $8,750, $17,500 and $26,250 in 2012, 2013, 2014 and 2015, respectively, with the balance due at maturity. The Term Loan B bore interest at LIBOR plus 4%, with a LIBOR floor of 1.5%, and had a term of six years with 1% principal amortization annually with the balance due at maturity.

        On February 18, 2011, the Company amended and restated the new credit agreement (the "Amended and Restated Credit Agreement"). The interest rate on Term Loan A was repriced to LIBOR plus a margin ranging from 2.5% to 3.25% and the maturity was extended to February 2016. The interest rate on Term Loan B was repriced to LIBOR plus 3%, with a LIBOR floor of 1%, and the maturity was extended to August 2017. In connection with the terms of the repricing, the credit facility was amended to increase the incremental borrowings of the facility from $200,000 to $250,000, and the Term Loan A principal was increased $20,000 with the proceeds to be used to partially fund the future acquisition from CoBridge Broadband, LLC of certain cable and broadband operations in Fort Gordon, Georgia and Troy, Alabama.

        Long-term debt at December 31, 2010 and 2011 consisted of the following:

	2010	2011
Term Loan A, at a rate of LIBOR plus a margin ranging from 2.5% to 3.25% (3.27% total rate at December 31, 2011), with annual principal amortization as noted above, principal payable quarterly with final principal and any unpaid interest due February 18, 2016	$175,000	$195,000
Term Loan B, at a rate of LIBOR plus 3%, with a LIBOR floor of 1% (4% total rate at December 31, 2011), with $5,450 annual principal amortization, principal payable quarterly with final principal and any unpaid interest due August 18, 2017	545,000	540,913
Capitalized lease obligations, at various rates, with monthly principal and interest payments through April 2017	11,312	8,695

	731,312	744,608
Less current portion of long-term debt	9,561	17,375

Total long-term debt, net of current portion	$721,751	$727,233

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

4. Long-Term Debt (Continued)

Following are maturities of long-term debt for each of the next five years as of December 31, 2011	$17,375
2013	16,521
2014	21,615
2015	29,599
2016	145,823
Thereafter	513,675

Total	$744,608

        The term loans are guaranteed by all of the Company's subsidiaries. The term loans are also secured by first liens on all of the Company's assets and the assets of its guarantor subsidiaries.

        The Amended and Restated Credit Agreement contains defined events of default. The Amended and Restated Credit Agreement also contains defined representations and warranties and various affirmative and negative covenants, including:

  •
  limitations on the incurrence of additional debt;

  •
  limitations on the incurrence of liens;

  •
  restrictions on investments;

  •
  restrictions on the sale of assets;

  •
  restrictions on the payment of cash dividends on and the redemption or repurchase of capital stock;

  •
  mandatory prepayment of amounts outstanding, as applicable, with excess cash flow, proceeds from asset sales, use of proceeds from the issuance of debt obligations, proceeds from any equity offerings, and proceeds from casualty losses;

  •
  restrictions on mergers and acquisitions, sale/leaseback transactions and fundamental changes in the nature of our business;

  •
  limitations on capital expenditures; and

  •
  maintenance of minimum ratios of debt to EBITDA (as defined in the credit agreements) and EBITDA to cash interest.

        As of December 31, 2011, the Company was in compliance with its debt covenants.

5. Operating and Capital Leases

        The Company leases office space, utility poles, and other assets for varying periods, some of which have renewal or purchase options and escalation clauses. Leases that expire are generally expected to be renewed or replaced by other leases. Total rental expense for all operating leases was approximately $4,983 and $6,445 for the years ended December 31, 2010 and 2011, respectively. Future minimum

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

5. Operating and Capital Leases (Continued)

rental payments required under the operating and capital leases that have initial or remaining non-cancelable lease terms, in excess of one year as of December 31, 2011, are as follows:

	Capitalized Leases	Operating Leases
2012	$5,998	$5,768
2013	2,412	4,579
2014	874	3,283
2015	90	2,552
2016	62	2,061
Thereafter	12	5,107

Total minimum lease payments	$9,448	$23,350

Less imputed interest	753

Present value of minimum capitalized lease payments	8,695
Less current portion	5,362

Long-term capitalized lease obligations	$3,333

        The Company recorded $4,608 and $2,980 for the years ended December 31, 2010 and 2011, respectively, as property, plant and equipment due to capital lease transactions for Video on Demand equipment, the buildout of various multiple dwelling units, and other properties. The Company had $20,479 and $23,460 of gross capitalized leases recorded as property plant and equipment at December 31, 2010 and 2011, respectively.

        The accumulated amortization associated with these capitalized leases was $6,342 and $9,673 at December 31, 2010 and 2011, respectively. The amortization of the capital leases is recorded in "Depreciation and amortization" on the consolidated statement of operations along with other property, plant and equipment. The base rentals recorded to the multiple dwelling unit capital leases are contingent upon the Company acquiring subscribers. The Company has agreed to pay various amounts per subscriber to the lessors as the base monthly rentals. The lease terms are generally seven years. In accordance with the proper FASB guidance relating to accounting for leases, the Company has projected the number of subscribers to record the capital asset and liability and will update the projections to actual subscribers on an annual basis.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

6. Commitments and Contingencies

Purchase Commitments

        The Company has entered into contracts with various entities to provide programming to be aired by the Company. The Company pays a monthly fee for the programming services, generally based on the number of video subscribers to the program, although some fees are adjusted based on the total number of video subscribers to the system and/or the system penetration percentage. These contracts generally last for three or more years with annual price adjustments. Total programming fees were approximately $98,450 and $113,241 for the years ended December 31, 2010 and 2011, respectively. The Company estimates that it will pay approximately $128,248, $138,246 and $148,900 in programming fees under these contracts in 2012, 2013 and 2014, respectively. As of December 31, 2011, approximately 63% of our programming was sourced from the National Cable Television Cooperative, which also handles our contracting and billing arrangements on this programming.

Legal Proceedings

        The Company is subject to litigation in the normal course of its business. However, in the Company's opinion, there is no legal proceeding pending against it that would have a material adverse effect on its financial position, results of operations or liquidity. The Company is also a party to regulatory proceedings affecting the segments of the communications industry generally in which it engages in business.

Unused Letters of Credit

        The Company's unused letters of credit for vendors and suppliers was $2,012 as of December 31, 2011, which reduces the funds available under the $50,000 five-year senior secured revolving loan and letter of credit facility.

7. Income Taxes

        The benefit/(provision) for income taxes from continuing operations consisted of the following for the years ended December 31, 2010 and 2011:

	2010	2011
Current
Federal	$0	$0
State	0	0

Total Current	0	0

Deferred
Federal	(4,021)	17,097
State	478	1,171
Total Deferred	(3,543)	18,268
(Increase) decrease in valuation allowance	3,543	(18,268)

Income tax benefit (provision)	$0	$0

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

7. Income Taxes (Continued)

        In October 2010, the Company purchased Sunflower, a division of The World Company. The acquisition was structured as an asset acquisition with the purchase price being allocated to the basis of the assets acquired.

        The tax allocation of the purchase price resulted in $121,000 of goodwill and $16,000 of other intangibles that will be amortized for tax purposes over 15 years. As an asset acquisition, the Company did not acquire any tax attributes of Sunflower.

        In June 2011, the Company purchased the Fort Gordon, Georgia and Troy, Alabama cable and broadband operations of CoBridge Broadband, LLC. The acquisition was structured as an asset acquisition with the purchase price being allocated to the basis of the assets acquired. The tax allocation of the purchase price resulted in $15,900 of goodwill and $1,500 of other intangibles that will be amortized for tax purposes over 15 years. As an asset acquisition, the Company did not acquire any tax attributes of CoBridge.

        Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities as of December 31, 2010 and 2011 are as follows:

	2010	2011
Current deferred tax assets:
Inventory reserve	$34	$50
Allowance for doubtful accounts	536	720
Other	612	493
Valuation allowance	(1,182)	(1,263)

Total current deferred taxes	0	0
Non-current deferred tax assets:
Net operating loss & other attributes carryforwards	83,719	96,217
Deferred revenues	242	295
Depreciation and amortization	(52,830)	(78,273)
Goodwill amortization	5,328	2,486
Investment marked to market	4,987	5,257
Compensation and benefits	1,258	496
Change in value of interest rate hedge	2,638	511
Other	306	310
Valuation allowance	(45,648)	(27,299)

Total non-current deferred tax assets	0	0

Net deferred income taxes	$0	$0

        In 2009, the Company entered into an interest rate swap that was still effective as of December 31, 2011. The interest rate swap is not designated as a hedge for financial reporting purposes. As such, changes in the fair value of the interest rate swap are recorded as a gain or loss in the "Other income (expense)" section of the statement of operations as they are incurred. Pursuant to current income tax

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

7. Income Taxes (Continued)

laws and regulations, the Company does not record the fair value of the derivative or recognize any charges to income. Therefore, the $1,297 loss on change in fair value recorded for financial purposes results in a $511 deferred tax asset at December 31, 2011.

        Additionally, in February 2011, the Company entered into two new interest rate swaps that are effective as of December 31, 2011. Unlike the other interest rate swap, these two new interest rate instruments are designated as hedges under the appropriate FASB guidance. Changes in the fair value of these swaps are recorded as "Accumulated other comprehensive loss" in the equity section of the balance sheet and the swap in variable to fixed interest rate is recorded as "Interest expense" on the statement of operations when the interest is incurred. Pursuant to current income tax laws and regulations, for tax purposes the Company also recognizes the swap as interest expense, resulting in no deferred tax.

        At December 31, 2011, the Company had available federal net operating loss carryforwards of approximately $247,000 that expire from 2012 to 2028. Approximately $75,000 of this carryforward is subject to annual limitations due to a change in ownership of the Company as defined in the Internal Revenue Code. In addition, the Company had approximately $733 in federal net operating losses from share-based payment awards for which it has not recorded a financial statement benefit as per the appropriate FASB guidance. The Company also had various state net operating loss carryforwards totaling approximately $620,000. Of this amount, approximately $268,000 is subject to $45,000 in annual limitations due to an ownership change of the Company, resulting in $351,000 of useable state net operating loss carryforwards. Unless utilized, the state carryforwards expire from 2014 to 2030. For 2011, management has recorded a total valuation allowance of $28,562 against its deferred tax assets including the operating loss carryforwards.

        At December 31, 2010, the Company had available federal net operating loss carryforwards of approximately $215,000 that expire from 2011 to 2028. Approximately $75,000 of this carryforward is subject to annual limitations due to a change in ownership of the Company, as defined in the Internal Revenue Code. In addition, the Company had approximately $2,700 in federal net operating losses from share-based payment awards for which it has not recorded a financial statement benefit as per the appropriate FASB guidance. The Company also had various state net operating loss carryforwards totaling approximately $619,000. Of this amount, approximately $268,000 is subject to $45,000 in annual limitations due to an ownership change of the Company, resulting in $351,000 of useable state net operating loss carryforwards Unless utilized, the state net operating loss carryforwards expire from 2014 to 2029. For 2010, management has recorded a total valuation allowance of $46,830 against its deferred tax assets including the operating loss carryforwards.

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

7. Income Taxes (Continued)

        A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the years ended December 31, 2010 and 2011 is as follows:

	2010	2011
Income tax benefit at statutory rate	35%	35%
State income taxes, net of federal benefit	208%	2%
Meals & Entertainment	(31)%	2%
Rate Differential	488%	0%
NOL & Charitable Contribution Expiration	(2,391)%	0%
Disqualifying Dispositions of ISO's and Restricted Stock	(177)%	(2)%
Other	19%	1%

	(1,849)%	38%

(Increase) decrease in valuation allowance	1,849%	(38)%

Income tax benefit (provision)	0%	0%

        On January 1, 2007, the Company adopted the provisions of the FASB related to accounting for uncertainty in income taxes. At the date of adoption, and as of December 31, 2011, the Company did not have a liability for uncertain tax benefits. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2011, the Company made no provisions for interest or penalties related to uncertain tax positions.

        The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. For federal tax purposes, the Company's 2008 through 2011 tax years remain open for examination by the tax authorities under the normal three year statute of limitations. Generally, for state tax purposes, the Company's 2008 through 2011 tax years remain open for examination by the tax authorities under a three year statute of limitations. Should the Company utilize any of its U.S. or state loss carryforwards, its carryforward losses, which date back to 1995, would be subject to examination.

8. Equity Interests

Knology, Inc. Stock Award Plans

        In 2008, the board of directors and stockholders approved the Knology, Inc. 2008 Incentive Plan (the "2008 Plan"). The 2008 Plan authorizes the issuance of up to 3,750,000 shares of common stock pursuant to stock option and other stock-based awards. The maximum number of shares of common stock that may be granted under the 2008 Plan to any one person during any one calendar year is 300,000. The aggregate dollar value of any share-based award that may be paid to any one participant during any one calendar year under the 2008 Plan is $3,000. The 2008 Plan is administered by the compensation and stock option committee of the board of directors. Options granted under the plans are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price shall be determined by the board of directors, provided that the exercise price shall not be less than the fair value of the common stock at the date of grant. The options have a vesting period of 4 years and expire 10 years from the date of grant. As of

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

8. Equity Interests (Continued)

December 31, 2011, there are approximately 3,609,933 shares remaining available for future issuance under the 2008 Plan.

Stock-Based Compensation Expense

        The Company utilizes the recognition provisions of the related FASB accounting guidance for stock-based employee compensation. The following represent the expected stock option compensation expense of all stock-based compensation plans for the next five years assuming no additional grants.

2012	$4,899
2013	3,884
2014	1,581
2015	315
2016	0

$10,679

Stock Options

        The fair value of stock options was estimated at the date of grant using a Black-Scholes option pricing model and the following weighted average assumptions in 2010 and 2011:

Common	2010	2011
Risk-free interest rate	1.27 - 2.55%	0.83 - 2.27%
Expected dividend yield	0%	0%
Expected lives	Four years	Four years
Expected forfeiture rate	1.25%	2.26%
Expected volatility	53%	51%

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

8. Equity Interests (Continued)

        A summary of the status of the Company's stock options as of December 31, 2011 is presented in the following table:

	Common shares	Weighted average exercise price per share	Weighted average fair value price per share	Weighted average remaining contractual life	Intrinsic Value
Outstanding as of December 31, 2009	3,135,552	$8.32		6.91	$11,054
Granted	386,127	11.44	$9.83
Forfeited	(18,604)	9.44
Expired	(9,324)	8.49
Exercised	(275,856)	5.73			$2,105

Outstanding as of December 31, 2010	3,217,895	$8.91		6.36	$21,819
Granted	798,904	14.72	$6.74
Forfeited	(67,865)	12.12
Expired	(16,207)	11.33
Exercised	(315,205)	7.04			$2,407
Outstanding as of December 31, 2011	3,617,522	$10.28		6.29	$15,104

Exercisable shares as of December 31, 2011	2,181,183	$8.76		4.92	$12,307

        Cash received from option exercises under all share-based payment arrangements was $1,582 and $2,216 for the years ended December 31, 2010 and 2011, respectively. There were no actual tax benefits realized for the tax deductions from option exercises of the share-based payment arrangements for the years ended December 31, 2010 and 2011.

        The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date:

Common Shares

Range of exercise prices	Outstanding as of 12/31/2011	Weighted average remaining contractual life	Weighted average exercise price	Exercisable as of 12/31/2011	Weighted average exercise price
$1.70 - $5.42	887,643	4.84	$3.59	715,216	$3.17
$6.87 - $10.93	713,741	4.52	$8.87	631,929	$8.68
$11.17 - $13.51	1,046,616	6.82	$12.70	621,247	$13.10
$13.54 - $15.56	763,333	9.20	$14.78	8,901	$14.51
$15.57 - $18.30	206,189	5.40	$16.69	203,890	$16.69

	3,617,522			2,181,183

        As of December 31, 2011, 2,181,183 options for the Company's common shares with a weighted average of $8.76 per share were exercisable by employees of the Company. As of December 31, 2010,

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

8. Equity Interests (Continued)

2,019,254 options for the Company's common shares with a weighted average price of $7.89 per share were exercisable by employees of the Company.

Restricted Stock

        On February 15, 2010, the Company granted 137,405 shares of performance- based restricted shares with a market value of $1,535 to certain officers. The shares vest equally on each of the three anniversaries following the grant date.

        On February 15, 2011, the Company granted 138,000 shares of performance- based restricted shares with a market value of $2,147 to certain officers. The shares vest equally on each of the three anniversaries following the grant date.

        On April 19, 2011, the Company granted 236,000 shares of performance-based restricted shares with a market value of $3,309 to certain officers. The shares vest equally on each of the three anniversaries following the grant date.

        A summary of the status of the Company's restricted stock as of December 31, 2011 is presented in the following table:

	Common shares	Weighted average grant date fair value
Nonvested as of December 31, 2009	636,281	$11.23
Activity during 2010:
Granted	137,405	11.17
Forfeited	(18,045)	9.68
Vested	(323,022)	11.90

Nonvested as of December 31, 2010	432,619	$10.77
Activity during 2011:
Granted	374,000	14.59
Forfeited	(1,000)	13.51
Vested	(292,654)	11.48

Nonvested as of December 31, 2011	512,965	$13.14

        Total non-cash stock compensation expense related to these restricted stock grants was approximately $3,344 and $2,996 for the years ended December 31, 2010, and 2011, respectively. The total non-cash stock compensation expense for all stock based compensation was approximately $6,409 and $6,652 for the years ended December 31, 2010, and 2011, respectively.

9. Related Party Transactions

        The Company participated in an agreement with ITC Holding Co., LLC, Enon Plantation, Inc., J. Smith Lanier & Co. and Kenzie Lane Ventures, LLC regarding the joint ownership of an aircraft. ITC Holding Co., LLC and Enon Plantation, Inc. are primarily owned by a member of the Company's

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

9. Related Party Transactions (Continued)

board of directors. The travel costs incurred by the Company for use of the aircraft were approximately $214 and $100 for the years ended December 31, 2010 and 2011, respectively.

10. Acquisitions

Sunflower Broadband

        On October 15, 2010, the Company completed its acquisition of Sunflower, a provider of video, voice and data services to residential and business customers in Douglas County, Lawrence, Kansas and the surrounding area. The Company's purchase of Sunflower is a strategic acquisition that maintains the Company's strategic niche, operating in secondary and tertiary markets with favorable demographics and positive economic growth characteristics. The acquisition also offers attractive edge-out possibilities, tack-on acquisition and larger acquisition opportunities bridging the Company's Southeast and Upper Midwest footprints.

        The Company used the $720,000 in proceeds of the New Credit Agreement to partially fund the $165,000 acquisition purchase price, refinance the Company's existing credit facility, and pay related transaction costs. The Company also used approximately $48,000 of cash on hand to partially fund the transaction. The financial position and results of operations for Sunflower are included in the Company's presented consolidated financial statements since the date of acquisition. The total purchase price for the assets acquired, net of liabilities assumed, was $164,795. Goodwill represents the excess of the cost of the business acquired over fair value or net identifiable assets at the date of acquisition. Since the Company purchased the assets of Sunflower, the goodwill is deductible for tax purposes.

        The following table summarizes the allocation of purchase price to the estimated fair values of the assets acquired, net of liabilities, as of October 15, 2010.

October 15, 2010
Assets acquired:
Accounts receivable	$2,162
Prepaid expenses	595
Property, plant and equipment	46,705
Goodwill	104,491
Customer base	13,000
Intangible and other assets	3,175

Total assets acquired	170,128
Liabilities assumed:
Accounts payable	3,262
Accrued liabilities	671
Unearned revenue	910
Long term debt	490

Total liabilities assumed	5,333

Purchase price, net of cash acquired of $205	$164,795

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

10. Acquisitions (Continued)

CoBridge Broadband, LLC

        On June 15, 2011, the Company completed its acquisition from CoBridge Broadband, LLC of certain cable and broadband operations in Fort Gordon, Georgia and Troy, Alabama. The Company's purchase of these assets is a strategic acquisition that fits well in its existing operations in Augusta, Georgia and Dothan, Alabama.

        In order to fund the $30,000 purchase price, the Company used $10,000 of cash on hand and $20,000 from the additional Term Loan A proceeds received in connection with the debt repricing transaction (see Note 4—Long-Term Debt). The financial position and results of operations for the new operations are included in the Company's consolidated financial statements since the date of acquisition. Supplemental pro forma results of operations were not required to be presented as the acquisition was determined not to be a material transaction. The total purchase price for the assets acquired, net of liabilities assumed, was $29,622. Goodwill represents the excess of the cost of the business acquired over fair value or net identifiable assets at the date of acquisition. Since the Company purchased the assets, the goodwill is deductible for tax purposes.

        The following table summarizes the allocation of purchase price to the estimated fair values of the assets acquired, net of liabilities, as of June 15, 2011.

June 15, 2011
Assets acquired:
Accounts receivable	$519
Prepaid expenses	125
Property, plant and equipment	13,226
Goodwill	15,539
Customer base	2,100

Total assets acquired	31,509
Liabilities assumed:
Accounts payable	1,032
Accrued liabilities	301
Unearned revenue	554

Total liabilities assumed	1,887

Purchase price, net of cash acquired of $2	$29,622

        For the year ended December 31, 2011, it is impracticable for the Company to provide the financial results of the new acquisitions since they were absorbed by the operations of the Augusta and Dothan divisions. We do not record the revenues or expenses for the acquisitions separately from the divisions and no separate financial statements are produced.

11. Disposal of Discontinued Operations

        On July 22, 2011, the Company sold its recently acquired assets in Troy, Alabama for $10,750. The Company received cash proceeds of $10,750, of which $538 was placed in escrow, and will be paid out

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands, except per share)

11. Disposal of Discontinued Operations (Continued)

in July 2012, subject to any indemnification claims by the purchaser. After disposing of $11,684 in net assets, offset by $604 in net liabilities, the company recorded a loss of $330 on the disposal of the discontinued operations.

12. Subsequent Events

        Subsequent to year end, on January 9, 2012, the Company closed on the acquisition of E Solutions Corporation for $13,600 cash. E Solutions is a premiere provider of colocation and data center services, operating two state-of-the-art SAS 70 Type II certified data centers in Tampa, FL. The Company funded the acquisition with cash on hand. The operations of E Solutions represent approximately $4,000 in expected annual revenues (unaudited).

WideOpenWest Finance, LLC
WideOpenWest Capital Corp.

Exchange Offer

for

$100,000,000 10.250% Senior Notes due 2019

PROSPECTUS

Until                        , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Alabama Corporations

        Knology Total Communications, Inc., Knology of the Wiregrass, Inc., Wiregrass Telcom, Inc., Knology of Montgomery, Inc. and Communications One, Inc. are corporations organized under the laws of the State of Alabama.

        Subsection (a) of Section 10A-2-85.1 of the Alabama Business Corporation Law ("ABCL") provides that a corporation may indemnify a director against liability incurred (i) in a civil proceeding (1) if, in the case of conduct in such director's capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and (2) if, in all other cases, such director's conduct was at least not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 10A-2-85.1 of the ABCL provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, in which the director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director's capacity as a director. Notwithstanding the foregoing, pursuant to Section 10A-2-8.54 of the ABCL, an appropriate court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director even if the director has not met the relevant standard of conduct set forth in Section 10A-2-8.51 of the ABCL or was adjudged liable as described in subsection (d) of Section 10A-2-8.51, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred.

        Section 10A-2-8.52 of the ABCL provides that a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

        Section 10A-2-8.53 of the ABCL provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition so long as such person provides a written affirmation of good faith belief that he has met the standard of conduct and an undertaking to repay such amount if it is ultimately determined that such person is not entitled to indemnification. Section 10A-2-8.56 of the ABCL provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 10A-2-8.52 of the ABCL and is entitled to apply for court-ordered indemnification under Section 10A-2-8.54 of the ABCL, in each case to the same extent as a director.

        The Bylaws of Knology Total Communications, Inc., Knology of the Wiregrass, Inc., Wiregrass Telcom, Inc. and Communications One, Inc. do not contain indemnification provisions. The corporation is subject to the rights and obligations with respect to indemnification as set forth in the ABCL, including, without limitation, the mandatory indemnification of directors and officers under

Section 10A-2-8.52 of the ABCL and the right of directors and officers to apply for court ordered indemnification under Section 10A-2-8.54.

        Knology Total Communications, Inc., Knology of the Wiregrass, Inc., Wiregrass Telcom, Inc., Knology of Montgomery, Inc. and Communications One, Inc. maintain insurance insuring their directors and officers against certain liabilities that they might incur as directors or officers.

ALABAMA CORPS—MISSING BYLAWS OF KNOLOGY OF MONTGOMERY.

Alabama LLC

        Valley Telephone Co., LLC is a limited liability company organized under the laws of the State of Alabama.

        Section 10A-5-1.04 of the Alabama Limited Liability Company Law ("ALLCL") permits, unless the certificate of formation provides otherwise, a limited liability company to (i) indemnify a member or manager or employee or former member, manager or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding, in which such person is made a party by reason of being or having been a member, manager or employee, except in relation to matters as to which such person is determined to be liable for negligence or misconduct in the performance of duty; and (ii) to make any other indemnification that is authorized by its governing documents or by resolution by the members.

        The Operating Agreement of Valley Telephone Co., LLC provides that the company will indemnify and advance expenses to its members, managers and officers to the fullest extent permitted by the ALLCL, as amended from time to time. The company will indemnify its members, managers and officers (current or former) from and against all liabilities arising in connection with the company (except for liabilities incurred in proceeding in which such person was adjudged liable or is subject to injunctive relief in favor of the company for intentional misconduct, a knowing violation of law or transactions in which such person received a personal benefit in violation of the Operating Agreement or ALLCL. The Operating Agreement further provides for a specific indemnity for expenses or liabilities of any member, manager or officer who makes a deposit or similar payment, acquires an option or assumes an obligation on behalf of the company for any property proposed to be acquired by the company and who suffers a financial loss in connection therewith. The company will also advance funds for participation in any legal proceedings to a member, manager or officer so long as such person delivers a written affirmation that his conduct meets the requisite standard and that he will repay any funds if ultimately not entitled to indemnification.

        Pursuant to the Operating Agreement, a determination of the right to such indemnification shall be made by (i) if there are two or more disinterested directors, by a majority vote of the directors or (ii) if there are fewer than two disinterested directors, by a majority vote of the members. Notwithstanding the foregoing, pursuant to the Operating Agreement, a person may apply for indemnification or expense advances to a court, and the court may order the company to indemnify the member, manager or officer if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the member, manager or officer. The Operating Agreement further provides that the right of indemnification shall not be exclusive of any other right such members, managers or officers may have, including rights under contract or the ALLCL. In addition, the company may indemnify employees and agents of the company to the same extent as members, managers and officers.

        Valley Telephone Co., LLC maintains insurance insuring its managers and officers against certain liabilities that they might incur as managers and officers.

Delaware Corporations

        Knology, Inc., Knology Data Center Services, Inc., Knology of Central Florida, Inc., Knology Provider Solutions Group, Inc., Knology of Alabama, Inc., Knology of Augusta, Inc., Knology of Charleston, Inc., Knology of Georgia, Inc., Knology of Huntsville, Inc., Knology of Kentucky, Inc., Knology of Knoxville, Inc., Knology of Nashville, Inc., Knology of South Carolina, Inc., Knology of South Dakota, Inc., Knology of Tennessee, Inc., Knology of Kansas, Inc., Kite Parent Corp., ITC Globe, Inc., Knology Broadband, Inc. and Knology of Columbus, Inc. are corporations organized under the laws of the State of Delaware.

        Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        The Bylaws of Knology, Inc., Knology Data Center Services, Inc., Knology of Central Florida, Inc., Knology Provider Solutions Group, Inc., Knology of Alabama, Inc., Knology of Augusta, Inc., Knology of Charleston, Inc., Knology of Georgia, Inc., Knology of Huntsville, Inc., Knology of Kentucky, Inc., Knology of Knoxville, Inc., Knology of Nashville, Inc., Knology of South Carolina, Inc., Knology of South Dakota, Inc., Knology of Tennessee, Inc., Knology of Kansas, Inc., Knology Broadband, Inc. and

Knology of Columbus, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL.

        The Certificates of Incorporation of Kite Parent Corp. and ITC Globe, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL.

        Knology, Inc., Knology Data Center Services, Inc., Knology of Central Florida, Inc., Knology Provider Solutions Group, Inc., Knology of Alabama, Inc., Knology of Augusta, Inc., Knology of Charleston, Inc., Knology of Georgia, Inc., Knology of Huntsville, Inc., Knology of Kentucky, Inc., Knology of Knoxville, Inc., Knology of Nashville, Inc., Knology of South Carolina, Inc., Knology of South Dakota, Inc., Knology of Tennessee, Inc., Knology of Kansas, Inc., Kite Parent Corp., ITC Globe, Inc., Knology Broadband, Inc. and Knology of Columbus, Inc. maintain insurance insuring their directors and officers against certain liabilities that they might incur as directors or officers.

Delaware LLCs

        WideOpenWest Finance, LLC, WideOpenWest Networks, LLC, WideOpenWest Michigan, LLC, WideOpenWest Ohio, LLC, WideOpenWest Illinois, LLC, WideOpenWest Cleveland, LLC, WideOpenWest Mid-Michigan Holdings, LLC, WideOpenWest Mid-Michigan, LLC, Knology of Florida, LLC, WOW Business Services, LLC and BHFC Publishing, LLC are limited liability companies organized under the laws of the State of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The Limited Liability Company Agreements of WideOpenWest Finance, LLC, WideOpenWest Networks, LLC, WideOpenWest Michigan, LLC, WideOpenWest Ohio, LLC, WideOpenWest Illinois, LLC, WideOpenWest Cleveland, LLC, WideOpenWest Mid-Michigan Holdings, LLC, WideOpenWest Mid-Michigan, LLC do not contain indemnification provisions. The Limited Liability Company Agreements provide that members and managers shall not have any liability for the obligations and liabilities of the company except to the extent permitted by the DLLCA, and in the case of WideOpenWest Finance, LLC, a member's liability will be limited to the company's assets. The companies have the right to indemnify their respective members and managers as provided in Section 18-108 of the DLLCA.

        The Operating Agreement of Knology of Florida, LLC provides that the company shall indemnify the member and any manager for all costs, losses, liabilities and damages paid or accrued by the member (as a member or agent) or a manager in connection with the business of the company or because such person is a member or manager, to the fullest extent provided for, or allowed by, the laws of the State of Delaware. The Operating Agreement further provides that managers shall cause the company to advance costs of participation in any legal proceedings to the manager or member. In addition, the manager may, with consent of the member, indemnify all other employees and agents of the company for all costs, losses, liabilities and damages paid or accrued by such person in connection with the business of the company or because such person is an employee or agent, to the fullest extent provided for, or allowed by, the laws of the State of Delaware.

        The Operating Agreement of BHFC Publishing, LLC does not contain indemnification provisions. The company has the right to indemnify its members and managers as provided in Section 18-108 of the DLLCA.

        WideOpenWest Finance, LLC, WideOpenWest Networks, LLC, WideOpenWest Michigan, LLC, WideOpenWest Ohio, LLC, WideOpenWest Illinois, LLC, WideOpenWest Cleveland, LLC, WideOpenWest Mid-Michigan Holdings, LLC, WideOpenWest Mid-Michigan, LLC, Knology of

Florida, LLC and BHFC Publishing, LLC maintain insurance insuring their managers and officers against certain liabilities that they might incur as managers and officers.

Georgia Corporations

        Globe Telecommunications, Inc. and Knology of the Valley, Inc. are corporations organized under the laws of the State of Georgia.

        Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code ("GBCC") provides that a corporation may indemnify a director against liability incurred if (1) the director conducted himself or herself in good faith and (2) the director reasonably believed that (i) in the case of conduct in such director's capacity as a director, the conduct was in the best interests of the corporation, (ii) in all other cases, the conduct was at least not opposed to the best interests of the corporation, and (iii) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director's capacity as a director. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, an appropriate court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director even if the director has not met the relevant standard of conduct set forth Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. Section 14-2-852 of the GBCC provides that, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding. Section 14-2-853 of the GBCC permits a corporation to pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition so long as such director provides a written affirmation of good faith belief that he has met the standard of conduct and an undertaking to repay such amount if it is ultimately determined that he is not entitled to indemnification.

        Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer of the corporation to the same extent as a director. If the officer is not a director, (or if the officer is a director but the sole basis on which such person is made a party to the proceeding is an act or omission solely as an officer) to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes (i) appropriation, in violation of such person's duties, of any business opportunity of the corporation, (ii) acts or omissions that involve intentional misconduct or a knowing violation of law, or (iii) the types of liability associated with unlawful distributions, or (iv) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors or contract.

        The Bylaws of Globe Telecommunications, Inc. provide that any person who is or was party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of Globe Telecommunications, Inc. or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Globe Telecommunications, Inc., shall be indemnified by the corporation against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection the defense or settlement of such action, if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or in any criminal action, had no reasonable cause to believe his conduct was unlawful.

        Pursuant to Globe Telecommunication, Inc.'s Bylaws, determination of the right to such indemnification may be made, at the option of such person, pursuant to the procedure set forth in the Bylaws or by any of the following: (i) order of the court having jurisdiction over the action; (ii) resolution of a majority of a quorum of the Board (without counting directors who have incurred expenses in connection with the action); (iii) resolution of a majority of a quorum of the stockholders entitled to vote at any meeting; or (iv) order of any court having jurisdiction over Globe Telecommunications, Inc. Any such determination that a payment should be made shall be binding on the corporation. The Bylaws further provide that the right of indemnification shall not be exclusive of any other right such directors, officers, employees and other persons may have, including rights under the Bylaws, agreement, vote of stockholders, law, insurance or otherwise.

        The Bylaws of Knology of the Valley, Inc. provide that the corporation will indemnify any individual who is party a proceeding because he or she was a director or officer against liability incurred in the proceeding if he or she (1) conducted himself or herself in good faith and (2) reasonably believed that (i) in the case of conduct in his or her official capacity, the conduct was in the best interests of the corporation, (ii) in all other cases, the conduct was at least not opposed to the best interests of the corporation, and (iii) in a criminal proceeding, that he or she had no reasonable cause to believe such conduct was unlawful. The Bylaws of Knology of the Valley, Inc. further provide that the corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under the Bylaws, or in connection with any proceeding with respect to conduct for which such director or officer was adjudged liable on the basis that personal benefit was improperly received by such director or officer, whether or not involving action in such director or officer's official capacity. Notwithstanding the foregoing, an appropriate court may order the corporation to indemnify a director or officer if the standards set forth in the Bylaws, which are consistent with the GBCC are met. The Bylaws also require the corporation to pay for or reimburse the reasonable expenses incurred by a director or officer in advance of final disposition so long as such director or officer provides a written affirmation of his or her good faith belief that he or she has met the standard of conduct and an undertaking to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. Finally, the Bylaws provide that Knology of the Valley, Inc. may also indemnify and advance expenses to an employee or agent who is not a director or officer to the extent, consistent with public policy that may be provided by the Bylaws.

        Globe Telecommunications, Inc. and Knology of the Valley, Inc. maintain insurance insuring their directors and officers against certain liabilities that they might incur as directors or officers.

Indiana LLC

        Sigecom, LLC is a limited liability company organized under the laws of the State of Indiana.

        Section 23-18-4-4 of the Indiana Code provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        The Operating Agreement of Sigecom, LLC does not provide for member or manager indemnification. The Operating Agreement provides that members and managers shall not have any liability for the obligations and liabilities of the company except to the extent permitted by the Indiana Code.

        Sigecom, LLC maintains insurance insuring its managers and officers against certain liabilities that they might incur as managers and officers.

South Dakota Corporations

        Knology Community Telephone, Inc., Black Hills Fiber Systems, Inc. and Knology of the Plains, Inc. are corporations organized under the laws of the State of South Dakota.

        Section 47-1A-851 of the South Dakota Business Corporation Act ("SDBCA") provides that a corporation may indemnify a director who is a party to a proceeding by reason of being a director against liability incurred in the proceeding if the director acted in good faith and reasonably believed (i) in the case of conduct in an official capacity, the conduct was in the best interests of the corporation, and (ii) in all other cases, that the conduct was at least not opposed to the best interests of the corporation. In the case of any criminal proceeding, a corporation may indemnify a director who is a party to a proceeding by reason of being a director against liability incurred in the proceeding if the director had no reasonable cause to believe the conduct was unlawful. Section 47-1A-851.1 of the SDBCA provides that, unless ordered by a court, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 47-1A-851, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in such director's official capacity. Notwithstanding the foregoing, pursuant to Section 47-1A-854 of the SDBCA, upon application of a director who is a party to a proceeding by reason of being a director, an appropriate court shall (i) order a corporation to indemnify a director if it determines the director is entitled to mandatory indemnification under SDCL 47-1A-852, or (ii) order a corporation to indemnify or advance expenses to a director if such court determines that a director is entitled to such pursuant to a provision authorized by Section 47-1A-858, or (iii) order a corporation to indemnify or advance expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to (a) Indemnify the Director, or (b) advance expenses to the director, even if the director has not met the relevant standard of conduct set forth Section 47-1A-851, failed to comply with Section 47-1A-853, or was adjudged liable in a proceeding referred to in Section 47-1A-851.1(1) or (2), but if the director was adjudged so liable the indemnification is limited to reasonable expenses incurred in connection with the proceeding. If the court determines that the director is entitled to indemnification under subpart (i) of the previous sentence, or to indemnification or advance for expenses under subpart (ii) of the previous sentence, the court shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses; and if the court determines that the director is entitled to indemnification or advance for expenses under subpart (iii) of the previous sentence, the court may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses. Section 47-1A-852 of the SDBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party by reason of being a director of the corporation, against reasonable expenses incurred in connection with the proceeding.

        Section 47-1A-851 of the South Dakota Business Corporation Act ("SDBCA") provides that a corporation may indemnify a director against liability incurred if the director acted in good faith and reasonably believed (i) in the case of conduct in such director's capacity as a director, the conduct was in the best interests of the corporation, (ii) in all other cases, such director's conduct was at least not opposed to the best interests of the corporation, and (iii) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Section 47-1A-851.1 of the SDBCA provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 47-1A-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in such director's capacity as a director. Notwithstanding the foregoing, pursuant to Section 47-1A-854 of the SDBCA, an appropriate court may order a corporation to indemnify a director if it determines the director is entitled to mandatory indemnification, or to indemnify or advance expenses to a director if such court determines that a director is entitled to such pursuant to a provision authorized by Section 47-1A-858, or to indemnify or advance expenses, if the court determines, in view of all the relevant circumstances, that it is fair and reasonable, even if the director has not met the relevant standard of conduct set forth Section 47-1A-851, failed to comply with Section 47-1A-853, or was adjudged liable in a proceeding referred to in Section 47-1A-851.1(1) or (2), but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. Section 47-1A-852 of the SDBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

        Section 47-1A-856 of the SDBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent as a director. If the officer is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred, (ii) liability arising out of conduct that constitutes (1) receipt of a financial benefit to which the officer is not entitled, (2) intentional infliction of harm on the corporation or its shareholders or (3) an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 47-1A-852 of the SDBCA and may apply to a court under Section 47-1A-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled. The provisions of Section 47-1A-850 to 47-1A-859 do not limit a corporation's power to indemnify and advance expenses, or provide or maintain insurance on behalf of an employee or agent, noting, however, that a corporation may provide indemnification or advance expenses to a director or officer only as permitted by Section 47-1A-850 to 47-1A-859.

        The Bylaws of Knology Community Telephone, Inc. provide that any person who is or was party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that such person is or was a director or executive officer of Knology Community Telephone, Inc., or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Knology Community Telephone, Inc., shall be indemnified against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or in any criminal action, had no reasonable cause to believe his conduct was unlawful. Knology Community Telephone, Inc. shall also indemnify directors or executive officers in suits by or in the right of the corporation for expenses (including attorneys' fees) and amounts paid in settlement actually and reasonable incurred if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation will not indemnify a director or executive officer in such action in which such person has been found liable to the corporation except to the extent ordered by a court. Persons who are not directors or executive officers may be indemnified to the extent authorized at any time by the Board.

        Pursuant to Knology Community Telephone, Inc.'s Bylaws, indemnification shall be made by the corporation only upon the determination that indemnification is proper because the person met the applicable standard of conduct. The determination will be made by (i) resolution of a majority of a quorum of the Board (without counting directors who have incurred expenses in connection with the action; (ii) independent legal counsel; or (iii) the shareholders (not counting votes of shares held by directors, officers, employees or agents who are or are threatened to be made parties to such action). The Bylaws further provide that the right of indemnification shall not be exclusive of any other right such directors, officers, employees and other persons may have, including rights under the Bylaws, agreement, vote of shareholders, or otherwise.

        The Bylaws of Black Hills Fiber Systems, Inc. provide that any person who is or was party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that such person is or was a director or officer of Black Hills Fiber Systems, Inc., or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Black Hills Fiber Systems, Inc., shall be indemnified against costs, charges and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection the defense or settlement of such action, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or in any criminal action, had no reasonable cause to believe his conduct was unlawful. Black Hills Fiber Systems, Inc. shall also indemnify directors or officers in suits by or in the right of the corporation for costs, charges and expenses (including attorneys' fees) and amounts paid in settlement actually and reasonable incurred if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation will not indemnify a director or officer in such action in which such person has been found liable to the corporation except to the extent ordered by a court.

        Pursuant to Black Hills Fiber Systems, Inc.'s Bylaws, indemnification shall be made by the corporation unless a determination is made by (i) the Board (not including directors who were parties to the action; (ii) independent legal counsel; or (iii) the shareholders, that indemnification is not proper because the person has not met the applicable standard of conduct. Payment of expenses in advance of final disposition shall be made only upon receipt of an undertaking by the director or officer to repay all amounts if it is ultimately determined that such director or officer was not entitled to indemnification, and for employees or agents, only as the Board deems appropriate. The Bylaws further provide that Black Hills Fiber System, Inc. shall not be obligated to reimburse the cost of any settlement to which it has not agreed, and if the person to be indemnified shall have failed to enter into a settlement offered, the indemnification obligation of the corporation shall not exceed the total amount at which settlement could have been made and expenses incurred prior to the time such settlement could have been effected. The right of indemnification set forth in Black Hills Fiber System, Inc.'s Bylaws is not exclusive of any other right a director, officer, employees or agent may have under any law, agreement, vote of shareholders, or otherwise.

        The Bylaws of Knology of the Plains, Inc. provide that any person who is or was party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of Knology of the Plains, Inc., or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Knology of the Plains, Inc., shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection the defense or settlement of such action, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or in any criminal action, had no reasonable cause to believe his conduct was unlawful. Knology of the Plains, Inc. shall also indemnify directors, officers, employees or agents in suits by or in the right of the corporation for expenses (including attorneys' fees) and amounts paid in settlement actually and reasonable incurred if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation will not indemnify a director, officer, employee or agent in such action in which such person has been found liable for negligence or misconduct except to the extent ordered by a court.

        Pursuant to Knology of the Plains, Inc.'s Bylaws, indemnification shall be made by the corporation only upon a determination that indemnification is proper because the person has met the applicable standard of conduct. Such determination is to be made by (i) the Board (not including directors who were parties to the action); (ii) independent legal counsel; or (iii) the shareholders. Payment of expenses in advance of final disposition shall be made only upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts if it is ultimately determined that such director, officer, employee or agent was not entitled to indemnification. The right of indemnification set forth in Knology of the Plains, Inc.'s Bylaws is not exclusive of any other right a director, officer, employees or agent may have under any Bylaws, law, agreement, vote of shareholders, or otherwise.

        Knology Community Telephone, Inc., Black Hills Fiber System, Inc. and Knology of the Plains, Inc. maintain insurance insuring their directors and officers against certain liabilities that they might incur as directors or officers.

South Dakota LLC

        Knology of the Black Hills, LLC is a limited liability company organized under the laws of the State of South Dakota.

        Section 47-34A-403(a) of the South Dakota Uniform Limited Liability Act ("SDULLA") provides that a limited liability company shall reimburse a member or a manager for payments made and indemnify a member or manager for liabilities incurred by them in the ordinary course of the business of the company or for the preservation of its business or property.

        The Operating Agreement of Knology of the Black Hills, LLC provides that the company shall indemnify each member against claims, liabilities, expenses (including reasonable costs associated with defense of an action) incurred by a member as a result of the actions of such member on behalf of the company, including those events set forth in Section 47-34A-303 of the SDULLA. The Agreement further provides that Knology of the Black Hills, LLC shall indemnify each member for acts which are allowed for and consistent with the terms of the Operating Agreement, Articles and South Dakota law and, only if a member acts without authority will he or she be personally obligated for any responsibility or liability incurred as a result.

        Knology of the Black Hills, LLC maintains insurance insuring its managers and officers against certain liabilities that they might incur as managers and officers.

Item 21.    Exhibits and Financial Statement Schedules

  (a)
  The following exhibits are filed with this registration statement:

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, by and among WideOpenWest Finance, LLC, Kingston Merger Sub, Inc. and Knology, Inc., dated as of April 18, 2012	S-4	333-187850	2.1	4/10/2013
3.1	Amended and Restated Articles of Organization of WideOpenWest Finance, LLC	S-4	333-187850	3.1	4/10/2013
3.2	Second Amended and Restated Limited Liability Company Agreement of WideOpenWest Finance, LLC, dated as of July 17, 2012	S-4	333-187850	3.2	4/10/2013
3.3	Certificate of Incorporation of WideOpenWest Capital Corp.	S-4	333-187850	3.3	4/10/2013
3.4	Bylaws of WideOpenWest Capital Corp.	S-4	333-187850	3.4	4/10/2013
3.5	Certificate of Formation of WideOpenWest Networks, LLC	S-4	333-187850	3.5	4/10/2013
3.6	Amended and Restated Limited Liability Company Agreement of WideOpenWest Networks, LLC	S-4	333-187850	3.6	4/10/2013
3.7	Certificate of Formation of WideOpenWest Michigan, LLC	S-4	333-187850	3.7	4/10/2013
3.8	Amended and Restated Limited Liability Company Agreement of WideOpenWest Michigan, LLC	S-4	333-187850	3.8	4/10/2013
3.9	Certificate of Formation of WideOpenWest Ohio, LLC	S-4	333-187850	3.9	4/10/2013
3.10	Amended and Restated Limited Liability Company Agreement of WideOpenWest Ohio, LLC	S-4	333-187850	3.10	4/10/2013
3.11	Certificate of Formation of WideOpenWest Illinois, LLC	S-4	333-187850	3.11	4/10/2013
3.12	Amended and Restated Limited Liability Company Agreement of WideOpenWest Illinois, LLC	S-4	333-187850	3.12	4/10/2013
3.13	Certificate of Formation of WideOpenWest Cleveland LLC	S-4	333-187850	3.13	4/10/2013

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.14	Amended and Restated Limited Liability Company Agreement of WideOpenWest Cleveland LLC	S-4	333-187850	3.14	4/10/2013
3.15	Certificate of Organization of Sigecom, LLC	S-4	333-187850	3.15	4/10/2013
3.16	Amended and Restated Limited Liability Company Agreement of Sigecom, LLC	S-4	333-187850	3.16	4/10/2013
3.17	Certificate of Formation of WideOpenWest Mid-Michigan Holdings, LLC	S-4	333-187850	3.17	4/10/2013
3.18	Limited Liability Company Agreement of WideOpenWest Mid-Michigan Holdings, LLC	S-4	333-187850	3.18	4/10/2013
3.19	Certificate of Formation of WideOpenWest Mid-Michigan, LLC	S-4	333-187850	3.19	4/10/2013
3.20	Limited Liability Company Agreement of WideOpenWest Mid-Michigan, LLC	S-4	333-187850	3.20	4/10/2013
3.21	Certificate of Incorporation of Kite Parent Corp.	S-4	333-187850	3.21	4/10/2013
3.22	Bylaws of Kite Parent Corp.	S-4	333-187850	3.22	4/10/2013
3.23	Restated Certificate of Incorporation of Knology, Inc.	S-4	333-187850	3.23	4/10/2013
3.24	Bylaws of Knology, Inc.	S-4	333-187850	3.24	4/10/2013
3.25	Amended and Restated Articles of Incorporation of Knology of Montgomery, Inc.	S-4	333-187850	3.25	4/10/2013
3.26	Amended and Restated Bylaws of Knology of Montgomery, Inc.	S-4	333-187850	3.26	4/10/2013
3.27	Articles of Incorporation of Knology Total Communications, Inc.	S-4	333-187850	3.27	4/10/2013
3.28	Bylaws of Knology Total Communications, Inc.	S-4	333-187850	3.28	4/10/2013
3.29	Articles of Incorporation of Knology of the Wiregrass, Inc.	S-4	333-187850	3.29	4/10/2013
3.30	Bylaws of Knology of the Wiregrass, Inc.	S-4	333-187850	3.30	4/10/2013
3.31	Certificate of Incorporation of Wiregrass Telcom, Inc.	S-4	333-187850	3.31	4/10/2013
3.32	Bylaws of Wiregrass Telcom, Inc.	S-4	333-187850	3.32	4/10/2013

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.33	Articles of Incorporation of Communications One, Inc.	S-4	333-187850	3.33	4/10/2013
3.34	Bylaws of Communications One, Inc.	S-4	333-187850	3.34	4/10/2013
3.35	Articles of Organization of Valley Telephone Co., LLC	S-4	333-187850	3.35	4/10/2013
3.36	Operating Agreement of Valley Telephone Co., LLC	S-4	333-187850	3.36	4/10/2013
3.37	Amended and Restated Certificate of Incorporation of Knology Broadband, Inc.	S-4	333-187850	3.37	4/10/2013
3.38	Amended and Restated Bylaws of Knology Broadband, Inc.	S-4	333-187850	3.38	4/10/2013
3.39	Certificate of Incorporation of Knology Data Center Services, Inc.	S-4	333-187850	3.39	4/10/2013
3.40	Amended and Restated Bylaws of Knology Data Center Services, Inc.	S-4	333-187850	3.40	4/10/2013
3.41	Certificate of Incorporation of Knology of Central Florida, Inc.	S-4	333-187850	3.41	4/10/2013
3.42	Bylaws of Knology of Central Florida, Inc.	S-4	333-187850	3.42	4/10/2013
3.43	Certificate of Incorporation of Knology Provider Solutions Group, Inc.	S-4	333-187850	3.43	4/10/2013
3.44	Bylaws of Knology Provider Solutions Group, Inc.	S-4	333-187850	3.44	4/10/2013
3.45	Certificate of Incorporation of Knology of Alabama, Inc.	S-4	333-187850	3.45	4/10/2013
3.46	Bylaws of Knology of Alabama, Inc.	S-4	333-187850	3.46	4/10/2013
3.47	Certificate of Incorporation of Knology of Augusta, Inc.	S-4	333-187850	3.47	4/10/2013
3.48	Bylaws of Knology of Augusta, Inc.	S-4	333-187850	3.48	4/10/2013
3.49	Certificate of Incorporation of Knology of Charleston, Inc.	S-4	333-187850	3.49	4/10/2013
3.50	Bylaws of Knology of Charleston, Inc.	S-4	333-187850	3.50	4/10/2013
3.51	Certificate of Incorporation of Knology of Columbus, Inc.	S-4	333-187850	3.51	4/10/2013
3.52	Amended and Restated Bylaws of Knology of Columbus, Inc.	S-4	333-187850	3.52	4/10/2013
3.53	Certificate of Incorporation of Knology of Georgia, Inc.	S-4	333-187850	3.53	4/10/2013
3.54	Bylaws of Knology of Georgia, Inc.	S-4	333-187850	3.54	4/10/2013

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.55	Certificate of Incorporation of Knology of Huntsville, Inc.	S-4	333-187850	3.55	4/10/2013
3.56	Bylaws of Knology of Huntsville, Inc.	S-4	333-187850	3.56	4/10/2013
3.57	Certificate of Incorporation of Knology of Kentucky, Inc.	S-4	333-187850	3.57	4/10/2013
3.58	Bylaws of Knology of Kentucky, Inc.	S-4	333-187850	3.58	4/10/2013
3.59	Certificate of Incorporation of Knology of Knoxville, Inc.	S-4	333-187850	3.59	4/10/2013
3.60	Bylaws of Knology of Knoxville, Inc.	S-4	333-187850	3.60	4/10/2013
3.61	Certificate of Incorporation of Knology of Nashville, Inc.	S-4	333-187850	3.61	4/10/2013
3.62	Bylaws of Knology of Nashville, Inc.	S-4	333-187850	3.62	4/10/2013
3.63	Certification of Incorporation of Knology of South Carolina, Inc.	S-4	333-187850	3.63	4/10/2013
3.64	Bylaws of Knology of South Carolina, Inc.	S-4	333-187850	3.64	4/10/2013
3.65	Certificate of Incorporation of Knology of South Dakota, Inc.	S-4	333-187850	3.65	4/10/2013
3.66	Bylaws of Knology of South Dakota, Inc.	S-4	333-187850	3.66	4/10/2013
3.67	Certificate of Incorporation of Knology of Tennessee, Inc.	S-4	333-187850	3.67	4/10/2013
3.68	Bylaws of Knology of Tennessee, Inc.	S-4	333-187850	3.68	4/10/2013
3.69	Certificate of Incorporation of Knology of Kansas, Inc.	S-4	333-187850	3.69	4/10/2013
3.70	Bylaws of Knology of Kansas, Inc.	S-4	333-187850	3.70	4/10/2013
3.71	Restated Certificate of Incorporation of ITC Globe, Inc.	S-4	333-187850	3.71	4/10/2013
3.72	Bylaws of ITC Globe, Inc.	S-4	333-187850	3.72	4/10/2013
3.73	Certificate of Formation of Knology of Florida, LLC	S-4	333-187850	3.73	4/10/2013
3.74	Operating Agreement of Knology of Florida, LLC	S-4	333-187850	3.74	4/10/2013
3.75	Certificate of Formation of BHFC Publishing, LLC	S-4	333-187850	3.75	4/10/2013
3.76	Operating Agreement of BHFC Publishing, LLC	S-4	333-187850	3.76	4/10/2013
3.77	Articles of Incorporation of Globe Telecommunications, Inc.	S-4	333-187850	3.77	4/10/2013

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.78	Bylaws of Globe Telecommunications, Inc.	S-4	333-187850	3.78	4/10/2013
3.79	Articles of Incorporation of Knology of the Valley, Inc.	S-4	333-187850	3.79	4/10/2013
3.80	Bylaws of Knology of the Valley, Inc.	S-4	333-187850	3.80	4/10/2013
3.81	Articles of Incorporation of Knology Community Telephone, Inc.	S-4	333-187850	3.81	4/10/2013
3.82	Bylaws of Knology Community Telephone, Inc.	S-4	333-187850	3.82	4/10/2013
3.83	Articles of Incorporation of Black Hills Fiber Systems, Inc.	S-4	333-187850	3.83	4/10/2013
3.84	Bylaws of Black Hills Fiber Systems, Inc.	S-4	333-187850	3.84	4/10/2013
3.85	Articles of Incorporation of Knology of the Plains, Inc.	S-4	333-187850	3.85	4/10/2013
3.86	Restated Bylaws of Knology of the Plains, Inc.	S-4	333-187850	3.86	4/10/2013
3.87	Articles of Organization of Knology of the Black Hills, LLC	S-4	333-187850	3.87	4/10/2013
3.88	Operating Agreement of Knology of the Black Hills, LLC	S-4	333-187850	3.88	4/10/2013
3.89	Certificate of Formation of WOW Business Services, LLC					*
3.90	Operating Agreement of WOW Business Services, LLC					*
4.1	Senior Note Indenture, dated as of July 17, 2012, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent	S-4	333-187850	4.1	4/10/2013
4.2	Form of Senior Note (included in Exhibit 4.1)	S-4	333-187850	4.2	4/10/2013
4.3	Senior Subordinated Note Indenture, dated as of July 17, 2011, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent	S-4	333-187850	4.3	4/10/2013
4.4	Form of Senior Subordinated Note (included in Exhibit 4.3)	S-4	333-187850	4.4	4/10/2013

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.5	First Supplemental Indenture, dated as of April 1, 2014, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent					*
4.6	Registration Rights Agreement, dated as of April 1, 2014, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., Credit Suisse Securities (USA) LLC, and JP Morgan Securities LLC					*
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP					*
5.2	Opinion of Wilkerson & Bryan, P.C.					*
5.3	Opinion of Alston & Bird LLP					*
5.4	Opinion of Lewis & Kappes, P.C.					*
5.5	Opinion of Cutler & Donahoe, LLP					*
10.1	Employment Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Steven Cochran	8-K	333-187850	10.2	2/5/2014
10.2	Letter Agreement of Employment, dated as of April 27, 2006, by and between Racecar Holdings, LLC and Cathy Kuo	S-4	333-187850	10.3	4/10/2013
10.3	Letter Agreement of Employment, dated as of May 1, 2006, by and between Racecar Holdings, LLC and Craig Martin	S-4	333-187850	10.4	4/10/2013
10.4	Letter Agreement of Employment, dated as of March 14, 2008, by and between WideOpenWest Finance, LLC and Cash Hagen	S-4	333-187850	10.5	4/10/2013
10.5	Chairwoman Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Colleen Abdoulah	8-K	333-187850	10.1	2/5/2014

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.6	Amended and Restated Members Agreement, dated as of July 17, 2012, by and among Racecar Holdings, LLC, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., Avista Capital Partners III, L.P., Avista Capital Partners (Offshore) III, L.P., ACP Racecar Co-Invest, LLC, each of the other Members (as defined herein), and for purposes of the Information Recipient Provisions only, the Information Recipients	S-4	333-187850	10.7	4/10/2013
10.7
	Registration Agreement, dated as of May 1, 2006, by and among Racecar Holdings, LLC, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., North American Strategic Partners, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Lincoln National Life Insurance Company, Co-Investment Partners 2005, L.P., and Co-Investment Partners (NY), L.P., Parinvest SAS and Enac Ventures LLC, Macro Continental, Inc. and Boscolo Intervest Limited, MKMB Corporation, certain members of the management who have made an investment in Racecar Holdings, LLC	S-4	333-187850	10.8	4/10/2013
10.8	Amendment No. 1 to Registration Agreement, dated as of May 1, 2006, by and between Racecar Holdings, LLC and certain of its members	S-4	333-187850	10.9	4/10/2013
10.9	Amended and Restated Financial Advisory Agreement, dated as of July 17, 2012, by and between Avista Capital Holdings, LP and Racecar Holdings, LLC	S-4	333-187850	10.10	4/10/2013
10.10	First Amendment to Credit Agreement dated as of April 1, 2013, by and between WideOpenWest Finance, LLC and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent	S-4	333-187850	10.11	4/10/2013

Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.11	Second Amendment to Credit Agreement, dated as of April 1, 2013, by and between WideOpenWest Finance, LLC and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent	10-K	333-187850	10.6	3/17/2014
10.12	Letter Agreement of Employment, dated as of January 7, 2013, by and between WideOpenWest Networks, LLC and Richard E. Fish, Jr.	S-4	333-187850	10.6	4/10/2013
12	Computation of Ratio of Earnings to Fixed Charges					*
21.1	List of Subsidiaries					*
23.1	Consent of BDO LLP					*
23.2	Consent of Pricewaterhouse Coopers LLP					*
23.3	Consent of Honigman Miller Schwartz and Cohn LLP (contained in their opinion filed as Exhibit 5.1)					*
23.4	Consent of Wilkerson & Bryan, P.C. (contained in their opinion filed as Exhibit 5.2)					*
23.5	Consent of Alston & Bird LLP (contained in their opinion filed as Exhibit 5.3)					*
23.6	Consent of Lewis & Kappes, P.C. (contained in their opinion filed as Exhibit 5.4)					*
23.7	Consent of Cutler & Donahoe, LLP (contained in their opinion filed as Exhibit 5.5)					*
24	Power of Attorney (included in the signatures)					*
25	Statement of Eligibility of Wilmington Trust, National Association, as trustee, on Form T-1					*
99	Form of Letter of Transmittal					*

*
Filed herewith.

**
Furnished herewith.
  (b)
  Financial Statement Schedules

        All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.    Undertakings

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   Each of the undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST FINANCE, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST NETWORKS, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST MICHIGAN, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST OHIO, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST ILLINOIS, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST CLEVELAND, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

SIGECOM, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST MID-MICHIGAN HOLDINGS, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIDEOPENWEST MID-MICHIGAN, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KITE PARENT CORP.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF MONTGOMERY, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY TOTAL COMMUNICATIONS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF THE WIREGRASS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WIREGRASS TELCOM, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

COMMUNICATIONS ONE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

VALLEY TELEPHONE CO., LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY BROADBAND, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY DATA CENTER SERVICES, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF CENTRAL FLORIDA, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY PROVIDER SOLUTIONS GROUP, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF ALABAMA, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF AUGUSTA, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF CHARLESTON, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF COLUMBUS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF GEORGIA, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF HUNTSVILLE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF KENTUCKY, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF KNOXVILLE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF NASHVILLE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF SOUTH CAROLINA, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF SOUTH DAKOTA, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF TENNESSEE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF KANSAS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

ITC GLOBE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF FLORIDA, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

BHFC PUBLISHING, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

GLOBE TELECOMMUNICATIONS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF THE VALLEY, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY COMMUNITY TELEPHONE, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

BLACK HILLS FIBER SYSTEMS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF THE PLAINS, INC.
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Director
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

KNOLOGY OF THE BLACK HILLS, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of June, 2014.

WOW BUSINESS SERVICES, LLC
By:	/s/ STEVEN COCHRAN
	Name:	Steven Cochran
	Title:	Chief Executive Officer and Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard E. Fish, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ STEVEN COCHRAN Steven Cochran	Chief Executive Officer and Manager
/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Chief Financial Officer and Manager (principal financial and accounting officer)

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, by and among WideOpenWest Finance, LLC, Kingston Merger Sub, Inc. and Knology, Inc., dated as of April 18, 2012	S-4	333-187850	2.1	4/10/2013
3.1	Amended and Restated Articles of Organization of WideOpenWest Finance, LLC	S-4	333-187850	3.1	4/10/2013
3.2	Second Amended and Restated Limited Liability Company Agreement of WideOpenWest Finance, LLC, dated as of July 17, 2012	S-4	333-187850	3.2	4/10/2013
3.3	Certificate of Incorporation of WideOpenWest Capital Corp.	S-4	333-187850	3.3	4/10/2013
3.4	Bylaws of WideOpenWest Capital Corp.	S-4	333-187850	3.4	4/10/2013
3.5	Certificate of Formation of WideOpenWest Networks, LLC	S-4	333-187850	3.5	4/10/2013
3.6	Amended and Restated Limited Liability Company Agreement of WideOpenWest Networks, LLC	S-4	333-187850	3.6	4/10/2013
3.7	Certificate of Formation of WideOpenWest Michigan, LLC	S-4	333-187850	3.7	4/10/2013
3.8	Amended and Restated Limited Liability Company Agreement of WideOpenWest Michigan, LLC	S-4	333-187850	3.8	4/10/2013
3.9	Certificate of Formation of WideOpenWest Ohio, LLC	S-4	333-187850	3.9	4/10/2013
3.10	Amended and Restated Limited Liability Company Agreement of WideOpenWest Ohio, LLC	S-4	333-187850	3.10	4/10/2013
3.11	Certificate of Formation of WideOpenWest Illinois, LLC	S-4	333-187850	3.11	4/10/2013
3.12	Amended and Restated Limited Liability Company Agreement of WideOpenWest Illinois, LLC	S-4	333-187850	3.12	4/10/2013
3.13	Certificate of Formation of WideOpenWest Cleveland LLC	S-4	333-187850	3.13	4/10/2013
3.14	Amended and Restated Limited Liability Company Agreement of WideOpenWest Cleveland LLC	S-4	333-187850	3.14	4/10/2013

1

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.15	Certificate of Organization of Sigecom, LLC	S-4	333-187850	3.15	4/10/2013
3.16	Amended and Restated Limited Liability Company Agreement of Sigecom, LLC	S-4	333-187850	3.16	4/10/2013
3.17	Certificate of Formation of WideOpenWest Mid-Michigan Holdings, LLC	S-4	333-187850	3.17	4/10/2013
3.18	Limited Liability Company Agreement of WideOpenWest Mid-Michigan Holdings, LLC	S-4	333-187850	3.18	4/10/2013
3.19	Certificate of Formation of WideOpenWest Mid-Michigan, LLC	S-4	333-187850	3.19	4/10/2013
3.20	Limited Liability Company Agreement of WideOpenWest Mid-Michigan, LLC	S-4	333-187850	3.20	4/10/2013
3.21	Certificate of Incorporation of Kite Parent Corp.	S-4	333-187850	3.21	4/10/2013
3.22	Bylaws of Kite Parent Corp.	S-4	333-187850	3.22	4/10/2013
3.23	Restated Certificate of Incorporation of Knology, Inc.	S-4	333-187850	3.23	4/10/2013
3.24	Bylaws of Knology, Inc.	S-4	333-187850	3.24	4/10/2013
3.25	Amended and Restated Articles of Incorporation of Knology of Montgomery, Inc.	S-4	333-187850	3.25	4/10/2013
3.26	Amended and Restated Bylaws of Knology of Montgomery, Inc.	S-4	333-187850	3.26	4/10/2013
3.27	Articles of Incorporation of Knology Total Communications, Inc.	S-4	333-187850	3.27	4/10/2013
3.28	Bylaws of Knology Total Communications, Inc.	S-4	333-187850	3.28	4/10/2013
3.29	Articles of Incorporation of Knology of the Wiregrass, Inc.	S-4	333-187850	3.29	4/10/2013
3.30	Bylaws of Knology of the Wiregrass, Inc.	S-4	333-187850	3.30	4/10/2013
3.31	Certificate of Incorporation of Wiregrass Telcom, Inc.	S-4	333-187850	3.31	4/10/2013
3.32	Bylaws of Wiregrass Telcom, Inc.	S-4	333-187850	3.32	4/10/2013
3.33	Articles of Incorporation of Communications One, Inc.	S-4	333-187850	3.33	4/10/2013
3.34	Bylaws of Communications One, Inc.	S-4	333-187850	3.34	4/10/2013

2

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.35	Articles of Organization of Valley Telephone Co., LLC	S-4	333-187850	3.35	4/10/2013
3.36	Operating Agreement of Valley Telephone Co., LLC	S-4	333-187850	3.36	4/10/2013
3.37	Amended and Restated Certificate of Incorporation of Knology Broadband, Inc.	S-4	333-187850	3.37	4/10/2013
3.38	Amended and Restated Bylaws of Knology Broadband, Inc.	S-4	333-187850	3.38	4/10/2013
3.39	Certificate of Incorporation of Knology Data Center Services, Inc.	S-4	333-187850	3.39	4/10/2013
3.40	Amended and Restated Bylaws of Knology Data Center Services, Inc.	S-4	333-187850	3.40	4/10/2013
3.41	Certificate of Incorporation of Knology of Central Florida, Inc.	S-4	333-187850	3.41	4/10/2013
3.42	Bylaws of Knology of Central Florida, Inc.	S-4	333-187850	3.42	4/10/2013
3.43	Certificate of Incorporation of Knology Provider Solutions Group, Inc.	S-4	333-187850	3.43	4/10/2013
3.44	Bylaws of Knology Provider Solutions Group, Inc.	S-4	333-187850	3.44	4/10/2013
3.45	Certificate of Incorporation of Knology of Alabama, Inc.	S-4	333-187850	3.45	4/10/2013
3.46	Bylaws of Knology of Alabama, Inc.	S-4	333-187850	3.46	4/10/2013
3.47	Certificate of Incorporation of Knology of Augusta, Inc.	S-4	333-187850	3.47	4/10/2013
3.48	Bylaws of Knology of Augusta, Inc.	S-4	333-187850	3.48	4/10/2013
3.49	Certificate of Incorporation of Knology of Charleston, Inc.	S-4	333-187850	3.49	4/10/2013
3.50	Bylaws of Knology of Charleston, Inc.	S-4	333-187850	3.50	4/10/2013
3.51	Certificate of Incorporation of Knology of Columbus, Inc.	S-4	333-187850	3.51	4/10/2013
3.52	Amended and Restated Bylaws of Knology of Columbus, Inc.	S-4	333-187850	3.52	4/10/2013
3.53	Certificate of Incorporation of Knology of Georgia, Inc.	S-4	333-187850	3.53	4/10/2013
3.54	Bylaws of Knology of Georgia, Inc.	S-4	333-187850	3.54	4/10/2013
3.55	Certificate of Incorporation of Knology of Huntsville, Inc.	S-4	333-187850	3.55	4/10/2013
3.56	Bylaws of Knology of Huntsville, Inc.	S-4	333-187850	3.56	4/10/2013

3

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.57	Certificate of Incorporation of Knology of Kentucky, Inc.	S-4	333-187850	3.57	4/10/2013
3.58	Bylaws of Knology of Kentucky, Inc.	S-4	333-187850	3.58	4/10/2013
3.59	Certificate of Incorporation of Knology of Knoxville, Inc.	S-4	333-187850	3.59	4/10/2013
3.60	Bylaws of Knology of Knoxville, Inc.	S-4	333-187850	3.60	4/10/2013
3.61	Certificate of Incorporation of Knology of Nashville, Inc.	S-4	333-187850	3.61	4/10/2013
3.62	Bylaws of Knology of Nashville, Inc.	S-4	333-187850	3.62	4/10/2013
3.63	Certification of Incorporation of Knology of South Carolina, Inc.	S-4	333-187850	3.63	4/10/2013
3.64	Bylaws of Knology of South Carolina, Inc.	S-4	333-187850	3.64	4/10/2013
3.65	Certificate of Incorporation of Knology of South Dakota, Inc.	S-4	333-187850	3.65	4/10/2013
3.66	Bylaws of Knology of South Dakota, Inc.	S-4	333-187850	3.66	4/10/2013
3.67	Certificate of Incorporation of Knology of Tennessee, Inc.	S-4	333-187850	3.67	4/10/2013
3.68	Bylaws of Knology of Tennessee, Inc.	S-4	333-187850	3.68	4/10/2013
3.69	Certificate of Incorporation of Knology of Kansas, Inc.	S-4	333-187850	3.69	4/10/2013
3.70	Bylaws of Knology of Kansas, Inc.	S-4	333-187850	3.70	4/10/2013
3.71	Restated Certificate of Incorporation of ITC Globe, Inc.	S-4	333-187850	3.71	4/10/2013
3.72	Bylaws of ITC Globe, Inc.	S-4	333-187850	3.72	4/10/2013
3.73	Certificate of Formation of Knology of Florida, LLC	S-4	333-187850	3.73	4/10/2013
3.74	Operating Agreement of Knology of Florida, LLC	S-4	333-187850	3.74	4/10/2013
3.75	Certificate of Formation of BHFC Publishing, LLC	S-4	333-187850	3.75	4/10/2013
3.76	Operating Agreement of BHFC Publishing, LLC	S-4	333-187850	3.76	4/10/2013
3.77	Articles of Incorporation of Globe Telecommunications, Inc.	S-4	333-187850	3.77	4/10/2013
3.78	Bylaws of Globe Telecommunications, Inc.	S-4	333-187850	3.78	4/10/2013
3.79	Articles of Incorporation of Knology of the Valley, Inc.	S-4	333-187850	3.79	4/10/2013

4

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.80	Bylaws of Knology of the Valley, Inc.	S-4	333-187850	3.80	4/10/2013
3.81	Articles of Incorporation of Knology Community Telephone, Inc.	S-4	333-187850	3.81	4/10/2013
3.82	Bylaws of Knology Community Telephone, Inc.	S-4	333-187850	3.82	4/10/2013
3.83	Articles of Incorporation of Black Hills Fiber Systems, Inc.	S-4	333-187850	3.83	4/10/2013
3.84	Bylaws of Black Hills Fiber Systems, Inc.	S-4	333-187850	3.84	4/10/2013
3.85	Articles of Incorporation of Knology of the Plains, Inc.	S-4	333-187850	3.85	4/10/2013
3.86	Restated Bylaws of Knology of the Plains, Inc.	S-4	333-187850	3.86	4/10/2013
3.87	Articles of Organization of Knology of the Black Hills, LLC	S-4	333-187850	3.87	4/10/2013
3.88	Operating Agreement of Knology of the Black Hills, LLC	S-4	333-187850	3.88	4/10/2013
3.89	Certificate of Formation of WOW Business Services, LLC					*
3.90	Operating Agreement of WOW Business Services, LLC					*
4.1	Senior Note Indenture, dated as of July 17, 2012, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent	S-4	333-187850	4.1	4/10/2013
4.2	Form of Senior Note (included in Exhibit 4.1)	S-4	333-187850	4.2	4/10/2013
4.3	Senior Subordinated Note Indenture, dated as of July 17, 2011, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent	S-4	333-187850	4.3	4/10/2013
4.4	Form of Senior Subordinated Note (included in Exhibit 4.3)	S-4	333-187850	4.4	4/10/2013

5

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.5

First Supplemental Indenture, dated as of April 1, 2014, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., and the guarantors specified therein, and Wilmington Trust, National Association, as trustee and collateral agent

						*
4.6	Registration Rights Agreement, dated as of April 1, 2014, by and among WideOpenWest Finance, LLC, WideOpenWest Capital Corp., Credit Suisse Securities (USA) LLC, and JP Morgan Securities LLC					*
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP					*
5.2	Opinion of Wilkerson & Bryan, P.C.					*
5.3	Opinion of Alston & Bird LLP					*
5.4	Opinion of Lewis & Kappes, P.C.					*
5.5	Opinion of Cutler & Donahoe, LLP					*
10.1	Employment Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Steven Cochran	8-K	333-187850	10.2	2/5/2014
10.2	Letter Agreement of Employment, dated as of April 27, 2006, by and between Racecar Holdings, LLC and Cathy Kuo	S-4	333-187850	10.3	4/10/2013
10.3	Letter Agreement of Employment, dated as of May 1, 2006, by and between Racecar Holdings, LLC and Craig Martin	S-4	333-187850	10.4	4/10/2013
10.4	Letter Agreement of Employment, dated as of March 14, 2008, by and between WideOpenWest Finance, LLC and Cash Hagen	S-4	333-187850	10.5	4/10/2013
10.5	Chairwoman Agreement, dated as of February 3, 2014, by and among Racecar Holdings, LLC, WideOpenWest Networks, LLC and Colleen Abdoulah	8-K	333-187850	10.1	2/5/2014

6

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.6	Amended and Restated Members Agreement, dated as of July 17, 2012, by and among Racecar Holdings, LLC, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., Avista Capital Partners III, L.P., Avista Capital Partners (Offshore) III, L.P., ACP Racecar Co-Invest, LLC, each of the other Members (as defined herein), and for purposes of the Information Recipient Provisions only, the Information Recipients	S-4	333-187850	10.7	4/10/2013
10.7

Registration Agreement, dated as of May 1, 2006, by and among Racecar Holdings, LLC, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., North American Strategic Partners, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Lincoln National Life Insurance Company, Co-Investment Partners 2005, L.P., and Co-Investment Partners (NY), L.P., Parinvest SAS and Enac Ventures LLC, Macro Continental, Inc. and Boscolo Intervest Limited, MKMB Corporation, certain members of the management who have made an investment in Racecar Holdings, LLC

		S-4	333-187850	10.8	4/10/2013
10.8	Amendment No. 1 to Registration Agreement, dated as of May 1, 2006, by and between Racecar Holdings, LLC and certain of its members	S-4	333-187850	10.9	4/10/2013
10.9	Amended and Restated Financial Advisory Agreement, dated as of July 17, 2012, by and between Avista Capital Holdings, LP and Racecar Holdings, LLC	S-4	333-187850	10.10	4/10/2013
10.10	First Amendment to Credit Agreement dated as of April 1, 2013, by and between WideOpenWest Finance, LLC and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent	S-4	333-187850	10.11	4/10/2013

7

Incorporated by Reference
Exhibit Number						Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.11	Second Amendment to Credit Agreement, dated as of April 1, 2013, by and between WideOpenWest Finance, LLC and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent	10-K	333-187850	10.6	3/17/2014
10.12	Letter Agreement of Employment, dated as of January 7, 2013, by and between WideOpenWest Networks, LLC and Richard E. Fish, Jr.	S-4	333-187850	10.6	4/10/2013
12	Computation of Ratio of Earnings to Fixed Charges					*
21.1	List of Subsidiaries					*
23.1	Consent of BDO LLP					*
23.2	Consent of Pricewaterhouse Coopers LLP					*
23.3	Consent of Honigman Miller Schwartz and Cohn LLP (contained in their opinion filed as Exhibit 5.1)					*
23.4	Consent of Wilkerson & Bryan, P.C. (contained in their opinion filed as Exhibit 5.2)					*
23.5	Consent of Alston & Bird LLP (contained in their opinion filed as Exhibit 5.3)					*
23.6	Consent of Lewis & Kappes, P.C. (contained in their opinion filed as Exhibit 5.4)					*
23.7	Consent of Cutler & Donahoe, LLP (contained in their opinion filed as Exhibit 5.5)					*
24	Power of Attorney (included in the signatures)					*
25	Statement of Eligibility of Wilmington Trust, National Association, as trustee, on Form T-1					*
99	Form of Letter of Transmittal					*

*
Filed herewith.

**
Furnished herewith.

8